As filed with the Securities and Exchange Commission on May 31, 2022

Registration No. 333-265091

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	7900	99-0364697
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clubhouse Media Group, Inc.

3651 Lindell Road, D517

Las Vegas, Nevada 89103

Phone: (702) 479-3016

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amir Ben-Yohanan

Chief Executive Officer

Clubhouse Media Group, Inc.

3651 Lindell Road, D517

Las Vegas, Nevada 89103

Phone: (702) 479-3016

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, Florida 33401 Telephone: (561) 514-0936

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 31, 2022

32,119,498 SHARES OF COMMON STOCK

CLUBHOUSE MEDIA GROUP, INC.

This Prospectus (this “Prospectus”) relates to the offer and sale from time to time of up to 32,119,498 shares of common stock, par value $0.001 (“Common Stock”), of Clubhouse Media Group, Inc., a Nevada corporation (“we,” “us,” “our,” or the “Company”), by Peak One Opportunity Fund, L.P. (“Peak One” or the “Selling Securityholders”). We are registering the resale of up to 32,119,498 shares of Common Stock issuable to Peak One under an equity line in the amount of $15,000,000 (the “Equity Line”) established by the Equity Purchase Agreement, dated as of October 29, 2021 (“Equity Line”), between us and Peak One, as more fully described in this Prospectus. The resale of such shares by the Selling Securityholders pursuant to this Prospectus is referred to as the “Offering.”

We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders. We will, however, receive proceeds from our sale of our shares of Common Stock under the Equity Line to the Selling Securityholders.

The Equity Purchase Agreement with Peak One provides that Peak One is committed to purchase up to $15,000,000 (“Maximum Commitment Amount”) of our Common Stock over the course of the commitment period. Pursuant to the terms of the Equity Purchase Agreement, the commitment period will begin on the date of the Equity Purchase Agreement, and ending on the earlier of (i) the date on which Peak One shall have purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Peak One. (which shall not occur during any Valuation Period or at any time that Peak One holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Peak One for the Common Stock under the Equity Purchase Agreement shall be 95% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Peak One Opportunity Fund, L.P.

We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. The 32,119,498 shares of Common Stock included in this prospectus represent a portion of the Common Stock issuable to the Selling Securityholders under the Equity Purchase Agreement.

The Selling Securityholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholders may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Securityholders may sell the shares of Common Stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares of Common Stock, including legal and accounting fees. See “Plan of Distribution.”

Our Common Stock is currently quoted on the OTC Market Group, Inc.’s OTC Pink tier under the symbol “CMGR.” On May 16, 2022, the last reported sale price of our Common Stock was $0.0095.

Our principal executive offices are located at 3651 Lindell Road, D517, Las Vegas, Nevada 89103.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 13 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____________.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	our future financial performance;

●	changes in the market for our products and services;

●	our expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the level of demand for our products and services;

●	competition in our markets;

●	our ability to grow and manage growth profitably;

●	our ability to access additional capital;

●	changes in applicable laws or regulations;

●	our ability to attract and retain qualified personnel;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary of the prospectus highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, “Clubhouse Media,” the “Company,” “we,” “our,” “ours” or “us” refer to Clubhouse Media Group, Inc., a Nevada corporation, and its subsidiaries, including West of Hudson Group, Inc., a Delaware corporation, and its subsidiaries. Peak One Opportunity Fund, LP is referred to herein as “Peak One” or “Investor.”

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

BUSINESS OVERVIEW

We are an influencer-based social media firm and digital talent management agency. Our Company offers management, production and deal-making services to our handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Our management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

Through our subsidiary, West of Hudson Group, Inc. (“WOHG”), we currently generate revenues primarily from (i) through Doiyen, LLC (“Doiyen”), a 100% wholly owned subsidiary of WOHG, talent management of social media influencers; (ii) through WOH Brands, LLC (“WOH Brands”), a 100% wholly owned subsidiary of WOHG, which operates Honeydrip.com, a new digital platform with a focus on the empowerment of creators, which allows creators to connect with fans and sell exclusive photo and video content; (iii) through Digital Influence Inc. (doing business as Magiclytics), a 100% wholly owned subsidiary of WOHG (“Magiclytics”), providing predictive analytics for content creation brand deals; and (iv) for paid promotion by companies looking to utilize such social media influencers to promote their products or services. We solicit companies for potential marketing collaborations and cultivated content creation, work with the influencers and the marketing entity to negotiate and formalize a brand deal and then execute the deal and receive a certain percentage from the deal. In addition to the in-house brand deals, we generate income by providing talent management and brand partnership deals to external influencers.

WOHG is the 100% owner and sole member and manager of each of these entities pursuant to each of the limited liability company agreements and bylaws, where applicable, that govern these entities, and has complete and exclusive discretion in the management and control of the affairs and business of WOH Brands, Doiyen, and Magiclytics possesses all powers necessary to carry out the purposes and business of these entities. WOHG is entitled to the receipt of all income (and/or losses) that these entities generate.

In addition to the above, WOHG is the 100% owner of two other limited liability companies – Clubhouse Studios, LLC, which holds most of our intellectual property, and DAK Brands, LLC, each incorporated in the State of Delaware on May 13, 2020. However, each of these entities has minimal or no operations, and is not intended to have any material operations in the near future.

For the fiscal year ended December 31, 2021, Clubhouse Media generated revenues of $4,253,765 and reported a net loss of $22,245,656 and negative cash flow from operating activities of $7,970,357. As noted in the consolidated financial statements of Clubhouse Media, as of December 31, 2021, Clubhouse Media had an accumulated deficit of $24,904,074. Also, the Company had a net loss of $3,498,152 for the three months ended March 31, 2022, negative working capital of $10,595,819 as of March 31, 2022, and stockholders’ deficit of $11,253,058. There is substantial doubt regarding the ability of Clubhouse Media to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors—Clubhouse Media has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of Clubhouse Media has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the twelve months ended December 31, 2021.”

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Principal Products and Services

Our current principal products and services are comprised of (i) our talent management services and (ii) our brand development and content creation and (iii) Honeydrip.com.

“The Clubhouse” Online Presence

“The Clubhouse” network previously consisted of physical locations. In 2021, we determined to focus exclusively on our talent management services and our brand development and content creation. Accordingly, we closed our physical Clubhouses in 2021. There are numerous “Clubhouse” accounts owned by The Clubhouse, with a following across Instagram, Snapchat, YouTube, and TikTok. These accounts are directly held by us (as opposed to the Clubhouse team of influencers) and therefore we have direct access to the followers of these accounts, which we consider to be our followers.

Talent Management and Digital Agency Services

Doiyen, our wholly owned subsidiary, is a talent management company and digital agency for social media influencers and generates revenues based on the earnings of its influencer-clients (or “Creators”) by receiving a percentage of the earnings of its Creators. Certain influencers enter into an Exclusive Management Agreement (each, a “Management Agreement”). Through Doiyen, we seek to represent some of the world’s top talent in the world of social media. We plan to hire experienced talent and management agents as well as build our support and administrative resources seeking to expand operations. Our influencers include entertainers, content creators, and style icons.

We are dedicated to helping Doiyen’s influencer-clients build their brands, maintain creative control of their destinies, and diversify and grow their businesses through “The Clubhouse,” providing them opportunities to increase their monetization potential and amplify their reach.

Paid Promotion

Doiyen and its Creators (both contracted and third party) primarily generate revenue from companies paying for promotion for their brands, products, and/or services.

The primary type of arrangement through which we will receive revenues from these activities through Doiyen is as a talent management company and digital agency. Doiyen generates revenues based on the earnings of its influencer-clients Creators by receiving a percentage of the earnings of its Creators. Creators are often sought after directly by companies for specific branding and/or promotional opportunities. In these situations, the client-company would contract with the Creator directly, and such services provided by the Creator would fall under the Management Agreement, and Doiyen would receive a percentage of the earnings of the Creator for such services as described above.

Companies that contract with Doiyen to provide such promotional activities for their advertising campaigns or custom content requests generally either prepay for services or request credit terms. Such agreements typically provide for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by Doiyen prior to completion our promotional services.

Brand Development and Content Creation

Through WOH Brands, a 100% wholly owned subsidiary of WOHG, we engage and also plan to engage in a number of activities with respect to brand development and incubation, content creation, and technology development, as follows:

●	Content Creation: original long and short form content creation for streaming services or other platforms involved in content distribution;

●	Brand Development and Product Sales: acquiring or creating in-house brands and selling products in various categories, including apparel, beauty, and other lifestyle brands; and

●	Technology: Through Magiclytics, we provide predictive analytics for content creation brand deals. In September 2021, the Company launched its subscription-based site HoneyDrip.com, a new digital platform designed and owned by Clubhouse Media Group with a focus on the empowerment of creators. The site allows creators to connect with fans and sell exclusive photo and video content

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Brand Development

On May 19, 2020, WOH Brands began to engage in brand development, with a focus on creating apparel, beauty, and other lifestyle brands with quality product offerings. Through WOH Brands, our indirectly wholly-owned subsidiary, we intend to acquire, enter into joint ventures or launch best-in-class brands with an objective of innovation and product uniqueness, derived from demographic data, market research, and omni-channel experiences.

WOH Brands is primarily focused on creating brands on our behalf and may consider joint-ventures with other established companies in the consumer-packaged goods space for purposes of brand and production creation. WOH Brands will not provide its branding or product services to third parties outside of the Clubhouse Media-family of companies other than companies with which it may enter into a joint venture or other companies it contracts with to do so.

As of the date of this Prospectus, WOH Brands has only sold a minimal amount of products, and has only generated minimal revenues.

Content Creation

WOH Brands acts as an internal studio for us, with the ability to develop ideas for, produce, and film content.

Magiclytics provides predictive analytics for content creation brand deals.

As of the date hereof, WOH Brands’ activities in this area have been limited to assisting in the production of paid-promotional content for companies that have engaged Doiyen or Doiyen’s Creators for brand and product promotion, as well as content-creation for Clubhouse, for which WOH Brands does not receive compensation. WOH Brands’ activities in this capacity include filming, photography, and graphic design.

Planned Operations

●	Brand Development. As stated above, WOH Brands intends to acquire, enter into joint ventures with, or create new brands in apparel, beauty, and other lifestyle categories in the future. We believe that we are in a unique position to gather data intelligence from our dealings with paid brand deals. While companies pay Doiyen and our influencers to promote their products or services, we gain firsthand insight into what type of brands (and their corresponding products and services) resonate with our demographic. We believe that this information better positions WOH Brands in deciding what type of product or service to acquire or build. WOH Brands will not provide its brand development services to third parties outside of the Clubhouse Media-family of companies, but may engage in joint ventures with third parties.

●	Content Creation. In the future, WOH Brands intends to create entertainment content for streaming services and other platforms in the entertainment and/or social media space. WOH Brands expects it could receive ad revenues, revenues for licensing, and/or revenues for sales of content to purchasers in this space.

●	Technology Development / Software. WOH Brands also intends to continue to develop its Magiclytics software, which provides predictive ROI on influencer campaigns.

●	Subscription Services. In September 2021, the Company launched its subscription-based site HoneyDrip.com, a new digital platform designed and owned by Clubhouse Media Group with a focus on the empowerment of creators. The site allows creators to connect with fans and sell exclusive photo and video content. We plan to continue to expand the number of users and creators on the site.

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INDUSTRY OVERVIEW

Social Media and Influencer Marketing and Promotion

Around the world, marketing is a key strategy for brands to obtain exposure, achieve better recall, communicate themes and drive increased consumer engagement. Globally, in 2018, there was an estimated spend of $66 billion on sponsorships, up from $43 billion in 2008, according to Statista 2019-Worldwide; IEG; 2007 to 2017. As for the overall advertising landscape, Zenith estimated that global advertising spending will reach $705 billion in 2021, up from $634 billion in 2019, and will rise to $873 billion by 2024.

Advertising has shifted significantly towards social media over the last few years, and social media influencers who are the primary form of advertisement distribution is highly disorganized. We believe that one of the most important aspects of building a company or launching a product is social media marketing. According to Sprout Social, as of January 2022, there are 3.96 billion total social media users across all platforms. This makes social media marketing a great tool for any company.

According to a Business Insider Intelligence report titled “Influencer Marketing: State of the social media influencer market in 2021” originally published in December 2019 and updated February 2021, influencer marketing spending has grown significantly since 2015 and is expected to reach $13.8 billion annually by 2021. According to the same source, currently 78% of companies spend over 10% of their marketing budget on influencer marketing and 11% of companies allocate more than 40% of their marketing budget on influencer marketing and the percentage is expected to grow as more companies become comfortable with the channel. Also according to the same source, companies surveyed about influencer marketing noted that content quality, aligned target audience demographic and engagement rate were the three most important determinants in choosing influencer partners and that the two most important goals for influencer marketing based on survey responses were increasing brand awareness and reaching new audiences in order to expand their existing customer base. Furthermore, according to Influencer Marketing Hub, the influencer marketing spend is projected to reach $16.4 billion in 2022.

We intend to capitalize on this growing social media and influencer based advertising spending, utilizing our Clubhouse influencers to attract advertisers directly, as well as generating business for Creators, for which we will receive compensation pursuant to our Management Agreements.

Competition

As a talent management company through Doiyen, we compete against other talent management companies that are specific to the social media influencer space, such as IZEA and Viral Nation. We compete with these other companies on the basis of our brand name, reputation for access to industry participants and desirable projects, as well as pricing.

For our brands and products, we currently compete primarily with other specialty retailers, higher-end department stores and Internet businesses that engage in the retail sale of women’s and men’s apparel, accessories and similar merchandise targeting customers aged 12 to 30. We believe the principal basis upon which we compete are design, quality, and price. We believe that our primary competitive advantage is high visibility, which we can achieve through our network of Clubhouse influencers.

For our platform Honeydrip.com, we directly compete with OnlyFans, an industry leader. HoneyDrip differentiates itself from OnlyFans by being an Invite only site, our site is female empowering, and we offer an inhouse account management services for creators.

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In the future, we expect to compete with other content-creators for placement on streaming services and other content platforms, with technology and software companies in the social media space, and with companies making lifestyle and/or beauty products marketed to social media audiences.

We seek to effectively compete with such competitors by out-scaling our competition, focusing on in-house business infrastructure and providing superior support and management services for our Clubhouse influencers. We strive to have more physical locations than other influencer-house networks. Currently, we are unaware of any other company that is combining into one business the various business aspects in which we engage. In addition, we believe the experience of our management team provides us with a significant advantage in the social media influencer business, as participants in this space have traditionally lacked the business experience that our executive management team possesses, which we intend to use to our advantage. Notwithstanding, we may not be able to effectively compete with such competitors.

Customers

Our customers include our influencer-clients, or Creators (through Doiyen), companies that contract directly with us (through Doiyen) for paid promotion, and the consumers that purchase our products (through WOH Brands).

Doiyen and its Creators have already worked with a number of notable brands, including, but not limited to, Fashion Nova, Spotify, McDonalds, Amazon, and Boohoo.

Sales and Marketing

We generally attract clients through our social media presence across various platforms, including YouTube, Instagram, and TikTok.

As a respected name in the social media influencer industry, we are often approached by influencers who want us to represent them, through Doiyen we also scout for up-and-coming talented influencers on various social media platforms, who we then attempt to engage as clients.

For paid promotion, we generally receive inbound inquiries for promotional opportunities from companies looking to promote their brands or products. Doiyen also has a sales team to reach out to specific brands that we believe fits a specific influencer’s style, which is another way we generate business.

All products that we sell are marketed through our Clubhouse team of influencers, who provide promotion and marketing social media posts on our behalf.

Government Regulation

We are subject to various federal, state and local laws, both domestically and internationally, governing matters such as:

●	licensing laws for talent management companies, such as California’s Talent Agencies Act;
●	health, safety and sanitation requirements;
●	harassment and discrimination, and other similar laws and regulations;
●	compliance with the Foreign Corrupt Practices Act (“FCPA”) and similar regulations in other countries;
●	data privacy and information security;
●	marketing activities;
●	environmental protection regulations;
●	imposition by the U.S. and/or foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed and ownership restrictions; and
●	government regulation of the entertainment industry.

We monitor changes in these laws and believe that we are in material compliance with applicable laws and regulations. See “Risk Factors—Risks Related to Our Business—We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.”

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Our entertainment and content businesses are also subject to certain regulations applicable to our use of Internet web sites and mobile applications such as Tik Tok, Instagram and YouTube. We maintain various web sites and mobile applications that provide information and content regarding our businesses and offer merchandise for sale. The operation of these web sites and applications may be subject to a range of federal, state and local laws.

Due to our involvement in products, we are subject to laws governing advertising and promotions, privacy laws, safety regulations, consumer protection regulations and other laws that regulate retailers and govern the promotion and sale of merchandise. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Recent Developments

For a detailed description of recent developments of the Company, see “Description of Business—Recent Developments” on page 46 of this prospectus.

Overview of the Business of West of Hudson Group, Inc.

WOHG, our directly wholly owned subsidiary, was incorporated on May 19, 2020 under the laws of the State of Delaware. WOHG is primarily a holding company, and operates various aspects of its business through its operating subsidiaries of which WOHG is the 100% owner and sole member, and which are as follows:

1.	Doiyen—a talent management company that provides representation to Clubhouse influencers, as further described below.

2.	WOH Brands—a content-creation studio, social media marketing company, technology developer, and brand incubator, as further described below. It owns and operates HoneyDrip.com, a new digital platform designed and owned by Clubhouse Media Group with a focus on the empowerment of creators. The site allows creators to connect with fans and sell exclusive photo and video content

3.	Magiclytics—a company that provides predictive analytics for content creation brand deals.

Doiyen, formerly named WHP Management, LLC, and before that named WHP Entertainment LLC, is a California limited liability company formed on January 2, 2020. Doiyen was acquired by WOHG on July 9, 2020 pursuant to an exchange agreement between WOHG and Doiyen, pursuant to which WOHG acquired 100% of the membership interests of Doiyen in exchange for 100 shares of common stock of WOHG. As described above, Doiyen is a talent management company for social media influencers, and seeks to represent some of the world’s top talent in the world of social media. Doiyen is the entity with which our influencers contract.

WOH Brands is a Delaware limited liability company formed on May 19, 2020 by WOHG. As described above, WOH Brands engages and also plans to engage in a number of activities, with respect to brand development and incubation, content creation, and technology development.

Magiclytics is a Wyoming corporation formed on July 2, 2018. The Company acquired a 100% interest in Magiclytics on February 3, 2021. As described above, Magiclytics provides predictive analytics for content creation brand deals.

WOHG is the 100% owner and sole member and manager of each of these entities pursuant to each of the limited liability company agreements and bylaws, where applicable, that govern these entities, and has complete and exclusive discretion in the management and control of the affairs and business of WOH Brands, Doiyen, and Magiclytics possesses all powers necessary to carry out the purposes and business of these entities. WOHG is entitled to the receipt of all income (and/or losses) that these entities generate.

In addition to the above, WOHG is the 100% owner of two other limited liability companies – Clubhouse Studios, LLC, which holds most of our intellectual property, and DAK Brands, LLC, each incorporated in the State of Delaware on May 13, 2020. However, each of these entities has minimal or no operations as of the date of this Prospectus and are not intended to have any material operations in the near future.

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Organizational Structure

The following diagram reflects our organization structure:

Effects of Coronavirus on the Company

Due to the digital/remote nature of our business, we believe that the effects of Coronavirus on the Company are limited. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

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Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this Prospectus summary and elsewhere in this Prospectus. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

●	We have a history of operating losses.
●	We are a holding company and our principal asset is our 100% equity interest in WOHG, through which we own 100% of each of WOHG’s limited liability company operating subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.
●	WOHG is an early-stage company with a limited operating history. Such limited operating history of WOHG may not provide an adequate basis to judge our future prospects and results of operations.
●	Since inception of WOHG, WOHG has experienced losses, and we may have to further reduce our costs by curtailing future operations to continue as a business.
●	There are no assurances we will realize the anticipated benefits from the acquisition of WOHG.
●	The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.
●	We may be adversely affected by political tensions between the United States and China.
●	We may fail to successfully execute our business plan.
●	Our acquisition strategy creates risks for our business.
●	We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance.
●	We may suffer from lack of availability of additional funds.
●	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.
●	The ability of our Chief Executive Officer, Amir Ben-Yohanan, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.
●	Our business is subject to fluctuations that are not predictable, which subjects our business to increase risks.
●	Our business depends on our ability to provide customers and followers with interesting and useful content, which in turn depends on the content contributed by the content creators.
●	Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business.
●	Our ability to generate revenue from discretionary and corporate spending, such as corporate sponsorships and advertising, is subject to many factors, including many that are beyond our control.
●	We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies.
●	Because our success depends substantially on our ability to maintain a professional reputation, adverse publicity concerning us, one of our businesses, our Creators or our key personnel could adversely affect our business.
●	We depend on the relationships of our talent managers and other key personnel with clients across many categories, including fashion, music, digital, and sponsorship.
●	Our success depends, in part, on our continuing ability to identify, recruit and retain qualified and experienced talent managers. If we fail to recruit and retain suitable talent managers or if our relationships with our talent managers change or deteriorate, it could adversely affect our business.
●	Our failure to identify, sign and retain influencer-clients could adversely affect our business.
●	The markets in which we operate are highly competitive, both within the United States and internationally.
●	We operate in a fast-evolving industry, and we are in the early stage of our business. We cannot guarantee that our monetization strategies will be successfully implemented or generate sustainable revenues and profit.
●	We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.
●	The commercial success of our products is dependent, in part, on factors outside our control.
●	Increases in the costs of content may have an adverse effect on our business, financial condition and results of operations.
●	In our paid promotion business, if we are unable to prove that our advertising and sponsorship solutions provide an attractive return on investment for our customers, our financial results could be harmed.
●	We will be attempting to launch brands in new markets and with new products. Our inability to effectively execute our business plan in relation to these new brands could negatively impact our business.
●	Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.
●	We may be unable to scale our operations successfully.
●	Economic conditions or changing consumer preferences could adversely impact our business.

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●	Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.
●	We may be found to have infringed the intellectual property rights of others, which could expose us to substantial damages or restrict our operations.
●	As a creator and a distributor of content over the internet, we face potential liability for legal claims based on the nature and content of the materials that we create or distribute.
●	We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.
●	Our results of operations, which are reported in U.S. dollars, could be adversely affected if currency exchange rates fluctuate substantially in the future.
●	Our amended and restated bylaws provide that state or federal court located within the state of Nevada will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.
●	By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us.
●	As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.
●	We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.
●	We could become involved in claims or litigations that may result in adverse outcomes.
●	Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.
●	Our stock price is likely to be highly volatile because of several factors, including a limited public float.
●	Our common stock has been in the past, and may be in the future, a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”
●	FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.
●	If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.
●	We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.
●	Our privately issued common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.
●	The sale and issuance of additional shares of our common stock could cause dilution as well as the value of our common stock to decline.
●	Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.
●	Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.
●	We do not expect to pay dividends in the foreseeable future.

In addition, our management has concluded that the Company’s historical recurring losses from operations and negative cash flows from operations as well as its dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern, and our auditors have included explanatory paragraphs relating to our ability to continue as a going concern in their audit reports for the fiscal years ended December 31, 2021 and 2020. We encourage you, however, to read the full risk factors presented below.

Company Information

Our principal office is located at 3651 Lindell Road, D517, Las Vegas, Nevada 89103 and our phone number is (702) 479-3016. Our corporate website address is www.clubhousemediagroup.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus.

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Summary of the Peak One Equity Purchase Agreement and Registration Rights Agreement

On November 2, 2021, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P., a Delaware limited Partnership (“Investor”), dated as of October 29, 2021, pursuant to which the Company shall have the right, but not the obligation, to direct Investor, to purchase up to $15,000,000.00 (the “Maximum Commitment Amount”) in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in multiple tranches (the “Put Shares”). Further, under the Equity Purchase Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Equity Purchase Agreement) from time to time to Investor (i) in a minimum amount not less than $20,000.00 and (ii) in a maximum amount up to the lesser of (a) $400,000.00 or (b) 250% of the Average Daily Trading Value (as defined in the Equity Purchase Agreement).

In exchange for Investor entering into the Equity Purchase Agreement, the Company agreed, among other things, to (A) issue Investor and Peak One Investments, LLC, an aggregate of 70,000 shares of Common Stock (the “Commitment Shares”), and (B) file a registration statement registering the Common Stock issued as Commitment Shares and issuable to Investor under the Equity Purchase Agreement for resale (the “Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Equity Purchase Agreement, as more specifically set forth in the Registration Rights Agreement.

The obligation of Investor to purchase the Company’s Common Stock shall begin on the date of the Equity Purchase Agreement, and ending on the earlier of (i) the date on which Investor shall have purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Investor (which shall not occur during any Valuation Period or at any time that Investor holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Investor for the Common Stock under the Equity Purchase Agreement shall be 95% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Investor.

The number of Put Shares to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice.

The Equity Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Equity Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 10.21 and 10.22 to the registration statement of which this prospectus forms a part. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

The Offering

Issuer:	Clubhouse Media Group, Inc.

Shares to be Issued Pursuant to Put Notices:	32,119,498 shares of Common Stock that we may issue to Peak One pursuant to put notices under the Equity Purchase Agreement.

Common Stock Outstanding before Offering:	157,706,030 shares of Common Stock.(1)

Common Stock Outstanding after Offering:	189,852,528 shares of Common Stock, assuming all 32,119,498 shares are sold to the Selling Stockholder under the Equity Line. If we sell less shares of Common Stock to the Selling Stockholder under the Equity Line, we have substantially less Common Stock outstanding after the Offering.

Use of proceeds:	We will not receive any of the proceeds from the Selling Securityholders sales of our stock. We will receive proceeds from the sale of our stock to Peak One pursuant to the Equity Purchase Agreement, which we intend to use to fund our product development programs, acquisition of new products, working capital and to general operational needs. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions. In addition, we may use a portion of any net proceeds to acquire complementary businesses; however, we do not have plans for any acquisitions at this time. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 13 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading Market:	Our common stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “CMGR.”

Transfer Agent and Registrar:	Empire Stock Transfer is our transfer agent and registrar in connection with the offering.

Ownership Limits (Blockers):	The number of Put Shares to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then deemed beneficially owned by the Investor, would result in the Investor owning more than 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Put Shares.

Dividend policy:	We do not anticipate declaring or paying any cash dividends on our common stock following our public offering.

(1) Unless we indicate otherwise, all information in this prospectus is based on 157,706,030 shares of common stock issued and outstanding as of May 19, 2022.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents the Company’s selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the year ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020 and the balance sheet data as of December 31, 2021 are derived from the Company’s audited financial statements. The selected historical consolidated financial data for the three months ended March 31, 2022 and March 31, 2021 and the balance sheet data as of March 31, 2022 and March 31, 2021 are derived from the Company’s unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	For the Three Months Ended March 31, 2022 (unaudited)	For the Three Months Ended March 31, 2021 (unaudited)

Statement of Operations Data
Total revenues	$813,477	$523,376
Total operating expenses	1,360,488	4,367,363
Loss before income taxes	$(3,498,152)	$(5,798,578)
Income tax expense	-	-
Net income (loss)	(3,498,152)	(5,798,578)
Basic and diluted net loss per share	$(0.03)	$(0.06)

Balance Sheet Data (at period end)
Cash and cash equivalents	$80,983	$1,938,247
Working capital (deficit) (1)	(10,595,819)	(2,551,073)
Total assets	855,146	2,528,833
Total liabilities	(12,108,204)	4,937,177
Stockholders’ equity (deficit)	(11,253,058)	(2,408,344)

(1)	Working capital (deficit) represents total current assets less total current liabilities

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	For the Year Ended to December 31, 2021	For the Period from January 2, 2020 (inception) to December 31, 2020

Statement of Operations Data
Total revenues	$4,253,765	$1,010,405
Total operating expenses	$15,514,421	$2,725,105
Loss before income taxes	$(22,245,656)	$(2,577,721)
Income tax expense	$-	$-
Net income (loss)	$(22,245,656)	$(2,577,721)
Basic and diluted net loss per share	$(0.23)	$(0.05)

Balance Sheet Data (at period end)
Cash and cash equivalents	$299,520	$37,774
Working capital (deficit) (1)	$(8,288,629)	$(234,316)
Total assets	$1,518,539	$534,988
Total liabilities	$10,668,403	$2,867,074
Stockholders’ equity (deficit)	$(9,149,864)	$(2,332,086)

(1)	Working capital represents total current assets less total current liabilities.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares and warrants. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern, and our auditors have included explanatory paragraphs relating to our ability to continue as a going concern in their audit reports for the fiscal years ended December 31, 2021 and 2020.
●	We are a holding company and our principal asset is our 100% equity interest in WOHG, through which we own 100% of each of WOHG’s limited liability company operating subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.
●	WOHG is an early-stage company with a limited operating history. Such limited operating history of WOHG may not provide an adequate basis to judge our future prospects and results of operations.
●	Since inception of WOHG, WOHG has experienced losses, and we may have to further reduce our costs by curtailing future operations to continue as a business.
●	There are no assurances we will realize the anticipated benefits from the acquisition of WOHG.
●	The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.
●	We may be adversely affected by political tensions between the United States and China.

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●	We may fail to successfully execute our business plan.
●	Our acquisition strategy creates risks for our business.
●	We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance.
●	We may suffer from lack of availability of additional funds.
●	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.
●	The ability of our Chief Executive Officer, Amir Ben-Yohanan, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.
●	Our business is subject to fluctuations that are not predictable, which subjects our business to increase risks.
●	Our business depends on our ability to provide customers and followers with interesting and useful content, which in turn depends on the content contributed by the content creators.
●	Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business.
●	Our ability to generate revenue from discretionary and corporate spending, such as corporate sponsorships and advertising, is subject to many factors, including many that are beyond our control.
●	We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies.
●	Because our success depends substantially on our ability to maintain a professional reputation, adverse publicity concerning us, one of our businesses, our Creators or our key personnel could adversely affect our business.
●	We depend on the relationships of our talent managers and other key personnel with clients across many categories, including fashion, music, digital, and sponsorship.
●	Our success depends, in part, on our continuing ability to identify, recruit and retain qualified and experienced talent managers. If we fail to recruit and retain suitable talent managers or if our relationships with our talent managers change or deteriorate, it could adversely affect our business.
●	Our failure to identify, sign and retain influencer-clients could adversely affect our business.
●	The markets in which we operate are highly competitive, both within the United States and internationally.
●	We operate in a fast-evolving industry, and we are in the early stage of our business. We cannot guarantee that our monetization strategies will be successfully implemented or generate sustainable revenues and profit.
●	We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.
●	The commercial success of our products is dependent, in part, on factors outside our control.
●	Increases in the costs of content may have an adverse effect on our business, financial condition and results of operations.
●	In our paid promotion business, if we are unable to prove that our advertising and sponsorship solutions provide an attractive return on investment for our customers, our financial results could be harmed.
●	We will be attempting to launch brands in new markets and with new products. Our inability to effectively execute our business plan in relation to these new brands could negatively impact our business.
●	Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.
●	We may be unable to scale our operations successfully.
●	Economic conditions or changing consumer preferences could adversely impact our business.
●	Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.
●	We may be found to have infringed the intellectual property rights of others, which could expose us to substantial damages or restrict our operations.
●	As a creator and a distributor of content over the internet, we face potential liability for legal claims based on the nature and content of the materials that we create or distribute.
●	We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.
●	Our results of operations, which are reported in U.S. dollars, could be adversely affected if currency exchange rates fluctuate substantially in the future.
●	Our amended and restated bylaws provide that state or federal court located within the state of Nevada will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

14

●	By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us.
●	As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.
●	We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.
●	We could become involved in claims or litigations that may result in adverse outcomes.
●	Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.
●	Our stock price is likely to be highly volatile because of several factors, including a limited public float.
●	Our common stock has been in the past, and may be in the future, a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”
●	FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.
●	If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.
●	We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.
●	Our privately issued common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.
●	The sale and issuance of additional shares of our common stock could cause dilution as well as the value of our common stock to decline.
●	Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.
●	Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.
●	We do not expect to pay dividends in the foreseeable future.

We encourage you, however, to read the full risk factors presented below.

RISKS RELATED TO OUR BUSINESS

We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern, and our auditors have included explanatory paragraphs relating to our ability to continue as a going concern in their audit reports for the fiscal years ended December 31, 2021 and 2020.

We have a history of operating losses and have incurred cash flow deficits. For the fiscal years ended December 31, 2021 and 2020, we reported net losses of $22,245,656 and $2,577,721, respectively, and negative cash flow from operating activities of $7,970,357 and $1,967,551, respectively. As of December 31, 2021, we had an aggregate accumulated deficit of $24,904,074. Also, the Company had a net loss of $3,498,152 for the three months ended March 31, 2022, negative working capital of $10,595,819 as of March 31, 2022, and stockholders’ deficit of $11,253,058. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations, as well as our dependence on private equity and financings. We anticipate that we will continue to report losses and negative cash flow for the foreseeable future. Our management has concluded that our historical recurring losses from operations and negative cash flows from operations, as well as our dependence on private equity and other financings, raise substantial doubt about our ability to continue as a going concern. Our auditors have included explanatory paragraphs relating to our ability to continue as a going concern in their audit reports for the fiscal years ended December 31, 2021 and 2020, respectively.

The consolidated financial statements of Clubhouse Media do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Going Concern.”

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We are a holding company and our principal asset is our 100% equity interest in WOHG, through which we own 100% of each of WOHG’s limited liability company operating subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.

We are a holding company and our principal asset is our 100% equity interests in WOHG. WOHG operates through its subsidiary wholly owned limited liability companies, of which it owns 100% of each. Accordingly, we are dependent upon distributions from our operating subsidiaries to pay taxes and other expenses. If our operating subsidiaries do not generate sufficient revenues such that they can provide distributions to us, we may be unable to pay our taxes and other expenses which would have a materially adverse effect on our business operations and our Company as a whole.

WOHG is an early-stage company with a limited operating history. Such limited operating history of WOHG may not provide an adequate basis to judge our future prospects and results of operations.

On November 12, 2020, pursuant to the closing of the Share Exchange Agreement, we acquired WOHG, and WOHG thereafter became our wholly owned subsidiary, and the business of WOHG became the business of the Company going forward. WOHG has limited experience and a limited operating history in which to assess its future prospects as a company. In addition, the market for the products and services offered through WOHG is highly competitive. If we fail to successfully develop and offer the products and services offered through WOHG in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. The limited history of WOHG may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

Since inception of WOHG, WOHG has experienced losses, and we may have to further reduce our costs by curtailing future operations to continue as a business.

Since inception of WOHG, WOHG has had operating losses and its cash flow has been inadequate to support its ongoing operations. Its ability to fund its capital requirements out of its available cash and cash generated from its operations depends on a number of factors, including its ability to gain interest in its products and services and continue growing its existing operations and its ability to raise funds as needed. If we cannot continue to generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

There are no assurances we will realize the anticipated benefits from the acquisition of WOHG.

Our future success will depend, in part, on our ability to realize the anticipated growth opportunities and synergies from combining Clubhouse Media and WOHG. The combined company may encounter the following difficulties, costs and delays involved in integrating these operations:

●	failure to integrate both companies’ businesses and operations;
●	failure to successfully manage relationships with customers and other important relationships;
●	failure of customers to continue using the services of the combined company;
●	challenges encountered in managing larger operations;
●	the loss of key employees;
●	failure to manage the growth and growth strategies of both companies;
●	diversion of the attention of management from other ongoing business concerns;
●	potential incompatibility of technologies and systems; and
●	potential impairment charges incurred to write down the carrying amount of intangible assets generated as a result of the mergers.

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If the combined company’s operations do not meet the expectations of the pre-existing customers of our companies before, then these customers may cease doing business with the combined company altogether, which would harm our results of operations and financial condition. If the management team is not able to develop strategies and implement a business plan that successfully addresses these difficulties, we may not realize the anticipated benefits of combining the companies. In particular, we are likely to realize lower earnings per share, which may have an adverse impact on our Company and the market price of our common stock.

The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

Due to the digital/remote nature of our business, we believe that coronavirus would have a limited impact on our operations. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

We may be adversely affected by political tensions between the United States and China.

Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak and sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC. On August 6, 2020, then-President Donald Trump issued an executive order requiring ByteDance to sell TikTok to an American company, or risk being banned in the United States entirely. While ByteDance ultimately complied with this executive order, TikTok was not banned in the United States, and it is unclear what the Biden administration’s position with respect to TikTok will be, a ban of a social media platform on which our influencers have acquired significant followers, such as TikTok, would have a material adverse effect on our business, prospects, financial condition and results of operations. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any legislation were to be enacted or any regulations were to be adopted along these lines that ultimately had the effect of harming or outright banning a social media platform utilized by our Company and/or its influencers, it could have a material adverse effect on our business and operations.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

Our acquisition strategy creates risks for our business.

We expect that we will pursue acquisitions of other businesses, assets or technologies to grow our business. We may fail to identify attractive acquisition candidates or we may be unable to reach acceptable terms for future acquisitions. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate will be impaired.

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We may pay for acquisitions by issuing additional shares of our common stock, which would dilute our shareholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. To the extent that we complete acquisitions in the future, we likely will incur future depreciation and amortization expenses associated with the acquired assets. We may also record significant amounts of intangible assets, including goodwill, which could become impaired in the future. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;

●	challenges maintaining our internal standards, controls, procedures and policies;

●	diversion of management’s attention from other business concerns;

●	over-valuation by us of acquired companies;

●	litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former shareholders and other third parties;

●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;

●	insufficient indemnification or security from the selling parties for legal liabilities that we may assume in connection with our acquisitions;

●	entering markets in which we have no prior experience and may not succeed;

●	risks associated with foreign acquisitions, such as communication and integration problems resulting from geographic dispersion and language and cultural differences, compliance with foreign laws and regulations and general economic or political conditions in other countries or regions;

●	potential loss of key employees of the acquired companies; and

●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance.

As we grow our business, we may incur increasing costs, such as operating costs and marketing costs. If such expansion is not properly managed, it may adversely affect our financial and operating resources without achieving the desired effects.

As we only have a limited history of operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to grow in the future. In addition, our costs and expenses may increase rapidly as we expand our business. Continued growth could also strain our ability to maintain reliable service levels for our clients and customers, develop and improve our operational, financial, legal and management controls, and enhance our reporting systems and procedures. Our costs and expenses may grow faster than our revenues and may be greater than what we anticipate. If we are unable to generate adequate revenues and to manage our costs and expenses, we may continue to incur losses in the future and may not be able to achieve or subsequently maintain profitability. Managing our growth will require significant expenditures and the allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition could be harmed.

We may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for our Company. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

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In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a stockholder. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;
●	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;
●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;
●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
●	place us at a competitive disadvantage compared to our competitors that have less debt; and
●	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

The ability of our Chief Executive Officer, Amir Ben-Yohanan, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Voting control of the Company is held by our Chief Executive Officer, Mr. Ben-Yohanan, through the share of Series X Preferred Stock he holds. This share of Series X Preferred Stock has a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity or debt securities of the Company, or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. In addition, as of May 19, 2022, Mr. Ben-Yohanan beneficially owned 56,847,213 shares of our common stock, which represents 38.90% of our outstanding common stock. Following this offering, Mr. Ben-Yohanan will hold approximately 29.95% of our outstanding common stock if all the common stock being offered are sold. Mr. Ben-Yohanan also holds one share of Series X preferred stock. The share of Series X preferred stock has a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but does not have any economic or other interest in the Company. As a result of Mr. Ben-Yohanan’s common stock and Series X preferred stock holdings, Mr. Ben-Yohanan holds 71.15% of the voting power of the Company as of May 19, 2022. Because of this voting control through the shares of Series X Preferred Stock and the common stock he beneficially owns, he is able to significantly influence membership of our Board of Directors, as well as all other matters requiring stockholder approval. The interests of our Chief Executive Officer may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our Chief Executive Officer.

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Our business depends on our ability to provide customers and followers with interesting and useful content, which in turn depends on the content contributed by the content creators.

The quality of the content offered by our influencers and their followers’ level of engagement are critical to our success. In order to attract and retain users and compete effectively, we must offer interesting and useful content and enhance followers’ viewing experience. It is vital to our operations that we remain sensitive to and responsive to evolving public and consumer preferences and offer content that appeals to our followers and customers. We have also been providing our content creators with support and guidance in various forms, including technical support for content distribution, editing and uploading. However, we cannot assure you that our content creators can contribute to create popular contents. If our content creators cease to contribute content, or their uploaded content fails to attract or retain our followers and customers, we may experience a decline in our business and suffer a reduction in revenue.

Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business.

Our ability to generate revenues is highly sensitive to rapidly changing consumer preferences and industry trends, as well as the popularity of the talent, brands and owners of IP we represent, and the assets we own. Our success depends on our influencers’ ability to create quality content through popular social media channels that meet the changing preferences of the broad consumer market and respond to competition from an expanding array of choices facilitated by technological developments in the delivery of content. Our operations and revenues are affected by consumer tastes and entertainment trends, which are unpredictable and subject to change and may be affected by changes in the social and political climate. Changes in consumers’ tastes or a change in the perceptions of our business partners, whether as a result of the social and political climate or otherwise, could adversely affect our operating results. Our failure to avoid a negative perception among consumers or anticipate and respond to changes in consumer preferences, including in the form of content creation or distribution, could result in reduced demand for our product and/or content offerings, or a reduced social media followings and business opportunities for our Creators, which could have an adverse effect on our business, financial condition and results of operations.

Our ability to create popular, social media-based entertainment content is increasingly important to the success of our business and our ability to generate revenues. The production of entertainment content is inherently risky because the revenues we derive from various sources primarily depend on our ability to reach large audiences and satisfy consumer tastes and expectations in a consistent manner. The popularity of our content and owned assets is affected by our ability to maintain or develop strong brand awareness and target key audiences, the sources and nature of competing content offerings, the time and manner in which consumers acquire and view some of our entertainment products and the options available to advertisers for reaching their desired audiences. Consumer tastes change frequently and it is a challenge to anticipate what offerings will be successful at any point in time. We invest substantial capital in our content and owned assets, including in the creation of original content, before learning the extent to which it will achieve popularity with consumers. A lack of popularity of these, our other content offerings or our owned assets, as well as labor disputes, unavailability of a star performer, equipment shortages, cost overruns, disputes with production teams or adverse weather conditions, could have an adverse effect on our business, financial condition and results of operations.

Our ability to generate revenue from discretionary and corporate spending, such as corporate sponsorships and advertising, is subject to many factors, including many that are beyond our control.

Our business depends on discretionary consumer and corporate spending. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates and tax laws that impact companies or individuals and inflation can significantly impact our operating results. While consumer and corporate spending may decline at any time for reasons beyond our control, the risks associated with our businesses become more acute in periods of a slowing economy or recession, which may be accompanied by reductions in corporate sponsorship and advertising. During periods of reduced economic activity, many consumers have historically reduced their discretionary spending and advertisers have reduced their sponsorship and advertising expenditures, which can result in a reduction in sponsorship opportunities. There can be no assurance that consumer and corporate spending will not be adversely impacted by current economic conditions, or by any future deterioration in economic conditions, thereby possibly impacting our operating results and growth. A prolonged period of reduced consumer or corporate spending could have an adverse effect on our business, financial condition and results of operations.

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We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies.

We must successfully adapt to and manage technological advances in our industry, including the emergence of alternative social media platforms. If we are unable to adopt or are late in adopting technological changes and innovations, it may lead to a loss of consumers viewing our content, and a corresponding reduction in revenues from advertisers. It may also lead to a reduction in ours or our Creators’ ability to monetize new platforms. Our ability to effectively generate revenue from new content distribution platforms and viewing technologies will affect our ability to maintain and grow our business. Emerging forms of content distribution may provide different economic models and compete with current distribution methods (such as Instagram and TikTok) in ways that are not entirely predictable, which could reduce demand for promotional posts by our team of influencers. We must also adapt to changing consumer behavior driven by advances in technology. If we fail to adapt our distribution methods and content to emerging technologies and new distribution platforms, our ability to generate revenue from our targeted audiences may decline and could result in an adverse effect on our business, financial condition and results of operations.

Because our success depends substantially on our ability to maintain a professional reputation, adverse publicity concerning us, one of our businesses, our Creators or our key personnel could adversely affect our business.

Our professional reputation is essential to our continued success and any decrease in the quality of our reputation could impair our ability to, among other things, recruit and retain qualified and experienced talent managers and other key personnel, retain or attract Creators, and retain or attract advertisers, purchasers of our products, (i.e. our customers). Our overall reputation may be negatively impacted by a number of factors, including negative publicity concerning us, members of our management, our Creators, our customers, and other key personnel. Any adverse publicity relating to such individuals or entities that we employ or represent, or to our Company, including from reported or actual incidents or allegations of illegal or improper conduct, such as harassment, discrimination or other misconduct, could result in significant media attention, even if not directly relating to or involving WOHG, and could have a negative impact on our professional reputation, potentially resulting in termination of contracts, our inability to attract new customer or client relationships, or the loss or termination of such employees’ services, all of which could adversely affect our business, financial condition and results of operations. Our professional reputation could also be impacted by adverse publicity relating to one or more of our owned or majority owned brands or businesses.

We depend on the relationships of our talent managers and other key personnel with clients across many categories, including fashion, music, digital, and sponsorship.

We depend heavily upon relationships that our talent managers and other key personnel have developed with our influencer-clients, as well as our corporate customers that utilize our team of influencers for advertising and paid promotion. The personal relationships that our talent managers, influencers, and other key personnel have developed with brands and other key business contacts help us to secure access to sponsorships, endorsements, professional contracts, events and other opportunities for our Creators, which is critical to our success. Due to the importance of those contacts to us, a substantial deterioration in these relationships, or substantial loss of talent managers or other key personnel who maintain these relationships, could adversely affect our business. In particular, our talent management business is dependent upon the highly personalized relationships between our team at Doiyen LLC and their Creators – i.e. the influencers with whom we contract with and represent. A substantial deterioration in the team managing a client may result in a deterioration in our relationship with, or the loss of, the clients represented by that manager. The substantial loss of multiple talent managers could have an adverse effect on our business, financial condition and results of operations. Our talent managers and other key personnel are not party to long-term contracts and, in any event, can leave our Company with little or no notice. We can give no assurance that all or any of these individuals will remain with us or will retain their associations with key business contacts.

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Our success depends, in part, on our continuing ability to identify, recruit and retain qualified and experienced talent managers. If we fail to recruit and retain suitable talent managers or if our relationships with our talent managers change or deteriorate, it could adversely affect our business.

Our success depends, in part, upon our continuing ability to identify, recruit and retain qualified and experienced talent managers. There is great competition for qualified and experienced talent managers in the social media industry, and we cannot assure you that we will be able to continue to hire or retain a sufficient number of qualified persons to meet our requirements, or that we will be able to do so under terms that are economically attractive to us. Any failure to retain certain talent managers could lead to the loss of sponsorship and other engagements and have an adverse effect on our business, financial condition and results of operations.

Our failure to identify, sign and retain influencer-clients could adversely affect our business.

We derive substantial revenue from the engagements, sponsorships, and branding deals entered into by our influencer-clients. We depend on identifying, signing and retaining as clients those influencers with significant social media followings, that are deemed to be favorable candidates for companies to utilize for advertising, promotion, and branding. Our competitive position is dependent on our continuing ability to attract, develop and retain such clients whose work is likely to achieve a high degree of value and recognition as well as our ability to provide such clients with sponsorships, endorsements, professional contracts, productions, events and other opportunities. Our failure to attract and retain these clients, an increase in the costs required to attract and retain such clients, or an untimely loss or retirement of these clients could adversely affect our financial results and growth prospects. We have not entered into written agreements with many of the clients we represent. These clients may decide to discontinue their relationship with us at any time and without notice. In addition, the clients with whom we have entered into written contracts may choose not to renew their contracts with us on reasonable terms or at all or they may breach or seek to terminate these contracts. If any of our clients decide to discontinue their relationships with us, whether they are under a contract or not, we may be unable to recoup costs expended to develop and promote them and our financial results may be adversely affected. Further, the loss of such clients could lead other of our clients to terminate their relationships with us.

The markets in which we operate are highly competitive, both within the United States and internationally.

We face competition from a variety of other domestic and foreign companies. We face competition from alternative providers of the content, services, and products we and our Creators offer and from other forms of entertainment in a rapidly changing and increasingly fragmented marketplace. There are other companies and individuals currently providing similar products and services as us in the social media influencer industry. Our competitors include, but are not limited to, Hype House, Glam House and any other social media influencer collectives and/or talent management companies specializing in representing influencers, each of which may have greater financial and other resources than us. We may be unable to successfully compete with these competitors, and may expend significant resources without success. Further, any increased competition, which may not be foreseeable, or our failure to adequately address any competitive factors, could result in reduced demand for our content, clients or key brands, which could have an adverse effect on our business, financial condition and results of operations.

We operate in a fast-evolving industry, and we are in the early stage of our business. We cannot guarantee that our monetization strategies will be successfully implemented or generate sustainable revenues and profit.

We are in the early stage of our business, and our monetization model is evolving. We generate revenues primarily by providing our users with valuable content. We also generate revenues from advertising and other services. We cannot assure you that we can successfully implement the existing monetization strategies to generate sustainable revenues, or that we will be able to develop new monetization strategies to grow our revenues. If our strategic initiatives do not enhance our ability to monetize or enable us to develop new monetization approaches, we may not be able to maintain or increase our revenues or recover any associated costs. In addition, we may introduce new products and services to expand our revenue streams, including products and services with which we have little or no prior development or operating experience. If these new or enhanced products or services fail to engage users, content creators or business partners, we may fail to diversify our revenue streams or generate sufficient revenues to justify our investments and costs, and our business and operating results may suffer as a result.

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We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.

We rely on technology, such as our information systems and social media platforms, to conduct our business. This technology is vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners and vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” nation states and others. The techniques used to breach security safeguards evolve rapidly, and they may be difficult to detect for an extended period of time, and the measures we take to safeguard our technology may not adequately prevent such incidents.

While we have taken steps to protect our confidential and personal information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information. Such incidents could adversely affect our business operations, reputation and client relationships. Any such breach would require us to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including the payment of fines. Although we maintain an insurance policy that covers data security, privacy liability and cyber-attacks, our insurance may not be adequate to cover losses arising from breaches or attacks on our systems. We also may be required to notify regulators about any actual or perceived personal data breach as well as the individuals who are affected by the incident within strict time periods.

In addition, our use of social media presents the potential for further vulnerabilities. For instance, we may be subject to boycotts, spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, DDOS attacks, password attacks, man-in-the-middle attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing and swatting. While we have internal policies in place to protect against these vulnerabilities, we can make no assurances that we will not be adversely affected should one of these events occur.

The commercial success of our products is dependent, in part, on factors outside our control.

The commercial success of our products is dependent upon unpredictable and volatile factors beyond our control, such as the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

Increases in the costs of content may have an adverse effect on our business, financial condition and results of operations.

We need to produce or acquire popular content. The production and acquisition of such content depends on our ability to retain our content creators. As our business develops, we may incur increasing revenue-sharing costs to compensate our content creators of producing original content. Increases in market prices for licensed content may also have an adverse effect on our business, financial condition and results of operations. If we are not able to procure licensed content at commercially acceptable costs, our business and results of operations will be adversely impacted. In addition, if we are unable to generate sufficient revenues to outpace the increase in market prices for licensed content, our business, financial condition and results of operations may be adversely affected. We rely on our team to generate creative ideas for original content and to supervise the original content origination and production process, and we intend to continue to invest resources in content production. If we are not able to compete effectively for talents or attract and retain top influencers at reasonable costs, our original content production capabilities would be negatively impacted.

In our paid promotion business, if we are unable to prove that our advertising and sponsorship solutions provide an attractive return on investment for our customers, our financial results could be harmed.

Our ability to grow revenue from our paid promotion business will be dependent on our ability to demonstrate to marketers that their marketing campaigns with us provide a meaningful return on investment relative to offline and other online opportunities. Our ability, however, to demonstrate the value of advertising and sponsorship on paid promotion business properties will depend, in part, on the quality of our products and contents, the actions taken by our competitors to enhance their offerings, whether we meet the expectations of our customers and a number of other factors. If we are unable to maintain sophisticated and high-quality contents that provide value to our customers or demonstrate our ability to provide value to our customers, our financial results will be harmed.

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We will be attempting to launch brands in new markets and with new products. Our inability to effectively execute our business plan in relation to these new brands could negatively impact our business.

We are attempting launch new product brands into markets in which we have no experience offering products. Launching new products into new markets is risky, and requires extensive marketing and business expertise. There can be no assurances we will have the capital, personnel resources, or expertise to be successful in launching these new business efforts.

Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of the Company’s markets could have a material adverse effect on our results of operations, financial condition, business and prospects. Although we attempt to stay informed of government and customer trends, any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.

The content created by Clubhouse influencers, including the rights related to that content, are important assets for us, as are the “Clubhouse Media Group” and “Clubhouse BH” names. We do not hold any patents protecting our intellectual property, and we have only filed a trademark application for “The Clubhouse” recently, which has not yet been granted as of the date hereof. The Company subsequently fell out of the trademark response period and was deemed abandoned. The Company has since filed a petition to revive the abandoned application to continue the pursuit of the trademark. Various events outside of our control pose a threat to our intellectual property rights as well as to our business. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We also may have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

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We may be found to have infringed the intellectual property rights of others, which could expose us to substantial damages or restrict our operations.

We expect to be subject to legal claims that we have infringed the intellectual property rights of others. The ready availability of damages and royalties and the potential for injunctive relief have increased the costs associated with litigating and settling patent infringement claims. Any claims, whether or not meritorious, could require us to spend significant time, money, and other resources in litigation, pay damages and royalties, develop new intellectual property, modify, design around, or discontinue existing products, services, or features, or acquire licenses to the intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available at all or have acceptable terms. As a result, intellectual property claims against us could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

As a creator and a distributor of content over the internet, we face potential liability for legal claims based on the nature and content of the materials that we create or distribute.

Failure to identify and prevent illegal or inappropriate content from being created or distributed by our influencer may subject us to liability. To the extent that U.S. and foreign authorities find any content being created or distributed by our influencer objectionable, they may require us to limit or eliminate the dissemination of such content in the form of take-down orders, or otherwise. We may have to conduct a self-inspection by taking a comprehensive review of the content created by us. However, there can be no assurance that we can identify all the videos or other content that may violate relevant laws and regulations.

We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.

Our operations are subject to federal, state and local laws, statutes, rules, regulations, policies and procedures in the United States and around the world, which are subject to change at any time, governing matters such as:

●	licensing laws for talent agencies, such as California’s Talent Agencies Act;

●	health, safety and sanitation requirements;

●	harassment and discrimination, and other labor and employment laws and regulations;

●	compliance with the U.S. Americans with Disabilities Act of 1990;

●	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and similar regulations in other countries, which prohibit U.S. companies and their intermediaries from engaging in bribery or other prohibited payments to foreign officials and require companies to keep books and records that accurately and fairly reflect the transactions of the Company and to maintain an adequate system of internal accounting controls;

●	compliance with applicable antitrust and fair competition laws;

●	compliance with international trade controls, including applicable import/export regulations, and sanctions and international embargoes that may limit or restrict our ability to do business with specific individuals or entities or in specific countries or territories;

●	compliance with anti-money laundering and countering terrorist financing rules, currency control regulations, and statutes prohibiting tax evasion and the aiding or abetting of tax evasion;

●	marketing activities;

●	compliance with current and future privacy and data protection laws imposing requirements for the processing and protection of personal or sensitive information, including the GDPR and the E.U. e-Privacy Regulation;

●	compliance with cybersecurity laws imposing country-specific requirements relating to information systems and network design, security, operations, and use;

●	compliance with laws or regulations that regulate the content contained within videos, games and other content formats created by our influencers;

●	tax laws; and

●	imposition by foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed or ownership restrictions.

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Noncompliance with these laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, reputational harm, adverse media coverage, and other collateral consequences. Multiple or repeated failures by us to comply with these laws and regulations could result in increased fines or proceedings against us. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, results of operations and financial condition. While we attempt to conduct our business and operations in a manner that we believe to be in compliance with such laws and regulations, there can be no assurance that a law or regulation will not be interpreted or enforced in a manner contrary to our current understanding. In addition, the promulgation of new laws, rules and regulations could restrict or unfavorably impact our business, which could decrease demand for our services, reduce revenue, increase costs or subject us to additional liabilities.

In some United States and foreign jurisdictions, we may have direct and indirect interactions with government agencies and state-affiliated entities in the ordinary course of our business. In the event that we fail to comply with the regulations of a particular jurisdiction, whether through our acts or omissions or those of third parties, we may be prohibited from operating in those jurisdictions, which could lead to a decline in various revenue streams in such jurisdictions, and could have an adverse effect on our business, financial condition and results of operations.

We are also required to comply with economic sanctions laws imposed by the United States or by other jurisdictions where we do business, which may restrict our transactions in certain markets, and with certain customers, business partners and other persons and entities. As a result, we are not permitted to, directly or indirectly (including through a third party intermediary), procure goods, services, or technology from, or engage in transactions with, individuals and entities subject to sanctions. While we believe we have been in compliance with sanctions requirements, there can be no guarantee that we will remain in compliance. Any violation of corruption or sanctions laws could result in fines, civil and criminal sanctions against us or our employees, prohibitions on the conduct of our business (e.g., debarment from doing business with International Development Banks and similar organizations) and damage to our reputation, which could have an adverse effect on our business, financial condition and results of operations.

Our results of operations, which are reported in U.S. dollars, could be adversely affected if currency exchange rates fluctuate substantially in the future.

As we expect to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. We generally collect revenue from our international markets in the local currency. Rapid appreciation of the U.S. dollar against these foreign currencies can harm our reported results and cause the revenue derived from our foreign users to decrease. Such appreciation could increase the costs of purchasing our products to our customers outside of the U.S., adversely affecting our business, results of operations and financial condition.

We will also incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in the dollar equivalent of our expenses being higher which may not be offset by additional revenue earned in the local currency. This could have a negative impact on our reported results of operations.

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Our amended and restated bylaws provide that state or federal court located within the state of Nevada will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 7.4 of our amended and restated bylaws provides that “[u]nless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Nevada, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.” This exclusive forum provision is intended to apply to claims arising under Nevada state law and would not apply to claims brought pursuant to the Exchange Act or Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our amended and restated bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Nevada. The state or federal court of the State of Nevada may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ bylaws has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our amended and restated bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 7.4 of our amended and restated bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

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In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our amended and restated amended and restated bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

As a public company we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Exchange Act. We are also subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel and business interruption as well as product liability claims. If such events were to occur, our business, financial performance and financial position may be materially and adversely affected.

We could become involved in claims or litigations that may result in adverse outcomes.

From time-to-time we may be involved in a variety of claims or litigations. Such proceeding may initially be viewed as immaterial but could prove to be material. Litigations are inherently unpredictable and excessive verdicts do occur. Given the inherent uncertainties in litigation, even when we can reasonably estimate the amount of possible loss or range of loss and reasonably estimable loss contingencies, the actual outcome may change in the future due to new developments or changes in approach. In addition, such claims or litigations could involve significant expense and diversion of management’s attention and resources from other matters.

RISKS RELATED TO OUR COMMON STOCK AND THE OFFERING

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.

Our common stock currently trades on the OTC Pink tier of OTC Market Group LLC’s Marketplace under the symbol “CMGR.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like Nasdaq Capital Market or a stock exchange like the NYSE American. These factors may result in investors having difficulty reselling any shares of our common stock.

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Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

We intend to apply to have our common stock listed on Nasdaq Capital Market or NYSE American, there can be no assurance that we will be able to achieve such listing nor that we would be able comply with the national stock exchange’s continued listing standards.

We intend to list our common stock on the Nasdaq Capital Market or the NYSE American under the symbol “CMGR.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market or the NYSE American. Assuming that our common stock is listed, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. We cannot provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

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If our common stock is approved for listing on the Nasdaq Capital Market or NYSE American, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from Nasdaq Capital Market or NYSE American, as the case may be.

Our common stock is considered a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we successfully list our common stock on a national securities exchange, or maintain a per-share price above $5.00, these “penny stock” rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. If our common stock is a “penny stock,” these requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. Our management evaluated, with the participation of our current chief executive officer and chief financial officer (our “Certifying Officers”), the effectiveness of our disclosure controls and procedures as of December 31, 2021 as well as of March 31, 2022, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, our Certifying Officers concluded that, as of December 31, 2021 as well as of March 31, 2022, our disclosure controls and procedures were effective. However, there can be no assurance that we can maintain effective internal control, and if we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

The sale and issuance of additional shares of our common stock could cause dilution as well as the value of our common stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 2,000,000,000 shares of common stock. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell or issue more common stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s common stock could seriously decline in value.

The issuance of a large number of shares of our Common Stock could significantly dilute existing stockholders and negatively impact the market price of our Common Stock.

On October 29, 2021, the Company entered into an Equity Purchase Agreement, dated as of October 29, 2021, with Peak One providing that, upon the terms and subject to the conditions thereof, Peak One is committed to purchase, on an unconditional basis, shares of Common Stock (“Put Shares”) at an aggregate price of up to $15,000,000 over the course of the commitment period. Pursuant to the terms of the equity purchase agreement, the purchase price for each of the Put Shares equals 95% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Peak One Opportunity Fund, L.P. As a result, if we sell shares of Common Stock under the equity purchase agreement, we will be issuing Common Stock at below market prices, which could cause the market price of our Common Stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of Common Stock under the equity purchase agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution. We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

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The Selling Securityholders may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Equity Purchase Agreement, we are prohibited from delivering a Put Notice to Peak One to the extent that the issuance of shares would cause the Selling Securityholders to beneficially own more than 4.99% of our then-outstanding shares of common stock; provided, however, the Selling Securityholders in their sole discretion can waive this ownership limitation up to 9.99% of our then-outstanding shares of Common Stock. These restrictions however, do not prevent the Selling Stockholder from selling shares of Common Stock received in connection with the Equity Line and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Securityholders could sell more than 4.99% (or 9.99% if 4.99% ownership limitation is waived) of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 4.99% (or 9.99% if 4.99% ownership limitation is waived) at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of Common Stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Securityholders of the shares issued under the Equity Line. We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 157,706,030 shares of our common stock outstanding as of May 19, 2022, approximately 70,255,512 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

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Substantial future sales of shares of our common stock could cause the market price of our Common Stock to decline.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

Fiduciaries investing the assets of a trust or pension, or profit-sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Offered Shares are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA Consideration.”

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering is to raise additional capital. We currently intend to use the proceeds we receive from this offering after deducting estimated underwriting discounts and commissions and fees and expenses associated with qualification of offering under Regulation A, including legal, auditing, accounting, transfer agent, and other professional fees, primarily for the (i) funding of possible strategic acquisition opportunities, (ii) funding of marketing expenses, and (iii) working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

Our privately issued common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be six months for the common stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. As a result of the share exchange in connection with the acquisition of WOHG, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act. While we believe that as a result of this share exchange, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

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Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i)	the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii)	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii)	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv)	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company filed Form 10 Information with the SEC on November 12, 2020, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our amended and restated articles of incorporation and our bylaws, as amended, may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. Further, our articles of incorporation, as amended, authorize the issuance of up to approximately 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

Being a public company results in additional expenses, diverts management’s attention and could also adversely affect our ability to attract and retain qualified directors.

As a public reporting company, we are subject to the reporting requirements of the Exchange Act. These requirements generate significant accounting, legal and financial compliance costs and make some activities more difficult, time consuming or costly and may place significant strain on our personnel and resources. The Exchange Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.

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As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations. These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholders or their transferees. We will, however, receive cash proceeds from the sale of the Put Shares to the Selling Securityholder. While we retain broad discretion on the use of proceeds, we intend to use such proceeds to fund our product development programs, acquisition of new products, working capital and to general operational needs. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions. In addition, we may use a portion of any net proceeds to acquire complementary businesses; however, we do not have plans for any acquisitions at this time.

The intended use of proceeds in this section takes into account the potential impacts of COVID-19.

We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. The Company used such proceeds for company operations and investment in technology development as well as working capital and to general operational needs. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders, Peak One, may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

The Equity Purchase Agreement permits Peak One to initially purchase the Put Shares at the price that is 95% of the closing bid price of the Company’s Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date. This price was negotiated between the Company and Peak One and considered several factors including the prevailing market conditions, including the history and prospects for the industry in which we compete, our future prospects; and our capital structures.

We offer no assurances that the offering price of our shares by the Selling Securityholders will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

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DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

CAPITALIZATION

The following tables set forth the Company’s cash and cash equivalents and capitalization as of December 31, 2021 and March 31, 2022 on an actual basis.

This table should be read in conjunction with the information contained in this Prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements of Clubhouse Media and the related notes thereto appearing elsewhere in this Prospectus.

As of December 31, 2021
Actual

Cash and cash equivalents	$299,520

Convertible notes payable, net	$5,761,479
Convertible notes payable, net – related party	$1,386,919

Stockholders’ equity:
Common stock, $0.001 par value; 2,000,000,000 shares authorized and 97,785,107 shares issued and outstanding on an actual basis	$97,785
Preferred stock, $0.001 par value; 50,000,000 shares authorized and 1 share issued and outstanding on an actual basis	$-
Additional paid-in capital	$15,656,425
Accumulated deficit	$(24,904,074)
Accumulated other comprehensive income	$-
Total stockholders’ deficit	$(9,149,864)
Total capitalization	$(10,853,472)

As of March 31, 2022
Actual

Cash and cash equivalents	$80,983

Convertible notes payable, net	$7,515,159
Convertible notes payable, net – related party	$1,258,687

Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized and 120,399,731 shares issued and outstanding on an actual basis	$120,400
Preferred stock, $0.001 par value; 50,000,000 shares authorized and 1 share issued and outstanding on an actual basis	$-
Additional paid-in capital	$17,028,768
Accumulated deficit	$(28,402,226)
Accumulated other comprehensive income	$-
Total stockholders’ deficit	$(11,253,058)
Total capitalization	$(2,113,833)

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock currently trades on the OTC Pink tier of OTC Market Group LLC’s Marketplace under the symbol “CMGR.” Prior to January 20, 2021, our common stock publicly traded on the OTC Pink tier of OTC Market Group LLC under the symbol “TONJ.” On January 20, 2021, we changed the symbol of our common stock from “TONJ” to “CMGR,” in conjunction with our name change from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.”

The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. The closing price of our common stock on the OTC Pink on May 16, 2022 was $0.0095.

The following table sets forth, for the periods indicated the high and low bid quotations for our common stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

Fiscal Year 2022	High	Low
First Quarter (January 1, 2022 – March 31, 2022)	$0.19	$0.01
Second Quarter (April 1, 2022 – June 30, 2022*)	$.04	$0.0090

Fiscal Year 2021	High	Low
First Quarter (January 1, 2021 – March 31, 2021)	$27.40	$1.87
Second Quarter (April 1, 2021 – June 30, 2021)	$11.58	$5.25
Third Quarter (July 1, 2021 – September 30, 2021)	$6.00	$1.50
Fourth Quarter (October – December 31, 2021)	$1.80	$0.16

Fiscal Year 2020	High	Low
First Quarter (January 1, 2020 – March 31, 2020)	$0.12	$0.055
Second Quarter (April 1, 2020 – June 30, 2020)	$0.85	$0.055
Third Quarter (July 1, 2020 – September 30, 2020)	$3.90	$0.29
Fourth Quarter (October 1, 2020 – December 31, 2020)	$6.96	$0.85

*Through May 16, 2022.

Holders

As of May 19, 2022 we had 157,706,030 shares of our common stock par value, $0.001 issued and outstanding. There were approximately 344 holders of record of our common stock.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Transfer Agent and Registrar

The Company’s transfer agent Empire Stock Transfer, located at 1859 Whitney Mesa Drive, Henderson, NV 89014.

Equity Compensation Plans

None.

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DESCRIPTION OF BUSINESS

In this prospectus, unless the context indicates otherwise, “Clubhouse Media,” the “Company,” “we,” “our,” “ours” or “us” refer to Clubhouse Media Group, Inc., a Nevada corporation, and its subsidiaries, including West of Hudson Group, Inc., a Delaware corporation, and its subsidiaries.

BUSINESS OVERVIEW

We are an influencer-based social media firm and digital talent management agency. Our Company offers management, production and deal-making services to our handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Our management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

Through our subsidiary, West of Hudson Group, Inc. (“WOHG”), we currently generate revenues primarily from (i) through Doiyen, LLC (“Doiyen”), a 100% wholly owned subsidiary of WOHG, talent management of social media influencers; (ii) through WOH Brands, LLC (“WOH Brands”), a 100% wholly owned subsidiary of WOHG, which operates Honeydrip.com, a new digital platform with a focus on the empowerment of creators, which allows creators to connect with fans and sell exclusive photo and video content; (iii) through Digital Influence Inc. (doing business as Magiclytics), a 100% wholly owned subsidiary of WOHG (“Magiclytics”), providing predictive analytics for content creation brand deals; and (iv) for paid promotion by companies looking to utilize such social media influencers to promote their products or services. We solicit companies for potential marketing collaborations and cultivated content creation, work with the influencers and the marketing entity to negotiate and formalize a brand deal and then execute the deal and receive a certain percentage from the deal. In addition to the in-house brand deals, we generate income by providing talent management and brand partnership deals to external influencers.

WOHG is the 100% owner and sole member and manager of each of these entities pursuant to each of the limited liability company agreements and bylaws, where applicable, that govern these entities, and has complete and exclusive discretion in the management and control of the affairs and business of WOH Brands, Doiyen, and Magiclytics possesses all powers necessary to carry out the purposes and business of these entities. WOHG is entitled to the receipt of all income (and/or losses) that these entities generate.

In addition to the above, WOHG is the 100% owner of two other limited liability companies – Clubhouse Studios, LLC, which holds most of our intellectual property, and DAK Brands, LLC, each incorporated in the State of Delaware on May 13, 2020. However, each of these entities has minimal or no operations, and is not intended to have any material operations in the near future.

For the fiscal year ended December 31, 2021, Clubhouse Media generated revenues of $4,253,765 and reported a net loss of $22,245,656 and negative cash flow from operating activities of $7,970,357. As noted in the consolidated financial statements of Clubhouse Media, as of December 31, 2021, Clubhouse Media had an accumulated deficit of $24,904,074. There is substantial doubt regarding the ability of Clubhouse Media to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors—Clubhouse Media has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of Clubhouse Media has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the twelve months ended December 31, 2021.”

Principal Products and Services

Our current principal products and services are comprised of (i) our talent management services and (ii) our brand development and content creation and (iii) Honeydrip.com.

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“The Clubhouse” Online Presence

“The Clubhouse” network previously consisted of physical locations. In 2021, we determined to focus exclusively on our talent management services and our brand development and content creation. Accordingly, we closed our physical Clubhouses in 2021. There are numerous “Clubhouse” accounts owned by The Clubhouse, with a following across Instagram, Snapchat, YouTube, and TikTok. These accounts are directly held by us (as opposed to the Clubhouse team of influencers) and therefore we have direct access to the followers of these accounts, which we consider to be our followers.

Talent Management and Digital Agency Services

Doiyen, our wholly owned subsidiary, is a talent management company and digital agency for social media influencers and generates revenues based on the earnings of its influencer-clients (or “Creators”) by receiving a percentage of the earnings of its Creators. Certain influencers enter into an Exclusive Management Agreement (each, a “Management Agreement”). Through Doiyen, we seek to represent some of the world’s top talent in the world of social media. We plan to hire experienced talent and management agents as well as build our support and administrative resources seeking to expand operations. Our influencers include entertainers, content creators, and style icons.

We are dedicated to helping Doiyen’s influencer-clients build their brands, maintain creative control of their destinies, and diversify and grow their businesses through “The Clubhouse,” providing them opportunities to increase their monetization potential and amplify their reach.

Paid Promotion

Doiyen and its Creators (both contracted and third party) primarily generate revenue from companies paying for promotion for their brands, products, and/or services.

The primary type of arrangement through which we will receive revenues from these activities through Doiyen is as a talent management company and digital agency. Doiyen generates revenues based on the earnings of its influencer-clients Creators by receiving a percentage of the earnings of its Creators. Creators are often sought after directly by companies for specific branding and/or promotional opportunities. In these situations, the client-company would contract with the Creator directly, and such services provided by the Creator would fall under the Management Agreement, and Doiyen would receive a percentage of the earnings of the Creator for such services as described above.

Companies that contract with Doiyen to provide such promotional activities for their advertising campaigns or custom content requests generally either prepay for services or request credit terms. Such agreements typically provide for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by Doiyen prior to completion our promotional services.

Brand Development and Content Creation

Through WOH Brands, a 100% wholly owned subsidiary of WOHG, we engage and also plan to engage in a number of activities with respect to brand development and incubation, content creation, and technology development, as follows:

●	Content Creation: original long and short form content creation for streaming services or other platforms involved in content distribution;

●	Brand Development and Product Sales: acquiring or creating in-house brands and selling products in various categories, including apparel, beauty, and other lifestyle brands; and

●	Technology: Through Magiclytics, we provide predictive analytics for content creation brand deals. In September 2021, the Company launched its subscription-based site HoneyDrip.com, a new digital platform designed and owned by Clubhouse Media Group with a focus on the empowerment of creators. The site allows creators to connect with fans and sell exclusive photo and video content

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Brand Development

On May 19, 2020, WOH Brands began to engage in brand development, with a focus on creating apparel, beauty, and other lifestyle brands with quality product offerings. Through WOH Brands, our indirectly wholly-owned subsidiary, we intend to acquire, enter into joint ventures or launch best-in-class brands with an objective of innovation and product uniqueness, derived from demographic data, market research, and omni-channel experiences.

WOH Brands is primarily focused on creating brands on our behalf and may consider joint-ventures with other established companies in the consumer-packaged goods space for purposes of brand and production creation. WOH Brands will not provide its branding or product services to third parties outside of the Clubhouse Media-family of companies other than companies with which it may enter into a joint venture or other companies it contracts with to do so.

As of the date of this Prospectus, WOH Brands has only sold a minimal amount of products, and has only generated minimal revenues.

Content Creation

WOH Brands acts as an internal studio for us, with the ability to develop ideas for, produce, and film content.

Magiclytics provides predictive analytics for content creation brand deals.

As of the date hereof, WOH Brands’ activities in this area have been limited to assisting in the production of paid-promotional content for companies that have engaged Doiyen or Doiyen’s Creators for brand and product promotion, as well as content-creation for Clubhouse, for which WOH Brands does not receive compensation. WOH Brands’ activities in this capacity include filming, photography, and graphic design.

Planned Operations

●	Brand Development. As stated above, WOH Brands intends to acquire, enter into joint ventures with, or create new brands in apparel, beauty, and other lifestyle categories in the future. We believe that we are in a unique position to gather data intelligence from our dealings with paid brand deals. While companies pay Doiyen and our influencers to promote their products or services, we gain firsthand insight into what type of brands (and their corresponding products and services) resonate with our demographic. We believe that this information better positions WOH Brands in deciding what type of product or service to acquire or build. WOH Brands will not provide its brand development services to third parties outside of the Clubhouse Media-family of companies, but may engage in joint ventures with third parties.

●	Content Creation. In the future, WOH Brands intends to create entertainment content for streaming services and other platforms in the entertainment and/or social media space. WOH Brands expects it could receive ad revenues, revenues for licensing, and/or revenues for sales of content to purchasers in this space.

●	Technology Development / Software. WOH Brands also intends to continue to develop its Magiclytics software, which provides predictive ROI on influencer campaigns.

●	Subscription Services. In September 2021, the Company launched its subscription-based site HoneyDrip.com, a new digital platform designed and owned by Clubhouse Media Group with a focus on the empowerment of creators. The site allows creators to connect with fans and sell exclusive photo and video content. We plan to continue to expand the number of users and creators on the site.

INDUSTRY OVERVIEW

Social Media and Influencer Marketing and Promotion

Around the world, marketing is a key strategy for brands to obtain exposure, achieve better recall, communicate themes and drive increased consumer engagement. Globally, in 2018, there was an estimated spend of $66 billion on sponsorships, up from $43 billion in 2008, according to Statista 2019-Worldwide; IEG; 2007 to 2017. As for the overall advertising landscape, Zenith estimated that global advertising spending will reach $705 billion in 2021, up from $634 billion in 2019, and will rise to $873 billion by 2024.

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Advertising has shifted significantly towards social media over the last few years, and social media influencers who are the primary form of advertisement distribution is highly disorganized. We believe that one of the most important aspects of building a company or launching a product is social media marketing. According to Sprout Social, as of January 2022, there are 3.96 billion total social media users across all platforms. This makes social media marketing a great tool for any company.

According to a Business Insider Intelligence report titled “Influencer Marketing: State of the social media influencer market in 2021” originally published in December 2019 and updated February 2021, influencer marketing spending has grown significantly since 2015 and is expected to reach $13.8 billion annually by 2021. According to the same source, currently 78% of companies spend over 10% of their marketing budget on influencer marketing and 11% of companies allocate more than 40% of their marketing budget on influencer marketing and the percentage is expected to grow as more companies become comfortable with the channel. Also according to the same source, companies surveyed about influencer marketing noted that content quality, aligned target audience demographic and engagement rate were the three most important determinants in choosing influencer partners and that the two most important goals for influencer marketing based on survey responses were increasing brand awareness and reaching new audiences in order to expand their existing customer base. Furthermore, according to Influencer Marketing Hub, the influencer marketing spend is projected to reach $16.4 billion in 2022.

We intend to capitalize on this growing social media and influencer based advertising spending, utilizing our Clubhouse influencers to attract advertisers directly, as well as generating business for Creators, for which we will receive compensation pursuant to our Management Agreements.

Competition

As a talent management company through Doiyen, we compete against other talent management companies that are specific to the social media influencer space, such as IZEA and Viral Nation. We compete with these other companies on the basis of our brand name, reputation for access to industry participants and desirable projects, as well as pricing.

For our brands and products, we currently compete primarily with other specialty retailers, higher-end department stores and Internet businesses that engage in the retail sale of women’s and men’s apparel, accessories and similar merchandise targeting customers aged 12 to 30. We believe the principal basis upon which we compete are design, quality, and price. We believe that our primary competitive advantage is high visibility, which we can achieve through our network of Clubhouse influencers.

For our platform Honeydrip.com, we directly compete with OnlyFans, an industry leader. HoneyDrip differentiates itself from OnlyFans by being an Invite only site, our site is female empowering, and we offer an inhouse account management services for creators.

In the future, we expect to compete with other content-creators for placement on streaming services and other content platforms, with technology and software companies in the social media space, and with companies making lifestyle and/or beauty products marketed to social media audiences.

We seek to effectively compete with such competitors by out-scaling our competition, focusing on in-house business infrastructure and providing superior support and management services for our Clubhouse influencers. We strive to have more physical locations than other influencer-house networks. Currently, we are unaware of any other company that is combining into one business the various business aspects in which we engage. In addition, we believe the experience of our management team provides us with a significant advantage in the social media influencer business, as participants in this space have traditionally lacked the business experience that our executive management team possesses, which we intend to use to our advantage. Notwithstanding, we may not be able to effectively compete with such competitors.

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Customers

Our customers include our influencer-clients, or Creators (through Doiyen), companies that contract directly with us (through Doiyen) for paid promotion, and the consumers that purchase our products (through WOH Brands).

Doiyen and its Creators have already worked with a number of notable brands, including, but not limited to, Fashion Nova, Spotify, McDonalds, Amazon, and Boohoo.

Sales and Marketing

We generally attract clients through our social media presence across various platforms, including YouTube, Instagram, and TikTok.

As a respected name in the social media influencer industry, we are often approached by influencers who want us to represent them through Doiyen we also scout for up-and-coming talented influencers on various social media platforms, who we then attempt to engage as clients.

For paid promotion, we generally receive inbound inquiries for promotional opportunities from companies looking to promote their brands or products. Doiyen also has a sales team to reach out to specific brands that we believe fits a specific influencer’s style, which is another way we generate business.

All products that we sell are marketed through our Clubhouse team of influencers, who provide promotion and marketing social media posts on our behalf.

Government Regulation

We are subject to various federal, state and local laws, both domestically and internationally, governing matters such as:

●	licensing laws for talent management companies, such as California’s Talent Agencies Act;
●	health, safety and sanitation requirements;
●	harassment and discrimination, and other similar laws and regulations;
●	compliance with the Foreign Corrupt Practices Act (“FCPA”) and similar regulations in other countries;
●	data privacy and information security;
●	marketing activities;
●	environmental protection regulations;
●	imposition by the U.S. and/or foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed and ownership restrictions; and
●	government regulation of the entertainment industry.

We monitor changes in these laws and believe that we are in material compliance with applicable laws and regulations. See “Risk Factors—Risks Related to Our Business—We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.”

Our entertainment and content businesses are also subject to certain regulations applicable to our use of Internet web sites and mobile applications such as Tik Tok, Instagram and YouTube. We maintain various web sites and mobile applications that provide information and content regarding our businesses and offer merchandise for sale. The operation of these web sites and applications may be subject to a range of federal, state and local laws.

Due to our involvement in products, we are subject to laws governing advertising and promotions, privacy laws, safety regulations, consumer protection regulations and other laws that regulate retailers and govern the promotion and sale of merchandise. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

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Intellectual Property

We currently do not own any patents, trademarks or any other intellectual property at this time.

The Company filed a trademark application on April 15, 2020, with the United States Patent and Trademark Office (“USPTO”) under Application Serial No. 90649015 for the mark “Clubhouse Media Group.” The application can be found at https://tmsearch.uspto.gov/bin/showfield?f=doc&state=4807:hxdnrn.3.1 and is identified with this image:

Overview of the Business of West of Hudson Group, Inc.

WOHG, our directly wholly owned subsidiary, was incorporated on May 19, 2020 under the laws of the State of Delaware. WOHG is primarily a holding company, and operates various aspects of its business through its operating subsidiaries of which WOHG is the 100% owner and sole member, and which are as follows:

1.	Doiyen—a talent management company that provides representation to Clubhouse influencers, as further described below.

2.	WOH Brands—a content-creation studio, social media marketing company, technology developer, and brand incubator, as further described below. It owns and operates HoneyDrip.com, a new digital platform designed and owned by Clubhouse Media Group with a focus on the empowerment of creators. The site allows creators to connect with fans and sell exclusive photo and video content

3.	Magiclytics—a company that provides predictive analytics for content creation brand deals.

Doiyen, formerly named WHP Management, LLC, and before that named WHP Entertainment LLC, is a California limited liability company formed on January 2, 2020. Doiyen was acquired by WOHG on July 9, 2020 pursuant to an exchange agreement between WOHG and Doiyen, pursuant to which WOHG acquired 100% of the membership interests of Doiyen in exchange for 100 shares of common stock of WOHG. As described above, Doiyen is a talent management company for social media influencers, and seeks to represent some of the world’s top talent in the world of social media. Doiyen is the entity with which our influencers contract.

WOH Brands is a Delaware limited liability company formed on May 19, 2020 by WOHG. As described above, WOH Brands engages and also plans to engage in a number of activities, with respect to brand development and incubation, content creation, and technology development.

Magiclytics is a Wyoming corporation formed on July 2, 2018. The Company acquired a 100% interest in Magiclytics on February 3, 2021. As described above, Magiclytics provides predictive analytics for content creation brand deals.

WOHG is the 100% owner and sole member and manager of each of these entities pursuant to each of the limited liability company agreements and bylaws, where applicable, that govern these entities, and has complete and exclusive discretion in the management and control of the affairs and business of WOH Brands, Doiyen, and Magiclytics possesses all powers necessary to carry out the purposes and business of these entities. WOHG is entitled to the receipt of all income (and/or losses) that these entities generate.

In addition to the above, WOHG is the 100% owner of two other limited liability companies – Clubhouse Studios, LLC, which holds most of our intellectual property, and DAK Brands, LLC, each incorporated in the State of Delaware on May 13, 2020. However, each of these entities has minimal or no operations as of the date of this Prospectus and are not intended to have any material operations in the near future.

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Organizational Structure

The following diagram reflects our organization structure:

Effects of Coronavirus on the Company

Due to the digital/remote nature of our business, we believe that the effects of Coronavirus on the Company are limited. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

Organizational History

Clubhouse Media Group, Inc. was incorporated under the laws of the State of Nevada on December 19, 2006 with the name Tongji Healthcare Group, Inc. by Nanning Tongji Hospital, Inc. (“NTH”). On the same day, Tongji, Inc., our wholly owned subsidiary, was incorporated in the State of Colorado. Tongji, Inc. was later dissolved on March 25, 2011.

NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by the Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

NTH was a designated hospital for medical insurance in the city of Nanning and Guangxi province with 105 licensed beds. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

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On December 27, 2006, Tongji, Inc. acquired 100% of the equity of NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly owned subsidiary of Tongji Inc. Pursuant to the Agreement and Plan of Merger, we issued 15,652,557 shares of common stock to the shareholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital, until the Company eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, we agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in its subsidiary, NTH, to Placer Petroleum Co., LLC, an Arizona limited liability company. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co, LLC assuming all assets and liabilities of NTH as of December 31, 2017. As a result of the Bill of Sale, the related assets and liabilities of Nanning Tongji Hospital, Inc. was reported as discontinued operations effective December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered and Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to NRS 78.347(1)(b), pursuant to which Joseph Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347. On May 23, 2019, Joseph Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Joseph Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019. On November 13, 2019, Mr. Arcaro filed a Motion to Terminate Custodianship of Tongji Healthcare Group, Inc. pursuant to NRS 78.650(4) with the District Court in Clark County Nevada. On December 6, 2019, the court granted Mr. Arcaro’s motion, and the custodianship was terminated.

Effective May 29, 2020, Joseph Arcaro, our Chief Executive Officer, President, Secretary, Treasurer and sole director and the beneficial owner, through his ownership of Algonquin Partners Inc. (“Algonquin”), of 65% of the Company’s common stock, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among West of Hudson Group, Inc., the Company, Algonquin, and Mr. Arcaro. Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). Thereafter, WOHG distributed the 30,000,000 shares of the Company among the shareholders of WOHG. The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company.

On July 7, 2020, we amended our articles of incorporation whereby we increased our authorized capital stock to 550,000,000 shares, comprised of 500,000,000 shares of common stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

April 19, 2022, the board of directors of the Company and stockholders holding a majority of the Company’s voting power approved an amendment to the Company’s articles of incorporation to (i) increase the authorized shares from 550,000,000 to 2,050,000,000, and (ii) make certain changes with respect to the vote required for any subsequent changes to the numbers of authorized shares of classes or series of the Company’s stock as set forth in the articles of incorporation (the “Articles of Amendment”). Pursuant to the Articles of Amendment the authorized shares will be divided into 2,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Effective April 19, 2022, we amended our articles of incorporation pursuant to the Articles of Amendment.

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Share Exchange Agreement – West of Hudson Group, Inc.

On August 11, 2020, we entered into the Share Exchange Agreement with (i) WOHG; (ii) each of the WOHG Shareholders; and (iii) Mr. Ben-Yohanan as the Shareholders’ Representative.

Pursuant to the terms of the Share Exchange Agreement, the parties agreed that the Company would acquire 100% of WOHG’s issued and outstanding capital stock, in exchange for the issuance to the WOHG Shareholders of a number of shares of the Company’s common stock to be determined at the closing of the Share Exchange Agreement.

On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company.

The closing of the Share Exchange Agreement occurred on November 12, 2020. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG, in exchange for the issuance to the WOHG Shareholders of 46,811,195 shares of the Company’s common stock (the “Share Exchange”). As a result of the Share Exchange, WOHG became a wholly owned subsidiary of the Company.

In addition, on November 20, 2020, pursuant to the Share Exchange Agreement and subsequent Waiver, the Company issued and sold to Amir Ben-Yohanan one share of Series X Preferred Stock, at a purchase price of $1.00. This one share of Series X Preferred Stock has a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but will not have any economic or other interest in the Company.

The Share Exchange is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Share Exchange Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

On November 12, 2020, pursuant to the closing of the Share Exchange Agreement, we acquired WOHG, and WOHG thereafter became our wholly owned subsidiary, and the business of WOHG became the business of the Company going forward.

Recent Developments

On August 3, 2020, on behalf of WOHG, Amir Ben-Yohanan, our Chief Executive Officer, entered into a lease agreement for a term ending July 31, 2021 for $50,000 a month (for the property currently being used for the Dobre Brothers House – Beverly Hills location.) The Company terminated its lease agreement for the Dobre Brothers House effective September 1, 2021. At the time of the termination of this lease, the Company had a month-to-month tenancy at this location, as contemplated under the lease after the expiration of the initial term of the lease on July 31, 2021. This lease was terminated in the 4th quarter of 2021.

On September 4, 2020, on behalf of WOHG, Mr. Ben-Yohanan, our Chief Executive Officer, entered into a one-year lease agreement for $40,000 a month for the “Weheartfans House – Bel-Air” Clubhouse. Neither Amir Ben-Yohanan nor WOHG renewed the lease upon its expiration.

On September 6, 2020, WOHG entered into an agreement to rent the property for Clubhouse Europe until November 5, 2020, for 4,000 euros per month and to be extended month to month thereafter. This lease was terminated in the 4th quarter of 2021.

On August 18, 2020, on behalf of the Company, Amir Ben-Yohanan, our Chief Executive Officer, entered into a one-year lease agreement for a term commencing on February 1, 2021 and ending January 31, 2022 for $12,500 a month (for the property currently being used for the Society Las Vegas – Las Vegas location). As of July 31, 2021, the Company and the landlord mutually agreed to terminate the lease without penalty.

On March 4, 2021, the Company entered into a three-month lease agreement for a term ending June 15, 2021 for $34,000.00 per month (for the property currently being used for the Just a House – Los Angeles location.) This lease was not renewed.

As of December 31, 2021, Mr. Ben-Yohanan, our Chief Executive Officer has advanced $2,269,864 to WOHG to pay WOHG’s operating expenses.

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Name Change

On November 2, 2020, the Company filed a Certificate of Amendment with the Secretary of State of Nevada in order to amend its Articles of Incorporation to change the Company’s name from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.”

On January 20, 2021, Financial Industry Regulatory Authority (“FINRA”) approved our name change from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.” and approved the change the symbol of our common stock from “TONJ” to “CMGR.”

Share Exchange Agreement - Magiclytics

On February 3, 2021, the Company entered into an Amended and Restated Share Exchange Agreement (the “A&R Share Exchange Agreement”) by and between the Company, Magiclytics, each of the shareholders of Magiclytics (the “Magiclytics Shareholders”) and Christian Young, as the representative of the Magiclytics Shareholders (the “Shareholders’ Representative”). Christian Young is the President, Secretary, and a Director of the Company, and is also an officer, director, and significant shareholder of Magiclytics.

The A&R Share Exchange Agreement amended and restated in its entirety the previous Share Exchange Agreement between the same parties, which was executed on December 3, 2020. The A&R Share Exchange Agreement replaces the Share Exchange Agreement in its entirety.

Pursuant to the terms of the A&R Share Exchange Agreement, the Company agreed to acquire from the Magiclytics Shareholders, who hold an aggregate of 5,000 shares of Magiclytics’ common stock, par value $0.01 per share (the “Magiclytics Shares”), all 5,000 Magiclytics Shares, representing 100% of Magiclytics’ issued and outstanding capital stock, in exchange for the issuance by the Company to the Magiclytics Shareholders of the 734,689 shares of the Company’s common stock based on a $3,500,000 valuation of Magiclytics, to be apportioned between the Magiclytics Shareholders pro rata based on their respective ownership of Magiclytics Shares.

On February 3, 2021 (the “Magiclytics Closing Date”), the parties closed on the transactions contemplated in the A&R Share Exchange Agreement, and the Company agreed to issue 734,689 shares of Company common stock to the Magiclytics Shareholders in exchange for all 5,000 Magiclytics Shares (the “Magiclytics Closing”). On February 3, 2021, pursuant to the closing of the Share Exchange Agreement, we acquired Magiclytics, and Magiclytics thereafter became our wholly owned subsidiary.

At the Magiclytics Closing, we agreed to issue to Christian Young and Wilfred Man each 330,610 shares of Company Common Stock, representing 45% each, or 90% in total of the Company common stock which we agreed to issue to the Magiclytics Shareholders at the Magiclytics Closing. As of February 7, 2021, we have not issued the 734,689 shares to the Magiclytics shareholders.

The number of shares of the Company common stock issued at the Magiclytics Closing was based on the fair market value of the Company common stock as initially agreed to by the parties, which is $4.76 per share (the “Base Value”). The fair market value was determined based on the volume weighted average closing price of the Company common stock for the twenty (20) trading day period immediately prior to the Magiclytics Closing. In the event that the initial public offering price per share of the Company common stock in the Company’s offering pursuant to Regulation A was less than the Base Value, then within three (3) business days of the qualification by the Securities and Exchange Commission (the “SEC”) of the Offering pursuant to Regulation A, the Company agreed to issue to the Magiclytics Shareholders a number of additional shares of Company common stock equal to:

1.	$3,500,000 divided by the initial public offering price per share of the Company common stock in this offering pursuant to Regulation A, minus
2.	734,689.

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The resulting number of shares of the Company common stock pursuant to the above calculation will be referred to as the “Additional Shares”, and such Additional Shares will also be issued to the Magiclytics Shareholders pro rata based on their respective ownership of Magiclytics Shares. The Company issued additional 140,311 shares in November 2021 based on the offering price of $4 in the Regulation A offering.

In addition to the exchange of shares between the Magiclytics Shareholders and the Company described above, on the Magiclytics Closing Date the parties took a number of other actions in connection with the Magiclytics Closing pursuant to the terms of the A&R Share Exchange Agreement:

(i)	The Board of Directors of Magiclytics (the “Magiclytics Board”) expanded the size of the Magiclytics Board to 3 persons and named Simon Yu, a current officer and director of the Company as a director of the Magiclytics Board.
(ii)	The Magiclytics Board named Wilfred Man as the Chief Executive Officer of Magiclytics, Christian Young as the President and Secretary of the Magiclytics and Simon Yu as the Chief Operating Officer of Magiclytics.

Further, immediately following the Magiclytics Closing, the Company assumed responsibility for all outstanding accounts payables and operating costs to continue operations of Magiclytics including but not limited to payment to any of its vendors, lenders, or other parties in which Magiclytics engages with in the regular course of its business.

Management Agreement—Alden Reiman Agency

Effective August 20, 2021, the Company entered into an exclusive management agreement with Alden Reiman, an influencer-based marketing and media firm with a vast, global social media reach, announces that Alden Reiman has joined Clubhouse Media as a consultant. In this role, Reiman will, on an exclusive basis, use his best efforts to obtain brand and sponsorship deals for Clubhouse Media, talent and third-party clients.

Management Agreement—TheTinderBlog

Effective June 10, 2021, the Company entered into an exclusive management agreement pursuant to which it will manage, invest in and help grown “TheTinderBlog” (Instagram.com/thetinderblog), a large and highly successful Instagram meme account. TheTinderBlog is an official partner of Facebook. TheTinderBlog boasts over 4.2 million followers acquired over its six-year existence, as well as a seven-figure annual net income built on nearly one billion web impressions per month. TheTinderBlog has also attracted major advertisers, including McDonald’s, Amazon Prime, Dunkin Donuts, Samsung, among others. This management agreement was terminated in the 4th quarter of 2021.

Clubhouse Creator Affiliate Program

In June 2021, we launched the Clubhouse Creator Affiliate Program. Through this program, we invite young social media creators from all over the world to join the Clubhouse network, promote the Clubhouse brand and grow their social media network with us. To date, over 18 creators with a total reach of well over 100 million followers have signed up and partnered with us and we expect many more to do the same. These creators will serve as Clubhouse ambassadors worldwide.

CONVERTIBLE PROMISSORY NOTES

Convertible Promissory Note – Scott Hoey

On September 10, 2020, the Company entered into a note purchase agreement with Scott Hoey, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Hoey the aggregate principal amount of $7,500 for a purchase price of $7,500 (“Hoey Note”).

The Hoey Note had a maturity date of September 10, 2022 and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Hoey Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Hoey had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price (“VWAP”) during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

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On December 8, 2020, the Company issued to Mr. Hoey 10,833 shares of Company common stock upon the conversion of the $7,500 convertible promissory note issued to Mr. Hoey at a conversion price of $0.69 per share.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Hoey Note as of December 31, 2021 and 2020 was $0 and $0, respectively.

Convertible Promissory Note – Cary Niu

On September 18, 2020, the Company entered into a note purchase agreement with Cary Niu, pursuant to which, on same date, the Company issued a convertible promissory note to Ms. Niu the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Niu Note”).

The Niu Note has a maturity date of September 18, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Niu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Ms. Niu will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 30% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 30% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Niu Note as of December 31, 2021 and 2020 was $50,000 and $50,000, respectively.

Convertible Promissory Note – Jesus Galen

On October 6, 2020, the Company entered into a note purchase agreement with Jesus Galen, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Galen the aggregate principal amount of $30,000 for a purchase price of $30,000 (“Galen Note”).

The Galen Note has a maturity date of October 6, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Galen Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Galen will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Galen Note as of December 31, 2021 and 2020 was $30,000 and $30,000, respectively.

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Convertible Promissory Note – Darren Huynh

On October 6, 2020, the Company entered into a note purchase agreement with Darren Huynh, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Huynh the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Huynh Note”).

The Huynh Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Huynh Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Huynh will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Huynh Note as of December 31, 2021 and 2020 was $0 and $50,000, respectively.

Convertible Promissory Note – Wayne Wong

On October 6, 2020, the Company entered into a note purchase agreement with Wayne Wong, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Wong the aggregate principal amount of $25,000 for a purchase price of $25,000 (“Wong Note”).

The Wong Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Wong Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Wong will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Wong Note as of December 31, 2021 and 2020 was $0 and $25,000, respectively.

Convertible Promissory Note – Matthew Singer

On January 3, 2021, the Company entered into a note purchase agreement with Matthew Singer, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Singer the aggregate principal amount of $13,000 for a purchase price of $13,000 (“Singer Note”).

The Singer Note had a maturity date of January 3, 2023, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Singer Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Singer had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 70% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On January 26, 2021, the Company issued to Matthew Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer in the principal amount of $13,000 on January 3, 2021 at a conversion price of $1.59 per share.

Since the conversion price is based on 70% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Singer Note as of December 31, 2021 and 2020 was $0 and $0, respectively.

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Convertible Promissory Note – ProActive Capital SPV I, LLC

On January 20, 2021, the Company entered into a securities purchase agreement (the “ProActive Capital SPA”) with ProActive Capital SPV I, LLC, a Delaware limited liability company (“ProActive Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to ProActive Capital the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Capital Note”), and in connection therewith, sold to ProActive Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed ProActive Capital the sum of $10,000 for ProActive Capital’s costs in completing the transaction, which amount ProActive Capital withheld from the total purchase price paid to the Company.

The ProActive Capital Note has a maturity date of January 20, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the ProActive Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The ProActive Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at ProActive Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by ProActive Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $25,000 original issue discount, the fair value of 50,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $217,024.

The balance of the ProActive Capital Note as of December 31, 2021 and 2020 was $250,000 and $0, respectively.

First Convertible Promissory Note – GS Capital Partners

On January 25, 2021, the Company entered into a securities purchase agreement (the “GS Capital #1”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to GS Capital the aggregate principal amount of $288,889 for a purchase price of $260,000, reflecting a $28,889 original issue discount (the “GS Capital Note”), and in connection therewith, sold to GS Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of January 25, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

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The $28,889 original issue discounts, the fair value of 50,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $288,889.

The entire principal balance and interest were converted in the quarter ended June 30, 2021. The balance of the GS Capital #1 as of December 31, 2021 and December 31, 2020 was $0 and $0, respectively. The Company signed the restructuring agreement below to return the shares for the new GS note #1, as if the initial conversion had not occurred.

Convertible Promissory Note – New GS Note #1

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to replacement GS Capital #1 as disclosed above. GS Capital sold to the Company, and the Company redeemed from GS Capital, the 107,301 Converted Shares, and in exchange therefor, the Company issued to GS Capital a new convertible promissory note in the aggregate principal amount of $300,445 (the “New GS Note #1”).

The New GS Note #1 has a maturity date of May 31, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the Maturity Date, other than as specifically set forth in the Note, and there is no prepayment penalty.

The New GS Note #1 provides GS Capital with conversion rights to convert all or any part of the outstanding and unpaid principal amount of the New Note from time to time into fully paid and non-assessable shares of the Company’s common stock, at a conversion price of $1.00, subject to adjustment as provided in the New Note and subject to a 9.99% equity blocker.

The New GS Note #1 contains customary events of default, including, but not limited to, failure to pay principal or interest on the New Note when due. If an event of default occurs and continues uncured, GS Capital may declare all or any portion of the then outstanding principal amount of the New Note, together with all accrued and unpaid interest thereon, due and payable, and the New Note will thereupon become immediately due and payable.

The balance of the New GS Note #1 as of December 31, 2021 and 2020 was $300,445 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #2

On February 19, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #2”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of February 19, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the Securities and Exchange Commission (the “SEC”) qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A (the “Regulation A Offering”) under the Securities Act of 1933, as amended (the “Securities Act”). At such time, the GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

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The $57,778 original issue discounts, the fair value of 100,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $577,778.

GS Capital converted $96,484 and $3,515 accrued interest in the quarter ended June 30, 2021. The balance of the GS Capital #2 Note as of September 30, 2021 and December 31, 2020 was $481,294 and $0, respectively. The shares have not been issued as of September 30, 2021.

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to cancel the conversion exercised in the quarter ended June 30, 2021. The balance of the GS Capital #2 Note as of December 31, 2021 and 2020 was $577,778 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #3

On March 16, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #3”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of March 22, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act. At such time, the GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $57,778 original issue discount, the fair value of 100,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $577,778.

The balance of the GS Capital #3 Note as of December 31, 2021 and 2020 was $577,778 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #4

On April 1, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #4”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount, and in connection therewith, sold to GS Capital 45,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $45, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

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The GS Capital Note #4 has a maturity date of April 1, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act. At such time, the GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $50,000 original issue discounts, the fair value of 45,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

The balance of the GS Capital Note #4 as of December 31, 2021 and 2020 were $550,000 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #5

On April 29, 2021, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GS Capital, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “GS Capital Note #5”) and, in connection therewith, sold to GS Capital 125,000 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at a purchase price of $125, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The April 2021 GS Capital Note #5 has a maturity date of April 29, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #5, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note #5 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act. At such time, the GS Capital Note #5 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $50,000 original issue discounts, the fair value of 125,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

The balance of the GS Capital Note #5 as of December 31, 2021 and 2020 was $550,000 and $0, respectively.

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Convertible Promissory Note – GS Capital Partners #6

On June 3, 2021, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GS Capital, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “GS Capital Note #6”) and, in connection therewith, sold to GS Capital 85,000 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at a purchase price of $85, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note #6 has a maturity date of June 3, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #6, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note #6 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act. At such time, the GS Capital Note #6 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $50,000 original issue discounts, the fair value of 85,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

The balance of the GS Capital Note #6 as of December 31, 2021 and 2020 was $550,000 and $0, respectively.

Convertible Promissory Note – Tiger Trout Capital Puerto Rico

On January 29, 2021, the Company entered into a securities purchase agreement (the “Tiger Trout SPA”) with Tiger Trout Capital Puerto Rico, LLC, a Puerto Rico limited liability company (“Tiger Trout”), pursuant to which, on same, date, the Company (i) issued a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 original issue discount (the “Tiger Trout Note”), and (ii) sold to Tiger Trout 220,000 shares Company common stock for a purchase price of $220.00.

The Tiger Trout Note has a maturity date of January 29, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Tiger Trout Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty, provided however, that if the Company does not pay the principal amount and any accrued and unpaid interest by July 2, 2021, an additional $50,000 is required to be paid to Tiger Trout at the time the Tiger Trout Note is repaid, if the Company repays the Tiger Trout Note prior to its maturity date.

If the principal amount and any accrued and unpaid interest under the Tiger Trout Note has not been repaid on or before the maturity date, that will be an event of default under the Tiger Trout Note. If an event of default has occurred and is continuing, Tiger Trout may declare all or any portion of the then-outstanding principal amount and any accrued and unpaid interest under the Tiger Trout Note (the “Indebtedness”) due and payable, and the Indebtedness will become immediately due and payable in cash by the Company. Further, Tiger Trout will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of $0.50 per share, subject to customary adjustments for stock splits, etc. occurring after the issuance date. The Tiger Trout Note contains a customary beneficial ownership limitation of 9.99%, which may be waived by Tiger Trout on 61 days’ notice to the Company.

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The $440,000 original issue discount, the fair value of 220,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $1,540,000.

The balance of the Tiger Trout Note as of December 31, 2021 and December 31, 2020 was $1,590,000 and $0, respectively.

Convertible Promissory Note – Eagle Equities LLC

On April 13, 2021, the Company entered into a securities purchase agreement (the “Eagle SPA”) with Eagle Equities LLC (“Eagle Equities”), pursuant to which, on same date, the Company issued a convertible promissory note to Eagle Equities in the aggregate principal amount of $1,100,000 for a purchase price of $1,000,000, reflecting a $100,000 original issue discount (the “Eagle Equities Note”), and, in connection therewith, sold to Eagle Equities 165,000 shares of Company’s common stock, par value of $0.001 per share (the “Company Common Stock”) at a purchase price of $165.00, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed Eagle Equities the sum of $10,000 for Eagle Equities’ costs in completing the transaction, which amount Eagle Equities withheld from the total purchase price paid to the Company.

The Eagle Equities Note has a maturity date of April 13, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than upon the circumstances set forth in the Eagle Equities Note – specifically, if (i) the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act; and (ii) the Company receives $3,500,000 in net proceeds from such Regulation A Offering, then Company must repay the principal amount and any accrued and unpaid interest on the Eagle Equities Note within three (3) business days from the date of such occurrence. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Eagle Equities Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at Eagle Equities’ election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act. At such time, the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by Eagle Equities on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price. Alternatively, if the SEC has not qualified the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act by October 10, 2021, and Eagle Equities Note has not yet been fully repaid, then Eagle Equities will have the right to convert the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) into restricted shares of Company Common Stock at a conversion price of $6.50 per share (subject to customary adjustments for any stock splits, etc., which occur following April 13, 2021).

The $100,000 original issue discounts, the fair value of 165,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $1,100,000.

The balance of the Eagle Equities Note as of December 31, 2021 and 2020 was $1,100,000 and $0, respectively.

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Convertible Promissory Note – Labrys Fund, LP

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. In addition, the Company issued 125,000 shares of its common stock to Labrys as a commitment fee pursuant to the Labrys SPA. Pursuant to the terms of the Labrys Note, the Company agreed to pay to $1,000,000 (the “Principal Sum”) to Labrys and to pay interest on the principal balance at the rate of 10% per annum. The Labrys Note carries an original issue discount (“OID”) of $100,000. Accordingly, on the Closing Date (as defined in the Labrys SPA), Labrys paid the purchase price of $900,000 in exchange for the Labrys Note. Labrys may convert the Labrys Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Labrys Note) at any time at a conversion price equal to $10.00 per share.

The Company may prepay the Labrys Note at any time prior to the date that an Event of Default (as defined in the Labrys Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Labrys Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Labrys Note or Labrys SPA.

Upon the occurrence of any Event of Default, the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

The $100,000 original issue discounts, the fair value of 125,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $1,000,000.

For the nine months ended September 30, 2021, the Company paid $455,000 cash to reduce the balance of the convertible promissory note from Labrys Fund, LP. The balance of the Labrys Note as of December 31, 2021 and 2020 was $545,000 and $0, respectively.

Convertible Promissory Note – Amir Ben-Yohanan

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Amir 2021 Note”) to replace the Amir 2020 note. The Amir 2021 Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Amir 2021 Note bears simple interest at a rate of 8% per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Amir 2021 Note at any time without penalty.

At the time of the qualification by the SEC, pursuant to Regulation A under the Securities Act, $1,000,000 of the Indebtedness shall, automatically and without any further action of the Company or the Holder, be converted into a number of restricted fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the Company equal to (i) $1,000,000 divided by (ii) the price per share of the Common Stock as offered in the Prospectus (the “Conversion”).

As of June 11, 2021, the Company received notice of qualification by the SEC. On July 9, 2021, the Conversion occurred, and Mr. Ben-Yohanan was issued 250,000 shares of common stock as a result of $1,000,000 in principal and interest due on the Note converting into shares of common stock at $4.00 per share, which is the initial public offering price per share of the common stock in the Company’s offering pursuant to Regulation A.

As of December 31, 2021, there was $1,269,864 in principal and $16,978 accrued interest outstanding on the Amir 2021 Note, which became payable by the Company commencing on February 2, 2022 as required to amortize the Amir 2021 Note and the outstanding indebtedness over the following 24 months. The final maturity date of the Note is February 2, 2024.

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Rui Wu – Note Purchase Agreement, Convertible Promissory Note, Warrant, and Security Agreement

On August 27, 2021, the Company entered into a note purchase agreement (the “Rui Wu Note Purchase Agreement”) with Rui Wu, an individual (“Rui Wu”), with an effective date of August 26, 2021, pursuant to which, on same date, the Company issued a convertible promissory note to Rui Wu in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “Rui Wu Note”) and, in connection therewith, issued to Rui Wu a Warrant to purchase 125,000 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at an exercise price of $2.00 per share, subject to adjustment (the “Rui Wu Warrant”). In addition, in connection with the Rui Wu Note Purchase Agreement, the Company entered into a Security Agreement on same date with Rui Wu, pursuant to which the Company’s obligations under the Rui Wu Note were secured by a first priority lien and security interest on all of the assets of the Company (the “Rui Wu Security Agreement”). While each of the Rui Wu Warrant, Security Agreement, Note, and Note Purchase Agreement have an effective date and/or effective issue date of August 26, 2021, each was entered into and/or issued on August 27, 2021.

The Rui Wu Note has a maturity date of August 26, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Rui Wu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Rui Wu Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at any time following August 26, 2021 until the note is repaid. The conversion price per share of Common Stock shall initially mean the lesser of (i) $1.00 or (ii) 75% of the lowest daily volume weighted average price of the Common Stock during the 20 Trading Days (as defined in the Rui Wu Note) immediately preceding the date of the respective conversion. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The Rui Wu Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the Rui Wu Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by Rui Wu; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) or Section 12(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, Rui Wu may declare all or any portion of the then-outstanding principal amount of the Rui Wu Note, together with all accrued and unpaid interest thereon, due and payable, and the Rui Wu Note shall thereupon become immediately due and payable in cash and Rui Wu will also have the right to pursue any other remedies that Rui Wu may have under applicable law. In the event that any amount due under the Rui Wu Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

The $50,000 original issue discounts, the fair value of 125,000 warrants issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000. For the excess amount of derivative liability, the Company recorded accretion expense of $514,850 at the inception date of this note.

The balance of the Riu Wu Note as of December 31, 2021 and 2020 was $550,000 and $0, respectively.

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Chris Etherington – Note Purchase Agreement, Convertible Promissory Note, Warrant, and Security Agreement

On August 27, 2021, the Company entered into a note purchase agreement (the “Chris Etherington Note Purchase Agreement”) with Chris Etherington, with an effective date of August 26, 2021, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Etherington in the aggregate principal amount of $165,000 for a purchase price of $150,000, reflecting a $15,000 original issue discount (the “Chris Etherington Note”) and, in connection therewith, issued to Mr. Etherington a Warrant to purchase 37,500 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at an exercise price of $2.00 per share, subject to adjustment (the “Chris Etherington Warrant”). In addition, in connection with the Chris Etherington Note Purchase Agreement, the Company entered into a Security Agreement on same date with Mr. Etherington, pursuant to which the Company’s obligations under the Chris Etherington Note were secured by a first priority lien and security interest on all of the assets of the Company (the “Chris Etherington Security Agreement”). While each of the Chris Etherington Warrant, Security Agreement, Note, and Note Purchase Agreement have an effective date and/or effective issue date of August 26, 2021, each was entered into and/or issued on August 27, 2021.

The Chris Etherington Note has a maturity date of August 26, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Chris Etherington Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Chris Etherington Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at any time following August 26, 2021 until the note is repaid. The conversion price per share of Common Stock shall initially mean the lesser of (i) $1.00 or (ii) 75% of the lowest daily volume weighted average price of the Common Stock during the 20 Trading Days (as defined in the Chris Etherington Note) immediately preceding the date of the respective conversion. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The Chris Etherington Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the Chris Etherington Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by Mr. Etherington; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, Mr. Etherington may declare all or any portion of the then-outstanding principal amount of the Chris Etherington Note, together with all accrued and unpaid interest thereon, due and payable, and the Chris Etherington Note shall thereupon become immediately due and payable in cash and Mr. Etherington will also have the right to pursue any other remedies that Mr. Etherington may have under applicable law. In the event that any amount due under the Chris Etherington Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

The $15,000 original issue discounts, the fair value of 37,500 warrants issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $165,000. For the excess amount of derivative liability, the Company recorded accretion expense of $160,538 at the inception date of this note.

The balance of the Chris Etherington Note as of December 31, 2021 and 2020 was $165,000 and $0, respectively.

Convertible Promissory Note – Sixth Street Lending LLC #1

On November 18, 2021, the Company entered into a securities purchase agreement (the “Sixth Street #1 Securities Purchase Agreement”) with Sixth Street Lending LLC (“Sixth Street”), pursuant to which, on the same date, the Company issued a convertible promissory note to Sixth Street in the aggregate principal amount of $224,000 for a purchase price of $203,750, reflecting a $20,250 original issue discount (the “Sixth Street #1 Note”). At closing, the Company reimbursed Sixth Street the sum of $3,750 for Sixth Street’s costs in completing the transaction.

The Sixth Street Note #1has a maturity date of November 18, 2022 (the “Maturity Date”) and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the Maturity Date, other than as specifically set forth in the Note. The Company may not prepay the Sixth Street Note prior to the Maturity Date, other than by way of a conversion initiated by Sixth Street.

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The Sixth Street #1 Note provides Sixth Street with conversion rights to convert all or any part of the outstanding and unpaid principal amount of the Sixth Street Note from time to time into fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 (“Common Stock”). Conversion rights are exercisable at any time during the period beginning on May 17, 2022 (180 days from when the Sixth Street Note was issued) and ending on the later of (i) the Maturity Date and (ii) the date of payment of the amounts due upon an uncured event of default. Any principal that Sixth Street elects to convert will convert at the Conversion Price, which is a Common Stock per share price equal to the lesser of a Variable Conversion Price and $1.00. The Variable Conversion Price is 75% of the Market Price, which is the lowest dollar volume-weighted average sale price (“VWAP”) during the 20-trading day period ending on the trading day immediately preceding the conversion date. VWAP is based on trading prices on the principal market for Company Common Stock or, if none, OTC. Currently, the Common Stock trades OTC. In no event is Sixth Street entitle to convert any portion of the Sixth Street Note upon which conversion Sixth Street and its affiliates would beneficially own more than 4.99% of the outstanding shares of Company Common Stock.

The Sixth Street #1 Note contains customary events of default, including, but not limited to: (1) failure to pay principal or interest on the Sixth Street Note when due; (2) failure to issue and transfer Common Stock upon exercise of Sixth Street of its conversion rights; (3) an uncured breach of any of the Company’s other material obligations contained in the Sixth Street Note; and (4) the Company’s breach of any representation or warranty in the Securities Purchase Agreement or other related agreements.

If an event of default occurs and continues uncured, the Sixth Street Note becomes immediately due and payable. If an event of default occurs because the Company fails to issue shares of Common Stock to Sixth Street within three business days of receiving a notice of conversion from Sixth Street, the Company shall pay an amount equal to 200% of the Default Amount (defined below) in full satisfaction of the Company’s obligations under the Sixth Street Note. If an event of default occurs for any other reason that continues uncured (except in the case of appointment of a receiver, bankruptcy, liquidation, or a similar default), the Company shall pay an amount equal to 150% of the Default Amount (defined below) in full satisfaction of the Company’s obligations under the Sixth Street Note.

The “Default Amount” is equal to the sum of (a) accrued and unpaid interest on the principal amount of the Sixth Street Note to the date of payment plus (b) default interest, which is calculated based on a rate of 22% per year (inclusive of the 10% interest per year that would be due absent an event of default), plus (c) certain other amounts that may be owed under the Sixth Street Note.

The balance of the Sixth Street #1 note as of December 31, 2021 and 2020 was $224,000 and $0, respectively.

Convertible Promissory Note – Sixth Street Lending LLC #2

On December 9, 2021, the Company entered into a Securities Purchase Agreement, (the “Sixth Street #2 purchase agreement”) dated December 9, 2021, by and between the Company and Sixth Street Lending LLC (the “Buyer”). Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase (the “Purchase”), a convertible note in the aggregate principal amount of $93,500 (the “Sixth Street #2 Note “). The Note has an original issue discount of $8,500, resulting in gross proceeds to the Company of $85,000.

The Sixth Street #2 Note bears interest at a rate of 10% per annum and matures on December 9, 2022. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 22% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following December 9, 2021 and ending on the later of (i) December 9, 2022, and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Sixth Street #2 Note equals the lesser of the Variable Conversion Price (as hereinafter defined) and $1.00. The “Variable Conversion Price” means 75% multiplied by the lowest VWAP (as defined in the Note) for the Company’s common stock during the 20 trading date period ending on the latest complete trading day prior to the conversion date.

The balance of the Sixth Street #2 note as of December 31, 2021 and 2020 was $93,500 and $0, respectively.

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Convertible Note – Fast Capital, LLC

On January 13, 2022, the Company entered into a Securities Purchase Agreement, (the “SPA”) dated as of January 10, 2022, by and between the Company and Fast Capital, LLC (the “Buyer”). Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase (the “Purchase”), a 10% convertible note in the aggregate principal amount of $120,000 (the “Note”). The Note has an original issue discount of $10,000, resulting in gross proceeds to the Company of $110,000.

The Note bears interest at a rate of 10% per annum and matures on January 10, 2023. The Note may be prepaid or assigned with the following penalties/premiums:

Prepay Date	Prepay Amount
On or before 30 days	115% of principal plus accrued interest
31 – 60 days	120% of principal plus accrued interest
61 – 90 days	125% of principal plus accrued interest
91 – 120 days	130% of principal plus accrued interest
121 – 150 days	135% of principal plus accrued interest
151 – 180 days	140% of principal plus accrued interest

The Note may not be prepaid after the 180th day.

The Buyer has the right from time to time, and at any time after 180 days to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Note equals 70% of the lowest trading price of the Company’s common stock for the 20 prior trading days, including the day upon which a notice of conversion is delivered.

Convertible Note – Sixth Street Lending LLC #3

On January 12, 2022, the Company entered into a Securities Purchase Agreement, (the “SPA”) dated January 12, 2022, by and between the Company and Sixth Street Lending LLC (the “Buyer”). Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase (the “Purchase”), a convertible promissory note in the aggregate principal amount of $70,125 (the “Note”). The Note has an original issue discount of $6,375, resulting in gross proceeds to the Company of $63,750.

The Note bears interest at a rate of 10% per annum and matures on January 12, 2023. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 22% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following January 12, 2022 and ending on the later of (i) January 12, 2023, and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Note equals the lesser of the Variable Conversion Price (as hereinafter defined) and $1.00. The “Variable Conversion Price” means 75% multiplied by the lowest VWAP (as defined in the Note) for the Company’s common stock during the 20 trading date period ending on the latest complete trading day prior to the conversion date.

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Amendment No. 1 to Tiger Trout Convertible Note

On January 29, 2021, the Company issued to Tiger Trout Capital Puerto Rico, LLC (“Tiger Trout”) a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 original issue discount (the “Tiger Trout Note”). The Tiger Trout Note had a maturity date of January 29, 2022. On January 28, 2022, the parties to the Tiger Trout Note entered into Amendment No. 1 to Convertible Promissory Note, dated as of January 25, 2022 (the “Note Amendment”). Pursuant to the terms of the Note Amendment, the maturity date of the Tiger Trout Note was extended to August 24, 2022. As consideration for Tiger Trout’s agreement to extend the maturity date, the principal amount of the Tiger Trout Note was increased by $388,378, to be a total of $1,928,378. As of January 25, 2022, the indebtedness under the Tiger Trout Note was $2,083,090, comprised of $1,928,378 of principal and $154,712 of accrued interest. Following January 25, 2022, interest will continue to accrue on the principal amount of $1,928,378 at an interest rate of 10%.

The parties further agreed that to the extent the indebtedness under the Tiger Trout Note has not been earlier repaid or converted to common stock as set forth therein, in the event that the Company completes a firm commitment underwritten public offering of its common stock that results in the common stock being successfully listed on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American prior to the maturity date of the Tiger Trout Note, as amended by the Note Amendment, then, following completion of the initial public offering, the Company will use the proceeds to repay indebtedness under the Tiger Trout Note in full.

Except as set forth in the Note Amendment, the terms of the Tiger Trout Note remain in full force and effect.

Amendment No. 1 to ProActive Note

On January 20, 2021, the Company issued to ProActive Capital SPV I, LLC (“ProActive”) a convertible promissory note in the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Note”). The ProActive Note had a maturity date of January 20, 2022. On February 8, 2022, the parties to the ProActive Note entered into Amendment No. 1 to Convertible Promissory Note, dated as of February 4, 2022 (the “Note Amendment”). Pursuant to the terms of the Note Amendment, the maturity date of the ProActive Note was extended to September 20, 2022. As consideration for ProActive’s agreement to extend the maturity date, the principal amount of the ProActive Note was increased by $50,000, to be a total of $300,000. As of February 4, 2022, the indebtedness under the ProActive Note was $275,000, comprised of $250,000 of principal and $25,000 of accrued interest. Following February 4, 2022, interest will continue to accrue on the principal amount of $300,000 at an interest rate of 10%.

The parties further agreed that to the extent the indebtedness under the ProActive Note has not been earlier repaid or converted to common stock as set forth therein, in the event that the Company completes a firm commitment underwritten public offering of its common stock that results in the common stock being successfully listed on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American prior to the maturity date of the ProActive Note, as amended by the Note Amendment, then, following completion of the initial public offering, the Company will use the proceeds to repay indebtedness under the ProActive Note in full.

Except as set forth in the Note Amendment, the terms of the ProActive Note remain in full force and effect.

Convertible Note – ONE44 Capital LLC

On February 16, 2022, the Company entered into a Securities Purchase Agreement, (the “ONE44 SPA”) by and between the Company and ONE44 Capital LLC (“ONE44”). Pursuant to the terms of the ONE44 SPA, the Company agreed to issue and sell, and ONE44 agreed to purchase (the “Purchase”), a convertible promissory note in the aggregate principal amount of $175,500 (the “ONE44 Note”). The ONE44 Note has an original issue discount of $17,500, resulting in gross proceeds to the Company of $158,000. Pursuant to the terms of the ONE44 SPA, the Company also agreed to issue 400,000 shares of restricted common stock to ONE44 as additional consideration for the purchase of the ONE44 Note.

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The ONE44 Note bears interest at a rate of 4% per annum and matures on February 16, 2023. Interest must be paid in common stock. The ONE44 Note may be prepaid with the following penalties/premiums:

Prepay Date	Prepay Amount
≤ 60 days	120% of principal plus accrued interest
61-120 days	130% of principal plus accrued interest
121-150 days	140% of principal plus accrued interest
151-180 days	150% of principal plus accrued interest

The ONE44 Note may not be prepaid after the 180th day.

ONE44 is entitled, at its option, at any time after the sixth monthly anniversary of cash payment, to convert all or any amount then outstanding under the ONE44 Note into shares of common stock at a price per share equal to 65% of the average of the three lowest daily VWAPs of the Company’s common stock for the 20 prior trading days, subject to a 4.99% equity blocker and subject to the terms of the ONE44 Note.

If an Event of Default (as defined in the ONE44 Note) occurs, unless cured within five days or waived, ONE44 may consider the ONE44 Note immediately due and payable and interest will accrue at a rate of 24% per annum, in addition to certain other remedies.

Convertible Note – Coventry Enterprises, LLC

On March 3, 2022, the Company entered into a Securities Purchase Agreement (the “Coventry SPA”) by and between the Company and Coventry Enterprises, LLC (“Coventry”). Pursuant to the terms of the Coventry SPA, the Company agreed to issue and sell, and Coventry agreed to purchase (the “Purchase”), a promissory note in the aggregate principal amount of $150,000 (the “Coventry Note”). The Coventry Note has an original issue discount of $30,000, resulting in gross proceeds to the Company of $120,000. Pursuant to the terms of the Coventry SPA, the Company also agreed to issue 150,000 shares of restricted common stock to Coventry as additional consideration for the purchase of the Coventry Note.

The Coventry Note bears interest at a rate of 10% per annum, with guaranteed interest (the “Guaranteed Interest”) of $15,000 is deemed earned as of March 3, 2022. The Coventry Note matures on March 3, 2023. The principal amount and the Guaranteed Interest is due and payable in seven equal monthly payments of $23,571.42, beginning on August 3, 2022 and continuing on the third day of each month thereafter until paid in full not later than March 3, 2023.

Any or all of the principal amount and the Guaranteed Interest may be prepaid at any time and from time to time, in each case without penalty or premium.

If an Event of Default (as defined in the Note) occurs, consistent with the terms of the Note, the Note will become convertible, in whole or in part, into shares of the Company’s common stock at Coventry’s option, subject to a 4.99% equity blocker (which may be increased up to 9.99% by Coventry). The conversion price is 90% of the lowest per-share trading price during the 10-trading day period before conversion.

In addition to certain other remedies, if an Event of Default occurs, consistent with the terms of the Note, the Note will bear interest on the aggregate unpaid principal amount and Guaranteed Interest at the rate of the lesser of 18% per annum or the maximum rate permitted by law.

Amendments to Labrys Note

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000.

On March 30, 2021, the Company and Labrys entered into Amendment #1 to the Labrys Note pursuant to which Labrys waived certain rights under the Labrys Note and the Company agreed to issue 48,076 shares of common stock to Labrys.

On March 8, 2022, the Company and Labrys entered into Amendment No. 2 (“Amendment No. 2”) to the Labrys Note, as amended. Pursuant to the terms of Amendment No. 2, the maturity date of the Labrys Note, as amended, was extended to November 11, 2022 and the principal amount of the Labrys Note, as amended, was increased by $116,800 to a total of $700,877.67. In addition, pursuant to Amendment No. 2, the parties agreed that, to the extent the Labrys Note, as amended, has not be earlier repaid or converted into common stock, in the event that the Company completes a firm commitment underwritten public offering of common stock following March 8, 2022, that results in the common stock being listed on The Nasdaq Global Market, the Nasdaq Capital Market, the NYSE or the NYSE American prior to the maturity date of the Labrys Note, the Company will repay the Labrys Note, as amended, with the proceeds of such offering.

May 2022 Convertible Note – ONE44 Capital LLC

On May 20, 2022, the Company entered into a Securities Purchase Agreement (the “May 2022 ONE44 SPA”) by and between the Company and ONE44 Capital LLC (“ONE44”). Pursuant to the terms of the May 2022 ONE44 SPA, the Company agreed to issue and sell, and ONE44 agreed to purchase (the “Purchase”), a convertible promissory note in the aggregate principal amount of $115,000 (the “May 2022 ONE44 Note”). The May 2022 ONE44 Note has an original issue discount of $10,000. In addition, the Company agreed to pay $5,000 in legal fees in connection with execution of the May 2022 ONE44 SPA and issuance of the May 2022 ONE44 Note. Accordingly, the Company received gross proceeds of $100,000. Pursuant to the terms of the May 2022 ONE44 SPA, the Company also agreed to issue 1,155,000 shares of restricted common stock to ONE44 as additional consideration for the purchase of the May 2022 ONE44 Note.

May 2022 ONE44 Note bears interest at a rate of 4% per annum and matures on May 20, 2023. The May 2022 ONE44 Note may be prepaid with the following penalties/premiums:

Prepay Date	Prepay Amount
≤ 60 days	120% of principal plus accrued interest
61-120 days	130% of principal plus accrued interest
121-150 days	140% of principal plus accrued interest
151-180 days	150% of principal plus accrued interest

The May 2022 ONE44 Note may not be prepaid after the 180th day.

ONE44 is entitled, at its option, at any time after the sixth monthly anniversary of cash payment, to convert all or any amount then outstanding under the May 2022 ONE44 Note into shares of common stock at a price per share equal to 55% of the lowest daily trading VWAP of the Company’s common stock for the 20 prior trading days, subject to a 4.99% equity blocker and subject to the terms of the May 2022 ONE44 Note. Is an Event of Default (as defined in the May 2022 ONE44 Note) occurs, unless cured within five days or waived, ONE44 may consider the May 2022 ONE44 Note immediately due and payable and interest will accrue at a rate of 24% per annum, in addition to certain other remedies.

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FinTekk AP and Rick Ware Racing Agreements

On July 12, 2021, the Company entered into a Joint Services Agreement (the “Agreement”) with FinTekk AP, LLC, a Texas limited liability company (“FinTekk”), and Rick Ware Racing, LLC (“RWR”). FinTekk and RWR are professional motorsports racing and marketing companies providing services focused specifically in the NASCAR Cup Series, NASCAR Xfinity Series, the IndyCar Racing Series, and the IMSA Sports Car Championship Series. Pursuant to the Agreement, FinTekk and RWR agreed to provide certain services to the Company, and the Company agreed to provide certain services to RWR.

In general, FinTekk will provide the Company with marketing and branding consulting services utilizing the RWR racing platform, and will promote the Company as the primary brand for the NASCAR race events in which RWR participates in conjunction with the RWR platform.

RWR will provide racing car drivers as well as NASCAR and development team drivers and athletes currently competing in motor racing; and RWR will engage and integrate its social media team with the Company team members to collaborate, promote and market the Company to the racing fan bases of NASCAR and IndyCar through the use of each other’s social and digital media platforms.

The Company will engage and integrate its social media/influencer member network and production teams with RWR team members to collaborate, promote and market RWR racing efforts and racing and driver story lines through various media platforms operated or familiar to the Company.

The respective services of the parties under the Agreement will apply with respect to 11 races occurring from July 18, 2021 to September 26, 2021 (the “Events”); and the compensation under the Agreement for the respective services is payable with respect to each of the Events, as follows:

●	In return for the provision by FinTekk of its services, for each Event the Company will issue FinTekk 51,146 shares of the Company’s common stock, which will be issued on the first business day following the completion of the applicable Event.
●	In return for the provision by RWR of its services, for each Event the Company will pay RWR $113,636, which shall be due and payable to RWR on the first business day following the completion of the applicable Event.
●	In return for the provision by the Company of its services, for each Event RWR will pay the Company $90,909, which will be due and payable to the Company on the second business day following the completion of the applicable Event.

Any party may terminate the Agreement for convenience after 50% of the events have concluded and with two weeks’ prior written notice to the other parties. In addition, the Agreement may be terminated at any time by a party, with notice to the other parties, in the event that another other party materially breaches the terms or conditions of the Agreement, and such breach is either not capable of cure or, if capable of cure, is not cured within three days of written notice to the breaching party. Upon the termination or expiration of the Agreement, the parties will have no further obligations hereunder other than those which arose prior to such termination or which are explicitly set forth in the Agreement as surviving any such termination or expiration. The Agreement contains customary representations and warranties of the parties, and customary provisions relating to confidentiality obligations, indemnification, and miscellaneous provisions.

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Alden Reiman Agreement

On August 20, 2021, the Company entered into a consulting agreement with Alden Reiman. In general, the consultant will make best efforts to obtain brand deals, sponsorships deals, and other revenue generating activities for Clubhouse and its roster of talent. Consultant may utilize the Clubhouse’s name when providing such Services.

In exchange for above services, the Company will pay Alden Reiman a signing bonus of $30,000 and a consulting fee of $32,000 per month in equal weekly installments as an independent contractor during the Term. The initial term was two months and it automatically renews for additional two month increments and still effective as of the date of this filing.

Yomtubian Consulting Agreement

On June 10, 2021, the Company entered into a consulting agreement with Joseph Yomtubian. Pursuant to the terms of the consulting agreement, Mr. Yomtubian agreed to provide to the Company certain management consulting and business advisory services. In exchange for such services, the Company agreed to pay Mr. Yomtubian $20,000 monthly. The consulting agreement has a term of one year and terminated in the 4th quarter of 2021.

Young Consulting Agreement

On February 3, 2021, in connection with (but not pursuant to) the closing of the A&R Share Exchange Agreement relating to Magiclytics, the Company entered in a consulting agreement with Chris Young, the President, Secretary, and a Director of the Company. Mr. Young is greater than 5% stockholder of the company.

As compensation for Mr. Young’s services pursuant to the Consulting Agreement, the Company agreed to issue to Mr. Young shares of Company Common Stock upon the completion of certain milestones, as follows:

(i)	Upon the first to occur of (i) Magiclytics actually receiving $500,000 in gross revenue following the Effective Date; and (ii) Magiclytics having conducted 1,250 Campaigns (subject to certain conditions) following the Effective Date, the Company will issue to Mr. Young a number of shares of Company Common Stock equal to (i) $393,750, divided by (ii) the VWAP (as defined in the Consulting Agreement) as of the date that the earlier of this clause (i) and clause (ii) below have occurred (the “Tranche 1 Satisfaction Date”).

(ii)	Upon the first to occur of (i) Magiclytics actually receiving an additional $500,000 in gross revenue following the Tranche 1 Satisfaction Date; and (ii) Magiclytics having conducted an additional 1,250 Campaigns (subject to certain conditions) following the Tranche 1 Satisfaction Date, the Company will issue to Mr. Young a number of shares of Company Common Stock equal to (i) $393,750, divided by (ii) the VWAP as of the date that the earlier of clause (i) above and this clause (ii) of have occurred (the “Tranche 2 Satisfaction Date”).

(iii)	Upon the first to occur of (i) Magiclytics actually receiving an additional $500,000 in gross revenue following the Tranche 2 Satisfaction Date; and (ii) Magiclytics having conducted an additional 1,250 Campaigns (subject to certain conditions) following the Tranche 2 Satisfaction Date, the Company will issue to Mr. Young a number of shares of Company Common Stock equal to (i) $393,750, divided by (ii) the VWAP as of the date that the earlier of clause (i) and clause (ii) above have occurred (the “Tranche 3 Satisfaction Date”).

Call Agreements

On March 12, 2021, Harris Tulchin, a Director of the Company, entered into separate “Call Agreements” with each of Amir Ben-Yohanan, a Director and the Chief Executive Officer of the Company, and Christian Young, a former Director and the former President and Secretary of the Company. The call agreements allowed Harris Tulchin to acquire certain shares from Amir Ben-Yohanan and Christian Young at any time before November 13, 2025

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Employment Agreements

Simon Yu Employment Agreement

On April 9, 2021, the Company entered into an employment agreement with Simon Yu, its then-Chief Operating Officer. Pursuant to this employment agreement, Mr. Yu agreed to serve as Chief Operating Officer of the Company, reporting to the Chief Executive Officer of the Company (or other person determined by the Chief Executive Officer or the Company’s Board of Directors (the “Board”). As compensation for Mr. Yu’s services, the Company agreed to pay Mr. Yu an annual base salary of $380,000 (the “Base Salary”) comprised of two parts a “Cash Portion”, and an “Optional Portion”. The Cash Portion is a monthly cash payment of $15,000 – or $180,000 on an annual basis. The remaining $200,000 per year – the Optional Portion – was payable as follows:

(i)	If the Company’s Board determines that the Company has sufficient cash on hand to pay all or a portion of the Optional Portion in cash, such amount shall be paid in cash.

(ii)	If the Board determines that the Company does not have sufficient cash on hand to pay all of the Optional Portion in cash, then the portion of the Optional Portion which the Board determines that the Company has sufficient cash on hand to pay in cash will be paid in cash, and the remainder (the “Deferred Portion”) will either:

(a)	be paid at a later date, when the Board determines that the Company has sufficient cash on hand to enable the Company to pay the Deferred Portion; or
(b)	will not be paid in cash – and instead, the Company will issue shares of Company Common Stock equal to (A) the Deferred Portion, divided by (B) the VWAP (as defined in the employment agreement) as of the date of issuance of such shares of Company Common Stock.

In addition, pursuant to the employment agreement, Mr. Yu was entitled to be paid discretionary annual bonuses as determined by the Board (currently intended to be a maximum of $250,000 per year), and was also entitled to receive fringe benefits, such as, but not limited to, reimbursement for reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel, vacation days, and certain insurances.

The initial term of the employment agreement was one year from the effective date of the agreement (i.e. April 9, 2022), unless earlier terminated. Thereafter, the term is automatically extended on an annual basis for terms of one year each, unless either the Company or Mr. Yu provides notice to the other party of their desire to not so renew the term of the agreement (as applicable) at least 30 days prior to the expiration of the then-current term.

Mr. Yu’s employment with the Company was “at will,” meaning that either Mr. Yu or the Company may terminate Mr. Yu’s employment at any time and for any reason, subject to certain terms and conditions.

The Company may terminate the employment agreement at any time, with or without “cause”, as defined in the employment agreement and Mr. Yu may terminate the employment agreement at any time, with or without “good reason”, as defined in the employment agreement. If the Company terminates the employment agreement for cause or Mr. Yu terminates the employment agreement without good reason, Mr. Yu will be entitled to be paid any unpaid salary owed or accrued, including the issuance of any shares of Company Common Stock owed or accrued (as compensation) as of the termination date. In the event that there was any Deferred Portion which had been agreed to be paid in cash, such Deferred Portion instead will be paid in shares of Company Common Stock as though such amount had been agreed to be paid via the issuance of shares of Company Common Stock. Mr. Yu will also be entitled to payment for any unreimbursed expenses as of the termination date. However, any unvested portion of any equity granted to Mr. Yu will be immediately forfeited as of the termination date.

On October 8, 2021, Mr. Yu resigned from all officer and director positions with the Company.

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Harris Tulchin Employment Agreement

On April 9, 2021, the Company entered into employment agreement with Harris Tulchin. Pursuant to this employment agreement, Mr. Tulchin agreed to serve as Chief Operating Officer of the Company, reporting to the Chief Executive Officer of the Company (or other person determined by the Chief Executive Officer or the Company’s Board of Directors (the “Board”)). As compensation for Mr. Tulchin’s services, the Company agreed to pay Mr. Tulchin an annual base salary of $380,000 (the “Base Salary”) comprised of two parts a “Cash Portion”, and an “Optional Portion”. The Cash Portion is a monthly cash payment of $15,000 – or $180,000 on an annual basis. The remaining $200,000 per year – the Optional Portion – is payable as follows:

●	If the Company’s Board determines that the Company has sufficient cash on hand to pay all or a portion of the Optional Portion in cash, such amount shall be paid in cash.
●	If the Board determines that the Company does not have sufficient cash on hand to pay all of the Optional Portion in cash, then the portion of the Optional Portion which the Board determines that the Company has sufficient cash on hand to pay in cash will be paid in cash, and the remainder (the “Deferred Portion”) will either be paid at a later date, when the Board determines that the Company has sufficient cash on hand to enable the Company to pay the Deferred Portion; or will not be paid in cash – and instead, the Company will issue shares of Company Common Stock equal to (A) the Deferred Portion, divided by (B) the VWAP (as defined in the employment agreement) as of the date of issuance of such shares of Company Common Stock.

In addition, pursuant to the employment agreement, Mr. Tulchin is entitled to be paid discretionary annual bonuses as determined by the Board (currently intended to be a maximum of $250,000 per year), and is also entitled to receive fringe benefits, such as, but not limited to, reimbursement for reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel, vacation days, and certain insurances.

The initial term of the employment agreement was one year from the effective date of the agreement (i.e. April 9, 2022), unless earlier terminated. Thereafter, the term is automatically extended on an annual basis for terms of one year each, unless either the Company or Mr. Tulchin provides notice to the other party of their desire to not so renew the term of the agreement (as applicable) at least 30 days prior to the expiration of the then-current term.

Mr. Tulchin’s employment with the Company shall be “at will,” meaning that either Mr. Tulchin or the Company may terminate Mr. Tulchin’s employment at any time and for any reason, subject to certain terms and conditions.

The Company may terminate the employment agreement at any time, with or without “cause”, as defined in the employment agreement and Mr. Tulchin may terminate the employment agreement at any time, with or without “good reason”, as defined in the employment agreement. If the Company terminates the employment agreement for cause or Mr. Tulchin terminates the employment agreement without good reason, Mr. Tulchin will be entitled to be paid any unpaid salary owed or accrued, including the issuance of any shares of Company Common Stock owed or accrued (as compensation) as of the termination date. In the event that there was any Deferred Portion which had been agreed to be paid in cash, such Deferred Portion instead will be paid in shares of Company Common Stock as though such amount had been agreed to be paid via the issuance of shares of Company Common Stock. Mr. Tulchin will also be entitled to payment for any unreimbursed expenses as of the termination date. However, any unvested portion of any equity granted to Mr. Tulchin will be immediately forfeited as of the termination date.

Amir Ben-Yohanan Employment Agreement

On April 11, 2021, the Company entered into an employment agreement with Amir Ben-Yohanan for Mr. Ben-Yohanan to serve as Chief Executive Officer of the Company. As compensation for Mr. Ben-Yohanan’s services, the Company agreed to pay Mr. Ben-Yohanan an annual base salary of $400,000 (the “Base Salary”) comprised of two parts a “Cash Portion”, and an “Optional Portion”. The Cash Portion is a monthly cash payment of $15,000 – or $180,000 on an annual basis. The remaining $200,000 per year – the Optional Portion – is payable as follows:

●	If the Company’s Board determines that the Company has sufficient cash on hand to pay all or a portion of the Optional Portion in cash, such amount shall be paid in cash.

●	If the Board determines that the Company does not have sufficient cash on hand to pay all of the Optional Portion in cash, then the portion of the Optional Portion which the Board determines that the Company has sufficient cash on hand to pay in cash will be paid in cash, and the remainder (the “Deferred Portion”) will either be paid at a later date, when the Board determines that the Company has sufficient cash on hand to enable the Company to pay the Deferred Portion; or will not be paid in cash – and instead, the Company will issue shares of Company Common Stock equal to (A) the Deferred Portion, divided by (B) the VWAP (as defined in the employment agreement) as of the date of issuance of such shares of Company Common Stock.

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In addition, pursuant to the employment agreement, Mr. Ben-Yohanan is entitled to be paid discretionary annual bonuses as determined by the Board (currently intended to be a maximum of $250,000 per year), and is also entitled to receive fringe benefits, such as, but not limited to, reimbursement for reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel, vacation days, and certain insurances.

The initial term of the employment agreement was one year from the effective date of the agreement (i.e. April 9, 2022), unless earlier terminated. Thereafter, the term is automatically extended on an annual basis for terms of one year each, unless either the Company or Mr. Ben-Yohanan provides notice to the other party of their desire to not so renew the term of the agreement (as applicable) at least 30 days prior to the expiration of the then-current term.

Mr. Ben-Yohanan’s employment with the Company shall be “at will,” meaning that either Mr. Ben-Yohanan or the Company may terminate Mr. Ben-Yohanan’s employment at any time and for any reason, subject to certain terms and conditions.

The Company may terminate the employment agreement at any time, with or without “cause”, as defined in the employment agreement and Mr. Ben-Yohanan may terminate the employment agreement at any time, with or without “good reason”, as defined in the employment agreement. If the Company terminates the employment agreement for cause or Mr. Ben-Yohanan terminates the employment agreement without good reason, Mr. Ben-Yohanan will be entitled to be paid any unpaid salary owed or accrued, including the issuance of any shares of Company Common Stock owed or accrued (as compensation) as of the termination date. In the event that there was any Deferred Portion which had been agreed to be paid in cash, such Deferred Portion instead will be paid in shares of Company Common Stock as though such amount had been agreed to be paid via the issuance of shares of Company Common Stock. Mr. Ben-Yohanan will also be entitled to payment for any unreimbursed expenses as of the termination date. However, any unvested portion of any equity granted to Mr. Ben-Yohanan will be immediately forfeited as of the termination date.

The terms of Mr. Ben-Yohanan’s employment agreement are identical to the terms of the employment agreements of Simon Yu and Harris Tulchin described above, except for the following terms:

●	Mr. Ben-Yohanan’s Base Salary is $400,000 per year
●	Mr. Ben-Yohanan reports only to the Board of Directors of the Company.

Upon the conclusion of the term of the above employment agreement, on April 1, 2022, the Company entered into an employment agreement with Amir Ben-Yohanan, the Company’s Chief Executive Officer, effective April 11, 2022, as further described below.

Christian Young Employment Agreement

On April 11, 2021, the Company entered into an employment agreement with Christian Young for Mr. Young to serve as President of the Company. As compensation for Mr. Young’s services, the Company agreed to pay Mr. Young an annual base salary of $380,000 (the “Base Salary”).

Mr. Young’s employment agreement was the same as Mr. Tulchin’s and Mr. Yu’s agreements except as indicated below.

The Company and Mr. Young acknowledged that each of them are also the parties to that certain Consulting Agreement, dated as of February 3, 2021 (the “Consulting Agreement”), and that the Consulting Agreement and Mr. Young’s employment agreement will operate independently of each other – except that in the event of a conflict between this employment agreement and the Consulting Agreement, the terms and conditions of this employment agreement will control.

On October 8, 2021, Mr. Young resigned from all officer and director positions with the Company.

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Kaplun Appointment as Chief Financial Officer, Kaplun Executive Employment Agreement & Kaplun Restricted Stock Award

On October 7, 2021, the Company’s Board of Directors appointed Dmitry Kaplun as the Company’s Chief Financial Officer. In connection with Mr. Kaplun’s appointment, the Company and Mr. Kaplun entered into an executive employment agreement dated as of October 7, 2021 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, the Company agreed to pay Mr. Kaplun an annual base salary of $280,000. In addition, the Company agreed to grant to Mr. Kaplun on the effective date of the Employment Agreement and on each anniversary thereof a number of restricted shares of common stock equal to (i) $100,000, divided by (ii) the lesser of (A) $1.70 (as the same may be adjusted) and (B) 80% of the VWAP as of the grant date. Each restricted stock grant will vest ratably over the calendar year following the grant date, vesting as to 25% of the number of shares of common stock in the restricted stock grant at the end of each calendar quarter of such year, as provided in the Employment Agreement. Mr. Kaplun will also be paid discretionary annual bonuses if and when declared by the Board.

The Employment Agreement has an initial term ending on the earlier of (i) the first anniversary of the effective date of the Employment Agreement, and (ii) the time of the termination of Mr. Kaplun’s employment. in accordance with the provisions herein. The initial term and any renewal term will automatically be extended for one or more additional terms of one year each, unless either the Company or Mr. Kaplun provides notice to the other party at least 30 days prior to the expiration of the then-current term.

The Company may terminate Mr. Kaplun’s employment at any time, with or without Cause (as defined in the Employment Agreement), subject to the terms and conditions of the Employment Agreement. In the event that the Company terminates Mr. Kaplun’s employment with Cause, subject to the terms of the Employment Agreement, (i) the Company will pay to Mr. Kaplun unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses; and (ii) any unvested portion of the restricted stock grants and any other equity granted to Mr. Kaplun will immediately be forfeited as of the termination date.

In the event that the Company terminates Mr. Kaplun’s employment without Cause, subject to the terms and conditions of the Employment Agreement, (i) the Company will pay to Mr. Kaplun any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses; (ii) the Company will pay to Mr. Kaplun, in one lump sum, an amount equal to the base salary that would have been paid to Mr. Kaplun for a three-month period; and (iii) any equity grant already made to Mr. Kaplun will, to the extent not already vested, be deemed automatically vested.

Mr. Kaplun may resign at any time, with or without Good Reason (as defined in the Employment Agreement). In the event that Mr. Kaplun resigns with Good Reason, the Company will pay to Mr. Kaplun the amounts, and Mr. Kaplun will, subject to the terms of the Employment Agreement, be entitled to such benefits (including without limitation any vesting of unvested shares under any equity grant), that would have been payable to Mr. Kaplun or which Mr. Kaplun would have received had Mr. Kaplun’s employment been terminated by the Company without Cause.

In the event that Mr. Kaplun resigns without Good Reason, the Company will pay to Mr. Kaplun the amounts, and Mr. Kaplun will be entitled, subject to the terms of the Employment Agreement, to such benefits (including without limitation any vesting of unvested shares under any equity grant), that would have been payable to Mr. Kaplun or which Mr. Kaplun would have received had Mr. Kaplun’s employment been terminated by the Company with Cause.

The Employment Agreement contains customary representations and warranties of the parties, and customary provisions relating to confidentiality obligations, indemnification, and miscellaneous provisions.

Pursuant to the terms of the Employment Agreement, the Board granted Mr. Kaplun 58,824 shares of restricted common stock on October 7, 2021. Twenty-five percent of the shares vest on each of the three-month, six-month, nine-month and 12-month anniversaries of the grant date.

Additional Compensation for Directors

For the year ended December 31, 2021, the Board of Directors approved and paid $485,000 cash bonuses to its directors.

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Resignations of Simon Yu and Christian Young

On October 8, 2021, each of Christian Young, our then-President, Secretary and Director, and Simon Yu, our then-Chief Operating Officer and Director, resigned from all officer and director positions with the Company, effective immediately.

Musina Board Appointment

On October 12, 2021, the Board appointed Massimiliano Musina to serve as a member of the Company’s Board of Directors. In connection with Mr. Musina’s appointment, the Company and Mr. Musina entered into an Independent Director Agreement dated October 12, 2021 (the “Director Agreement”). Pursuant to the Director Agreement, Mr. Musina agreed to serve as an independent director of the Company during the term of the Director Agreement. The term of the Director Agreement is from October 12, 2021 until Mr. Musina either resigns or is removed from his position as a director or until his death.

Pursuant to the terms of the Director Agreement, the Company agreed to issue to Mr. Musina each quarter a number of shares of common stock having a fair market value of $25,000, in exchange for Mr. Musina’s service as a member of the Company’s Board of Directors. The number of shares of common stock to be issued will be calculated by dividing $25,000 by the VWAP, as further described in the Director Agreement. Pursuant to the Director Agreement, the Company agreed to reimburse Mr. Musina for all reasonable out-of-pocket expenses incurred by him in attending any in-person meetings, provided that he complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of Mr. Musina in excess of $500.00) must be approved in advance by the Company.

The Director Agreement contains customary representations and warranties of the parties, and customary provisions relating to confidentiality obligations, and miscellaneous provisions.

Advisory Board

On April 2, 2021, the Company established an advisory board (“Advisory Board”) to provide guidance and advice to the directors and officers of the Company regarding technical and business matters. The advisory board has no voting powers. The Advisory Board currently consists of two members: Andrew Omori and Perry Simon.

Andrew Omori. On April 2, 2021, the Company entered into a consulting agreement with Andrew Omori and appointed Mr. Omori to the Advisory Board of the Company with monthly payment of $30,000 by the Company’s shares. The Company amended the agreement on September 13, 2021 and reduced the monthly payment to $15,000. Mr. Omori is a partner at Andreessen Horowitz, one of Silicon Valley’s most prominent and successful venture capital firms, with $17.6 billion in assets under management. Andreessen Horowitz is well known for leading investments in hit social audio app, Clubhouse (which is not owned, and is not otherwise affiliated with, the Company), as well as Airbnb and Coinbase. Prior to joining Andreessen Horowitz, Mr. Omori served as a VP at JMP Group and as a successful technology investment banker. Mr. Omori has dedicated his career to helping technology companies scale and has worked with a variety of social companies including Snap, Pinterest, Roblox, and the Clubhouse app. Mr. Omori will advise the Board of Directors and the Company regarding optimal pathways for monetizing the Company’s operations as well as providing the Company with access to relationships, branding opportunities, and partnerships that hold the potential for further gains in shareholder value.

Perry Simon. On April 15, 2021, the Company entered into a consulting agreement with Perry Simon and appointed Mr. Simon to the Advisory Board of the Company. Mr. Simon is the former executive vice president of Primetime at NBC Entertainment, where he helped develop and supervise some of television’s most iconic series, including “Cheers,” “The Golden Girls,” “Law and Order,” “L.A. Law,” “Miami Vice,” “Frasier,” Seinfeld, and “The Cosby Show.” He is also a former General Manager at PBS former Managing Director at BBC Worldwide America, former President of Viacom Productions and former executive officer at Paul Allen’s Vulcan Productions. Over the past 20 years, Mr. Simon has helped to facilitate the rapid growth of mission-driven programming, driving large gains in audience size and fan engagement, and winning multiple awards along the way (Golden Globes, Emmys, and Peabodys). Mr. Simon will advise the Company on non-profit and social impact activities, as well as other business, financial, and organizational matters, and access his extensive entertainment industry relationships and knowledge for content development, acquisition, and deal structures.

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Gary Marenzi

On January 4, 2022, Gary Marenzi, a member of the Board of Directors of the Company, resigned from his position as a Board member, effectively immediately. Mr. Marenzi’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Termination of Offering

On August 31, 2021, the Company decided to terminate its Regulation A+ offering. Prior to terminating the Regulation A+ offering, the Company sold 257,625 shares in the offering at $4.00 per share, yielding gross proceeds of approximately $1,030,500 and net proceeds of $845,290.

Closing of Dobre Brothers House

On September 1, 2021, the Company officially closed one of its Clubhouse locations - Dobre Brothers House – located in Beverly Hills, CA. The Company terminated its lease agreement for the Dobre Brothers House effective September 1, 2021. At the time of the termination of this lease, the Company had a month-to-month tenancy at this location, as contemplated under the lease after the expiration of the initial term of the lease on July 31, 2021. The Company did not incur any termination penalties as a result of terminating the lease.

The Dobre Brothers House hosted Darius, Cyrus, Marcus and Lucas Dobre (collectively, the “Dobre Brothers”). The Dobre Brothers were prominent influencers in the Company’s roster, with a total follower reach of approximately 115 million. As a result of the closing of the Dobre Brothers House, the Dobre Brothers will no longer be required to provide promotion and marketing social media posts on our behalf as part of the terms of their living arrangements in the Dobre Brothers House. As such, the Company will exclude Dobre Brothers followers from the Company’s calculations of its own follower reach going forward. Nonetheless, the Company has continued to have a working relationship with the Dobre Brothers since the closing of the Dobre Brothers House, and intends to maintain a working relationship with the Dobre Brothers going forward.

Closing of LA Content House

On November 12, 2021, following approval and ratification of a resolution by the board of directors and a determination that the action is in the Company’s best interests, the Company closed its content creation house located at 1024 Summit Drive, Beverly Hills, California 90210. The Company will operate the business previously conducted at the House on a solely remote/virtual basis.

Closing of Clubhouse BH

Effective December 1, 2021, the Company closed Clubhouse BH, a Clubhouse location in Beverly Hills, California. The influencers that resided in Clubhouse BH had a total follower reach of approximately 463 million as of December 1, 2021. As a result of the closing of Clubhouse BH, such influencers were no longer be required to provide promotion and marketing social media posts on the Company’s behalf as part of the terms of their living arrangements in Clubhouse BH. Accordingly, the Company excludes such influencers’ followers from the Company’s calculations of its own follower reach going forward.

Prior Registration Statement for Equity Line with Peak One

We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

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April 2022 Employment Agreement with Amir Ben-Yohanan

On April 1, 2022, the Company entered into an employment agreement with Amir Ben-Yohanan, the Company’s Chief Executive Officer, effective April 11, 2022. The terms of the employment agreement are substantially similar to the terms of Mr. Ben-Yohanan’s prior employment agreement with the Company. Accordingly, pursuant to the terms of the employment agreement, Mr. Ben-Yohanan will continue to serve as Chief Executive Officer of the Company, reporting to the Board of Directors (the “Board”). As compensation for Mr. Ben-Yohanan’s services, the Company agreed to pay Mr. Mr. Ben-Yohanan an annual base salary of $400,000 (the “Base Salary”) comprised of two parts a “Cash Portion”, and an “Optional Portion”. The Cash Portion is a monthly cash payment of $15,000. The remaining $220,000 per year – the Optional Portion – is payable as follows:

(i)	If the Company’s Board determines that the Company has sufficient cash on hand to pay all or a portion of the Optional Portion in cash, such amount shall be paid in cash.
(ii)	If the Board determines that the Company does not have sufficient cash on hand to pay all of the Optional Portion in cash, then the portion of the Optional Portion which the Board determines that the Company has sufficient cash on hand to pay in cash will be paid in cash, and the remainder (the “Deferred Portion”) will either:

a.	be paid at a later date, when the Board determines that the Company has sufficient cash on hand to enable the Company to pay the Deferred Portion; or
b.	will not be paid in cash – and instead, the Company will issue shares of Company Common Stock equal to (A) the Deferred Portion, divided by (B) the VWAP (as defined in the employment agreement) as of the date of issuance of such shares of Company Common Stock.

In addition, pursuant to the employment agreement, Mr. Ben-Yohanan is entitled to be paid discretionary annual bonuses as determined by the Board, and is also entitled to receive fringe benefits, such as, but not limited to, reimbursement for reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel, vacation days, and certain insurances.

The initial term of the employment agreement is one year from April 11, 2022, unless earlier terminated. Thereafter, the term is automatically extended on an annual basis for terms of one year each, unless either the Company or Mr. Ben-Yohanan provides notice to the other party of their desire to not so renew the term of the agreement (as applicable) at least 30 days prior to the expiration of the then-current term.

Mr. Ben-Yohanan’s employment with the Company shall be “at will,” meaning that either Mr. Ben-Yohanan or the Company may terminate Mr. Ben-Yohanan’s employment at any time and for any reason, subject to certain terms and conditions.

The Company may terminate the employment agreement at any time, with or without “cause”, as defined in the employment agreement and Mr. Ben-Yohanan may terminate the employment agreement at any time, with or without “good reason”, as defined in the employment agreement. If the Company terminates the employment agreement for cause or Mr. Ben-Yohanan terminates the employment agreement without good reason, Mr. Ben-Yohanan will be entitled to be paid any unpaid salary owed or accrued, including the issuance of any shares of Company Common Stock owed or accrued (as compensation) as of the termination date. In the event that there was any Deferred Portion which had been agreed to be paid in cash, such Deferred Portion instead will be paid in shares of Company Common Stock as though such amount had been agreed to be paid via the issuance of shares of Company Common Stock. Mr. Ben-Yohanan will also be entitled to payment for any unreimbursed expenses as of the termination date. However, any unvested portion of any equity granted to Mr. Ben-Yohanan will be immediately forfeited as of the termination date.

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If the Company terminates the employment agreement without cause or Mr. Ben-Yohanan terminates the employment agreement with good reason, Mr. Ben-Yohanan will be entitled to receive the same compensation (unpaid accrued salary and unreimbursed expenses), and, in addition, will be entitled to receive, in one lump sum, the remainder of Mr. Ben-Yohanan’s annual salary that has not yet been paid as of the date of the termination – either in cash, or in shares of Company common stock. Further, any equity grant already made to Mr. Ben-Yohanan shall, to the extent not already vested, be deemed automatically vested.

Approval of 2022 Equity Incentive Plan and Form S-8 Filing

April 19, 2022, the board of directors of the Company and stockholders holding a majority of the Company’s voting power approved the Clubhouse Media Group, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). For a detailed description of the 2022 Plan see “Executive Compensation – 2022 Equity Incentive Plan” on page 108 of this prospectus. On April 21, 2022, the Company filed a Registration Statement on Form S-8 with the SEC to register 26,000,000 shares of the Company’s common stock, issuable pursuant to the 2022 Plan.

Amendment to Articles of Amendment Increasing Authorized Shares

April 19, 2022, the board of directors of the Company and stockholders holding a majority of the Company’s voting power approved an amendment to the Company’s articles of incorporation to (i) increase the authorized shares from 550,000,000 to 2,050,000,000, and (ii) make certain changes with respect to the vote required for any subsequent changes to the numbers of authorized shares of classes or series of the Company’s stock as set forth in the articles of incorporation (the “Articles of Amendment”). Pursuant to the Articles of Amendment the authorized shares will be divided into 2,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Pursuant to the Articles of Amendment, except as otherwise required by the Nevada Revised Statutes (the “NRS”), the Articles of Incorporation, or any designation for a class of preferred stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Company shall vote together as one class on all matters submitted to a vote of the shareholders of the Company; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter. Effective April 19, 2022, we amended our articles of incorporation pursuant to the Articles of Amendment.

Share Issuance to Amir Ben-Yohanan

On April 18, 2022, the Company issued 2,820,000 shares of the Company’s common stock to Amir Ben-Yohanan, who is the Company’s Chief Executive Officer, a member of the Company’s Board of Directors, and a significant stockholder of the Company, at a purchase price per share of $0.025, for a total purchase price of $70,500.

Change in Chief Financial Officer and Related Agreements

On May 27, 2022, Dmitry Kaplun resigned as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective immediately. Mr. Kaplun resigned for personal reasons and in order to pursue other opportunities, and will continue to provide consulting services to the Company for at least 90 days. On May 27, 2022, the Board of Directors of the Company appointed Scott Hoey as the Company’s Chief Financial Officer, effective immediately. The Company has agreed to pay Mr. Hoey an annual base salary of $109,200. In connection with Mr. Kaplun’s resignation, the Company entered into a Termination and Release Agreement, dated as of May 27, 2022, by and between the Company and Mr. Kaplun (the “Termination Agreement”). Pursuant to the terms of the Termination Agreement, the parties to the Termination Agreement agreed to terminate the Executive Employment Agreement, dated as of October 7, 2021, by and between the Company and Mr. Kaplun. Also in connection with Mr. Kaplun’s resignation, the Company entered into a Redemption Agreement, dated as of May 27, 2022, by and between the Company and Mr. Kaplun (the “Redemption Agreement”). Pursuant to the terms of the Redemption Agreement, the Company agreed to purchase from Mr. Kaplun 29,412 shares of the Company’s common stock owned by Mr. Kaplun in exchange for $1.00.

Employees

We currently have 4 full time employees, including Amir Ben-Yohanan, our Chief Executive Officer. We also contract with a number of consultants that assist in various aspects of our operations.

We believe that a diverse workforce is important to our success. As we grow our business, we will focus on the hiring, retention and advancement of women and underrepresented populations, and to cultivate an inclusive and diverse corporate culture. The Company has hired a Human Resources consultant to evaluate and implement our ongoing human capital needs. We will continue to evaluate our use of human capital measures or objectives in managing our business such as the factors we employ or seek to employ in the development, attraction and retention of personnel and maintenance of diversity in our workforce.

In the future, we also intend to provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.

We also expect to provide robust compensation and benefits programs to help meet the needs of our employees.

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Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. To the knowledge of our management, there are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Custodianship

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered and Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to NRS 78.347(1)(b), pursuant to which Joseph Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347. On May 23, 2019, Joseph Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Joseph Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019.

On November 13, 2019, Mr. Arcaro filed a Motion to Terminate Custodianship of Tongji Healthcare Group, Inc. pursuant to NRS 78.650(4) with the District Court in Clark County Nevada. On December 6, 2019, the court granted Mr. Arcaro’s motion, and the custodianship was terminated.

Properties

Our headquarters is located at 3651 Lindell Road, D517, Las Vegas, Nevada. There is no physical office space here, and this address is mainly used as a mailing address and call center. We pay a fee of $79 per month for the use of this headquarters.

Our management generally works out of 201 Santa Monica Blvd., Suite 30, Santa Monica, CA 90401, which is WOHG’s headquarters. We believe that these facilities are adequate to support the Company’s existing operations and that we will be able to obtain appropriate additional facilities or alternative facilities on commercially reasonable terms if and when necessary. We do not have a formal lease pursuant to which it uses these offices and does not have a monthly rent obligation for use of these premises.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with (i) Clubhouse Media Group, Inc. financial statements and related notes thereto, and (ii) the section entitled “Description of Business,” included in this prospectus. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus. As used in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” unless otherwise indicated or the context requires, the terms “Clubhouse Media,” the “Company,” “we,” “our,” “ours” or “us” and other similar terms mean Clubhouse Media Group, Inc. and its subsidiaries.

Overview

We are an influencer-based social media firm and digital talent management agency. Our Company offers management, production and deal-making services to our handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Our management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

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Through our subsidiary, West of Hudson Group, Inc. (“WOHG”), we currently generate revenues primarily from talent management of social media influencers and for paid promotion by companies looking to utilize such social media influencers to promote their products or services. We solicit companies for potential marketing collaborations and cultivated content creation, work with the influencers and the marketing entity to negotiate and formalize a brand deal and then execute the deal and receive a certain percentage from the deal. In addition to the in-house brand deals, we generate income by providing talent management and brand partnership deals to influencers.

History

For a detailed description of our history see “Description of Business – Organizational History” on page 44 of this prospectus.

Recent Developments

FinTekk/Rick Ware Racing Joint Services Agreement

On July 12, 2021, we entered into a Joint Services Agreement (the “Joint Services Agreement”) with FinTekk AP, LLC (“FinTekk”), and Rick Ware Racing, LLC (“RWR”). FinTekk and RWR are professional motorsports racing and marketing companies providing services focused specifically in the NASCAR Cup Series, NASCAR Xfinity Series, the IndyCar Racing Series, and the IMSA Sports Car Championship Series. Pursuant to the Joint Services Agreement, FinTekk and RWR agreed to provide certain services to the Company, and the Company agreed to provide certain services to RWR.

In general, FinTekk agreed to provide the Company with marketing and branding consulting services utilizing the RWR racing platform, and to promote the Company as the primary brand for the NASCAR race events in which RWR participates in conjunction with the RWR platform.

RWR agreed to provide racing car drivers as well as NASCAR and development team drivers and athletes currently competing in motor racing; and RWR agreed to engage and integrate its social media team with the Company team members to collaborate, promote and market the Company to the racing fan bases of NASCAR and IndyCar through the use of each other’s social and digital media platforms.

The Company agreed to engage and integrate its social media/influencer member network and production teams with RWR team members to collaborate, promote and market RWR racing efforts and racing and driver story lines through various media platforms operated or familiar to the Company.

The respective services of the parties under the Joint Services Agreement applied with respect to 11 races that occurred from July 18, 2021 to September 26, 2021 (the “Events”); and the compensation under the Agreement for the respective services was payable with respect to each of the Events, as follows:

(i)	In return for the provision by FinTekk of its services, for each Event the Company agreed to issue FinTekk 51,146 shares of the Company’s common stock.

(ii)	In return for the provision by RWR of its services, for each Event the Company agreed to pay RWR $113,636.

(iii)	In return for the provision by the Company of its services, for each Event RWR agreed to pay the Company $90,909.

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Conversion of Ben-Yohanan Note

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Note”). The Note bears simple interest at a rate of 8% per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

Pursuant to the terms of the Note, $1,000,000 of the principal amount and accrued interest of the Note would automatically be converted into a number of restricted (non-Regulation A) shares of the Company common stock equal to (i) $1,000,000 divided by (ii) the initial public offering price per share of Company common stock in the Company’s Regulation A offering (the “Conversion”).

On July 9, 2021, the Conversion occurred, and Mr. Ben-Yohanan was issued 250,000 shares of common stock as a result of $1,000,000 in principal and interest due on the Note converting into shares of common stock at $4.00 per share, which is the initial public offering price per share of the common stock in the Company’s offering pursuant to Regulation A.

As of December 31, 2021, there was $1,269,864 in principal and $16,978 accrued interest outstanding on the Note, which became payable by the Company commencing on February 2, 2022 as required to amortize the Note and the outstanding indebtedness over the following 24 months. The final maturity date of the Note is February 2, 2024.

Rui Wu – Note Purchase Agreement, Convertible Promissory Note, Warrant, and Security Agreement

On August 27, 2021, the Company entered into a note purchase agreement (the “Rui Wu Note Purchase Agreement”) with Rui Wu, an individual, with an effective date of August 26, 2021, pursuant to which the Company issued a convertible promissory note to Mr. Wu in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “Rui Wu Note”) and, in connection therewith, issued to Mr. Wu a warrant to purchase 37,500 shares of the Company’s common stock at an exercise price of $2.00 per share, subject to adjustment (the “Rui Wu Warrant”). In addition, in connection with the Rui Wu Note Purchase Agreement, the Company entered into a Security Agreement with Rui Wu, pursuant to which the Company’s obligations under the Rui Wu Note were secured by a first priority lien and security interest on all of the assets of the Company (the “Rui Wu Security Agreement”). While each of the Rui Wu Warrant, Security Agreement, Note, and Note Purchase Agreement have an effective date and/or effective issue date of August 26, 2021, each was entered into and/or issued on August 27, 2021.

The Rui Wu Note has a maturity date of August 26, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Rui Wu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Rui Wu Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company common stock at any time following August 26, 2021 until the note is repaid. The conversion price per share of common stock shall initially mean the lesser of (i) $1.00 or (ii) 75% of the lowest daily volume weighted average price of the common stock during the 20 Trading Days (as defined in the Rui Wu Note) immediately preceding the date of the respective conversion. The conversion price is subject to customary adjustments for any stock splits, etc., which occur following the determination of the conversion price.

The Rui Wu Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the Rui Wu Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by Mr. Wu; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the Securities and Exchange Commission (the “SEC”) under Section 12(j) or 12(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or
●	the occurrence of any delisting of the Company common stock from any securities exchange on which the Company common stock is listed or suspension of trading of the Company common stock on the OTC Markets.

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If an event of default has occurred and is continuing, Mr. Wu may declare all or any portion of the then-outstanding principal amount of the Rui Wu Note, together with all accrued and unpaid interest thereon, due and payable, and the Rui Wu Note shall thereupon become immediately due and payable in cash and Mr. Wu will also have the right to pursue any other remedies that Mr. Wu may have under applicable law. In the event that any amount due under the Rui Wu Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

The $50,000 original issue discount, the fair value of 125,000 warrants issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000. For the excess amount of derivative liability, the Company recorded accretion expense of $514,850 at the inception date of this note.

The balance of the Riu Wu Note as of December 31, 2021 and 2020 was $550,000 and $0, respectively.

Chris Etherington – Note Purchase Agreement, Convertible Promissory Note, Warrant, and Security Agreement

On August 27, 2021, the Company entered into a note purchase agreement (the “Chris Etherington Note Purchase Agreement”) with Chris Etherington with an effective date of August 26, 2021, pursuant to which, on the same date, the Company issued a convertible promissory note to Mr. Etherington in the aggregate principal amount of $165,000 for a purchase price of $150,000, reflecting a $15,000 original issue discount (the “Chris Etherington Note”) and, in connection therewith, issued to Mr. Etherington a warrant to purchase 37,500 shares of the Company’s common stock at an exercise price of $2.00 per share, subject to adjustment (the “Chris Etherington Warrant”). In addition, in connection with the Chris Etherington Note Purchase Agreement, the Company entered into a Security Agreement with Mr. Etherington, pursuant to which the Company’s obligations under the Chris Etherington Note were secured by a first priority lien and security interest on all of the assets of the Company (the “Chris Etherington Security Agreement”). While each of the Chris Etherington Warrant, Security Agreement, Note, and Note Purchase Agreement have an effective date and/or effective issue date of August 26, 2021, each was entered into and/or issued on August 27, 2021.

The Chris Etherington Note has a maturity date of August 26, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Chris Etherington Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Chris Etherington Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company common stock at any time following August 26, 2021 until the note is repaid. The conversion price per share of common stock shall initially mean the lesser of (i) $1.00 or (ii) 75% of the lowest daily volume weighted average price of the common stock during the 20 Trading Days (as defined in the Chris Etherington Note) immediately preceding the date of the respective conversion. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The Chris Etherington Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the Chris Etherington Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by Mr. Etherington; or

●	the Company fails to remain compliant with the DTC, thus incurring a “chilled” status with DTC; or

●	any trading suspension is imposed by the SEC under Section 12(j) or Section 12(k) of the Exchange Act; or

●	the occurrence of any delisting of the Company common stock from any securities exchange on which the Company common stock is listed or suspension of trading of the Company common stock on the OTC Markets.

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If an event of default has occurred and is continuing, Mr. Etherington may declare all or any portion of the then-outstanding principal amount of the Chris Etherington Note, together with all accrued and unpaid interest thereon, due and payable, and the Chris Etherington Note shall thereupon become immediately due and payable in cash and Mr. Etherington will also have the right to pursue any other remedies that Mr. Etherington may have under applicable law. In the event that any amount due under the Chris Etherington Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

The $15,000 original issue discount, the fair value of 37,500 warrants issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $165,000. For the excess amount of derivative liability, the Company recorded accretion expense of $160,538 at the inception date of this note.

The balance of the Chris Etherington Note as of December 31, 2021 and 2020 was $165,000 and $0, respectively.

Termination of Offering

On August 31, 2021, the Company decided to terminate its Regulation A+ offering. Prior to terminating the Regulation A+ offering, the Company sold 257,625 shares in the offering at $4.00 per share, yielding gross proceeds of approximately $1,030,500 and net proceeds of $845,290.

Closing of Dobre Brothers House

On September 1, 2021, the Company officially closed one of its Clubhouse locations - Dobre Brothers House – located in Beverly Hills, CA. The Company terminated its lease agreement for the Dobre Brothers House effective September 1, 2021. At the time of the termination of this lease, the Company had a month-to-month tenancy at this location, as contemplated under the lease after the expiration of the initial term of the lease on July 31, 2021. The Company did not incur any termination penalties as a result of terminating the lease.

The Dobre Brothers House hosted Darius, Cyrus, Marcus and Lucas Dobre (collectively, the “Dobre Brothers”). The Dobre Brothers were prominent influencers in the Company’s roster, with a total follower reach of approximately 115 million. As a result of the closing of the Dobre Brothers House, the Dobre Brothers will no longer be required to provide promotion and marketing social media posts on our behalf as part of the terms of their living arrangements in the Dobre Brothers House. As such, the Company will exclude Dobre Brothers followers from the Company’s calculations of its own follower reach going forward. Nonetheless, the Company has continued to have a working relationship with the Dobre Brothers since the closing of the Dobre Brothers House, and intends to maintain a working relationship with the Dobre Brothers going forward.

Closing of LA Content House

On November 12, 2021, following approval and ratification of a resolution by the board of directors and a determination that the action is in the Company’s best interests, the Company closed its content creation house located at 1024 Summit Drive, Beverly Hills, California 90210. The Company will operate the business previously conducted at the House on a solely remote/virtual basis.

Closing of Clubhouse BH

Effective December 1, 2021, the Company closed Clubhouse BH, a Clubhouse location in Beverly Hills, California. The influencers that resided in Clubhouse BH had a total follower reach of approximately 463 million as of December 1, 2021. As a result of the closing of Clubhouse BH, such influencers were no longer be required to provide promotion and marketing social media posts on the Company’s behalf as part of the terms of their living arrangements in Clubhouse BH. Accordingly, the Company excludes such influencers’ followers from the Company’s calculations of its own follower reach going forward.

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Kaplun Appointment as Chief Financial Officer, Kaplun Executive Employment Agreement & Kaplun Restricted Stock Award

On October 7, 2021, the Company’s Board of Directors appointed Dmitry Kaplun as the Company’s Chief Financial Officer. In connection with Mr. Kaplun’s appointment, the Company and Mr. Kaplun entered into an executive employment agreement dated as of October 7, 2021 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, the Company agreed to pay Mr. Kaplun an annual base salary of $280,000. In addition, the Company agreed to grant to Mr. Kaplun on the effective date of the Employment Agreement and on each anniversary thereof a number of restricted shares of common stock equal to (i) $100,000, divided by (ii) the lesser of (A) $1.70 (as the same may be adjusted) and (B) 80% of the VWAP as of the grant date. Each restricted stock grant will vest ratably over the calendar year following the grant date, vesting as to 25% of the number of shares of common stock in the restricted stock grant at the end of each calendar quarter of such year, as provided in the Employment Agreement. Mr. Kaplun will also be paid discretionary annual bonuses if and when declared by the Board.

The Employment Agreement has an initial term ending on the earlier of (i) the first anniversary of the effective date of the Employment Agreement, and (ii) the time of the termination of Mr. Kaplun’s employment. in accordance with the provisions herein. The initial term and any renewal term will automatically be extended for one or more additional terms of one year each, unless either the Company or Mr. Kaplun provides notice to the other party at least 30 days prior to the expiration of the then-current term.

The Company may terminate Mr. Kaplun’s employment at any time, with or without Cause (as defined in the Employment Agreement), subject to the terms and conditions of the Employment Agreement. In the event that the Company terminates Mr. Kaplun’s employment with Cause, subject to the terms of the Employment Agreement, (i) the Company will pay to Mr. Kaplun unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses; and (ii) any unvested portion of the restricted stock grants and any other equity granted to Mr. Kaplun will immediately be forfeited as of the termination date.

In the event that the Company terminates Mr. Kaplun’s employment without Cause, subject to the terms and conditions of the Employment Agreement, (i) the Company will pay to Mr. Kaplun any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses; (ii) the Company will pay to Mr. Kaplun, in one lump sum, an amount equal to the base salary that would have been paid to Mr. Kaplun for a three-month period; and (iii) any equity grant already made to Mr. Kaplun will, to the extent not already vested, be deemed automatically vested.

Mr. Kaplun may resign at any time, with or without Good Reason (as defined in the Employment Agreement). In the event that Mr. Kaplun resigns with Good Reason, the Company will pay to Mr. Kaplun the amounts, and Mr. Kaplun will, subject to the terms of the Employment Agreement, be entitled to such benefits (including without limitation any vesting of unvested shares under any equity grant), that would have been payable to Mr. Kaplun or which Mr. Kaplun would have received had Mr. Kaplun’s employment been terminated by the Company without Cause.

In the event that Mr. Kaplun resigns without Good Reason, the Company will pay to Mr. Kaplun the amounts, and Mr. Kaplun will be entitled, subject to the terms of the Employment Agreement, to such benefits (including without limitation any vesting of unvested shares under any equity grant), that would have been payable to Mr. Kaplun or which Mr. Kaplun would have received had Mr. Kaplun’s employment been terminated by the Company with Cause.

The Employment Agreement contains customary representations and warranties of the parties, and customary provisions relating to confidentiality obligations, indemnification, and miscellaneous provisions.

Pursuant to the terms of the Employment Agreement, the Board granted Mr. Kaplun 58,824 shares of restricted common stock on October 7, 2021. 25% of the shares vest on each of the three-month, six-month, nine-month and 12-month anniversaries of the grant date.

Young and Yu Resignations

On October 8, 2021, each of Christian Young, the Company’s then-President, Secretary and Director, and Simon Yu, the Company’s then-Chief Operating Officer and Director, resigned from all officer and director positions with the Company, effective immediately.

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Musina Board Appointment

On October 12, 2021, the Board appointed Massimiliano Musina to serve as a member of the Company’s Board of Directors. In connection with Mr. Musina’s appointment, the Company and Mr. Musina entered into an Independent Director Agreement dated October 12, 2021 (the “Director Agreement”). Pursuant to the terms of the Director Agreement, the Company agreed to issue to Mr. Musina each quarter a number of shares of common stock having a fair market value of $25,000, in exchange for Mr. Musina’s service as a member of the Company’s Board of Directors.

Equity Purchase Agreement and Registration Rights Agreement

On November 2, 2021, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P. (“Investor”), dated as of October 29, 2021, pursuant to which the Company has the right, but not the obligation, to direct Investor, to purchase up to $15,000,000.00 (the “Maximum Commitment Amount”) in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in multiple tranches (the “Put Shares”). Further, under the Equity Purchase Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Equity Purchase Agreement) from time to time to Investor (i) in a minimum amount not less than $20,000.00 and (ii) in a maximum amount up to the lesser of (a) $400,000.00 or (b) 250% of the Average Daily Trading Value (as defined in the Equity Purchase Agreement).

In exchange for Investor entering into the Equity Purchase Agreement, the Company agreed, among other things, to (A) issue Investor and Peak One Investments, LLC, an aggregate of 70,000 shares of Common Stock (the “Commitment Shares”), and (B) file a registration statement registering the Common Stock issued as Commitment Shares and issuable to Investor under the Equity Purchase Agreement for resale (the “Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Equity Purchase Agreement, as more specifically set forth in the Registration Rights Agreement.

The obligation of Investor to purchase the Company’s Common Stock shall begin on the date of the Equity Purchase Agreement, and ending on the earlier of (i) the date on which Investor shall have purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Investor (which shall not occur during any Valuation Period or at any time that Investor holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Investor for the Common Stock under the Equity Purchase Agreement shall be 95% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Investor.

The number of Put Shares to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice.

The Equity Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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The foregoing descriptions of the Equity Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 10.21 and 10.22 to the registration statement of which this prospectus forms a part. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

Marenzi Resignation

On January 4, 2022, Gary Marenzi, a member of the Company’s Board of Directors (the “Board”) resigned from his position as a Board member, effectively immediately. Mr. Marenzi’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Fast Capital Securities Purchase Agreement and Convertible Note

On January 13, 2022, the Company entered into a Securities Purchase Agreement, (the “SPA”) dated as of January 10, 2022, by and between the Company and Fast Capital, LLC (“Fast Capital”). Pursuant to the terms of the SPA, the Company agreed to issue and sell, and Fast Capital agreed to purchase, a 10% convertible note in the aggregate principal amount of $120,000 (the “Fast Capital Note”). The Fast Capital Note has an original issue discount (“OID”) of $10,000, resulting in gross proceeds to the Company of $110,000.

The Fast Capital Note bears interest at a rate of 10% per annum and matures on January 10, 2023. The Fast Capital Note may be prepaid or assigned with the following penalties/premiums:

Prepay Date	Prepay Amount
On or before 30 days	115% of principal plus accrued interest
31 – 60 days	120% of principal plus accrued interest
61 – 90 days	125% of principal plus accrued interest
91 – 120 days	130% of principal plus accrued interest
121 – 150 days	135% of principal plus accrued interest
151 – 180 days	140% of principal plus accrued interest

The Fast Capital Note may not be prepaid after the 180th day.

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Fast Capital has the right from time to time, and at any time after 180 days to convert all or any part of the outstanding and unpaid principal amount of the Fast Capital Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Fast Capital Note equals 70% of the lowest trading price of the Company’s common stock for the 20 prior trading days, including the day upon which a notice of conversion is delivered.

Sixth Street Securities Purchase Agreement & Convertible Note

On January 12, 2022, the Company entered into a Securities Purchase Agreement (the “Sixth Street SPA”) dated January 12, 2022, by and between the Company and Sixth Street Lending LLC (“Sixth Street”). Pursuant to the terms of the Sixth Street SPA, the Company agreed to issue and sell, and Sixth Street agreed to purchase, a convertible promissory note in the aggregate principal amount of $70,125 (the “Sixth Street Note”). The Sixth Street Note has an OID of $6,375, resulting in gross proceeds to the Company of $63,750.

The Sixth Street Note bears interest at a rate of 10% per annum and matures on January 12, 2023. Any amount of principal or interest on the Sixth Street Note which is not paid when due will bear interest at a rate of 22% per annum. The Sixth Street Note may not be prepaid in whole or in part except as provided in the Sixth Street Note by way of conversion at the option of Sixth Street.

Sixth Street has the right from time to time, and at any time during the period beginning on the date that is 180 days following January 12, 2022 and ending on the later of (i) January 12, 2023, and (ii) the date of payment of the Default Amount (as defined in the Sixth Street Note), to convert all or any part of the outstanding and unpaid principal amount of the Sixth Street Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Sixth Street Note equals the lesser of the Variable Conversion Price (as hereinafter defined) and $1.00. The “Variable Conversion Price” means 75% multiplied by the lowest VWAP (as defined in the Sixth Street Note) for the Company’s common stock during the 20 trading date period ending on the latest complete trading day prior to the conversion date.

Tiger Trout Note Amendment

On January 29, 2021, the Company issued to Tiger Trout Capital Puerto Rico, LLC (“Tiger Trout”) a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 OID (the “Tiger Trout Note”). The Tiger Trout Note had a maturity date of January 29, 2022.

On January 28, 2022, the parties to the Tiger Trout Note entered into Amendment No. 1 to Convertible Promissory Note, dated as of January 25, 2022 (the “Tiger Trout Note Amendment”). Pursuant to the terms of the Tiger Trout Note Amendment, the maturity date of the Tiger Trout Note was extended to August 24, 2022. As consideration for Tiger Trout’s agreement to extend the maturity date, the principal amount of the Tiger Trout Note was increased by $388,378, to be a total of $1,928,378. As of January 25, 2022, the indebtedness under the Tiger Trout Note was $2,083,090, comprised of $1,928,378 of principal and $154,712 of accrued interest. Following January 25, 2022, interest will continue to accrue on the principal amount of $1,928,378 at an interest rate of 10%.

The parties further agreed that to the extent the indebtedness under the Tiger Trout Note has not been earlier repaid or converted to common stock as set forth therein, in the event that the Company completes a firm commitment underwritten public offering of its common stock that results in the common stock being successfully listed on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American prior to the maturity date of the Tiger Trout Note, as amended by the Tiger Trout Note Amendment, then, following completion of the initial public offering, the Company will use the proceeds to repay indebtedness under the Tiger Trout Note in full.

Except as set forth in the Tiger Trout Note Amendment, the terms of the Tiger Trout Note remain in full force and effect.

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ProActive Note Amendment

On January 20, 2021, the Company issued to ProActive Capital SPV I, LLC (“ProActive”) a convertible promissory note in the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 OID (the “ProActive Note”). The ProActive Note had a maturity date of January 20, 2022.

On February 8, 2022, the parties to the ProActive Note entered into Amendment No. 1 to Convertible Promissory Note, dated as of February 4, 2022 (the “ProActive Note Amendment”). Pursuant to the terms of the ProActive Note Amendment, the maturity date of the ProActive Note was extended to September 20, 2022. As consideration for ProActive’s agreement to extend the maturity date, the principal amount of the ProActive Note was increased by $50,000, to be a total of $300,000. As of February 4, 2022, the indebtedness under the ProActive Note was $275,000, comprised of $250,000 of principal and $25,000 of accrued interest. Following February 4, 2022, interest will continue to accrue on the principal amount of $300,000 at an interest rate of 10%.

The parties further agreed that to the extent the indebtedness under the ProActive Note has not been earlier repaid or converted to common stock as set forth therein, in the event that the Company completes a firm commitment underwritten public offering of its common stock that results in the common stock being successfully listed on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American prior to the maturity date of the ProActive Note, as amended by the ProActive Note Amendment, then, following completion of the initial public offering, the Company will use the proceeds to repay indebtedness under the ProActive Note in full.

Except as set forth in the ProActive Note Amendment, the terms of the ProActive Note remain in full force and effect.

ONE44 Securities Purchase Agreement & Convertible Note

On February 16, 2022, the Company entered into a Securities Purchase Agreement, (the “ONE44 SPA”) by and between the Company and ONE44 Capital LLC (“ONE44”). Pursuant to the terms of the ONE44 SPA, the Company agreed to issue and sell, and ONE44 agreed to purchase, a convertible promissory note in the aggregate principal amount of $175,500 (the “ONE44 Note”). The ONE44 Note has an OID of $17,500, resulting in gross proceeds to the Company of $158,000. Pursuant to the terms of the ONE44 SPA, the Company also agreed to issue 400,000 shares of restricted common stock to ONE44 as additional consideration for the purchase of the ONE44 Note.

The ONE44 Note bears interest at a rate of 4% per annum and matures on February 16, 2023. Interest must be paid in common stock. The ONE44 Note may be prepaid with the following penalties/premiums:

Prepay Date	Prepay Amount
≤ 60 days	120% of principal plus accrued interest
61-120 days	130% of principal plus accrued interest
121-150 days	140% of principal plus accrued interest
151-180 days	150% of principal plus accrued interest

The ONE44 Note may not be prepaid after the 180th day.

ONE44 is entitled, at its option, at any time after the sixth monthly anniversary of cash payment, to convert all or any amount then outstanding under the ONE44 Note into shares of common stock at a price per share equal to 65% of the average of the three lowest daily VWAP of the Company’s common stock for the 20 prior trading days, subject to a 4.99% equity blocker and subject to the terms of the ONE44 Note.

If an Event of Default (as defined in the ONE44 Note) occurs, unless cured within five days or waived, ONE44 may consider the ONE44 Note immediately due and payable and interest will accrue at a rate of 24% per annum, in addition to certain other remedies.

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Coventry Securities Purchase Agreement, Promissory Note & Restricted Stock Issuance

On March 3, 2022, the Company entered into a Securities Purchase Agreement (the “Coventry SPA”) by and between the Company and Coventry Enterprises, LLC (“Coventry”). Pursuant to the terms of the Coventry SPA, the Company agreed to issue and sell, and Coventry agreed to purchase, a promissory note in the aggregate principal amount of $150,000 (the “Coventry Note”). The Coventry Note has an OID of $30,000, resulting in gross proceeds to the Company of $120,000. Pursuant to the terms of the Coventry SPA, the Company also agreed to issue 150,000 shares of restricted common stock to Coventry as additional consideration for the purchase of the Coventry Note.

The Coventry Note bears interest at a rate of 10% per annum, with guaranteed interest (the “Guaranteed Interest”) of $15,000 is deemed earned as of March 3, 2022. The Coventry Note matures on March 3, 2023. The principal amount and the Guaranteed Interest is due and payable in seven equal monthly payments of $23,571.42, beginning on August 3, 2022 and continuing on the third day of each month thereafter until paid in full not later than March 3, 2023.

Any or all of the principal amount and the Guaranteed Interest may be prepaid at any time and from time to time, in each case without penalty or premium.

If an Event of Default (as defined in the Coventry Note) occurs, consistent with the terms of the Coventry Note, the Coventry Note will become convertible, in whole or in part, into shares of the Company’s common stock at Coventry’s option, subject to a 4.99% equity blocker (which may be increased up to 9.99% by Coventry). The conversion price is 90% of the lowest per-share trading price during the 10-trading day period before conversion.

In addition to certain other remedies, if an Event of Default occurs, consistent with the terms of the Coventry Note, the Coventry Note will bear interest on the aggregate unpaid principal amount and Guaranteed Interest at the rate of the lesser of 18% per annum or the maximum rate permitted by law.

Labrys Note Amendment

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. On March 30, 2021, the Company and Labrys entered into Amendment #1 to the Labrys Note pursuant to which Labrys waived certain rights under the Labrys Note and the Company agreed to issue 48,076 shares of common stock to Labrys.

On March 8, 2022, the Company and Labrys entered into Amendment No. 2 (“Amendment No. 2”) to the Labrys Note, as amended. Pursuant to the terms of Amendment No. 2, the maturity date of the Labrys Note, as amended, was extended to November 11, 2022 and the principal amount of the Labrys Note, as amended, was increased by $116,800 to a total of $700,877.67. In addition, pursuant to Amendment No. 2, the parties agreed that, to the extent the Labrys Note, as amended, has not be earlier repaid or converted into common stock, in the event that the Company completes a firm commitment underwritten public offering of common stock following March 8, 2022, that results in the common stock being listed on The Nasdaq Global Market, the Nasdaq Capital Market, the NYSE or the NYSE American prior to the maturity date of the Labrys Note, the Company will repay the Labrys Note, as amended, with the proceeds of such offering.

April 2022 Employment Agreement with Amir Ben-Yohanan

On April 1, 2022, the Company entered into an employment agreement with Amir Ben-Yohanan, the Company’s Chief Executive Officer, effective April 11, 2022. The terms of the employment agreement are substantially similar to the terms of Mr. Ben-Yohanan’s prior employment agreement with the Company. Accordingly, pursuant to the terms of the employment agreement, Mr. Ben-Yohanan will continue to serve as Chief Executive Officer of the Company, reporting to the Board of Directors (the “Board”). As compensation for Mr. Ben-Yohanan’s services, the Company agreed to pay Mr. Mr. Ben-Yohanan an annual base salary of $400,000 (the “Base Salary”) comprised of two parts a “Cash Portion”, and an “Optional Portion”. The Cash Portion is a monthly cash payment of $15,000. The remaining $220,000 per year – the Optional Portion – is payable as follows:

(i)	If the Company’s Board determines that the Company has sufficient cash on hand to pay all or a portion of the Optional Portion in cash, such amount shall be paid in cash.
(ii)	If the Board determines that the Company does not have sufficient cash on hand to pay all of the Optional Portion in cash, then the portion of the Optional Portion which the Board determines that the Company has sufficient cash on hand to pay in cash will be paid in cash, and the remainder (the “Deferred Portion”) will either:

a.	be paid at a later date, when the Board determines that the Company has sufficient cash on hand to enable the Company to pay the Deferred Portion; or
b.	will not be paid in cash – and instead, the Company will issue shares of Company Common Stock equal to (A) the Deferred Portion, divided by (B) the VWAP (as defined in the employment agreement) as of the date of issuance of such shares of Company Common Stock.

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In addition, pursuant to the employment agreement, Mr. Ben-Yohanan is entitled to be paid discretionary annual bonuses as determined by the Board, and is also entitled to receive fringe benefits, such as, but not limited to, reimbursement for reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel, vacation days, and certain insurances.

The initial term of the employment agreement is one year from April 11, 2022, unless earlier terminated. Thereafter, the term is automatically extended on an annual basis for terms of one year each, unless either the Company or Mr. Ben-Yohanan provides notice to the other party of their desire to not so renew the term of the agreement (as applicable) at least 30 days prior to the expiration of the then-current term.

Mr. Ben-Yohanan’s employment with the Company shall be “at will,” meaning that either Mr. Ben-Yohanan or the Company may terminate Mr. Ben-Yohanan’s employment at any time and for any reason, subject to certain terms and conditions.

The Company may terminate the employment agreement at any time, with or without “cause”, as defined in the employment agreement and Mr. Ben-Yohanan may terminate the employment agreement at any time, with or without “good reason”, as defined in the employment agreement. If the Company terminates the employment agreement for cause or Mr. Ben-Yohanan terminates the employment agreement without good reason, Mr. Ben-Yohanan will be entitled to be paid any unpaid salary owed or accrued, including the issuance of any shares of Company Common Stock owed or accrued (as compensation) as of the termination date. In the event that there was any Deferred Portion which had been agreed to be paid in cash, such Deferred Portion instead will be paid in shares of Company Common Stock as though such amount had been agreed to be paid via the issuance of shares of Company Common Stock. Mr. Ben-Yohanan will also be entitled to payment for any unreimbursed expenses as of the termination date. However, any unvested portion of any equity granted to Mr. Ben-Yohanan will be immediately forfeited as of the termination date.

If the Company terminates the employment agreement without cause or Mr. Ben-Yohanan terminates the employment agreement with good reason, Mr. Ben-Yohanan will be entitled to receive the same compensation (unpaid accrued salary and unreimbursed expenses), and, in addition, will be entitled to receive, in one lump sum, the remainder of Mr. Ben-Yohanan’s annual salary that has not yet been paid as of the date of the termination – either in cash, or in shares of Company common stock. Further, any equity grant already made to Mr. Ben-Yohanan shall, to the extent not already vested, be deemed automatically vested.

Approval of 2022 Equity Incentive Plan and Form S-8 Filing

April 19, 2022, the board of directors of the Company and stockholders holding a majority of the Company’s voting power approved the Clubhouse Media Group, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). For a detailed description of the 2022 Plan see “Executive Compensation – 2022 Equity Incentive Plan” on page 108 of this prospectus. On April 21, 2022, the Company filed a Registration Statement on Form S-8 with the SEC to register 26,000,000 shares of the Company’s common stock, issuable pursuant to the 2022 Plan.

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Amendment to Articles of Amendment Increasing Authorized Shares

April 19, 2022, the board of directors of the Company and stockholders holding a majority of the Company’s voting power approved an amendment to the Company’s articles of incorporation to (i) increase the authorized shares from 550,000,000 to 2,050,000,000, and (ii) make certain changes with respect to the vote required for any subsequent changes to the numbers of authorized shares of classes or series of the Company’s stock as set forth in the articles of incorporation (the “Articles of Amendment”). Pursuant to the Articles of Amendment the authorized shares will be divided into 2,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Pursuant to the Articles of Amendment, except as otherwise required by the Nevada Revised Statutes (the “NRS”), the Articles of Incorporation, or any designation for a class of preferred stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Company shall vote together as one class on all matters submitted to a vote of the shareholders of the Company; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter. Effective April 19, 2022, we amended our articles of incorporation pursuant to the Articles of Amendment.

Share Issuance to Amir Ben-Yohanan

On April 18, 2022, the Company issued 2,820,000 shares of the Company’s common stock to Amir Ben-Yohanan, who is the Company’s Chief Executive Officer, a member of the Company’s Board of Directors, and a significant stockholder of the Company, at a purchase price per share of $0.025, for a total purchase price of $70,500.

May 2022 Convertible Note – ONE44 Capital LLC

On May 20, 2022, the Company entered into a Securities Purchase Agreement (the “May 2022 ONE44 SPA”) by and between the Company and ONE44 Capital LLC (“ONE44”). Pursuant to the terms of the May 2022 ONE44 SPA, the Company agreed to issue and sell, and ONE44 agreed to purchase (the “Purchase”), a convertible promissory note in the aggregate principal amount of $115,000 (the “May 2022 ONE44 Note”). The May 2022 ONE44 Note has an original issue discount of $10,000. In addition, the Company agreed to pay $5,000 in legal fees in connection with execution of the May 2022 ONE44 SPA and issuance of the May 2022 ONE44 Note. Accordingly, the Company received gross proceeds of $100,000. Pursuant to the terms of the May 2022 ONE44 SPA, the Company also agreed to issue 1,155,000 shares of restricted common stock to ONE44 as additional consideration for the purchase of the May 2022 ONE44 Note. The May 2022 ONE44 Note bears interest at a rate of 4% per annum and matures on May 20, 2023. The May 2022 ONE44 Note may be prepaid with the following penalties/premiums:

Prepay Date	Prepay Amount
≤ 60 days	120% of principal plus accrued interest
61-120 days	130% of principal plus accrued interest
121-150 days	140% of principal plus accrued interest
151-180 days	150% of principal plus accrued interest

The May 2022 ONE44 Note may not be prepaid after the 180th day.

ONE44 is entitled, at its option, at any time after the sixth monthly anniversary of cash payment, to convert all or any amount then outstanding under the May 2022 ONE44 Note into shares of common stock at a price per share equal to 55% of the lowest daily trading VWAP of the Company’s common stock for the 20 prior trading days, subject to a 4.99% equity blocker and subject to the terms of the May 2022 ONE44 Note. An Event of Default (as defined in the May 2022 ONE44 Note) occurs, unless cured within five days or waived, ONE44 may consider the May 2022 ONE44 Note immediately due and payable and interest will accrue at a rate of 24% per annum, in addition to certain other remedies.

Change in Chief Financial Officer and Related Agreements

On May 27, 2022, Dmitry Kaplun resigned as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective immediately.Kaplun resigned for personal reasons and in order to pursue other opportunities, and will continue to provide consulting services to the Company for at least 90 days. On May 27, 2022, the Board of Directors of the Company appointed Scott Hoey as the Company’s Chief Financial Officer, effective immediately. The Company has agreed to pay Mr. Hoey an annual base salary of $109,200. In connection with Mr. Kaplun’s resignation, the Company entered into a Termination and Release Agreement, dated as of May 27, 2022, by and between the Company and Mr. Kaplun (the “Termination Agreement”). Pursuant to the terms of the Termination Agreement, the parties to the Termination Agreement agreed to terminate the Executive Employment Agreement, dated as of October 7, 2021, by and between the Company and Mr. Kaplun. Also in connection with Mr. Kaplun’s resignation, the Company entered into a Redemption Agreement, dated as of May 27, 2022, by and between the Company and Mr. Kaplun (the “Redemption Agreement”). Pursuant to the terms of the Redemption Agreement, the Company agreed to purchase from Mr. Kaplun 29,412 shares of the Company’s common stock owned by Mr. Kaplun in exchange for $1.00.

Organizational Structure

The following diagram reflects our organization structure:

Results of Operations

For the Three Months Ended March 31, 2022 Compared to the Three Months Ended March 31, 2021

Net Revenue

Net revenue was $813,477 for the three months ended March 31, 2022, compared to net revenue of $523,376 for the three months ended March 31, 2021. The increase was due to Alden Reiman has joined Clubhouse Media as a consultant via his company since the last quarter in 2021 and brought significant revenue for the three months ended March 31, 2022.

Cost of Goods Sold

Cost of goods sold was $671,148 for the three months ended March 31, 2022, compared to cost of goods sold of $316,684 for the three months ended March 31, 2021. The increase was due to Alden Reiman has joined Clubhouse Media as a consultant via his company since the last quarter in 2021 and brought significant revenue for the three months ended March 31, 2022 and paid additional consultants or content creators as commissions.

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Gross Profit

Gross profit was $142,329 for the three months ended March 31, 2022, compared to gross profit of $206,692 for the three months ended March 31, 2021. The gross profit percentage was 17.5% for the three months ended March 31, 2022, compared to 39.5% for the three months ended March 31, 2021.

Operating Expenses

Operating expenses for the three months ended March 31, 2022 were $1,360,488 compared to $4,367,363 for the three months ended March 31, 2021. The variances were as follows: (i) a decrease in rent and utilities expense of $516,596; (ii) a decrease in professional and consultant fees of $2,541,551; (iii) a decrease in sales and marketing expenses of $193,657; (iv) a decrease of production expense of $32,171; (v) an increase of payroll of $405,589; (vi) a decrease in other selling, general, and administrative expense of $128,491. The overall decrease in total operating expenses resulted from the Company issued less stock compensation to consultants, terminated all leases by the end of 2021, and less advertising expenses to reduce cash expenditure.

Non-cash operating expenses for the three months ended March 31, 2022 were $1,367,353, including (i) depreciation and amortization of $17,727; (ii) stock-based compensation of $1,349,626. Non-cash operating expenses for the three months ended March 31, 2021 were $2,977,264 from stock compensation expense and depreciation expense of $6,934. All these non-cash operating expenses were already included in the operating expenses in the paragraph disclosed above.

Other (Income) Expenses

Other (income) expenses for the three months ended March 31, 2022 were $2,279,993, as compared to $1,637,907 for the three months ended March 31, 2021. Other expenses for the three months ended March 31, 2022 included (i) change in fair value derivative liability of $(77,616); (ii) interest expense of $762,655; (iii) non cash amortization of debt discounts of $1,349,628; and (iv) non cash excess derivatives of $245,326.

Other expenses for the three months ended March 31, 2021 included (i) change in fair value derivative liability of $(49,533) and (ii) interest expense of $840,138; (iii) extinguishment of debt for $297,138; (iv) non cash amortization of debt discounts of $495,937. The change in derivative liability is the non-cash change in the fair value and relates to our derivative instruments.

Net Loss

Net loss for the three months ended March 31, 2022 was $3,498,152, compared to $5,798,578 for the three months ended March 31, 2021 for the reasons discussed above.

For the Year Ended December 31, 2021 Compared to the Period from January 2, 2020 (Inception) to December 31, 2020

Net Revenues

Net revenue for the year ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020 was $4,253,765 and $1,010,405, respectively. The increase was due to the generation of revenue since the second quarter in 2020 and the increase of brand deals and agency deals and revenue from Tinder Blog in 2021. Alden Reiman has joined Clubhouse Media as a consultant via his company The Reinman Agency and contributed to the increase of the revenue for the Company for the year ended December 31, 2021.

Cost of Sales

Cost of sales for the year ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020 was $3,470,862 and $579,855, respectively. The cost of sales were mainly commissions paid to social influencers for their performance according to the management agreement. The increase was due to the generation of revenue since the second quarter in 2020 and the increase of brand deals and agency deals and revenue from Tinder Blog in 2021. Alden Reiman has joined Clubhouse Media as a consultant via his company The Reinman Agency and contributed to the increases in the cost of goods sold via Higher revenue for the Company for the year ended December 31, 2021.

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Gross Profit

Gross profit for the year ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020 was $782,903 and $430,550, respectively. The gross profit percentage was 18.4% and 42.6% for the twelve months ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020, respectively.

Operating Expenses

Operating expenses for the year ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020 were $15,514,420 and $2,725,105, respectively. The variances were as follows: (i) an increase in rent and utilities expense of $763,161; (ii) an increase in consultant fees of $1,438,565; (iii) an increase in sales and marketing expenses of $774,529; (iv) an increase in legal fees of $742,946; (v) an increase in office expense of $89,285; (vi) an decrease of production expense of $(13,905), (vii) an increase of meals and travel expense of $238,182; (viii) an increase of director and executive expenses of $709,996; (ix) an increase in accounting and audit fees of $109,918, and (x) an increase in payroll of $1,209,924. The overall increase in general and administrative expenses resulted from the commencement of our operations since 2020 and incurred more expenses from the expansion of operations, payroll expenses, and professional fees incurred as a public company.

Non-cash operating expenses for the year ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020 were $7,074,978 and $442,549, respectively.

Non-cash operating expenses for the year ended December 31, 2021 were $41,833 from depreciation and amortization expenses, and (ii) stock-based compensation of $6,602,953. Non-cash operating expenses for the period from January 2, 2020 (inception) to December 31, 2020 were $442,549 including (i) depreciation of $14,945; (ii) amortization of debt discounts of $26,993; (iii) stock-based compensation of $160,611; and (iv) impairment of goodwill of $240,000.

Other (Income) Expenses

Other (income) expenses for the year ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020 was $7,514,139 and $283,166, respectively. Other expenses for the year ended December 31, 2021 included (i) change in fair value derivative liability of $(1,029,530), (ii) interest expense of $8,088,037; and (iii) extinguishment of debt with related party for $293,538, and extinguishment of debt for $163,466. The change in derivative liability is the non-cash change in the fair value and relates to our derivative instruments. Interest expense of $8,088,037 was mostly comprised of non-cash interest of $15,920 from imputed interest, $5,932,883 from amortization of debt discounts, $245,199 from accretion expense – excess derivative liability, and $550,285 interest accrued to convertible promissory note holders.

Net Loss

Net loss for the twelve months ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020 was $22,245,656 and $2,577,721, respectively, for the reasons discussed above.

LIQUIDITY AND CAPITAL RESOURCES

For the Three Months Ended March 31, 2022 Compared to the Three Months Ended March 31, 2021

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2022 was $881,633. This amount was primarily related to a net loss of $3,498,152, offset by (i) a net working capital increase of $400,240; (ii) non-cash expenses of $2,216,278, including (a) depreciation and amortization of $17,727; (b) interest expense from amortization of debt discounts of $1,349,626; (c) stock-based compensation of $94,531; (vi) change in fair value of derivative liability of $(77,616); (ix) interest expense from debt restructuring of $544,256; and (x) accretion expense from excess derivative liability of $287,755.

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Investment Activities

Net cash used in investing activities for the three months ended March 31, 2022 was $93,491. The Company purchased $93,491 in internally used software during the three months ended March 31, 2022.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2022 was $756,587. The amount was related to shares issued for cash of $364,903; repayment to our Chief Executive Officer and Chairman of the Board of $105,822 and proceeds from borrowing from convertible notes payable of $515,625 and repayments of $18,119 to convertible notes payable holders.

Impact of COVID-19 on the Company

Due to the digital/remote nature of the Company’s business, COVID-19 has had, and is expected to have, only a limited effect on the Company’s operations. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

Going Concern

The Company adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, which requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the financial statements are issued.

The accompanying unaudited financial statements have been prepared assuming that we will continue as a going concern. While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The Company will require additional cash funding to fund operations. Therefore, the Company concluded there was substantial doubt about the Company’s ability to continue as a going concern.

To fund further operations, the Company will need to raise additional capital. The Company may obtain additional financing in the future through the issuance of its common stock, or through other equity or debt financings. The Company’s ability to continue as a going concern or meet the minimum liquidity requirements in the future is dependent on its ability to raise significant additional capital, of which there can be no assurance. If the necessary financing is not obtained or achieved, the Company will likely be required to reduce its planned expenditures, which could have an adverse impact on the results of operations, financial condition and the Company’s ability to achieve its strategic objective. There can be no assurance that financing will be available on acceptable terms, or at all. The financial statements contain no adjustments for the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern and have a material adverse effect on the Company’s future financial results, financial position and cash flows.

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Equity Purchase Agreement and Registration Rights Agreement

On November 2, 2021, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P. (“Peak One”), dated as of October 29, 2021, pursuant to which the Company has the right, but not the obligation, to direct Peak One to purchase up to $15,000,000 (the “Maximum Commitment Amount”) in shares of the Company’s common stock in multiple tranches (the “Put Shares”). Further, under the Equity Purchase Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Equity Purchase Agreement) from time to time to Peak One (i) in a minimum amount not less than $20,000 and (ii) in a maximum amount up to the lesser of (a) $400,000 or (b) 250% of the Average Daily Trading Value (as defined in the Equity Purchase Agreement).

In exchange for Peak One entering into the Equity Purchase Agreement, the Company agreed, among other things, to (A) issue Peak One and Peak One Investments, LLC, an aggregate of 70,000 shares of common stock (the “Commitment Shares”), and (B) file a registration statement registering the common stock issued as Commitment Shares and issuable to Peak One under the Equity Purchase Agreement for resale (the “Registration Statement”) with the SEC within 60 calendar days of the Equity Purchase Agreement, as more specifically set forth in the Registration Rights Agreement.

The obligation of Peak One to purchase the Company’s common stock begins on the date of the Equity Purchase Agreement, and ends on the earlier of (i) the date on which Peak One has purchased common stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) 24 months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Peak One (which shall not occur during any Valuation Period or at any time that Peak One holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Peak One for the common stock under the Equity Purchase Agreement shall be 95% of the Market Price, which is defined as the lesser of the (i) closing bid price of the common stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement), or (ii) lowest closing bid price of the common stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Peak One.

The number of Put Shares to be purchased by Peak One shall not exceed the number of such shares that, when aggregated with all other shares of common stock then owned by Peak One beneficially or deemed beneficially owned by Peak One, would result in Peak One owning more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable pursuant to a Put Notice.

In accordance with that certain Registration Rights Agreement, the Selling Securityholders are entitled to certain rights with respect to the registration of the Put Shares and Commitment Shares issued in connection with the Equity Purchase Agreement (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within 60 calendar days from the date of the Registration Rights Agreement, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the date of the Registration Rights Agreement, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144. The Company must also take such action as is necessary to register and/or qualify the Registrable Securities under such other securities or blue sky laws of all applicable jurisdictions in the United States.

We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

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Convertible Promissory Notes

See footnotes #9 in the notes to the unaudited consolidated financial statements included elsewhere in this registration statement.

For the Year Ended December 31, 2021 Compared to the Period from January 2, 2020 (Inception) to December 31, 2020

Operating Activities

Net cash used in operating activities for the year ended December 31, 2021 was $7,970,357. This amount was primarily related to a net loss of $22,245,656 and non-cash expense of change in fair value of derivative liability of $1,029,529 and offset by non-cash expenses of $12,700,055 including (i) depreciation and amortization of $41,833; (ii) imputed interest of $15,920; (iii) stock-based compensation of $7,033,145; (iv) amortization of debt discounts of $5,932,883; (v) non-cash interest expense in excess of derivative liability of $245,199; (vi) net working capital increase of $1,575,243; (vii) loss in extinguishment of related party debt of $297,138, and (viii) loss in extinguishment of debt of $163,466.

Net cash used in operating activities for the period from January 2, 2020 (inception) to December 31, 2020 was $1,967,551. This amount was primarily related to a net loss of $2,577,721 and (i) net working capital increase of $88,621; and offset by (ii) non-cash expenses of $698,791 including (iii) depreciation and amortization of $41,938; (iv) imputed interest of $87,213; (v) stock-based compensation of $160,611; (vi) impairment of goodwill of $240,000; (vii) non-cash interest expense in excess of derivative liability of $108,000; and (viii) change in fair value of derivative liability of $61,029.

Investment Activities

Net cash used in investing activities for the year ended December 31, 2021 was $424,760. The Company purchased $33,900 in property, plant, and equipment and $390,936 in internal used software.

Net cash used in investing activities for the period from January 2, 2020 (inception) to December 31, 2020 was $319,737. The 2020 amount related to the cash paid in the public shell company of $240,00 and acquisition of $79,737 of fixed assets.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2021 was $8,656,864. The amount was related to proceeds from our chief executive officer and chairman of the Board of $244,803 and repayment to our chief executive officer and chairman of the Board of $137,500 and proceeds from borrowing from convertible notes payable of $8,041,501 and repayments of $455,000 to convertible notes payable holders. The Company also issued for cash at a net proceeds of $963,061 from Regulation A offering and ELOC.

Net cash provided by financing activities for the period from January 2, 2020 (inception) to December 31, 2020 was $2,325,062. The 2020 amount related to proceeds from our chief executive officer and chairman of the Board of $2,162,562 and convertible notes payable of $162,500.

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Equity Purchase Agreement and Registration Rights Agreement

On November 2, 2021, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P. (“Investor”), dated as of October 29, 2021, pursuant to which the Company shall have the right, but not the obligation, to direct Investor, to purchase up to $15,000,000 (the “Maximum Commitment Amount”) in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in multiple tranches (the “Put Shares”). Further, under the Equity Purchase Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Equity Purchase Agreement) from time to time to Investor (i) in a minimum amount not less than $20,000 and (ii) in a maximum amount up to the lesser of (a) $400,000.00 or (b) 250% of the Average Daily Trading Value (as defined in the Equity Purchase Agreement).

In exchange for Investor entering into the Equity Purchase Agreement, the Company agreed, among other things, to (A) issue Investor and Peak One Investments, LLC, an aggregate of 70,000 shares of Common Stock (the “Commitment Shares”), and (B) file a registration statement registering the Common Stock issued as Commitment Shares and issuable to Investor under the Equity Purchase Agreement for resale (the “Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Equity Purchase Agreement, as more specifically set forth in the Registration Rights Agreement.

The obligation of Investor to purchase the Company’s Common Stock shall begin on the date of the Equity Purchase Agreement, and ending on the earlier of (i) the date on which Investor shall have purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Investor (which shall not occur during any Valuation Period or at any time that Investor holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Investor for the Common Stock under the Equity Purchase Agreement shall be 95% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Investor.

The number of Put Shares to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice.

In accordance with that certain Registration Rights Agreement, the Selling Securityholders are entitled to certain rights with respect to the registration of the Put Shares and Commitment Shares issued in connection with the Equity Purchase Agreement (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within sixty calendar days from the date of the Registration Rights Agreement, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the date of the Registration Rights Agreement, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144. The Company must also take such action as is necessary to register and/or qualify the Registrable Securities under such other securities or blue sky laws of all applicable jurisdictions in the United States.

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We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

Effects of Coronavirus on the Company

Due to the digital/remote nature of our business, the coronavirus would have only a limited effect on our operations. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

Going Concern

We adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, which requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. We will require additional cash funding to fund operations. Therefore, we concluded there was substantial doubt about the Company’s ability to continue as a going concern.

To fund further operations, we will need to raise additional capital. We may obtain additional financing in the future through the issuance of its common stock, or through other equity or debt financings. Our ability to continue as a going concern or meet the minimum liquidity requirements in the future is dependent on its ability to raise significant additional capital, of which there can be no assurance. If the necessary financing is not obtained or achieved, we will likely be required to reduce its planned expenditures, which could have an adverse impact on the results of operations, financial condition and our ability to achieve its strategic objective. There can be no assurance that financing will be available on acceptable terms, or at all. The financial statements contain no adjustments for the outcome of these uncertainties. These factors raise substantial doubt about our ability to continue as a going concern and have a material adverse effect on our future financial results, financial position and cash flows.

Convertible Promissory Notes

For a detailed description of convertible promissory notes of the Company, see “Description of Business— Convertible Promissory Notes” on page 48 of this prospectus.

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Off-Balance Sheet Arrangements

As of December 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act reasonably likely to have a material effect on our financial condition. As of March 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act reasonably likely to have a material effect on our financial condition.

Critical Accounting Policies and Estimates

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

Reverse Merger Accounting

The Merger was accounted for as a reverse-merger and recapitalization in accordance with GAAP. WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG since its inception on January 2, 2020. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG since its inception on January 2, 2020 to the closing date of the merger, and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. In conjunction with the Merger, WOHG received no cash and assumed no liabilities from Clubhouse Media Group, Inc. All members of the Company’s executive management are from WOHG.

Lease

On January 2, 2020, the Company adopted FASB ASC Topic 842, Leases, or ASC 842, using the modified retrospective transition method with a cumulative effect adjustment to accumulated deficit as of January 1, 2019, and accordingly, modified its policy on accounting for leases as stated below.

As described under “Recently Adopted Accounting Pronouncements,” below, the primary impact of adopting ASC 842 for the Company was the recognition in the consolidated balance sheet of certain lease-related assets and liabilities for operating leases with terms longer than 12 months. The Company elected to use the short-term exception and does not records assets/liabilities for short term leases as of September 30, 2021.

The Company’s leases primarily consist of facility leases which are classified as operating leases. The Company assesses whether an arrangement contains a lease at inception. The Company recognizes a lease liability to make contractual payments under all leases with terms greater than twelve months and a corresponding right-of-use asset, representing its right to use the underlying asset for the lease term. The lease liability is initially measured at the present value of the lease payments over the lease term using the collateralized incremental borrowing rate since the implicit rate is unknown. Options to extend or terminate a lease are included in the lease term when it is reasonably certain that the Company will exercise such an option. The right-of-use asset is initially measured as the contractual lease liability plus any initial direct costs and prepaid lease payments made, less any lease incentives. Lease expense is recognized on a straight-line basis over the lease term. All leases are terminated since December 31, 2021.

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Leased right-of-use assets are subject to impairment testing as a long-lived asset at the asset-group level. The Company monitors its long-lived assets for indicators of impairment. As the Company’s leased right-of-use assets primarily relate to facility leases, early abandonment of all or part of facility as part of a restructuring plan is typically an indicator of impairment. If impairment indicators are present, the Company tests whether the carrying amount of the leased right-of-use asset is recoverable including consideration of sublease income, and if not recoverable, measures impairment loss for the right-of-use asset or asset group.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the Company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation. The Company recognized revenue from providing temporary and permanent staffing solutions and sale of consumer products.

Managed Services Revenue

The Company generates revenue from its managed services when a marketer (typically a brand, agency or partner) pays the Company to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”).

The Company maintains separate arrangements with each marketer and content creator either in the form of a master agreement or terms of service, which specify the terms of the relationship and access to its platforms, or by statement of work, which specifies the price and the services to be performed, along with other terms. The transaction price is determined based on the fixed fee stated in the statement of work and does not contain variable consideration. Marketers who contract with the Company to manage their advertising campaigns or custom content requests may prepay for services or request credit terms. The agreement typically provides for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by the customer prior to completion of services. Billings in advance of completed services are recorded as a contract liability until earned. The Company assesses collectability based on a number of factors, including the creditworthiness of the customer and payment and transaction history.

For Managed Services Revenue, the Company enters into an agreement to provide services that may include multiple distinct performance obligations in the form of: (i) an integrated marketing campaign to provide influencer marketing services, which may include the provision of blogs, tweets, photos or videos shared through social network offerings and content promotion, such as click-through advertisements appearing in websites and social media channels; and (ii) custom content items, such as a research or news article, informational material or videos. Marketers typically purchase influencer marketing services for the purpose of providing public awareness or advertising buzz regarding the marketer’s brand and they purchase custom content for internal and external use. The Company may provide one type or a combination of all types of these performance obligations on a statement of work for a lump sum fee. The Company allocates revenue to each performance obligation in the contract at inception based on its relative standalone selling price. These performance obligations are to be provided over a stated period that generally ranges from one day to one year. Revenue is accounted for when the performance obligation has been satisfied depending on the type of service provided. The Company views its obligation to deliver influencer marketing services, including management services, as a single performance obligation that is satisfied at the time the customer receives the benefits from the services.

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Based on the Company’s evaluations, revenue from Managed Services is reported on a gross basis because the Company has the primary obligation to fulfill the performance obligations and it creates, reviews and controls the services. The Company takes on the risk of payment to any third-party creators and it establishes the contract price directly with its customers based on the services requested in the statement of work. The contract liabilities as of December 31, 2021 and 2020 were $337,500 and $73,648, respectively. The contract liabilities as of March 31, 2022 was $50,300.

Subscription-Based Revenue

The Company recognize subscription-based revenue through its social media website at Honeydrip.com, which allow customers to visit the creators personal page over the contract period without taking possession of the products or deliverables, are provided on either a subscription or consumption basis. Revenue provided on a subscription basis is recognized ratably over the contract period and revenue provided on a consumption basis is recognized when the subscriber paid and received their access to the content.

Software Development Costs

We apply ASC 350-40, Intangibles—Goodwill and Other—Internal Use Software, in review of certain system projects. These system projects generally relate to software we do not intend to sell or otherwise market. In addition, we apply this guidance to our review of development projects related to software used exclusively for our SaaS subscription offerings. In these reviews, all costs incurred during the preliminary project stages are expensed as incurred. Once the projects have been committed to and it is probable that the projects will meet functional requirements, costs are capitalized. These capitalized software costs are amortized on a project-by-project basis over the expected economic life of the underlying product on a straight-line basis, which is five years. Amortization commences when the software is available for its intended use. Amounts capitalized related to development of internal use software are included in property and equipment, net, on our Consolidated Balance sheets and related depreciation is recorded as a component of amortization of intangible assets and depreciation in our consolidated statements of operations. During the three months ended March 31, 2022 and 2021, we capitalized approximately $93,491 and $0, respectively, related to internal use software and recorded $9,214 and $0 in related amortization expense, respectively. Unamortized costs of capitalized internal use software totaled $542,310 and $458,033 as of March 31, 2022 and December 31, 2021, respectively. During the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, we capitalized approximately $390,936 and $0, respectively, related to internal use software and recorded $10,791 and $0 in related amortization expense, respectively. Unamortized costs of capitalized internal use software totaled $458,033 and $0 as of December 31, 2021 and 2020, respectively.

Goodwill Impairment

We test goodwill at least annually for impairment at the reporting unit level. We recognize an impairment charge if the carrying amount of a reporting unit exceeds its fair value. When a portion of a reporting unit is disposed, goodwill is allocated to the gain or loss on disposition based on the relative fair values of the business or businesses disposed and the portion of the reporting unit that will be retained.

For other intangible assets that are not deemed indefinite-lived, cost is generally amortized on a straight-line basis over the asset’s estimated economic life, except for individually significant customer-related intangible assets that are amortized in relation to total related sales. Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. In these circumstances, they are tested for impairment based on undiscounted cash flows and, if impaired, written down to estimated fair value based on either discounted cash flows or appraised values. The Company impaired $0 and $240,000 of goodwill for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, respectively. The Company impaired $0 and $0 of goodwill for the three months ended March 31, 2022 and 2021, respectively.

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Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2021 and 2020, as well as of March 31, 2022, there was no impairment loss of its long-lived assets.

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations and comprehensive income (loss) as income tax expense.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, other receivable, note receivable, other current assets, accounts payable, and accrued expenses, if applicable, approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of debt were also estimated to approximate fair value.

The Company utilizes the methods of fair value (“FV”) measurement as described in ASC 820 to value its financial assets and liabilities. As defined in ASC 820, FV is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in FV measurements, ASC 820 establishes a FV hierarchy that prioritizes observable and unobservable inputs used to measure FV into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The FV hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The FV hierarchy gives the lowest priority to Level 3 inputs.

The Company used Level 3 inputs for its valuation methodology for the derivative liabilities for conversion feature of the convertible notes in determining the fair value the weighted-average Binomial option pricing model following assumption inputs. The fair value of derivative liability as of December 31, 2021 and 2020 was $513,959 and $304,490, respectively. The fair value of derivative liability as of March 31, 2022 was $983,630.

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Stock based Compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under other (income) expense.

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Related Parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 related parties include:

a. affiliates of the Company;

b. entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity;

c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management;

d. principal owners of the Company;

e. management of the Company;

f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and

g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including those interim periods within those fiscal years. We did not expect the adoption of this guidance have a material impact on its consolidated financial statements.

On October 1, 2020, we early adopted ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance was effective beginning January 1, 2021, with early adoption permitted. The adoption of this new standard did not have a material impact on our consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This guidance will be effective for us in the first quarter of 2022 on a full or modified retrospective basis, with early adoption permitted. The Company is currently evaluating the timing, method of adoption and overall impact of this standard on its consolidated financial statements.

MANAGEMENT

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each. Our Board of Directors elects our executive officers annually by majority vote. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is remove. Set forth below is certain information concerning the directors and executive officers of the Company. The following table also sets forth the names and ages of the members of our Advisory Board.

Name	Age	Position
Amir Ben-Yohanan(1)	50	Chief Executive Officer and Director, Principal Executive Officer
Scott Hoey(2)	36	Chief Financial Officer and Principal Financial and Accounting Officer
Harris Tulchin(3)	69	Chief Legal Officer, Chief Business Affairs and Director
Massimiliano Musina(4)	39	Independent Director
Andrew Omari(6)	39	Consultant- Advisory Board
Perry Simon(6)	40	Consultant- Advisory Board

(1)	Mr. Ben-Yohanan was appointed to his position with the Company pursuant to the terms of the Stock Purchase Agreement dated May 29, 2020 by and among West of Hudson Group, Inc., Tongji Healthcare Group Inc, Algonquin Partners Inc., and Joseph Arcaro. Pursuant to the terms of the Stock Purchase Agreement, and in connection with the closing of the Stock Purchase Agreement on June 18, 2020, Mr. Arcaro, the then-sole member of the Board of Directors of the Company, appointed Amir Ben-Yohanan, to his position, and thereafter, immediately resigned from all positions with the Company. On April 11, 2021, the Company entered into an Employment Agreement with Amir Ben-Yohanan to serve as Chief Executive Officer of the Company, which agreement terminated pursuant to the term set forth therein on April 9, 2022. Additionally, on April 1, 2022, the Company entered into an employment agreement with Amir Ben-Yohanan, effective April 11, 2022.

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(2)	Mr. Hoey was appointed as the Company’s Chief Financial Officer on May 27, 2022.
(3)	On August 5, 2020, immediately after, and in connection with, his appointment a director of the Company, Mr. Tulchin and the Company entered into a director agreement (the “Tulchin Director Agreement”). The Tulchin Director Agreement, also dated August 5, 2020, sets out the terms and conditions of Mr. Tulchin’s role as a director of the Company. On March 12, 2021, the Company and Mr. Tulchin entered into an amendment to Mr. Tulchin’s Director Agreement. On April 11, 2021, Mr. Tulchin was appointed as Chief Legal Officer of the Company by the Board of Directors. On April 9, 2021, the Company entered into an Employment Agreement with Mr. Tulchin to serve as Chief Legal Officer of the Company.
(4) (6)

Mr. Musina was appointed on October 12, 2021. Mr. Musina entered into an Independent Director Agreement dated October 12, 2021 (the “Director Agreement”). Pursuant to the terms of the Director Agreement, the Company agreed to issue to Mr. Musina each quarter a number of shares of common stock having a fair market value of $25,000, in exchange for Mr. Musina’s service as a member of the Company’s Board of Directors.

On April 2, 2021, the Company established an advisory board (“Advisory Board”) to provide guidance and advice to the directors and officers of the Company regarding technical and business matters. The advisory board has no voting powers. The advisory board is made up of two members including Andrew Omori and Perry Simon.

Amir Ben-Yohanan, Chief Executive Officer and Director

Amir Ben-Yohanan was appointed as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors on June 18, 2020. Mr. Ben-Yohanan worked for over 15 years for large multinational corporations, such as AT&T and the Associated Press, as a Senior Director of Finance where he oversaw internal audit, compliance and financial reporting departments. In 2012, he left a successful career in the corporate world to become an entrepreneur. In August 2015, Mr. Ben-Yohanan founded West of Hudson Properties, a real estate investment and property management firm headquartered in Hackensack, NJ. West of Hudson Properties currently owns and manages over $300 million in real estate assets across 95+ multi-family residential properties. More recently, he has expanded the operation and successfully completes several multi-family ground up construction projects each year in New Jersey and Pennsylvania.

Mr. Ben-Yohanan earned his Master’s Degree in Finance from the University of Sydney Australia in 1999 and holds an undergraduate degree in Accounting.

Scott Hoey, Chief Financial Officer

Mr. Hoey, age 36, has served as the Company’s Treasurer since May 2021. From June 2018 to April 2021, he served as Vice President of Acquisitions of West of Hudson Properties. From November 2014 to May 2018, Mr. Hoey served as a Financial Services Representative at TD Bank, N.A. From May 2011 to October 2014 he served as a Personal Banker at Bank of America, N.A. He earned his Bachelor’s Degree in Business Administration with a concentration in Management and Marketing from Montclair State University.

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Harris Tulchin, Chief Legal Officer, Chief Business Affairs and Director

Harris Tulchin was appointed as Chief Legal Officer and Chief Business Affairs of the Company and as a member of the Company’s Board of Directors on August 5, 2020, respectively. Mr. Tulchin is an entertainment lawyer, producer, author, and producer’s representative and has been practicing entertainment, transactional, and labor law since 1978. He is the Chairman, founder and owner of Harris Tulchin & Associates LTD, an international entertainment and multimedia law firm that provides legal services to its clients in the motion picture, television, music, and multimedia industries. Mr. Tulchin has served as the Chairman of Harris Tulchin & Associates LTD since his firm’s incorporation in 2000 where he has represented clients in every facet of the entertainment industry, including major film studios, producers, writers, directors, actors, digital developers, animators, and musicians. Mr. Tulchin has also held numerous senior roles at various other companies in his career, serving as, among others, Senior Vice President of Business Affairs and General Counsel for Cinema Group, General Counsel and Head of Business Affairs for KCET Television, Senior Counsel for United Artists, Director of Business Affairs at MGM Television, and Counsel for Filmways Pictures. He has produced or executive produced over a dozen films, including “To Sleep With Anger” starring Danny Glover and directed by Charles Burnett, which was admitted into Sundance and Cannes Film Festivals in 1990, and was a winner of four Independent Spirit Awards. Mr. Tulchin is also the co-author of a book considered a staple of the motion picture industry, entitled: “The Independent Film Producer’s Survival Guide: A Legal and Business Sourcebook”, published by Schirmer Press, New York (2002, 2005, 2010).

In addition to serving as Chairman of his law firm, Mr. Tulchin also serves as Chief Legal Adviser and a member of the advisory board of Cinezen Blockchained Entertainment AB, a Swedish start-up blockchain/cryptocurrency video-on-demand distribution platform with the goal to revolutionize the existing model of film distribution. He has served in these capacities since the Company’s inception in September 2017, and provides guidance on business and legal issues in connection with the Company’s operations.

In his role as director of the Company, Mr. Tulchin brings a wealth of expertise in both the legal and business aspects of the development, production, financing and distribution of entertainment product, and the international licensing of content in all media and will provide valuable guidance to the Company as it endeavors to implement its plan of operations.

He is a graduate of Cornell University and UC Hastings College of Law, and was admitted to The State Bar of California in 1979 and the Hawaii State Bar in 1978. He is presently inactive in Hawaii.

Massimiliano Musina, Director

Mr. Musina is a managing partner of Spout, a podcast media company, where he has been since 2020 to the present. He is also Founder and CEO of The Map Group, a Film and TV production and Financing company, where he has been from 2016 to the present. Mr. Mussina is also a co-founder of the Podcast and Media company called Gulfstream Studios, where he has been from 2021 to the present.

Advisory Board

On April 2, 2021, the Company established an advisory board (“Advisory Board”) to provide guidance and advice to the directors and officers of the Company regarding technical and business matters. The advisory board has no voting powers. The advisory board is made up of two members including Andrew Omori and Perry Simon.

Andrew Omori. On April 2, 2021, the Company entered into a consulting agreement with Andrew Omori and appointed Mr. Omori to the Advisory Board of the Company. Mr. Omori is a partner at Andreessen Horowitz, one of Silicon Valley’s most prominent and successful venture capital firms, with $17.6 billion in assets under management. Andreessen Horowitz is well known for leading investments in hit social audio app, Clubhouse (which is not owned, and is not otherwise affiliated with, the Company), as well as Airbnb and Coinbase. Prior to joining Andreessen Horowitz, Mr. Omori served as a VP at JMP Group and as a successful technology investment banker. Mr. Omori has dedicated his career to helping technology companies scale and has worked with a variety of social companies including Snap, Pinterest, Roblox, and the Clubhouse app. Mr. Omori will advise the Board of Directors and the Company regarding optimal pathways for monetizing the Company’s operations as well as providing the Company with access to relationships, branding opportunities, and partnerships that hold the potential for further gains in shareholder value.

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Perry Simon. On April 21, 2021, the Company entered into a consulting agreement with Perry Simon and appointed Mr. Simon to the Advisory Board of the Company. Mr. Simon is the former executive vice president of Primetime at NBC Entertainment, where he helped develop and supervise some of television’s most iconic series, including “Cheers,” “The Golden Girls,” “Law and Order,” “L.A. Law,” “Miami Vice,” “Frasier,” Seinfeld, and “The Cosby Show.” He is also a former General Manager at PBS former Managing Director at BBC Worldwide America, former President of Viacom Productions and former executive officer at Paul Allen’s Vulcan Productions. Over the past 20 years, Mr. Simon has helped to facilitate the rapid growth of mission-driven programming, driving large gains in audience size and fan engagement, and winning multiple awards along the way (Golden Globes, Emmys, and Peabodys). Mr. Simon will advise the Company on non-profit and social impact activities, as well as other business, financial, and organizational matters, and access his extensive entertainment industry relationships and knowledge for content development, acquisition, and deal structures.

Number and Terms of Office of Officers and Directors

Each member of our Board of Directors serves for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Committees of the Board of Directors

We do not have a standing nominating, compensation or audit committee. Rather, our full Board of Directors performs the functions of these committees. We do not believe it is necessary for our Board of Directors to appoint such committees because the volume of matters that come before our Board of Directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Nominations

Our full Board of Directors recommends candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that we will adopt a code of ethics in the near future.

Director Independence

We have one independent director (Massimiliano Musina), as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

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Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Amir Ben-Yohanan has served as our Chairman of the Board of Directors and Chief Executive Officer since June 30, 2020. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Ben-Yohanan is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the completion of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. Our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Limitation on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Nevada law, as it now exists or may in the future be amended. In addition, our articles of incorporation and section 138 of the Nevada Business Corporation Act provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors unless such breach involves intentional misconduct, fraud, or a knowing violation of the law.

Our articles of incorporation also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Nevada law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

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EXECUTIVE COMPENSATION

Executive compensation was paid during the fiscal year ended December 31, 2021 but no compensation during the fiscal year ended December 31, 2020 to the officers and directors of the Company. However, the Company has entered into Employment Agreements, a Consulting Agreement, and Directors Agreements with its officers and directors, as applicable, as described below.

The following table presents information regarding the total compensation earned by our executive officers who were serving as executive officers as of December 31, 2021 for services rendered in all capacities to us for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($USD)	Bonus ($USD)	Stock Based Awards ($USD)	Others ($USD)	Total ($USD)
Amir Ben-Yohanan	2021	233,333	221,666	100,000	–	554,999
Chairman of the Board, CEO, Principal Accounting Officer	2020	–	–	25,000	–	25,000

Harris Tulchin	2021	285,000	81,666	100,000	–	466,666
Chief Legal Officer	2020	–	–	25,000	–	25,000

Dmitry Kaplun	2021	64,615	–	–	–	64,615
Chief Financial Officer(1)	2020	–	–	–	–	–

(1) Mr. Kaplun resigned as the Company’s Chief Financial Officer on May 27, 2022.

Employment Agreements

See Employment Agreements on page 66 of this Prospectus.

Compensation Discussion and Analysis

2021 Equity Incentive Plan

Overview

The Board of Directors and shareholders holding a majority of the Company’s voting capital approved and adopted the Tongji Healthcare Group, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) on November 24, 2020. The 2020 Plan authorizes the issuance of up to an aggregate maximum of 13,890,000 shares of the common stock, subject to adjustment as described in the 2020 Plan. The 2020 Plan shall be administered by the Board or one or more committees appointed by the Board or another committee (“Administrator”). The Administrator, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2020 Plan authorizes the Company to grant stock options, stock appreciation rights, restricted shares, restricted share unit, cash awards, other awards, and performance-based awards. Awards may be granted to the Company’s officers, employees, directors and consultants.

The purpose of 2020 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this 2020 Plan, in whole or in part. To the extent then required by applicable law or any applicable stock exchange or required under the Internal Revenue Code to preserve the intended tax consequences of the 2020 Plan, or deemed necessary or advisable by the Board, the 2020 Plan and any amendment to the 2020 Plan shall be subject to stockholder approval. Unless earlier terminated by the Board, the 2020 Plan will terminate ten years from the date of adoption.

Authorized Shares

A total of shares of the Company’s common stock are authorized for issuance pursuant to the 2020 Plan. Subject to adjustment as provided in the 2020 Plan, the maximum aggregate number of shares that may be issued under the 2020 Plan will be cumulatively increased on each subsequent January 1 by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the Board.

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Additionally, if any award issued pursuant to the 2020 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2020 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2020 Plan (unless the 2020 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2020 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2020 Plan (unless the 2020 Plan has terminated). Shares that have actually been issued under the 2020 Plan under any award will not be returned to the 2020 Plan and will not become available for future distribution under the 2020 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2020 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2020 Plan. To the extent an award under the 2020 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2020 Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the 2020 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, any shares that become available for issuance under the 2020 Plan in accordance with the foregoing.

Plan Administration

The Board or one or more committees appointed by the Board will administer the 2020 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2020 Plan as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2020 Plan, the administrator has the power to administer the 2020 Plan and make all determinations deemed necessary or advisable for administering the 2020 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2020 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2020 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2020 Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

Eligibility

Awards under the 2020 Plan, other than incentive stock options, may be granted to employees (including officers) of the Company or a subsidiary, members of the Company’s Board, or consultants engaged to render bona fide services to the Company or a subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary.

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Stock Options

Stock options may be granted under the 2020 Plan. The exercise price of options granted under the 2020 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2020 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2020 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2020 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2020 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2020 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2020 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2020 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

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Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2020 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of the Company’s common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Employee Directors

The 2020 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2020 Plan. The 2020 Plan includes a maximum limit of $750,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $1,500,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2020 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2020 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2020 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2020 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

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Merger or Change in Control

The 2020 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2020 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2020 Plan provided such action does not impair the existing rights of any participant. The 2020 Plan automatically will terminate in June of 2031, unless it is terminated sooner.

2022 Equity Incentive Plan

Overview

On April 19, 2022, the board of directors the Company and stockholders holding a majority of the Company’s voting power approved the Clubhouse Media Group, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan authorizes the issuance of up to an aggregate maximum of 26,000,000 shares of the common stock, subject to adjustment as described in the 2022 Plan. The 2022 Plan shall be administered by the Board or one or more committees appointed by the Board or another committee (“Administrator”). The Administrator, has the power to all determinations deemed necessary or advisable for administering the 2022 Plan, including the power to select the service providers to whom awards may be granted, determine the number of shares covered by each award. The 2022 Plan authorizes the Company to grant stock options, stock appreciation rights, restricted shares, restricted share unit, cash awards, other awards, and performance-based awards. Awards may be granted to the Company’s officers, employees, directors and consultants.

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The purpose of 2022 Plan is to (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide additional incentive to Employees, Directors and Consultants, and (ii) to promote the success of the Company’s business. The Administrator has the authority to amend, suspend or terminate the 2022 Plan provided such action does not impair the existing rights of any participant. The 2022 Plan automatically will terminate on April 18, 2032, unless it is terminated sooner.

On April 21, 2022, the Company filed a Registration Statement on Form S-8 with the SEC to register 26,000,000 shares of the Company’s common stock, issuable pursuant to the 2022 Plan.

Authorized Shares

A total of 26,000,000 shares of the Company’s common stock are authorized for issuance pursuant to the 2022 Plan.

Additionally, if any award issued pursuant to the 2022 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2022 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2022 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). Shares that have actually been issued under the 2022 Plan under any award will not be returned to the 2022 Plan and will not become available for future distribution under the 2022 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2022 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2022 Plan. To the extent an award under the 2022 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2022 Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the 2022 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, any shares that become available for issuance under the 2022 Plan in accordance with the foregoing.

Plan Administration

The Board or one or more committees appointed by the Board will administer the 2022 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2022 Plan as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2022 Plan, the administrator has the power to administer the 2022 Plan and make all determinations deemed necessary or advisable for administering the 2022 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2022 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2022 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2022 Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

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Eligibility

Awards under the 2022 Plan, other than incentive stock options, may be granted to employees (including officers) of the Company or a subsidiary, members of the Company’s Board, or consultants engaged to render bona fide services to the Company or a subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Options

Stock options may be granted under the 2022 Plan. The exercise price of options granted under the 2022 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2022 Plan, the administrator determines the other terms of options.

Notwithstanding any other provision of the 2022 Plan to the contrary, the aggregate grant date fair value of all awards granted, under the 2022 Plan, to any director who is not an employee, during any fiscal year of the Company, taken together with any cash compensation paid to such director during such fiscal year, shall not exceed $300,000.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2022 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2022 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2022 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2022 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

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Restricted Stock Units

RSUs may be granted under the 2022 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2022 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2022 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of the Company’s common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Employee Directors

The 2022 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2022 Plan. The 2022 Plan includes a maximum limit of $300,000 of equity awards that may be granted to a non-employee director in any fiscal year. Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2022 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2022 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2022 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2022 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

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Merger or Change in Control

The 2022 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2022 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2022 Plan provided such action does not impair the existing rights of any participant. The 2022 Plan automatically will terminate on April 18, 2032, unless it is terminated sooner.

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Director Compensation

Historically, our directors have not received compensation for their service. Each of our non-employee directors will receive $25,000 in shares of our common stock per quarter. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 19, 2022 by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
●	each of our executive officers and directors that beneficially owns shares of our common stock; and
●	all our executive officers and directors as a group.

In the table below, percentage ownership is based on 157,706,030 shares of our common stock issued and outstanding as of May 19, 2022. Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Clubhouse Media Group, Inc., 3651 Lindell Road, D517, Las Vegas, Nevada 89103. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Approximate Percentage of Outstanding Common Stock
Names Executive Officers and Directors
Amir Ben-Yohanan (2)	56,847,213	36.05%
Scott Hoey(4)	-	-
Massimiliano Musina	-	-
Harris Tulchin (3)	4,441,499	2.82%
All executive officers and directors as a group (4 persons)	61,288,712	38.86%
5% Stockholders
None

*	Below 1%.

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(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)	Mr. Ben-Yohanan beneficially owns one share of Series X Preferred Stock which has a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but does not have any economic or other interest in the Company.
(3)	Pursuant to the Director Agreement, the Company agreed to issue Mr. Tulchin a number of shares of common stock of the Company having a fair market value (as defined in the Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director, thus far he has not been issued any shares of our common stock under the Director Agreement, and is entitled to receive $50,000 of shares based on the fair market value (as defined in the Director Agreement) at the end of the next calendar quarter.
(4)	Mr. Hoey was appointed as the Company’s Chief Financial Officer on May 27, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for Approval of Related Party Transactions

We have adopted a written policy relating to the approval or ratification of ”related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) $120,000 in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee (or the full Board of Directors, in the absence of an audit committee) will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee (or the Board of Directors, as the case may be) believes the relationship underlying the transaction to be in the best interests of the Company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee (or the Board of Directors, as the case may be) each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee (or the Board of Directors, as the case may be) approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

The following includes a summary of transactions since January 2, 2020 (inception), or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of their total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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Related Party Transactions

Stock Purchase Agreement

Effective May 29, 2020, Joseph Arcaro, the Chief Executive Officer, President, Secretary, Treasurer and sole director of the Company and the beneficial owner, through his ownership of Algonquin Partners Inc. (“Algonquin”), of 65% of the Company’s common stock, entered into a Stock Purchase Agreement by and among West of Hudson Group, Inc. (“WOHG”), the Company, Algonquin, and Mr. Arcaro. Pursuant to the terms of the Stock Purchase Agreement, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company.

Non-Independent Director Agreements

Effective March 4, 2021, the Company entered into director agreements with three of its current officers who serve as non-independent directors: Amir Ben-Yohanan, Christopher Young, and Simon Yu. See “Executive Compensation – Director Agreements” for a description of these agreements. Mr. Young and Yu resigned from their officer and director positions with the Company on October 8, 2021.

Pursuant to the Director Agreements, the Company agreed to compensate each of the Directors as follows:

●	An issuance of 31,821 shares of the Company’s common stock, par value par value $0.001 (“Common Stock”), to be issued on the Effective Date, as compensation for services provided by each of the Directors to the Company prior to the Effective Date; and
●	An issuance of a number of shares of Common Stock having a fair market value (as defined in each of the Director Agreements) of $25,000 at the end of each calendar quarter that the Director serves as a director.

Independent Director Agreements

The Company entered into a Director Agreement with Mr. Tulchin and an Independent Director Agreement with Mr. Marenzi on August 5, 2020 and July 28, 2020, respectively. The Company entered into an amendment to the Director Agreement with Mr. Tulchin on March 12, 2021. See “Executive Compensation – Director Agreements” for a description of these agreements.

Share Exchange Agreement

On August 11, 2020, Tongji Healthcare Group, Inc., entered into the Share Exchange Agreement with (i) WOHG; (ii) each of the WOHG Shareholders; and (iii) Mr. Ben-Yohanan as the Shareholders’ Representative.

Pursuant to the terms of the Share Exchange Agreement, the parties agreed that the Company would acquire 100% of WOHG’s issued and outstanding capital stock, in exchange for the issuance to the WOHG Shareholders of a number of shares of the Company’s common stock to be determined at the closing of the Share Exchange Agreement.

The closing of the Share Exchange Agreement occurred on November 12, 2020. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG, in exchange for the issuance to the WOHG Shareholders of 46,811,195 shares of the Company’s common stock (the “Share Exchange”). As a result of the Share Exchange, WOHG became a wholly-owned subsidiary of the Company.

In addition, pursuant to the Share Exchange Agreement and subsequent Waiver, the Company issued and sold to Amir Ben-Yohanan one share of Series X Preferred Stock (as described below), at a purchase price of $1.00. This one share of Series X Preferred Stock has a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but will not have any economic or other interest in the Company.

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Convertible Promissory Note

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Note”) replacing a prior note entered into in 2020 (the “Prior Note”). The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Prior Note listed West of Hudson Group, Inc. as the borrower due to a scrivener’s error and was intended to be between WHP Entertainment, LLC, which is now named Doiyen LLC. (West of Hudson Group, Inc. is a wholly owned subsidiary of the Company and Doiyen LLC is a wholly owned subsidiary of West of Hudson Group, Inc.). Effective as of February 2, 2021, the Prior Note was terminated and is of no further force or effect.

The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty. As of May 25, 2021, the balance of the Note was $2,460,493 including a principal balance of $2,400,000 and accrued interest of $60,493.

Pursuant to the terms of the Note, $1,000,000 of the principal amount and accrued interest of the Note would automatically be converted into a number of restricted (non-Regulation A) shares of the Company common stock equal to (i) $1,000,000 divided by (ii) the initial public offering price per share of Company common stock in the Company’s Regulation A offering (the “Conversion”).

On July 9, 2021, the Conversion occurred, and Mr. Ben-Yohanan was issued 250,000 shares of common stock as a result of $1,000,000 in principal and interest due on the Note converting into shares of common stock at $4.00 per share, which is the initial public offering price per share of the common stock in the Company’s offering pursuant to Regulation A.

As of December 31, 2021, there was $1,269,864 in principal and $16,978 accrued interest outstanding on the Note, which became payable by the Company commencing on February 2, 2022 as required to amortize the Note and the outstanding indebtedness over the following 24 months. The final maturity date of the Note is February 2, 2024. The Company amortized $22,411 and $15,467 of the discount on the convertible notes payable to interest expense for the three months ended March 31, 2022 and 2021, respectively. The outstanding debt premium as of March 31, 2022 was $94,644. For the three months ended March 31, 2022 and 2021, the Company paid $105,822 and $0 to the Amir 2021 Note, respectively. The balance as of March 31, 2022 and December 31, 2021 were $1,164,042 and $1,269,864, respectively.

Employment Agreements

On April 9, 2021, the Company entered into employment agreements with Simon Yu and Harris Tulchin to serve as Chief Operating Officer and Chief Business Affairs/Chief Legal Officer, respectively, of the Company. See “Executive Compensation – Employment Agreements” for a description of these agreement.

On April 11, 2021, the Company entered into employment agreements with Amir Ben-Yohanan and Christian Young to serve as Chief Executive Officer and President, respectively, of the Company. The Amir Ben-Yohanan employment agreement dated April 11, 2021 terminated pursuant to the term set forth therein on April 9, 2022. Additionally, on April 1, 2022, the Company entered into an employment agreement with Amir Ben-Yohanan, effective April 11, 2022. See “Executive Compensation – Employment Agreements” for a description of these agreements.

Consulting Agreement

On February 3, 2021, in connection with (but not pursuant to) the closing of the A&R Share Exchange Agreement relating to Magiclytics, the Company entered in a consulting agreement with Chris Young, the President, Secretary, and a Director of the Company. See “Executive Compensation – Consulting Agreement” for a description of this agreement.

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Call Agreements

On March 12, 2021, Harris Tulchin, a Director of the Company, entered into separate “Call Agreements” with each of Amir Ben-Yohanan, a Director and the Chief Executive Officer of the Company, and Christian Young, a Director and the President and Secretary of the Company.

Pursuant to the Call Agreement between Mr. Tulchin and Mr. Ben-Yohanan, Mr. Ben-Yohanan granted to Mr. Tulchin the right to acquire from Mr. Ben-Yohanan, at any time from the date of the Call Agreement until November 13, 2025 (the “Call Period”), up to 3,032,122 of the shares of Company common stock held by Mr. Ben-Yohanan. Pursuant to the Call Agreement between Mr. Tulchin and Mr. Young, Mr. Young granted to Mr. Tulchin the right to acquire from Mr. Young, at any time during the same Call Period, up to 808,438 of the shares of Company common stock held by Mr. Young. The Call Period will be automatically extended for any period during which there is a legal impediment to a closing of the acquisition of the shares occurring.

If exercised, Mr. Tulchin will acquire the shares of Company common stock at a price of $0.0001 per share. Mr. Tulchin may exercise his rights under the Call Agreements in one or more closings, subject to a maximum number of closings under each Call Agreement of 35. In connection with the Call Agreements, each of Mr. Ben-Yohanan and Mr. Young agreed that during the Call Period they would not sell or transfer any of the shares of Company common stock held by them which are subject to Mr. Tulchin’s acquisition rights under the respective Call Agreement.

The Call Agreements contain customary representations and warranties, and conditions to the closing of the acquisition of the shares, and the number of shares that Mr. Tulchin may acquire from each of Mr. Ben-Yohanan and Mr. Young is subject to customary adjustments in the event of stock splits and similar events.

Advances

As of December 31, 2020, the Company’s Chief Executive Officer had advanced $2,162,562 to the Company for payment of the Company’s operating expenses. The Company recorded $15,920 and $87,213 as imputed interest and recorded as additional paid in capital for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, respectively from the loan advanced by the Company’s Chief Executive Officer.

For the three months ended March 31, 2021, the Company’s Chief Executive Officer advanced an additional $135,000 to the Company to pay the Company’s operating expenses.

Bonus Payments

For the three months ended March 31, 2021, the Board of Directors approved and paid $285,000 cash bonuses to Amir Ben-Yohanan, Chris Young, and Simon Yu.

For the three months ended June 30, 2021, the Board of Directors approved and paid $205,000 cash bonuses to Amir Ben-Yohanan, Chris Young, Harris Tulchin, and Simon Yu.

As of December 31, 2021 and December 31, 2020, The Company has a payable balance owed to the sellers of Magiclytics of $97,761 and $0 from the acquisition of Magiclytics on February 3, 2021.

Payments and Share Issuances

For the three and nine months ended September 30, 2021, the Company paid the Company’s Chief Executive Officer interest of $0 and $67,163, respectively.

On October 7, 2021, the Board of Directors of the Company appointed Dmitry Kaplun as the Company’s Chief Financial Officer. Pursuant to the terms of the Employment Agreement, the Board entered into a restricted stock award agreement (the “Restricted Stock Agreement”) dated October 7, 2021. Pursuant to the terms of the Restricted Stock Agreement, the Board granted Mr. Kaplun 58,824 shares of restricted common stock on October 7, 2021. 25% of the shares vest on each of the three-month, six-month, nine-month and 12-month anniversaries of the grant date.

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On October 8, 2021, each of Christian Young, President, Secretary and Director of the Company, and Simon Yu, Chief Operating Officer and Director of the Company, resigned from all officer and director positions with the Company, effective immediately. Each of Messrs. Young and Yu will continue to provide consulting services to the Company. The Company terminated their consulting agreement in the quarter ended December 31, 2021.

On October 12, 2021, the Board appointed Massimiliano Musina to serve as a member of the Company’s Board of Directors. In connection with Mr. Musina’s appointment, the Company and Mr. Musina entered into an Independent Director Agreement dated October 12, 2021 (the “Director Agreement”). Pursuant to the terms of the Director Agreement, the Company agreed to issue to Mr. Musina each quarter a number of shares of common stock having a fair market value of $25,000, in exchange for Mr. Musina’s service as a member of the Company’s Board of Directors.

On April 18, 2022, the Company issued 2,820,000 shares of the Company’s common stock to Amir Ben-Yohanan, who is the Company’s Chief Executive Officer, a member of the Company’s Board of Directors, and a significant stockholder of the Company, at a purchase price per share of $0.025, for a total purchase price of $70,500.

As of March 31, 2022 and December 31, 2021, The Company has a payable balance owed to the sellers of Magiclytics of $97,761 and $97,761 from the acquisition of Magiclytics on February 3, 2021.

Related Party Transactions of West of Hudson Group, Inc.

On January 2, 2020, WOHG issued a promissory note to Amir Ben-Yohanan, our Chief Executive Officer. Pursuant to the terms of the Prior Note, WOHG was entitled to borrow up $5,000,000 at an interest rate of 0% during the term of the promissory note. The promissory note had a maturity date of January 31, 2023, at which time all principal amount of the note would be fully due and payable to Amir Ben-Yohanan. As of June 30, 2020, WOHG has a balance of $1,062,538 owed to on this promissory note. As of November 10, 2020, Amir-Ben-Yohanan advanced an additional $1,044,911.21 to WOHG to pay operating expenses of the Company. However, on February 2, 2021, the Company and Mr. Ben-Yohanan, entered into a new promissory note in the total principal amount of $2,400,000 which replaced the Prior Note from WOHG. As of September 30, 2021, WOHG has a balance of $1,269,864 owed to on this promissory note.

Director Independence

We have one independent director (Gary Marenzi), as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our certificate of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

April 19, 2022, the board of directors of the Company and stockholders holding a majority of the Company’s voting power approved an amendment to the Company’s articles of incorporation to (i) increase the authorized shares from 550,000,000 to 2,050,000,000, and (ii) make certain changes with respect to the vote required for any subsequent changes to the numbers of authorized shares of classes or series of the Company’s stock as set forth in the articles of incorporation (the “Articles of Amendment”). Pursuant to the Articles of Amendment the authorized shares will be divided into 2,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Pursuant to the Articles of Amendment, except as otherwise required by the Nevada Revised Statutes (the “NRS”), the Articles of Incorporation, or any designation for a class of preferred stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Company shall vote together as one class on all matters submitted to a vote of the shareholders of the Company; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter. The common stock has a par value of $0.001, and the preferred stock has a par value of $0.001. Effective April 19, 2022, we amended our articles of incorporation pursuant to the Articles of Amendment.

As of May 19, 2022, there were 157,706,030 shares of common stock, par value $0.001 per share, of the registrant issued and outstanding.

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As of May 19, 2022, there was one share of preferred stock, of which one share is designated as Series X Preferred Stock, issued and outstanding.

As of May 19, 2022, there were 344 holders of record of our Common Stock and one holder of record of our Preferred Stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, for as long as such stock is outstanding, the holders of our common stock are entitled to receive ratably any dividends as may be declared by our Board of Directors out of funds legally available for dividends. See the section titled “Dividend Policy” for additional information.

Voting Rights

Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Undesignated Preferred Stock

Subject to limitations prescribed by Nevada law, our Board of Directors may issue preferred stock in one or more series, establish from time to time the number of shares to be included in each series, and determine for each such series of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law, in each case without further vote of action by our stockholders. Our Board of Directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

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Series X Preferred Stock

On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company. The one share of Series X Preferred Stock, when issued will have a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one. The Series X Stock will not have any economic or other interest in the Company.

The share of Series X Preferred Stock may not be transferred after issuance. If any transfer is attempted, the Series X Preferred Stock will be automatically redeemed by the Company at a redemption price of $1.00. The Series X Preferred Stock is not convertible into any other class of stock of the Company.

The terms of the Series X Preferred Stock cannot be amended without prior written consent of the holder of the Series X Preferred Stock, and no amendment of the Certificate of Designations for the Series X Preferred Stock may be made including by merger, consolidation or otherwise, without the vote of the Series X Preferred Stock holder.

On November 12, 2020, pursuant to the Share Exchange Agreement and subsequent Waiver, the Company sold to Amir Ben-Yohanan one share of Series X Preferred Stock at a purchase price of $1.00.

The Form of Certificate of Designations for the Series X Preferred Stock filed as Exhibit 2.4 to this Prospectus forms a part of contains the full rights and preferences of the Series X Preferred Stock.

Warrants

As of December 31, 2021, and March 31, 2022 we had approximately 165,077 and 165,077 shares of Common Stock underlying currently outstanding warrants, respectively.

Options

The Company had no stock options as of March 31, 2022 and December 31, 2021.

Convertible Debt

As of December 31, 2021, and March 31, 2022 we had approximately 79,893,858 and 8,936,529 shares of Common Stock underlying convertible debt, respectively.

Registration Rights

In accordance with that certain Registration Rights Agreement, dated October 29, 2021, between the Company and Peak One, the Selling Securityholders are entitled to certain rights with respect to the registration of the Put Shares and Commitment Shares issued in connection with the Equity Purchase Agreement (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within sixty calendar days from the date of the Registration Rights Agreement, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the date of the Registration Rights Agreement, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144. The Company must also take such action as is necessary to register and/or qualify the Registrable Securities under such other securities or blue sky laws of all applicable jurisdictions in the United States.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Securityholders.

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Accounting Standards for Convertible Instruments

In August 2020, the FASB issued Accounting Standards Update No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This guidance will be effective for us in the first quarter of 2022 on a full or modified retrospective basis, with early adoption permitted. The Company is currently evaluating the timing, method of adoption and overall impact of this standard on its consolidated financial statements.

Exclusive Forum Provision

Section 7.4 of our amended and restated bylaws provide that “[u]nless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Nevada, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our amended and restated bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our amended and restated bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

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In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Bylaws

Provisions of our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Shareholders. Our amended and restated bylaws provide that special meetings of the shareholders may be called only by the Board, unless otherwise required by law.

The Company’s amended and restated bylaws, as amended and restated, provide that the Company is not governed by the provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statues, and such sections do not therefore apply to the Company or to an acquisition of a controlling interest by any shareholder of the Company.

Indemnification of Directors and Officers

Our Articles of Incorporation provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

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Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Transfer Agent

Empire Stock Transfer (“Transfer Agent”) is our transfer agent and registrar.

The Transfer Agent’s address is at 1859 Whitney Mesa Drive, Henderson, Nevada 89014 and its telephone number is (702) 818-5898.

SELLING SECURITYHOLDERS

This Prospectus relates to the possible resale from time to time by Peak One Opportunity Fund, L.P. (the “Selling Securityholders”) named in the table below of any or all of the shares of common stock that has been or may be issued by us to the Selling Securityholders under the Equity Purchase Agreement. For additional information regarding the transaction relating to the issuance of common stock covered by this Prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources – Equity Purchase Agreement and Registration Rights Agreement” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Securityholders to offer the shares for resale from time to time.

The table below presents information regarding the Selling Securityholders and the shares of common stock that they may offer from time to time under the Equity Purchase Agreement under this Prospectus. This table is prepared based on information supplied to us by the Selling Securityholders, and reflects holdings as of May 19, 2022. As used in this Prospectus, the term “Selling Securityholders” includes the Selling Securityholders, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Securityholders as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Securityholders may offer under this Prospectus. The Selling Securityholders may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Securityholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Securityholders have voting and investment power. With respect to the Equity Line with the Selling Securityholders, because the purchase price of the shares of common stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this Prospectus.

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	Number of Shares of Common Stock Owned Prior to Offering				Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned after Offering
Name of Selling Securityholders	Number		Percent		Prospectus	Number (1)	Percent
Peak One Opportunity Fund, L.P. (2)	-	(3)	*	%	32,119,498	-	-%

*less than 1%

(1) Assumes the sale of all shares being offered pursuant to this Prospectus.

(2) The Selling Securityholders’ principal business is that of a private investment firm. We have been advised that the Selling Securityholders are not members of FINRA, or independent broker-dealers, and that neither the Selling Securityholders nor any of their affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Jason Goldstein of Peak One Investments, LLC, the general partner of the Peak One, has sole voting and dispositive powers with respect to the shares of common stock being registered for sale by the Selling Securityholders.

(3)In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that Peak One may be required to purchase under the Equity Purchase Agreement (“Purchase Shares”) because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Securityholders’ control, including, but not limited to, the Registration Statement of which this Prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each Put of common stock to Peak One under the Equity Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Equity Purchase Agreement, as amended, we may not issue shares of our common stock to the Selling Securityholders to the extent that the Selling Securityholders or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock.

We previously registered on Form S-1 under Registration No. 333-261471, the resale of up to 17,098,689 shares of the Company’s Common Stock consisting of (i) 17,028,689 shares of Common Stock issuable to Peak One under the Equity Line and (ii) 70,000 shares of Common Stock issuable as commitment fee shares (of which 35,000 shares of Common Stock were issued to Peak One and 35,000 shares of Common Stock were issued to Peak One Investments, LLC) (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 and was declared effective by the SEC on December 13, 2021. The last date of sale by the Company under the Equity Line to the Selling Securityholders was May 4, 2022. As of May 19, 2022, we sold a total of 13,036,069 shares of Common Stock under the Equity Line which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of $542,294. As of May 19, 2022, there remains $14,457,706 worth of shares of our Common Stock available for future sales under the Equity Line. Of the 17,098,689 total shares registered for resale pursuant to the Prior Registration Statement, 4,062,620 shares remain eligible for resale pursuant to the Equity Line under the Prior Registration Statement at this time. This registration statement on Form S-1 registers an additional 32,119,498 shares of Common Stock for resale pursuant to the Equity Line.

PLAN OF DISTRIBUTION

Resale of Common Stock by Selling Securityholders

We are registering Common Stock offered by this prospectus on behalf of the Selling Securityholders. The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on the OTC Pink (in the case of our Common Stock) or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. The shares registered for resale in this prospectus being offered by the Selling Securityholders will be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

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The Selling Securityholders may use any one or more of the following methods when disposing of their Common Stock or interests therein:

● in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

● in privately negotiated transactions;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

● through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

● an exchange distribution in accordance with the rules of the applicable exchange, if any;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

● directly to one or more purchasers;

● in other ways not involving market makers or established trading markets;

● by pledge to secure debts and other obligations;

● through agents; or

● in any combination of the above or by any other legally available means.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the Selling Securityholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised by a holder thereof.

The Selling Securityholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the securities shall be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a Selling Securityholder wants to sell its securities under this prospectus in the United States, the Selling Securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Securityholder will be able to advise a Selling Securityholder in which states our securities are exempt from registration with that state for secondary sales.

Any person who purchases our securities from a Selling Securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a Selling Securityholder indicates in which state(s) such Selling Securityholder desires to sell such Selling Securityholder’s securities, we will be able to identify whether such Selling Securityholder will need to register or will be able to rely on an exemption therefrom.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company.

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SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of May 19, 2022, there were 157,706,030 shares of common stock outstanding. The 32,119,498 shares of common stock being offered by this Prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 87,450,518 outstanding shares were issued and sold by us in private transactions and those shares are, or will be, eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent and registrar, for our Common Stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is at 6201 15th Avenue Brooklyn, NY 11219. The transfer agent’s telephone (800) 937-5449

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

Clubhouse Media’s balance sheet as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes to the financial statements included in this Prospectus have been audited by Fruci & Associates II, PLLC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

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APPOINTMENT OF AUDITOR

On September 8, 2020, the Board of Directors of the Company terminated the engagement of BF Borgers CPA PC as the Company’s independent registered accounting firm.

On September 8, 2020, the Company’s Board of Directors appointed Fruci & Associates II, PLLC (“Fruci”) as the Company’s new independent registered accounting firm. From the Company’s inception on January 2, 2020 through September 8, 2020, neither the Company nor anyone acting on the Company’s behalf consulted Fruci with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Nevada law, our articles of incorporation, as amended, and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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CLUBHOUSE MEDIA GROUP, INC.

Index to Financial Statements

Consolidated Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021	F-2
Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Months Ended March 31, 2022 and 2021 (Unaudited)	F-3
Consolidated Statement of Stockholders’ Equity (Deficit) for the Three Months Ended March 31, 2022 and 2021 (Unaudited)	F-4
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2022 and 2021 (Unaudited)	F-5
Consolidated Notes to Unaudited Financial Statements as of March 31, 2022	F-6

Report of Independent Registered Public Accounting Firm (PCAOB ID: 5525)	F-42
Consolidated Balance Sheet as of December 31, 2021 and 2020	F-43
Consolidated Statement of Operations and Comprehensive Loss for the twelve months ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020	F-44
Consolidated Statement of Stockholders’ Equity for the twelve months ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020	F-45
Consolidated Statement of Cash Flows for the twelve months ended December 31, 2021 and the period from January 2, 2020 (inception) to December 31, 2020	F-46
Notes to Audited Consolidated Financial Statements	F-47

F-1

Clubhouse Media Group, Inc.

Consolidated Balance Sheets

	As of March 31,	As of December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$80,983	$299,520
Accounts receivable, net	118,715	243,381
Prepaid expense	54,000	449,954
Total current assets	253,698	992,855

Property and equipment, net	59,138	67,651
Intangibles	542,310	458,033
Total assets	$855,146	$1,518,539

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,762,563	$1,620,661
Deferred revenue	50,300	337,500
Convertible notes payable, net	7,515,159	5,761,479
Shares to be issued	537,865	1,047,885
Derivative liability	983,630	513,959
Total current liabilities	10,849,517	9,281,484

Convertible notes payable, net - related party	1,258,687	1,386,919
Total liabilities	12,108,204	10,668,403

Commitments and contingencies	–	–

Stockholders’ equity (deficit):
Preferred stock, par value $0.001, authorized 50,000,000 shares; 1 shares issued and outstanding at March 31, 2022 and December 31, 2021	–	–
Common stock, par value $0.001, authorized 2,000,000,000 shares; 120,399,731 and 97,785,107 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	120,400	97,785
Additional paid-in capital	17,028,768	15,656,425
Accumulated deficit	(28,402,226)	(24,904,074)
Total stockholders’ equity (deficit)	(11,253,058)	(9,149,864)
Total liabilities and stockholders’ equity (deficit)	$855,146	$1,518,539

See accompanying notes to unaudited consolidated financial statements.

F-2

Clubhouse Media Group, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Period Ended March 31, 2022	For the Period Ended March 31, 2021

Total revenue, net	$813,477	$523,376
Cost of sales	671,148	316,684
Gross profit	142,329	206,692

Operating expenses:
Advertising expenses	45,758	239,414
Selling, general, and administrative	160,069	288,560
Salaries & wages	405,589	–
Professional and consultant fees	686,661	3,228,212
Production expenses	55,016	87,186
Rent expense	7,395	523,991
Total operating expenses	1,360,488	4,367,363

Operating loss	(1,218,159)	(4,160,671)

Other (income) expenses:
Interest expense, net	762,655	840,138
Amortization of debt discounts, net	1,349,628	495,937
Interest expense - excess derivatives	245,326	-
Loss in extinguishment of debt - related party	–	297,138
Other (income) expense, net	–	54,227
Change in fair value of derivative liability	(77,616)	(49,533)
Total other (income) expenses	2,279,993	1,637,907

Loss before income taxes	(3,498,152)	(5,798,578)

Income tax (benefit) expense	-	-
Net loss	$(3,498,152)	$(5,798,578)

Basic and diluted weighted average shares outstanding	108,753,763	93,330,191

Basic and diluted net loss per share	$(0.03)	$(0.06)

See accompanying notes to unaudited consolidated financial statements.

F-3

Clubhouse Media Group, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

					Additional		Total
	Common Stock		Preferred Shares		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2021	92,682,632	$92,682	1	$-	$152,953	$(2,577,721)	$(2,332,086)
Stock compensation expense	207,817	208	-	-	2,112,980	-	2,113,188
Conversion of convertible debt	8,197	8	-	-	12,992	-	13,000
Shares issued to settle accounts payable	24,460	24	-	-	148,485	-	148,510
Shares issued as debt issuance costs for convertible notes payable	645,000	645	-	-	3,440,755	-	3,441,400
Beneficial conversion features	-		-	-	51,000	-	51,000
Acquisition of Magiclytics	734,689	735	-	-	19,265	(80,697)	(60,697)
Imputed Interest	-		-	-	15,920	-	15,920
Net loss	-	-	-	-	-	(5,798,578)	(5,798,578)
Balance at March 31, 2021	94,302,795	$94,302	1	$-	$5,954,350	$(8,456,996)	$(2,408,344)

Balance at December 31, 2021	97,785,107	$97,785	1	$-	$15,656,425	$(24,904,074)	$(9,149,864)
Stock compensation expense	3,385,550	3,386	-	-	91,145	-	94,531
Shares issued for cash - ELOC	8,351,960	8,352	-	-	356,551	-	364,903
Shares to be issued - liability reclass to equity	6,752,854	6,753	-	-	710,507	-	717,260
Reclass of derivative liability on conversion	-	-	-	-	105,516	-	105,516
Convertible debt	550,000	550	-	-	22,832	-	23,382
Conversion of convertible debt	3,574,260	3,574	-	-	85,792	-	89,366
Net loss	-	-	-	-	-	(3,498,152)	(3,498,152)
Balance at March 31, 2022	120,399,731	$120,400	1	$-	$17,028,768	$(28,402,226)	$(11,253,058)

See accompanying notes to unaudited consolidated financial statements.

F-4

Clubhouse Media Group, Inc.

Consolidated Statements of Cash Flow

(Unaudited)

	For the three months ended March 31,	For the three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(3,498,152)	$(5,798,578)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,727	502,871
Imputed interest	–	15,920
Interest expense - amortization of debt discounts	1,349,626	–
Additional non-cash interest expense due to debt restructuring	544,256	–
Stock compensation expense	94,531	2,977,264
Loss in extinguishment of debt - related party	–	297,138
Change in fair value of derivative liability	(77,616)	(49,533)
Loss in extinguishment of debt	–	55,525
Accretion expense - excess derivative liability	287,755	–
Net changes in operating assets & liabilities:
Accounts receivable	124,666	165,590
Prepaid expense, deposits and other current assets	395,960	(181,023)
Accounts payable, accrued liabilities, due to affiliates, and other long-term liabilities	(120,386)	386,708
Net cash used in operating activities	(881,633)	(1,628,118)

Cash flows from investing activities:
Purchases of property, plant, and equipment	–	(5,220)
Purchases of intangible assets	(93,491)	(1,765)
Cash received from acquisition of Magiclytics	–	76
Net cash used in investing activities	(93,491)	(6,909)

Cash flows from financing activities:
Shares issued for cash	364,903	-
Borrowings from related party note payable	-	135,000
Repayment to related party convertible note payable	(105,822)	(137,500)
Borrowings from convertible notes payable	515,625	3,538,000
Repayment to convertible notes payable	(18,119)	-
Net cash provided by financing activities	756,587	3,535,500

Net (decrease) increase in cash and cash equivalents	(218,537)	1,900,473
Cash and cash equivalents at beginning of period	299,520	37,774
Cash and cash equivalents at end of period	$80,983	$1,938,247

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Shares issued for conversion from convertible note payable	$89,366	$13,000
Shares issued to settle accounts payable	$-	$148,510

See accompanying notes to unaudited consolidated financial statements.

F-5

Clubhouse Media Group, Inc.

Notes to the Unaudited Consolidated Financial Statements

March 31, 2022 and 2021

NOTE 1 - ORGANIZATION AND OPERATIONS

Clubhouse Media Group, Inc. (formerly known as Tongji Healthcare Group, Inc. or the “Company”) was incorporated under the laws of the State of Nevada on December 19, 2006 by Nanning Tongji Hospital, Inc. (“NTH”). On December 20, 2006, Tongji, Inc., a wholly owned subsidiary of the Company, was incorporated in the State of Colorado. Tongji, Inc. was later dissolved on March 25, 2011.

NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

NTH is a designated hospital for medical insurance in the city of Nanning and Guangxi province. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

On December 27, 2006, Tongji, Inc. acquired 100% of the equity in NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly owned subsidiary of Tongji, Inc. Pursuant to the Agreement and Plan of Merger, the Company issued 15,652,557 shares of common stock to the stockholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the stockholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital until the Company eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, the Company agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in NTH to Placer Petroleum Co., LLC. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co., LLC assuming all assets and liabilities of NTH as of December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered an Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to Nevada Revised Statutes (“NRS”) 78.347(1)(b), pursuant to which Mr. Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347.

On May 23, 2019, Mr. Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Mr. Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019.

On May 29, 2020, Mr. Arcaro, through his ownership of Algonquin Partners Inc. (“Algonquin”), owner 65% of the Company’s common stock, entered into a Stock Purchase Agreement by and among West of Hudson Group, Inc. (“WOHG”), the Company, Algonquin, and Mr. Arcaro. The Stock Purchase Agreement, as subsequently amended, is referred to herein as the “SPA.” Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company. Mr. Arcaro resigned from any and all officer and director positions with the Company.

On July 7, 2020, the Company increased the authorized capital stock of the Company to 550,000,000, comprised of 500,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001.

West of Hudson Group, Inc. (“WOHG”) was incorporated in the State of Delaware on May 19, 2020 and owned 100% of WOH Brands, LLC (“WOH”), Oopsie Daisy Swimwear, LLC (“Oopsie”), and DAK Brands, LLC (“DAK”), which were incorporated in the State of Delaware on May 13, 2020.

F-6

Doiyen LLC (“Doiyen”), formerly known as WHP Entertainment LLC was incorporated in the State of California on January 2, 2020 and renamed to Doiyen LLC in July 7, 2020 and Doiyen is 100% owned by WOHG.

The Company is an entertainment company engaged in the sale of own brand products, e-commerce platform advertising, and promotion for other companies on their social media accounts.

On November 12, 2020, the Company and WOHG entered into the Merger Agreement, and WOHG thereafter became a wholly owned subsidiary of the Company. WOHG was determined to be the accounting acquirer in the Merger based upon the terms of other factors, including: (1) the security holders owned approximately 50.54% of the Company’s issued and outstanding common stock as of immediately after the closing of the Merger. Following the completion of the Merger, the Company changed its name from Tongji Healthcare Group, Inc. to Clubhouse Media Group, Inc. The Merger was accounted for as a reverse-merger and recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. This was a common control transactions so all amounts were based on historical cost and no goodwill was recorded.

Since September 2021, the Company launched its own subscription-based site HoneyDrip.com, which provides a digital space for creators to share unique content with their subscribers.

The Company has terminated all leases since December 31, 2021 and focuses on brand deals, Honeydrip platform, and Magiclytics software.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These unaudited consolidated financial statements have been prepared in accordance with GAAP and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The unaudited consolidated balance sheet as of March 31, 2022 was derived from the Company’s audited consolidated financial statements at that date. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission, or the SEC, on March 29, 2022, or the Annual Report. Interim results for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2022.

Principles of Consolidation

The unaudited consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

F-7

Reverse Merger Accounting

The Merger was accounted for as a reverse-merger and recapitalization in accordance with GAAP. WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG since its inception on January 2, 2020. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG since its inception on January 2, 2020 to the closing date of the merger, and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. In conjunction with the Merger, WOHG received no cash and assumed no liabilities from Clubhouse Media Group, Inc. All members of the Company’s executive management are from WOHG.

Business Combination

The Company applies the provisions of the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, in accounting for its acquisitions. It requires the Company to recognize separately from goodwill the assets acquired and the liabilities assumed, at the acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the acquisition date fair values of the net assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable, its estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits.

Advertising

Advertising costs are expensed when incurred and are included in selling, general, and administrative expense in the accompanying consolidated statements of operations. We incurred advertising expenses of $45,758 and $239,414 for the three months ended March 31, 2022 and 2021, respectively.

Accounts Receivable

The Company’s accounts receivable arises from providing services. The Company does not adjust its receivables for the effects of a significant financing component at contract inception if it expects to collect the receivables in one year or less from the time of sale. The Company does not expect to collect receivables greater than one year from the time of sale.

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Amounts determined to be uncollectible are charged or written-off against the reserve. As of March 31, 2022 and December 31, 2021, there were $0 and $0 for bad debt allowance for accounts receivable.

F-8

Property and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property, plant and equipment and are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Equipment	3 years

Lease

On January 2, 2020, the Company adopted ASC Topic 842, Leases, or ASC 842, using the modified retrospective transition method with a cumulative effect adjustment to accumulated deficit as of January 1, 2019, and accordingly, modified its policy on accounting for leases as stated below. As described under “Recently Adopted Accounting Pronouncements,” below, the primary impact of adopting ASC 842 for the Company was the recognition in the consolidated balance sheet of certain lease-related assets and liabilities for operating leases with terms longer than 12 months. The Company elected to use the short-term exception and does not record assets/liabilities for short term leases as of March 31, 2022 and December 31, 2021.

The Company’s leases primarily consist of facility leases which are classified as operating leases. The Company assesses whether an arrangement contains a lease at inception. The Company recognizes a lease liability to make contractual payments under all leases with terms greater than twelve months and a corresponding right-of-use asset, representing its right to use the underlying asset for the lease term. The lease liability is initially measured at the present value of the lease payments over the lease term using the collateralized incremental borrowing rate since the implicit rate is unknown. Options to extend or terminate a lease are included in the lease term when it is reasonably certain that the Company will exercise such an option. The right-of-use asset is initially measured as the contractual lease liability plus any initial direct costs and prepaid lease payments made, less any lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Leased right-of-use assets are subject to impairment testing as a long-lived asset at the asset-group level. The Company monitors its long-lived assets for indicators of impairment. As the Company’s leased right-of-use assets primarily relate to facility leases, early abandonment of all or part of facility as part of a restructuring plan is typically an indicator of impairment. If impairment indicators are present, the Company tests whether the carrying amount of the leased right-of-use asset is recoverable including consideration of sublease income, and if not recoverable, measures impairment loss for the right-of-use asset or asset group.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation. The Company recognized revenue from providing temporary and permanent staffing solutions and sale of consumer products.

F-9

Managed Services Revenue

The Company generates revenue from its managed services when a marketer (typically a brand, agency or partner) pays the Company to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”).

The Company maintains separate arrangements with each marketer and content creator either in the form of a master agreement or terms of service, which specify the terms of the relationship and access to its platforms, or by statement of work, which specifies the price and the services to be performed, along with other terms. The transaction price is determined based on the fixed fee stated in the statement of work and does not contain variable consideration. Marketers who contract with the Company to manage their advertising campaigns or custom content requests may prepay for services or request credit terms. The agreement typically provides for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by the customer prior to completion of services. Billings in advance of completed services are recorded as a contract liability until earned. The Company assesses collectability based on a number of factors, including the creditworthiness of the customer and payment and transaction history.

For Managed Services Revenue, the Company enters into an agreement to provide services that may include multiple distinct performance obligations in the form of: (i) an integrated marketing campaign to provide influencer marketing services, which may include the provision of blogs, tweets, photos or videos shared through social network offerings and content promotion, such as click-through advertisements appearing in websites and social media channels; and (ii) custom content items, such as a research or news article, informational material or videos. Marketers typically purchase influencer marketing services for the purpose of providing public awareness or advertising buzz regarding the marketer’s brand and they purchase custom content for internal and external use. The Company may provide one type or a combination of all types of these performance obligations on a statement of work for a lump sum fee. Revenue is accounted for when the performance obligation has been satisfied depending on the type of service provided. The Company views its obligation to deliver influencer marketing services, including management services, as a single performance obligation that is satisfied at the time the customer receives the benefits from the services.

Based on the Company’s evaluations, revenue from Managed Services is reported on a gross basis because the Company has the primary obligation to fulfill the performance obligations and it creates, reviews and controls the services. The Company takes on the risk of payment to any third-party creators and it establishes the contract price directly with its customers based on the services requested in the statement of work. The contract liabilities as of March 31, 2022 and December 31, 2021 were $50,300 and $337,500, respectively.

Subscription-Based Revenue

The Company recognizes subscription-based revenue through Honeydrip.com, its social media website, which allows customers to visit the creator’s personal page over the contract period without taking possession of the products or deliverables. Customers incur costs on either a subscription or consumption basis. Revenue provided on a subscription basis is recognized ratably over the contract period and revenue provided on a consumption basis is recognized when the subscriber paid and received their access to the content. The Company reported the subscription-based revenue at net basis since the Company is acting as an agent solely arranging for the third-party creator or influencer to provide the services directly to the self-service customer through the platform or by posting the requested content.

Software Development Costs

We apply ASC 350-40, Intangibles—Goodwill and Other—Internal Use Software, in review of certain system projects. These system projects generally relate to software we do not intend to sell or otherwise market. In addition, we apply this guidance to our review of development projects related to software used exclusively for our SaaS subscription offerings. In these reviews, all costs incurred during the preliminary project stages are expensed as incurred. Once the projects have been committed to and it is probable that the projects will meet functional requirements, costs are capitalized. These capitalized software costs are amortized on a project-by-project basis over the expected economic life of the underlying product on a straight-line basis, which is five years. Amortization commences when the software is available for its intended use. Amounts capitalized related to development of internal use software are included in property and equipment, net, on our Consolidated Balance sheets and related depreciation is recorded as a component of amortization of intangible assets and depreciation in our consolidated statements of operations. During the three months ended March 31, 2022 and 2021, we capitalized approximately $93,491 and $0, respectively, related to internal use software and recorded $9,214 and $0 in related amortization expense, respectively. Unamortized costs of capitalized internal use software totaled $542,310 and $458,033 as of March 31, 2022 and December 31, 2021, respectively.

F-10

Goodwill Impairment

We test goodwill at least annually for impairment at the reporting unit level. We recognize an impairment charge if the carrying amount of a reporting unit exceeds its fair value. When a portion of a reporting unit is disposed, goodwill is allocated to the gain or loss on disposition based on the relative fair values of the business or businesses disposed and the portion of the reporting unit that will be retained.

For other intangible assets that are not deemed indefinite-lived, cost is generally amortized on a straight-line basis over the asset’s estimated economic life, except for individually significant customer-related intangible assets that are amortized in relation to total related sales. Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. In these circumstances, they are tested for impairment based on undiscounted cash flows and, if impaired, written down to estimated fair value based on either discounted cash flows or appraised values. The Company impaired $0 and $0 of goodwill for the three months ended March 31, 2022 and 2021, respectively.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of and for the three months ended March 31, 2022 and for the year ended December 31, 2021, there were no impairment loss of its long-lived assets.

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations and comprehensive income (loss) as income tax expense.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

F-11

In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates it is probable a material loss was incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Basic Loss Per Share

Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. Potential common shares consist of the convertible promissory notes payable as of March 31, 2022 and December 31, 2021. As of March 31, 2022 and December 31, 2021, there were approximately 79,893,858 and 8,936,529 potential shares issuable upon conversion of convertible notes payable As of March 31, 2022 and December 31, 2021, there were approximately 165,077 and 165,077 potential shares issuable upon conversion of warrants.

The table below presents the computation of basic and diluted earnings per share for the three months ended March 31, 2022 and 2021:

	For the three months ended March 31, 2022	For the three months ended March 31, 2021
Numerator:
Net loss	$(3,498,152)	$(5,798,578)
Denominator:
Weighted average common shares outstanding—basic	108,753,763	93,330,191
Dilutive common stock equivalents	-	-
Weighted average common shares outstanding—diluted	108,753,763	93,330,191
Net loss per share:
Basic	$(0.03)	$(0.06)
Diluted	$(0.03)	$(0.06)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

F-12

Stock-based Compensation

Stock-based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award) under ASC 718. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurement defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, Fair Value Measurements and Disclosures. ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash, accounts receivable, accounts payable, and accrued expenses and deferred revenue – The carrying amounts reported in the consolidated balance sheets for these items are a reasonable estimate of fair value due to their short term nature.

Convertible notes payable – Convertible promissory notes payable are recorded at amortized cost. The carrying amount approximates their fair value.

The Company uses Level 3 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using the binomial option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The following table presents the Company’s assets and liabilities required to be reflected within the fair value hierarchy as of March 31, 2022 and December 31, 2021.

	Fair Value	Fair Value Measurements at
	As of	March 31, 2022
Description	March 31, 2022	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Derivative liability	$983,630	$-	$-	$983,630

Total	$983,630	$-	$-	$983,630

F-13

	Fair Value	Fair Value Measurements at
	As of	December 31, 2021
Description	December 31, 2021	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Derivative liability	$513,959	$-	$-	$513,959

Total	$513,959	$-	$-	$513,959

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under other (income) expense.

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives under ASC 815. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Beneficial Conversion Features

If a conversion feature did not meet the definition of derivative liability under ASC 815, the Company evaluates the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note. If the effective conversion price was less than the market value of underlying common stock at the inception of the convertible promissory note, the Company recorded the difference as debt discounts and amortized over the life of the notes using the effective interest method.

Related Parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 related parties include:

a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including those interim periods within those fiscal years. We do not expect the adoption of this guidance have a material impact on its consolidated financial statements.

On October 1, 2020, we early adopted ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance was effective beginning January 1, 2021, with early adoption permitted. The adoption of this new standard did not have a material impact on our consolidated financial statements.

F-14

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This guidance will be effective for us in the first quarter of 2022 on a full or modified retrospective basis, with early adoption permitted. The Company is currently evaluating the timing, method of adoption and overall impact of this standard on its consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $3,498,152 for the three months ended March 31, 2022, negative working capital of $10,595,819 as of March 31, 2022, and stockholders’ deficit of $11,253,058. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – BUSINESS COMBINATIONS

Acquisition of Magiclytics

On February 3, 2021, the Company entered into an Amended and Restated Share Exchange Agreement (the “A&R Share Exchange Agreement”) by and between the Company, Digital Influence Inc., a Wyoming corporation doing business as Magiclytics (“Magiclytics”), each of the shareholders of Magiclytics (the “Magiclytics Shareholders”) and Christian Young, as the representative of the Magiclytics Shareholders (the “Shareholders’ Representative”). Christian Young is the President, Secretary, and a Director of the Company, and is also an officer, director, and significant shareholder of Magiclytics.

The A&R Share Exchange Agreement amended and restated in its entirety the previous Share Exchange Agreement between the same parties, which was executed on December 3, 2020. The A&R Share Exchange Agreement replaces the Share Exchange Agreement in its entirety.

On February 3, 2021 (the “Magiclytics Closing Date”), the parties closed on the transactions contemplated in the A&R Share Exchange Agreement, and the Company agreed to issue 734,689 shares of Company common stock to the Magiclytics Shareholders in exchange for all 5,000 Magiclytics Shares (the “Magiclytics Closing”). On February 3, 2021, pursuant to the closing of the Share Exchange Agreement, we acquired Magiclytics, and Magiclytics thereafter became our wholly owned subsidiary.

At the Magiclytics Closing, we agreed to issue to Christian Young and Wilfred Man each 330,610 shares of Company Common Stock, representing 45% each, or 90% in total of the Company common stock which we agreed to issue to the Magiclytics Shareholders at the Magiclytics Closing.

F-15

The number of shares of the Company common stock issued at the Magiclytics Closing was based on the fair market value of the Company common stock as initially agreed to by the parties, which is $4.76 per share (the “Base Value”). The fair market value was determined based on the volume weighted average closing price of the Company common stock for the twenty (20) trading day period immediately prior to the Magiclytics, In the event that the initial public offering price per share of the Company common stock in this Offering pursuant to Regulation A is less than the Base Value, then within three (3) business days of the qualification by the SEC of the Offering Statement forming part of this offering circular, the Company will issue to the Magiclytics Shareholders a number of additional shares of Company common stock equal to:

(1)	$3,500,000 divided by the initial public offering price per share of the Company common stock in this Offering pursuant to Regulation A, minus;
(2)	734,689

The resulting number of shares of the Company common stock pursuant to the above calculation will be referred to as the “Additional Shares”, and such Additional Shares will also be issued to the Magiclytics Shareholders pro rata based on their respective ownership of Magiclytics Shares. The Company issued additional 140,311 shares in November 2021 based on the offering price of $4 in the Regulation A offering.

(iv)	Upon the first to occur of (i) Magiclytics actually receiving an additional $500,000 in gross revenue following the Tranche 3 Satisfaction Date; and (ii) Magiclytics having conducted an additional 1,250 Campaigns (subject to certain conditions) following the Tranche 3 Satisfaction Date, the Company will issue to Mr. Young a number of shares of Company Common Stock equal to (i) $393,750, divided by (ii) the VWAP as of the date that the earlier of clause (i) and clause (ii) above have occurred (the “Tranche 4 Satisfaction Date”).

Following the Tranche 4 Satisfaction Date, at the end of each 12 month period following such date while the Consulting Agreement is still in effect, the Company will issue to Mr. Young a number of shares of Company Common Stock equal to (i) 4.5% of the Net Income (as defined below) of Magiclytics during such 12 month period divided by (ii) the VWAP as of the last date of such 12 month period. (For purposes of the Consulting Agreement, “Net Income” means the net income of Magiclytics for the applicable period, as determined in accordance with generally accepted accounting principles in the United States, consistently applied, as determined by the Company’s accountants).

Immediately prior to closing of the Agreement, Chris Young was the President and Director of the Company, and was the Chief Executive Officer, a Director, and a principal shareholder of 45% of outstanding capital stock of Magiclytics at the time of the share exchange. As a result of the common ownership upon closing of the transaction, the acquisition was considered a common-control transaction and was outside the scope of the business combination guidance in ASC 805-10. The entities are deemed to be under common control as of February 27, 2018, which was the date that the majority shareholder acquired control of the Company and, therefore, held control over both companies. The Company recorded the consideration issued to purchase Magiclytics based on the carrying value of the net assets received and $97,761 related party payables assumed per the acquisition agreement as of February 3, 2021 of $(60,697). The financial statements as of December 31, 2021 were adjusted as if the acquisition happened at the beginning of the year as of January 1, 2021.

Acquisition Consideration

The following table summarizes the carrying value of purchase price consideration to acquire Magiclytics:

Description	Amount
Carrying value of purchase consideration:
Common stock issued	$(60,697)
Total purchase price	$(60,697)

F-16

Purchase Price Allocation

The following is an allocation of purchase price as of the February 3, 2021 acquisition closing date based upon an estimate of the carrying value of the assets acquired and the liabilities assumed by the Company in the acquisition (in thousands):

Description	Amount
Purchase price allocation:
Cash	$76
Intangibles	77,889
Related party payable	(97,761)
AP and accrued liabilities	(40,901)
Identifiable net assets acquired	(60,697)
Total purchase price	$(60,697)

NOTE 5 – PREPAID EXPENSE

As of March 31, 2022 and December 31, 2021, the Company has prepaid expense of $54,000 and $449,954, respectively. The prepaid expense mainly consisted of prepaid stock compensation to consultants and employees of $54,000.

NOTE 6 – PROPERTY AND EQUIPMENT

Fixed assets, net consisted of the following:

	March 31, 2022	December 31, 2021	Estimated Useful Life

Equipment	$113,638	$113,638	3 years
Less: accumulated depreciation and amortization	(54,500)	(45,987)
Property, plant, and equipment, net	$59,138	$67,651

Depreciation expense were $8,513 and $6,935 for the three months ended March 31, 2022 and March 31, 2021, respectively.

NOTE 7 – INTANGIBLES

As of March 31, 2022 and December 31, 2021, the Company has intangible assets of $542,310 and $458,033 from and after the acquisition of Magiclytics in February 2021. It is a platform that internally developed for revenue prediction from influencer collaboration and our digital platform Honeydrip.com.

The following table sets forth the Company’s finite-lived intangible assets resulting from business acquisitions and other purchases, which continue to be amortized:

	Weighted Average	March 31, 2022			December 31, 2021
	Useful Life (in Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
Developed technology - Magiclytics	5	$275,489	$20,005	$255,484	$184,058	$10,791	$173,267
Developed technology - Magiclytics	-	286,826	-	286,826	284,766	-	284,766
		$562,315	$20,005	$542,310	$468,824	$10,791	$458,033

Amortization expense were $9,214 and $0 for the three months ended March 31, 2022 and 2021, respectively

F-17

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accrued liabilities at March 31, 2022 and December 31, 2021 consist of the following:

	2022	2021
Accounts payable	$244,430	$429,160
Accrued payroll	715,000	520,000
Accrued interest	681,609	550,285
Other	121,524	121,216
	$1,762,563	$1,620,661

NOTE 9 – CONVERTIBLE NOTES PAYABLE

Convertible Promissory Note – Scott Hoey

On September 10, 2020, the Company entered into a note purchase agreement with Scott Hoey, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Hoey the aggregate principal amount of $7,500 for a purchase price of $7,500 (“Hoey Note”).

The Hoey Note had a maturity date of September 10, 2022 and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Hoey Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Hoey had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price (“VWAP”) during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On December 8, 2020, the Company issued to Mr. Hoey 10,833 shares of Company common stock upon the conversion of the $7,500 convertible promissory note issued to Mr. Hoey at a conversion price of $0.69 per share.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The balance of the Hoey Note as of March 31, 2022 and December 31, 2021 was $0 and $0, respectively.

Convertible Promissory Note – Cary Niu

On September 18, 2020, the Company entered into a note purchase agreement with Cary Niu, pursuant to which, on same date, the Company issued a convertible promissory note to Ms. Niu the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Niu Note”).

The Niu Note has a maturity date of September 18, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Niu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Ms. Niu will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 30% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 30% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The balance of the Niu Note as of March 31, 2022 and December 31, 2021 was $0 and $50,000, respectively.

F-18

Convertible Promissory Note – Jesus Galen

On October 6, 2020, the Company entered into a note purchase agreement with Jesus Galen, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Galen the aggregate principal amount of $30,000 for a purchase price of $30,000 (“Galen Note”).

The Galen Note has a maturity date of October 6, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Galen Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Galen will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The balance of the Galen Note as of March 31, 2022 and December 31, 2021 was $0 and $30,000, respectively.

Convertible Promissory Note – Darren Huynh

On October 6, 2020, the Company entered into a note purchase agreement with Darren Huynh, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Huynh the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Huynh Note”).

The Huynh Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Huynh Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Huynh will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

On December 20, 2021, the Company received conversion notice to issue to Mr. Huyng 375,601 shares of Company common stock upon the conversion of the $50,000 principal of his convertible promissory note and $4,789 accrued interest at a conversion price of $0.15 per share The shares have not been issued as of December 31, 2021 and subsequently issued in January 2022.

The balance of the Huynh Note as of March 31, 2022 and December 31 2021 was $0 and $0, respectively.

Convertible Promissory Note – Wayne Wong

On October 6, 2020, the Company entered into a note purchase agreement with Wayne Wong, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Wong the aggregate principal amount of $25,000 for a purchase price of $25,000 (“Wong Note”).

The Wong Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Wong Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Wong will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

F-19

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

On November 8, 2021, the Company issued to Mr. Wong 47,478 shares of Company common stock upon the conversion of the $25,000 principal of his convertible promissory note and $2,181 accrued interest at a conversion price of $0.57 per share.

The balance of the Wong Note as of March 31, 2022 and December 31, 2021 was $0 and $0, respectively.

Convertible Promissory Note – Matthew Singer

On January 3, 2021, the Company entered into a note purchase agreement with Matthew Singer, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Singer the aggregate principal amount of $13,000 for a purchase price of $13,000 (“Singer Note”).

The Singer Note had a maturity date of January 3, 2023, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Singer Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Singer had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 70% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 70% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

On January 26, 2021, the Company issued to Matthew Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer in the principal amount of $13,000 on January 3, 2021 at a conversion price of $1.59 per share.

The balance of the Singer Note as of March 31, 2022 and December 31, 2021 was $0 and $0, respectively.

Convertible Promissory Note – ProActive Capital SPV I, LLC

On January 20, 2021, the Company entered into a securities purchase agreement (the “ProActive Capital SPA”) with ProActive Capital SPV I, LLC, a Delaware limited liability company (“ProActive Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to ProActive Capital the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Capital Note”), and in connection therewith, sold to ProActive Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed ProActive Capital the sum of $10,000 for ProActive Capital’s costs in completing the transaction, which amount ProActive Capital withheld from the total purchase price paid to the Company.

The ProActive Capital Note has a maturity date of January 20, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the ProActive Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

On February 4, 2022, the Company amended the convertible promissory note with ProActive Capital SPV I, LLC and extended the maturity date to September 30, 2022 and the principal amount is increased by $50,000 to a total of $300,000.

The ProActive Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at ProActive Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by ProActive Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

F-20

The $25,000 original issue discounts, the fair value of 50,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $217,024.

The balance of the ProActive Capital Note as of March 31, 2022 and December 31, 2021 was $300,000 and $250,000, respectively.

Convertible Promissory Note – GS Capital Partners #1

On January 25, 2021, the Company entered into a securities purchase agreement (the “GS Capital #1”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to GS Capital the aggregate principal amount of $288,889 for a purchase price of $260,000, reflecting a $28,889 original issue discount (the “GS Capital Note”), and in connection therewith, sold to GS Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of January 25, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $28,889 original issue discounts, the fair value of 50,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $288,889.

The entire principal balance and interest were converted into 107,301 common shares in the quarter ended June 30, 2021. The balance of the GS Capital #1 as of March 31, 2022 and December 31, 2021 was $0 and $0, respectively. The Company signed the restructuring agreement below to return the shares for the new GS note #1, as if the initial conversion had not occurred.

Convertible Promissory Note – New GS Note #1

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to replacement GS Capital #1 as disclosed above. GS Capital sold to the Company, and the Company redeemed from GS Capital, the 107,301 Converted Shares, and in exchange therefor, the Company issued to GS Capital a new convertible promissory note in the aggregate principal amount of $300,445 (the “New GS Note #1”).

The New GS Note #1 has a maturity date of May 31, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the Maturity Date, other than as specifically set forth in the Note, and there is no prepayment penalty.

The New GS Note #1 provides GS Capital with conversion rights to convert all or any part of the outstanding and unpaid principal amount of the New Note from time to time into fully paid and non-assessable shares of the Company’s common stock, at a conversion price of $1.00, subject to adjustment as provided in the New Note and subject to a 9.99% equity blocker.

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The New GS Note #1 contains customary events of default, including, but not limited to, failure to pay principal or interest on the New Note when due. If an event of default occurs and continues uncured, GS Capital may declare all or any portion of the then outstanding principal amount of the New Note, together with all accrued and unpaid interest thereon, due and payable, and the New Note will thereupon become immediately due and payable.

The balance of the New GS Note #1 as of March 31, 2022 and December 31, 2021 was $300,445 and $300,445, respectively.

Convertible Promissory Note – GS Capital Partners #2

On February 19, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #2”), pursuant to which, on same date, the Company issued a convertible promissory note (the “GS Capital #2 Note”) to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital #2 Note has a maturity date of February 19, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital #2 Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital #2 Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the Securities and Exchange Commission (“SEC”) qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended (the “Regulation A Offering”). At such time, the GS Capital #2 Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $57,778 original issue discounts, the fair value of 100,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $577,778.

GS Capital converted $96,484 and $3,515 accrued interest in the quarter ended June 30, 2021. The balance of the GS Capital #2 Note as of September 30, 2021 and December 31, 2020 was $481,294 and $0, respectively. The shares have not been issued as of September 30, 2021.

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to cancel the conversion exercised in the quarter ended June 30, 2021 and extended the maturity date to August 19, 2022.

The balance of the GS Capital #2 Note as of March 31, 2022 and December 31, 2021 was $559,659 and $577,778, respectively.

Convertible Promissory Note – GS Capital Partners #3

On March 16, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #3”), pursuant to which, on same date, the Company issued a convertible promissory note (the “GS Capital #3 Note”) to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

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The GS Capital #3 Note has a maturity date of March 22, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital #3 Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital #3 Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned Regulation A Offering. At such time, the GS Capital #3 Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $57,778 original issue discounts, the fair value of 100,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $577,778.

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to extend the maturity to September 22, 2022.

The balance of the GS Capital #3 Note as of March 31, 2022 and December 31, 2021 was $577,778 and $577,778, respectively.

Convertible Promissory Note – GS Capital Partners #4

On April 1, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #4”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount, and in connection therewith, sold to GS Capital 45,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $45, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note #4 has a maturity date of April 1, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #4, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note #4 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned Regulation A Offering. At such time, the GS Capital Note #4 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $50,000 original issue discounts, the fair value of 45,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to extend the maturity to October 1, 2022.

The balance of the GS Capital Note #4 as of March 31, 2022 and December 31, 2021 were $550,000 and $550,000, respectively.

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Convertible Promissory Note – GS Capital Partners #5

On April 29, 2021, Clubhouse Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GS Capital, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “GS Capital Note #5”) and, in connection therewith, sold to GS Capital 125,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $125, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The April 2021 GS Capital Note #5 has a maturity date of April 29, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #5, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note #5 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company’s Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned Regulation A Offering. At such time, the GS Capital Note #5 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $50,000 original issue discounts, the fair value of 125,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to extend the maturity to October 29, 2022.

The balance of the GS Capital Note #5 as March 31, 2022 and December 31, 2021 was $550,000 and $550,000, respectively.

Convertible Promissory Note – GS Capital Partners #6

On June 3, 2021, Clubhouse Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GS Capital, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “GS Capital Note #6”) and, in connection therewith, sold to GS Capital 85,000 shares of the Company’s Common Stock at a purchase price of $85, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note #6 has a maturity date of June 3, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #6, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note #6 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company’s Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned Regulation A Offering. At such time, the GS Capital Note #6 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

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The $50,000 original issue discounts, the fair value of 85,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to extend the maturity to December 3, 2022.

The balance of the GS Capital Note #6 as of March 31, 2022 and December 31, 2021 was $550,000 and $550,000, respectively.

Convertible Promissory Note – Tiger Trout Capital Puerto Rico

On January 29, 2021, the Company entered into a securities purchase agreement (the “Tiger Trout SPA”) with Tiger Trout Capital Puerto Rico, LLC, a Puerto Rico limited liability company (“Tiger Trout”), pursuant to which, on same, date, the Company (i) issued a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 original issue discount (the “Tiger Trout Note”), and (ii) sold to Tiger Trout 220,000 shares Company common stock for a purchase price of $220.00.

The Tiger Trout Note has a maturity date of January 29, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Tiger Trout Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty, provided however, that if the Company does not pay the principal amount and any accrued and unpaid interest by July 2, 2021, an additional $50,000 is required to be paid to Tiger Trout at the time the Tiger Trout Note is repaid, if the Company repays the Tiger Trout Note prior to its maturity date.

If the principal amount and any accrued and unpaid interest under the Tiger Trout Note has not been repaid on or before the maturity date, that will be an event of default under the Tiger Trout Note. If an event of default has occurred and is continuing, Tiger Trout may declare all or any portion of the then-outstanding principal amount and any accrued and unpaid interest under the Tiger Trout Note (the “Indebtedness”) due and payable, and the Indebtedness will become immediately due and payable in cash by the Company. Further, Tiger Trout will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of $0.50 per share, subject to customary adjustments for stock splits, etc. occurring after the issuance date. The Tiger Trout Note contains a customary beneficial ownership limitation of 9.99%, which may be waived by Tiger Trout on 61 days’ notice to the Company.

The $440,000 original issue discounts, the fair value of 220,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $1,540,000.

On January 25, 2022, the Company entered into an Amendment and Restructuring Agreement (the “Tiger Restructuring Agreement”) with Tiger Trout to extend the maturity to August 24, 2022 and increased the principal amount of the convertible note by $388,378 so the total principal became $1,928,378.

The balance of the Tiger Trout Note as of March 31, 2022 and December 31, 2021 was $1,928,378 and $1,590,000, respectively.

Convertible Promissory Note – Eagle Equities LLC

On April 13, 2021, the Company entered into a securities purchase agreement (the “Eagle SPA”) with Eagle Equities LLC (“Eagle Equities”), pursuant to which, on same date, the Company issued a convertible promissory note to Eagle Equities in the aggregate principal amount of $1,100,000 for a purchase price of $1,000,000, reflecting a $100,000 original issue discount (the “Eagle Equities Note”), and, in connection therewith, sold to Eagle Equities 165,000 shares of Company Common Stock at a purchase price of $165.00, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed Eagle Equities the sum of $10,000 for Eagle Equities’ costs in completing the transaction, which amount Eagle Equities withheld from the total purchase price paid to the Company.

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The Eagle Equities Note has a maturity date of April 13, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than upon the circumstances set forth in the Eagle Equities Note – specifically, if (i) the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended; and (ii) the Company receives $3,500,000 in net proceeds from such Regulation A Offering, then Company must repay the principal amount and any accrued and unpaid interest on the Eagle Equities Note within three (3) business days from the date of such occurrence. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Eagle Equities Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at Eagle Equities’ election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by Eagle Equities on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price. Alternatively, if the SEC has not qualified the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933 by October 10, 2021, and Eagle Equities Note has not yet been fully repaid, then Eagle Equities will have the right to convert the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) into restricted shares of Company Common Stock at a conversion price of $6.50 per share (subject to customary adjustments for any stock splits, etc. which occur following the April 13, 2021).

The $100,000 original issue discounts, the fair value of 165,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $1,100,000.

The balance of the Eagle Equities Note as of March 31, 2022 and December 31, 2021 was $1,100,000 and $1,100,000, respectively. The Company is currently in default of the Eagle Equities Note.

Convertible Promissory Note – Labrys Fund, LP

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. In addition, the Company issued 125,000 shares of its common stock to Labrys as a commitment fee pursuant to the Labrys SPA. Pursuant to the terms of the Labrys Note, the Company agreed to pay to $1,000,000 (the “Principal Sum”) to Labrys and to pay interest on the principal balance at the rate of 10% per annum. The Labrys Note carries an original issue discount (“OID”) of $100,000. Accordingly, on the Closing Date (as defined in the Labrys SPA), Labrys paid the purchase price of $900,000 in exchange for the Labrys Note. Labrys may convert the Labrys Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Labrys Note) at any time at a conversion price equal to $10.00 per share.

The Company may prepay the Labrys Note at any time prior to the date that an Event of Default (as defined in the Labrys Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Labrys Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Labrys Note or Labrys SPA.

Upon the occurrence of any Event of Default, the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

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The $100,000 original issue discounts, the fair value of 125,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $1,000,000.

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Labrys Restructuring Agreement”) with Labrys Fund LP to extend the maturity to November 11, 2022 and increased the principal amount of the convertible note by $116,800 so the total principal became $700,878.

For the year ended December 31, 2021, the Company paid $455,000 cash to reduce the balance of the convertible promissory note from Labrys Fund, LP. On March 30, 2022, Labrys Fund, LP converted $111,065 principal and $32,196 interest and $1,750 for fees totaling $145,011.60 into 5,800,000 common shares. The shares has not been issued as of March 31, 2022 and recorded as shares to be issued – liability as of March 31, 2022.

The balance of the Labrys Note as of March 31, 2022 and December 31, 2021 was $589,812 and $545,000, respectively.

Convertible Promissory Note – Chris Etherington

On August 27, 2021, the Company entered into a note purchase agreement (the “Chris Etherington Note Purchase Agreement”) with Chris Etherington, an individual (“Chris Etherington”), with an effective date of August 26, 2021, pursuant to which, on same date, the Company issued a convertible promissory note to Chris Etherington in the aggregate principal amount of $165,000 for a purchase price of $150,000, reflecting a $15,000 original issue discount (the “Chris Etherington Note”) and, in connection therewith, issued to Chris Etherington a Warrant to purchase 37,500 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at an exercise price of $2.00 per share, subject to adjustment (the “Chris Etherington Warrant”). In addition, in connection with the Chris Etherington Note Purchase Agreement, the Company entered into a Security Agreement on same date with Chris Etherington, pursuant to which the Company’s obligations under the Chris Etherington Note were secured by a first priority lien and security interest on all of the assets of the Company (the “Chris Etherington Security Agreement”). While each of the Chris Etherington Warrant, Security Agreement, Note, and Note Purchase Agreement have an effective date and/or effective issue date of August 26, 2021, each was entered into and/or issued on August 27, 2021.

The Chris Etherington Note has a maturity date of August 26, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #6, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Chris Etherington Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at any time following August 26, 2021 until the note is repaid. The conversion price per share of Common Stock shall initially mean the lesser of (i) $1.00 or (ii) 75% of the lowest daily volume weighted average price of the Common Stock during the twenty (20) Trading Days (as defined in the Chris Etherington Note) immediately preceding the date of the respective conversion. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The $15,000 original issue discounts, the fair value of 37,500 warrants issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $165,000. For the excess amount of derivative liability, the Company recorded accretion expense of $160,538 at the inception date of this note.

The balance of the Chris Etherington Note as of March 31, 2022 and December 31, 2021 was $165,000 and $165,000, respectively.

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Convertible Promissory Note – Rui Wu

On August 27, 2021, the Company entered into a note purchase agreement (the “Rui Wu Note Purchase Agreement”) with Rui Wu, an individual (“Rui Wu”), with an effective date of August 26, 2021, pursuant to which, on same date, the Company issued a convertible promissory note to Rui Wu in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “Rui Wu Note”) and, in connection therewith, issued to Rui Wu a Warrant to purchase 125,000 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at an exercise price of $2.00 per share, subject to adjustment (the “Rui Wu Warrant”). In addition, in connection with the Rui Wu Note Purchase Agreement, the Company entered into a Security Agreement on same date with Rui Wu, pursuant to which the Company’s obligations under the Rui Wu Note were secured by a first priority lien and security interest on all of the assets of the Company (the “Rui Wu Security Agreement”). While each of the Rui Wu Warrant, Security Agreement, Note, and Note Purchase Agreement have an effective date and/or effective issue date of August 26, 2021, each was entered into and/or issued on August 27, 2021.

The Rui Wu Note has a maturity date of August 26, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Rui Wu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Rui Wu Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at any time following August 26, 2021 until the note is repaid. The conversion price per share of Common Stock shall initially mean the lesser of (i) $1.00 or (ii) 75% of the lowest daily volume weighted average price of the Common Stock during the twenty (20) Trading Days (as defined in the Rui Wu Note) immediately preceding the date of the respective conversion. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

If an event of default has occurred and is continuing, Rui Wu may declare all or any portion of the then-outstanding principal amount of the Rui Wu Note, together with all accrued and unpaid interest thereon, due and payable, and the Rui Wu Note shall thereupon become immediately due and payable in cash and Rui Wu will also have the right to pursue any other remedies that Rui Wu may have under applicable law. In the event that any amount due under the Rui Wu Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The $50,000 original issue discounts, the fair value of 125,000 warrants issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000. For the excess amount of derivative liability, the Company recorded accretion expense of $514,850 at the inception date of this note.

The balance of the Rui Wu Note as of March 31, 2022 and December 31, 2021 was $550,000 and $550,000, respectively.

Convertible Promissory Note – Sixth Street Lending #1

On November 18, 2021, the Company entered into a securities purchase agreement (the “Sixth Street #1 Securities Purchase Agreement”) with Sixth Street Lending LLC (“Sixth Street”), pursuant to which, on the same date, the Company issued a convertible promissory note to Sixth Street in the aggregate principal amount of $224,000 for a purchase price of $203,750, reflecting a $20,250 original issue discount (the “Sixth Street #1 Note”). At closing, the Company reimbursed Sixth Street the sum of $3,750 for Sixth Street’s costs in completing the transaction.

The Sixth Street #1 Note has a maturity date of November 18, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the Maturity Date, other than as specifically set forth in the Note. The Company may not prepay the Note prior to the Maturity Date, other than by way of a conversion initiated by Sixth Street.

F-28

The Sixth Street #1 Note provides Sixth Street with conversion rights to convert all or any part of the outstanding and unpaid principal amount of the Note from time to time into fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 (“Common Stock”). Conversion rights are exercisable at any time during the period beginning on May 17, 2022 (180 days from when the Note was issued) and ending on the later of (i) the Maturity Date and (ii) the date of payment of the amounts due upon an uncured event of default. Any principal that Sixth Street elects to convert will convert at the Conversion Price, which is a Common Stock per share price equal to the lesser of a Variable Conversion Price and $1.00. The Variable Conversion Price is 75% of the Market Price, which is the lowest dollar volume-weighted average sale price (“VWAP”) during the 20-trading day period ending on the trading day immediately preceding the conversion date. VWAP is based on trading prices on the principal market for Company Common Stock or, if none, OTC. Currently, the Common Stock trades OTC. In no event is Sixth Street entitle to convert any portion of the Sixth Street #1 Note upon which conversion Sixth Street and its affiliates would beneficially own more than 4.99% of the outstanding shares of Company Common Stock.

The Sixth Street #1 Note contains customary events of default, including, but not limited to: (1) failure to pay principal or interest on the Note when due; (2) failure to issue and transfer Common Stock upon exercise of Sixth Street of its conversion rights; (3) an uncured breach of any of the Company’s other material obligations contained in the Note; and (4) the Company’s breach of any representation or warranty in the Securities Purchase Agreement or other related agreements.

If an event of default occurs and continues uncured, the Sixth Street #1 Note becomes immediately due and payable. If an event of default occurs because the Company fails to issue shares of Common Stock to Sixth Street within three business days of receiving a notice of conversion from Sixth Street, the Company shall pay an amount equal to 200% of the Default Amount (defined below) in full satisfaction of the Company’s obligations under the Note. If an event of default occurs for any other reason that continues uncured (except in the case of appointment of a receiver, bankruptcy, liquidation, or a similar default), the Company shall pay an amount equal to 150% of the Default Amount (defined below) in full satisfaction of the Company’s obligations under the Sixth Street #1 Note.

The “Default Amount” is equal to the sum of (a) accrued and unpaid interest on the principal amount of the Note to the date of payment plus (b) default interest, which is calculated based on a rate of 22% per year (inclusive of the 10% interest per year that would be due absent an event of default), plus (c) certain other amounts that may be owed under the Note.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The $20,250 original issue discounts, the $3,750 reimbursement, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $173,894.

The balance of the Sixth Street #1 note as of March 31, 2022 and 2021 was $224,000 and $224,000, respectively.

Convertible Promissory Note – Sixth Street Lending #2

On December 9, 2021, the Company entered into a Securities Purchase Agreement, (the “Sixth Street #2 purchase agreement”) dated December 9, 2021, by and between the Company and Sixth Street Lending LLC (the “Buyer”). Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase (the “Purchase”), a convertible note in the aggregate principal amount of $93,500 (the “Sixth Street #2 Note”). The Sixth Street #2 Note has an original issue discount of $8,500, resulting in gross proceeds to the Company of $85,000.

The Sixth Street #2 Note bears interest at a rate of 10% per annum and matures on December 9, 2022. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 22% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following December 9, 2021 and ending on the later of (i) December 9, 2022, and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

F-29

The conversion price of the Sixth Street #2 Note equals the lesser of the Variable Conversion Price (as hereinafter defined) and $1.00. The “Variable Conversion Price” means 75% multiplied by the lowest VWAP (as defined in the Note) for the Company’s common stock during the 20 trading date period ending on the latest complete trading day prior to the conversion date.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The $8,500 original issue discounts, the $3,750 reimbursement, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $79,118.

The balance of the Sixth Street #2 note as of March 31, 2022 and December 31, 2021 was $93,500 and $93,500, respectively.

Convertible Promissory Note – Fast Capital

On January 10, 2022, the Company entered into a Securities Purchase Agreement, (the “Fast Capital purchase agreement”) dated January 10, 2022, by and between the Company and Fast Capital, LLC. Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase, a convertible note in the aggregate principal amount of $120,000 (the “Fast Capital Note”). The Fast Capital 2 Note has an original issue discount of $10,000, resulting in gross proceeds to the Company of $110,000.

The Fast Capital Note bears interest at a rate of 10% per annum and matures on January 10, 2023. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 18% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following January 10, 2022 and ending on the later of (i) January 10, 2023, and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Fast Capital Note equals 70% of the lowest trading price of common stock as reported in the national Quotation Bureau OTC market exchange during the 20 trading date period ending on the latest complete trading day prior to the conversion date.

Since the conversion price is based on 70% of the lowest trading price of common stock as reported in the national Quotation Bureau OTC market exchange during the 20 trading date period ending on the latest complete trading day prior to the conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The $10,000 original issue discounts, the $5,000 reimbursement, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $120,000.

The balance of the Fast Capital note as of March 31, 2022 and December 31, 2021 was $120,000 and $0, respectively.

Convertible Promissory Note – Sixth Street Lending #3

On January 12, 2022, the Company entered into a Securities Purchase Agreement, (the “Sixth Street #3 purchase agreement”) dated January 12, 2022, by and between the Company and Sixth Street Lending LLC. Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase, a convertible note in the aggregate principal amount of $70,125 (the “Sixth Street #3 Note”). The Sixth Street #3 Note has an original issue discount of $6,375, resulting in gross proceeds to the Company of $63,750.

F-30

The Sixth Street #3 Note bears interest at a rate of 10% per annum and matures on January 12, 2023. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 22% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following January 12, 2022 and ending on the later of (i) January 12, 2023, and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Sixth Street #3 Note equals the lesser of the Variable Conversion Price (as hereinafter defined) and $1.00. The “Variable Conversion Price” means 75% multiplied by the lowest VWAP (as defined in the Note) for the Company’s common stock during the 20 trading date period ending on the latest complete trading day prior to the conversion date.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The $6,375 original issue discounts and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $50,749.

The balance of the Sixth Street #3 note as of March 31, 2022 and December 31, 2021 was $70,125 and $0, respectively.

Convertible Promissory Note – ONE44 Capital LLC

On February 16, 2022, the Company entered into a Securities Purchase Agreement, (the “ONE44 Capital purchase agreement”) dated February 16, 2022, by and between the Company and ONE44 Capital LLC. Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase, a convertible note in the aggregate principal amount of $175,500 (the “ONE44 Capital Note”). The ONE44 Capital Note has an original issue discount of $17,500, resulting in gross proceeds to the Company of $158,000.

The ONE44 Capital Note bears interest at a rate of 4% per annum and matures on February 16, 2023. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 4% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following February 16, 2022 and ending on the later of (i) February 16, 2023, and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the ONE44 Capital Note equals the lesser of the Variable Conversion Price (as hereinafter defined) and $1.00. The “Variable Conversion Price” means 65% multiplied by the lowest VWAP (as defined in the Note) for the Company’s common stock during the 3 trading date period ending on the latest complete trading day prior to the conversion date.

Since the conversion price is based on 65% of the VWAP during the 3-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The $17,500 original issue discounts, the $8,000 reimbursement and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $148,306.

The balance of the ONE44 Capital note as of March 31, 2022 and December 31, 2021 was $175,500 and $0, respectively.

F-31

Convertible Promissory Note – Coventry Enterprise, LLC

On March 3, 2022, the Company entered into a Securities Purchase Agreement, (the “Coventry Enterprise purchase agreement”) dated March 3, 2022, by and between the Company and Coventry Enterprise, LLC. Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase, a convertible note in the aggregate principal amount of $150,000 (the “Coventry Enterprise Note”). The Coventry Note has an original issue discount of $30,000, resulting in gross proceeds to the Company of $120,000. Pursuant to the terms of the Coventry SPA, the Company also agreed to issue 150,000 shares of restricted common stock to Coventry as additional consideration for the purchase of the Coventry Note.

The Coventry Enterprise Note bears interest at a rate of 10% per annum and matures on March 3, 2023. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 18% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following March 3, 2022 and ending on the later of (i) March 3, 2023, and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Coventry Enterprise Note equals the lesser of the Variable Conversion Price (as hereinafter defined). The “Variable Conversion Price” means 90% multiplied by the lowest VWAP (as defined in the Note) for the Company’s common stock during the 10 trading date period ending on the latest complete trading day prior to the conversion date.

Since the conversion price is based on 90% of the VWAP during the 10-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 11.

The $30,000 original issue discounts, 150,000 shares issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $150,000.

The balance of the Coventry Enterprise note as of March 31, 2022 and December 31, 2021 was $150,000 and $0, respectively.

Below is the summary of the principal balance and debt discounts as of March 31, 2022.

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Convertible Promissory Note Holder	Start Date	End Date	Initial Note Principal Balance	Current Note Principal Balance	Debt Discounts As of Issuance	Amortization	Debt Discounts As of March 31, 2022
Scott Hoey	9/10/2020	9/10/2022	7,500	0	7,500	(7,500)	-
Cary Niu	9/18/2020	9/18/2022	50,000	0	50,000	(50,000)	-
Jesus Galen	10/6/2020	10/6/2022	30,000	0	30,000	(30,000)	-
Darren Huynh	10/6/2020	10/6/2022	50,000	0	50,000	(50,000)	-
Wayne Wong	10/6/2020	10/6/2022	25,000	0	25,000	(25,000)	-
Matt Singer	1/3/2021	1/3/2023	13,000	0	13,000	(13,000)	-
ProActive Capital	1/20/2021	1/20/2022	250,000	300,000	217,024	(217,024)	-
GS Capital #1	1/25/2021	1/25/2022	288,889	0	288,889	(288,889)	-
GS Capital #1 replacement	11/26/2021	5/31/2022	300,445	300,445	-	-	-
Tiger Trout SPA	1/29/2021	1/29/2022	1,540,000	1,928,378	1,540,000	(1,540,000)	-
GS Capital #2	2/16/2021	2/16/2022	577,778	559,659	577,778	(577,778)	-
Labrys Fund, LLP	3/11/2021	3/11/2022	1,000,000	589,812	1,000,000	(1,000,000)	-
GS Capital #3	3/16/2021	3/16/2022	577,778	577,778	577,778	(577,778)	-
GS Capital #4	4/1/2021	4/1/2022	550,000	550,000	550,000	(548,493)	1,507
Eagle Equities LLC	4/13/2021	4/13/2022	1,100,000	1,100,000	1,100,000	(1,060,822)	39,178
GS Capital #5	4/29/2021	4/29/2022	550,000	550,000	550,000	(506,302)	43,698
GS Capital #6	6/3/2021	6/3/2022	550,000	550,000	550,000	(453,562)	96,438
Chris Etherington	8/26/2021	8/26/2022	165,000	165,000	165,000	(98,096)	66,904
Rui Wu	8/26/2021	8/26/2022	550,000	550,000	550,000	(326,987)	223,013
Sixth Street Lending #1	11/28/2021	11/28/2022	224,000	224,000	173,894	(63,364)	110,530
Sixth Street Lending #2	12/9/2021	12/9/2022	93,500	93,500	79,118	(24,278)	54,840
Fast Capital LLC	1/10/2022	1/10/2023	120,000	120,000	120,000	(26,301)	93,699
Sixth Street Lending #3	1/12/2022	1/12/2023	70,125	70,125	50,748	(10,844)	39,904
One 44 Capital	2/16/2022	2/16/2023	175,500	175,500	148,306	(17,471)	130,835
Coventry Enterprise	3/3/2022	3/3/2023	150,000	150,000	150,000	(11,507)	138,492
Total						Total	$1,039,038
						Remaining note principal balance	8,554,197
						Total convertible promissory notes, net	$7,515,159

Future payments of principal of convertible notes payable at March 31, 2022 are as follows:

Years ending December 31,
2022	$(8,038,572)
2023	(515,625)
2024	–
2025	-
Thereafter	–
Total	$(8,554,197)

Interest expense recorded related to the convertible notes payable for the three months ended March 31, 2022 and 2021 were $762,653 and $840,138, respectively.

The Company amortized $1,349,628 and $495,937 of the discount on the convertible notes payable to interest expense for the three months ended March 31, 2022 and 2021, respectively.

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NOTE 10 – SHARES TO BE ISSUED - LIABILITY

As of March 31, 2022 and December 31, 2021, the Company entered into various consulting agreements with consultants, directors, and convertible debt. The balances of shares to be issued – liability were $570,062 and $1,047,885, respectively. The Company recorded these consultant and director shares under liability based on the shares will be issued at a fixed monetary amount known at inception under ASC 480.

Shares to be issued - liability is summarized as below:

Beginning Balance, January 1, 2022	$1,047,885
Shares to be issued	262,465
Shares issued	(772,485)
Ending Balance, March 31, 2022	$537,865

Shares to be issued - liability is summarized as below:

Beginning Balance, January 1, 2021	$87,029
Shares to be issued	6,415,046
Shares issued	(5,454,190)
Ending Balance, December 31, 2021	$1,047,885

NOTE 11 – DERIVATIVE LIABILITY

The derivative liability is derived from the conversion features in note 10 signed for the period ended December 31, 2021. All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of March 31, 2022 and December 31, 2021, the derivative liability was $983,630 and $513,959, respectively. The Company recorded $77,616 loss and $49,533 loss from changes in derivative liability during the three months ended March 31, 2022 and 2021, respectively. The Binomial model with the following assumption inputs:

March 31, 2022
Annual Dividend Yield	—
Expected Life (Years)	0.4 – 0.9 years
Risk-Free Interest Rate	0.07% - 1.63%
Expected Volatility	179 - 226%

Fair value of the derivative is summarized as below:

Beginning Balance, December 31, 2021	$513,959
Additions	652,803
Mark to Market	(77,616)
Cancellation of Derivative Liabilities Due to Conversions	-
Reclassification to APIC Due to Conversions	(105,516)
Ending Balance, March 31, 2022	$983,630

December 31, 2021
Annual Dividend Yield	—
Expected Life (Years)	0.6 – 0.8 years
Risk-Free Interest Rate	0.07% - 0.39%
Expected Volatility	145 - 485%

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Fair value of the derivative is summarized as below:

Beginning Balance, December 31, 2020	$304,490
Additions	1,343,518
Mark to Market	(1,029,530)
Cancellation of Derivative Liabilities Due to Conversions	-
Reclassification to APIC Due to Conversions	(104,519)
Ending Balance, December 31, 2021	$513,959

NOTE 12 – NOTE PAYABLE, RELATED PARTY

For the period ended December 31, 2020, the Company signed a note payable agreement (“Amir 2020 note”) with the Company’s Chief Executive Officer for advances up to $5,000,000 at 0% interest rate. The entire balance is due January 31, 2023. As of December 31, the Company has a balance of $2,162,562 owed to the Chief Executive Officer of the Company. The note payable was subsequently amended on February 2, 2021.

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Amir 2021 Note”) to replace the Amir 2020 note. The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Amir 2021 Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

At the time of the qualification by the SEC of the Company’s Offering Circular, pursuant to Regulation A, $1,000,000 of the Indebtedness shall, automatically and without any further action of the Company or the Holder, be converted into a number of restricted fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the Company equal to (i) $1,000,000 divided by (ii) the price per share of the Common Stock as offered in the Offering Circular.

In accordance with ASC 470-50-40-10 a modification or an exchange of debt that adds or eliminates a substantive conversion option as of the conversion date would always be considered substantial and require extinguishment accounting. We concluded the conversion features of the Amir 2021 note is substantial. As a result, we recorded a loss on the extinguishment of debt in the amount of $297,138 in our consolidated statements of operations and credit as premium on the note payable to the related party. The premium will be amortized over the life of the loan which is expired on February 2, 2024.

The Company’s Regulation A Offering Circular was qualified on June 11, 2021. As a result, the principal balance of $1,000,000 has been converted to common stock and recorded under shares to be issued until it is issued.

The Company amortized $22,411 and $15,467 of the discount on the convertible notes payable to interest expense for the three months ended March 31, 2022 and 2021, respectively. The outstanding debt premium as of March 31, 2022 was $94,644.

For the three months ended March 31, 2022 and 2021, the Company paid $105,822 and $0 to the Amir 2021 Note, respectively.

The balance as of March 31, 2022 and December 31, 2021 were $1,164,042 and $1,269,864, respectively.

NOTE 13 – RELATED PARTY TRANSACTIONS

As of December 31, 2020, the Company’s Chief Executive Officer had advanced $2,162,562 to the Company for payment of the Company’s operating expenses. The Company recorded $15,920 and $87,213 as imputed interest and recorded as additional paid in capital for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, respectively from the loan advanced by the Company’s Chief Executive Officer.

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Amir 2021 Note”) to replace the Amir 2020 note with a maturity date of February 2, 2024. The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty. The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

F-35

At the time of the qualification by the SEC of the Company’s Offering Circular, pursuant to Regulation A, $1,000,000 of the Indebtedness shall, automatically and without any further action of the Company or the Holder, be converted into a number of restricted fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the Company equal to (i) $1,000,000 divided by (ii) the price per share of the Common Stock as offered in the Offering Circular.

For the three months ended March 31, 2021, the Board of Directors approved and paid $285,000 cash bonuses to Amir Ben-Yohanan, Chris Young, and Simon Yu.

For the three months ended June 30, 2021, the Board of Directors approved and paid $205,000 cash bonuses to Amir Ben-Yohanan, Chris Young, Harris Tulchin, and Simon Yu.

For the three months ended March 31, 2021, the Company’s Chief Executive Officer advanced an additional $135,000 to the Company to pay the Company’s operating expenses.

For the three months ended March 31, 2022 and 2021, the Company paid $105,822 and $0 to the Amir 2021 Note, respectively.

Effective March 4, 2021, the Company entered into three (3) separate director agreements with Amir Ben-Yohanan, Christopher Young, and Simon Yu. The Director Agreements set out terms and conditions of each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s role as a director of the Company. Mr. Young and Yu resigned from their officer and director positions with the Company on October 8, 2021.

Pursuant to the Director Agreements, the Company agreed to compensate each of the Directors as follows:

●	An issuance of 31,821 shares of the Company’s common stock, par value par value $0.001 (“Common Stock”), to be issued on the Effective Date, as compensation for services provided by each of the Directors to the Company prior to the Effective Date; and
●	An issuance of a number of shares of Common Stock having a fair market value (as defined in each of the Director Agreements) of $25,000 at the end of each calendar quarter that the Director serves as a director.

As of March 31, 2022 and December 31, 2021, The Company has a payable balance owed to the sellers of Magiclytics of $97,761 and $97,761 from the acquisition of Magiclytics on February 3, 2021.

On October 7, 2021, the Board of Directors of the Company appointed Dmitry Kaplun as the Company’s Chief Financial Officer. Pursuant to the terms of the Employment Agreement, the Board entered into a restricted stock award agreement (the “Restricted Stock Agreement”) dated October 7, 2021. Pursuant to the terms of the Restricted Stock Agreement, the Board granted Mr. Kaplun 58,824 shares of restricted common stock on October 7, 2021. 25% of the shares vest on each of the three-month, six-month, nine-month and 12-month anniversaries of the grant date.

On October 8, 2021, each of Christian Young, President, Secretary and Director of the Company, and Simon Yu, Chief Operating Officer and Director of the Company, resigned from all officer and director positions with the Company, effective immediately. Each of Mr. Young and Yu will continue to provide consulting services to the Company. The Company terminated their consulting agreement in the quarter ended December 31, 2021.

On October 12, 2021, the Board appointed Massimiliano Musina to serve as a member of the Company’s Board of Directors. In connection with Mr. Musina’s appointment, the Company and Mr. Musina entered into an Independent Director Agreement dated October 12, 2021 (the “Director Agreement”). Pursuant to the terms of the Director Agreement, the Company agreed to issue to Mr. Musina each quarter a number of shares of common stock having a fair market value of $25,000, in exchange for Mr. Musina’s service as a member of the Company’s Board of Directors.

NOTE 14 – STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001. See Note 16.

F-36

Preferred Stock

As of March 31, 2022 and December 31, 2021, there was 1 preferred share issued and outstanding.

On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company.

In November 2020, the Company issued and sold to the Company’s Chief Executive Officer 1 share of Series X Preferred Stock, at a purchase price of $1.00. The share of Series X Preferred Stock shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one (1). The Series X Preferred Stock shall vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and shall vote together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series X Preferred Stock is issued and outstanding. The Series X Preferred Stock shall not have the right to vote on any matter as to which solely another class of Preferred Stock of the Company is entitled to vote pursuant to the certificate of designations of such other class of Preferred Stock of the Company.

The Series X Preferred Stock shall not be convertible into shares of any other class of stock of the Company and entitled to receive any dividends paid on any other class of stock of the Company.

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, a merger or consolidation of the Company wherein the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the Series X Preferred Stock shall not be entitled to receive any distribution of any of the assets or surplus funds of the Company and shall not participate with the Common Stock or any other class of stock of the Company therein.

Common Stock

As of March 31, 2022 and December 31, 2021, the Company had 2,000,000,000 shares of common stock authorized with a par value of $0.001. There were 120,399,731 and 97,785,107 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.

For the three months ended March 31, 2022, the Company issued 8,351,960 shares with net proceeds of $364,903 in connection with the ELOC. The Company incurred $56,025 deposit and trading fees from the ELOC.

For the three months ended March 31, 2022, the Company issued 3,385,550 shares to consultants and directors at fair value of $55,225.

For the three months ended March 31, 2022, the Company issued 3,574,260 shares to settle a conversion of $89,366 of convertible promissory note principal and accrued interest.

For the three months ended March 31, 2022, the Company issued 550,000 shares as debt issuance costs for convertible notes payable at fair value of $23,382.

For the three months ended March 31, 2022, the Company issued 6,752,830 shares to settle shares to be issued – liabilities at fair value of $717,260.

For the three months ended March 31, 2021, the Company issued 207,817 shares to consultants and directors at fair value of $2,113,188.

For the three months ended March 31, 2021, the Company issued 734,689 shares to acquire Magiclytics,

For the three months ended March 31, 2021, the Company issued 8,197 shares to settle a conversion of $13,000 convertible promissory note.

For the three months ended March 31, 2021, the Company issued 24,460 shares to settle an accounts payable balance of $148,510.

F-37

For the three months ended March 31, 2021, the Company issued 645,000 shares as debt issuance costs for convertible notes payable at fair value of $3,441,400.

Warrants

A summary of the Company’s stock warrants activity is as follows:

	Number of Options (in thousands)	Weighted- Average Exercise Price	Weighted- Average Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2021	165,077	$2.05	4.9	-
Granted	-	-
Exercised	-	-
Canceled	-	-
Outstanding at March 31, 2022	165,077	$2.05	4.6	$-
Vested and expected to vest at December 31, 2021	165,077	$2.05	4.6	$-
Exercisable at March 31, 2022	165,077	$2.05	4.6	$-

No stock options were granted by the Company during the quarter ended March 31, 2022.

The fair values of warrants granted in 2021 were estimated using the Black-Scholes option pricing model on the grant date using the following assumptions:

March 31,
2022
Weighted-average grant date fair value per share	$8.14
Risk-free interest rate	0.76% - 0.84%
Dividend yield	—%
Expected term (in years)	5
Volatility	368 - 369%

Equity Purchase Agreement and Registration Rights Agreement

On November 2, 2021, the Company entered into an Equity Purchase Agreement (the “Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P., a Delaware limited Partnership (“Investor”), dated as of October 29, 2021, pursuant to which the Company shall have the right, but not the obligation, to direct Investor, to purchase up to $15,000,000 (the “Maximum Commitment Amount”) in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in multiple tranches. Further, under the Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Agreement) from time to time to Investor (i) in a minimum amount not less than $20,000.00 and (ii) in a maximum amount up to the lesser of (a) $400,000 or (b) 250% of the Average Daily Trading Value (as defined in the Agreement).

In exchange for Investor entering into the Agreement, the Company agreed, among other things, to (A) issue Investor and Peak One Investments, LLC, an aggregate of 70,000 shares of Common Stock (the “the Commitment Shares”), and (B) file a registration statement registering the Common Stock issued as Commitment Shares or issuable to Investor under the Agreement for resale (the “Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Agreement, as more specifically set forth in the Registration Rights Agreement.

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The obligation of Investor to purchase the Company’s Common Stock shall begin on the date of the Agreement, and ending on the earlier of (i) the date on which Investor shall have purchased Common Stock pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the date of the Agreement, (iii) written notice of termination by the Company to Investor (which shall not occur during any Valuation Period or at any time that Investor holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Investor for the Common Stock under the Agreement shall be 95% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Investor.

The Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

For the three months ended March 31, 2022, the Company issued 8,351,960 shares with net proceeds of $364,903 in connection with the ELOC. The Company incurred $56,025 deposit and trading fees from the ELOC.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”), and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The Company’s suppliers may decrease production levels based on factory closures and reduced operating hours in those facilities. Likewise, the Company is dependent on its workforce to deliver its products. Developments such as social distancing and shelter-in-place directives may impact the Company’s ability to deploy its workforce effectively. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. The Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time. If the pandemic continues, it may have a material effect on the Company’s results of future operations, financial position, and liquidity in the next 12 months.

On March 27, 2020, then-President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19. The Company did not obtain CARES Act relief financing under the Paycheck Protection Program (“PPP Loans”) for each of its operating subsidiaries.

The Company continues to examine the impact that the CARES Act may have on our business. Currently, management is unable to determine the total impact that the CARES Act will have on our financial condition, results of operations, or liquidity.

F-39

NOTE 16 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to March 31, 2022, to assess the need for potential recognition or disclosure in the consolidated financial statements. Such events were evaluated through April 15, 2022, the date and time the consolidated financial statements were issued, and it was determined that no subsequent events, except as follows, occurred that required recognition or disclosure in the consolidated financial statements.

Ben-Yohanan Employment Agreement

On April 1, 2022, the Company entered into an employment agreement with Amir Ben-Yohanan, the Company’s Chief Executive Officer, effective April 11, 2022. The terms of the employment agreement are substantially similar to the terms of Mr. Ben-Yohanan’s prior employment agreement with the Company. Accordingly, pursuant to the terms of the employment agreement, Mr. Ben-Yohanan will continue to serve as Chief Executive Officer of the Company, reporting to the Board of Directors (the “Board”). As compensation for Mr. Ben-Yohanan’s services, the Company agreed to pay Mr. Mr. Ben-Yohanan an annual base salary of $400,000 (the “Base Salary”) comprised of two parts a “Cash Portion”, and an “Optional Portion”. The Cash Portion is a monthly cash payment of $15,000. The remaining $220,000 per year – the Optional Portion – is payable as follows:

(i)	If the Company’s Board determines that the Company has sufficient cash on hand to pay all or a portion of the Optional Portion in cash, such amount shall be paid in cash.

(ii)

If the Board determines that the Company does not have sufficient cash on hand to pay all of the Optional Portion in cash, then the portion of the Optional Portion which the Board determines that the Company has sufficient cash on hand to pay in cash will be paid in cash, and the remainder (the “Deferred Portion”) will either:

a.	be paid at a later date, when the Board determines that the Company has sufficient cash on hand to enable the Company to pay the Deferred Portion; or
b.	will not be paid in cash – and instead, the Company will issue shares of Company Common Stock equal to

(A) the Deferred Portion, divided by (B) the VWAP (as defined in the employment agreement) as of the (B) date of issuance of such shares of Company Common Stock.

In addition, pursuant to the employment agreement, Mr. Ben-Yohanan is entitled to be paid discretionary annual bonuses as determined by the Board, and is also entitled to receive fringe benefits, such as, but not limited to, reimbursement for reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel, vacation days, and certain insurances.

The initial term of the employment agreement is one year from April 11, 2022, unless earlier terminated. Thereafter, the term is automatically extended on an annual basis for terms of one year each, unless either the Company or Mr. Ben-Yohanan provides notice to the other party of their desire to not so renew the term of the agreement (as applicable) at least 30 days prior to the expiration of the then-current term.

Mr. Ben-Yohanan’s employment with the Company shall be “at will,” meaning that either Mr. Ben-Yohanan or the Company may terminate Mr. Ben-Yohanan’s employment at any time and for any reason, subject to certain terms and conditions.

The Company may terminate the employment agreement at any time, with or without “cause”, as defined in the employment agreement and Mr. Ben-Yohanan may terminate the employment agreement at any time, with or without “good reason”, as defined in the employment agreement. If the Company terminates the employment agreement for cause or Mr. Ben-Yohanan terminates the employment agreement without good reason, Mr. Ben-Yohanan will be entitled to be paid any unpaid salary owed or accrued, including the issuance of any shares of Company Common Stock owed or accrued (as compensation) as of the termination date. In the event that there was any Deferred Portion which had been agreed to be paid in cash, such Deferred Portion instead will be paid in shares of Company Common Stock as though such amount had been agreed to be paid via the issuance of shares of Company Common Stock. Mr. Ben-Yohanan will also be entitled to payment for any unreimbursed expenses as of the termination date. However, any unvested portion of any equity granted to Mr. Ben-Yohanan will be immediately forfeited as of the termination date.

2022 Equity Incentive Plan

On April 19, 2022, the board of directors (the “Board”) of the Company and stockholders holding a majority of the Company’s voting power approved the Clubhouse Media Group, Inc. 2022 Equity Incentive Plan (the “2022 Plan”).

F-40

Authorized Shares

A total of 26,000,000 shares of the Company’s common stock are authorized for issuance pursuant to the 2022 Plan.

Additionally, if any award issued pursuant to the 2022 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2022 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2022 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). Shares that have actually been issued under the 2022 Plan under any award will not be returned to the 2022 Plan and will not become available for future distribution under the 2022 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2022 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2022 Plan. To the extent an award under the 2022 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2022 Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the 2022 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, any shares that become available for issuance under the 2022 Plan in accordance with the foregoing.

Increase in Authorized Shares and Other Articles Amendments

On April 19, 2022, the Company filed Articles of Amendment (the “Amendment”) to the Company’s Articles of Incorporation (the “Articles”) with the Nevada Secretary of State that had the effect of increasing the authorized shares of common stock from 500,000,000 to 2,000,000,000.

In addition, the Amendment had the effect of making certain changes with respect to the vote required for any subsequent changes to the numbers of authorized shares of classes or series of the Company’s stock. As amended, the Articles provide that, except as otherwise required by the Nevada Revised Statutes, the Articles, or any designation for a class of preferred stock, (i) all shares of the Company’s capital stock will vote together as one class on all matters submitted to a vote of the Company’s stockholders, and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter will be required for approval of such matter. For the avoidance of doubt, the intent of the provisions is, and the operation of the provisions will be, that, without limitation, (i) in the event that the vote of the Company’s shareholders is otherwise required by the NRS, the number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Company’s stock entitled to vote irrespective of Section 78.2055 or Section 78.207 of the NRS, with no vote of any holders of a particular class of stock, voting as a separate class, being required; and (ii) in the event that the vote of the Company’s shareholders is otherwise required by the NRS, unless otherwise set forth in a certificate of designations for the applicable class of preferred stock, the number of authorized shares of any class of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Company’s stock entitled to vote irrespective of Section 78.2055 or Section 78.207 of the NRS, with no vote of any holders of a particular class of stock, voting as a separate class, being required. None of these provisions will otherwise affect or limit the power of the Board to change the number of shares of a class or series of authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each shareholder without a vote of the shareholders, as set forth in Section 78.207 of the NRS.

Except as specifically required by the NRS or as set forth in any designation for a class of preferred stock, the holders of each class of the Company’s stock are specifically denied the right to vote as a separate class on any proposed Articles amendment that would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares.

The Company’s Board of Directors approved the Amendment on April 18, 2022. On April 19, 2022, stockholders holding a majority of the Company’s voting power approved, among other things, the Amendment on April 18, 2022.

Equity Issuances

For the months ended April 30, 2022, the Company issued 16,766,000 shares to Labrys for conversion of convertible note payable principal and interest of $413,932.

For the months ended April 30, 2022, the Company issued 2,500,000 with net proceeds of $34,874 in connection with the ELOC.

For the months ended April 30, 2022, the Company issued 2,820,000 shares for cash of $70,500 to Amir Ben-Yohanan.

For the months ended April 30, 2022, the Company issued 928,832 shares to a consultant at fair value of $18,208.

F-41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Clubhouse Media Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Clubhouse Media Group, Inc. (“the Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit, net losses, and negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue recognition and completeness— Refer to Note 2 to the financial statements

Critical Audit Matter Description

The Company has a substantial increase in revenue generating activities, from an increasing number of sources, and is dependent on third-party influencers creating and publishing agreed upon media subject to varying timelines not always directly under the Company’s direct control. The nature of the Company’s contracts with customers require consideration of whether the Company acts as either the principal or agent in the contracts, which includes subjective analysis of the level of control the Company maintains related to the contracts.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to evaluating the Company’s revenue and revenue recognition policy and related accounts included the following, among others:

●	Confirmation with contractors/agencies responsible for connecting the Company to customers.

●	Independent assessment of whether the Company’s conclusion that it maintains control in its revenue generating contracts is reasonable, and as such, gross presentation of revenue is appropriate.

●	Reviewed revenue from all sources on a monthly basis and inquired as to any activity that was not consistent with our expectations based on our understanding of the Company and its operations.

●	Performed analytical procedures of revenue and cash receipt activities surrounding year end to determine any unusual fluctuations that required further inquiry or substantiation.

●	Testing of a sample of revenue transactions during year, including transactions near year end, to determine the agreed-upon media was completed and released and recorded in the appropriate period.

We have served as the Company’s auditor since 2020. Spokane, Washington
March 29, 2022

F-42

Clubhouse Media Group, Inc.

Consolidated Balance Sheets

	As of December 31,	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$299,520	$37,774
Accounts receivable, net	243,381	213,422
Prepaid expense	449,954	–
Other current assets	–	219,000
Total current assets	992,855	470,196

Property and equipment, net	67,651	64,792
Intangibles	458,033	–
Total assets	$1,518,539	$534,988

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	1,620,661	$219,852
Deferred revenue	337,500	73,648
Convertible notes payable, net	5,761,479	19,493
Shares to be issued	1,047,885	87,029
Derivative liability	513,959	304,490
Due to related parties	-	–
Total current liabilities	9,281,484	704,512

Convertible notes payable, net - related party	1,386,919	–
Notes payable - related party	–	2,162,562
Total liabilities	10,668,403	2,867,074

Commitments and contingencies	–	–

Stockholders’ equity (deficit):
Preferred stock, par value $0.001, authorized 50,000,000 shares; 1 shares issued and outstanding at December 31, 2021 and December 31, 2020	–	–
Common stock, par value $0.001, authorized 500,000,000 shares; 97,785,107 and 92,682,632 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	97,785	92,682
Additional paid-in capital	15,656,425	152,953
Accumulated deficit	(24,904,074)	(2,577,721)
Total stockholders’ equity (deficit)	(9,149,864)	(2,332,086)
Total liabilities and stockholders’ equity (deficit)	$1,518,539	$534,988

See Accompanying Notes to Consolidated Financial Statements.

F-43

Clubhouse Media Group, Inc.

Consolidated Statements of Operations

	For the Year Ended December 31, 2021	For the period from January 2, 2020 (inception) to December 31, 2020

Total revenue, net	$4,253,765	$1,010,405
Cost of sales	3,470,862	579,855
Gross profit	782,903	430,550

Operating expenses:
Advertising expenses	118,697	27,810
Selling, general, and administrative	2,584,686	385,889
Salaries & wages	2,315,444	–
Professional and consultant fees	8,551,532	838,056
Production expenses	225,036	242,937
Impairment of goodwill	–	240,000
Rent expense	1,719,026	990,413
Total operating expenses	15,514,421	2,725,105

Operating loss	(14,731,518)	(2,294,555)

Other (income) expenses:
Interest expense, net	2,151,553	195,214
Amortization of debt discounts, net	5,932,883	26,993
Loss in extinguishment of debt - related party	297,138	-
Other (income) expense, net	162,093	(70)
Change in fair value of derivative liability	(1,029,530)	61,029
Total other (income) expenses	7,514,138	283,166

Loss before income taxes	(22,245,656)	(2,577,721)

Income tax (benefit) expense	-	-
Net loss	$(22,245,656)	$(2,577,721)

Basic and diluted weighted average shares outstanding	95,150,297	52,099,680

Basic and diluted net loss per share	$(0.23)	$(0.05)

See Accompanying Notes to Consolidated Financial Statements.

F-44

Clubhouse Media Group, Inc.

Consolidated Statements of Stockholder’s Equity (Deficit)

	Common Stock		Preferred Stock		Paid-In	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at January 2, 2020 (inception)	-	$-	-	$-	-	-	-
Shares outstanding as of the recapitalization	45,812,191	45,812	-	-	-	-	45,812
Shares issued in recapitalization	46,811,195	46,811	1	-	(92,323)	-	(45,512)
Stock compensation expense	30,231	30	-	-	73,552	-	73,582
Conversion of convertible debt	10,833	11	-	-	34,529	-	34,540
Shares issued to settle accounts payable	18,182	18	-	-	49,982	-	50,000
Imputed interest			-	-	87,213	-	87,213
Net loss	-	-	-	-	-	(2,577,721)	(2,577,721)
Balance at December 31, 2020	92,682,632	92,682	1	-	152,953	(2,577,721)	(2,332,086)

Shares issued for cash	1,011,720	1,012	-	-	962,049	-	963,061
Acquisition of Magiclytics	874,999	875	-	-	19,125	(80,697)	(60,697)
Stock compensation expense	1,577,079	1,578	-	-	6,054,913	-	6,056,491
Conversion of convertible debt	305,747	305	-	-	1,039,876	-	1,040,181
Shares issued to settle accounts payable	219,850	220	-	-	471,223	-	471,443
Imputed interest	-	-	-	-	15,920	-	15,920
Warrants issued with convertible debt	-	-	-	-	211,633	-	211,633
Warrants issued for stock compensation	-	-	-	-	15,797	-	15,797
Reclass of derivative liability on conversion	-	-	-	-	91,519	-	91,519
Shares issued as debt issuance costs for convertible notes payable	1,113,080	1,113	-	-	6,570,417	-	6,571,530
Beneficial conversion features	-	-	-	-	51,000	-	51,000
Net loss	-	-	-	-	-	(22,245,656)	(22,245,656)
Balance at December 31, 2021	97,785,107	$97,785	1	$-	$15,656,425	$(24,904,074)	$(9,149,864)

See Accompanying Notes to Consolidated Financial Statements.

F-45

Clubhouse Media Group, Inc.

Consolidated Statements of Cash Flow

	For the year ended December 31,	For the period from January 2, 2020 (Inception) to December 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(22,245,656)	$(2,577,721)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	41,833	14,945
Interest expense - amortization of debt discounts	5,932,883	26,993
Imputed interest	15,920	87,213
Stock compensation expense	7,033,145	160,611
Loss in extinguishment of debt - related party	297,138	–
Change in fair value of derivative liability	(1,029,530)	61,029
Loss in extinguishment of debt	163,466	–
Accretion expense - excess derivative liability	245,199	108,000
Impairment of intangibles assets	–	240,000
Net changes in operating assets & liabilities:
Accounts receivable	(29,959)	(213,422)
Prepaid expense, deposits and other current assets	(230,954)	(219,000)
Accounts payable, accrued liabilities, due to affiliates, and other long-term liabilities	1,836,156	343,801
Net cash used in operating activities	(7,970,359)	(1,967,551)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(33,900)	(79,737)
Purchases of intangible assets	(390,936)	–
Cash paid for Tongji public shell company	–	(240,000)
Cash received from acquisition of Magiclytics	76	–
Net cash used in investing activities	(424,760)	(319,737)

Cash flows from financing activities:
Shares issued for cash	963,061	-
Borrowings from related party note payable	244,803	2,162,562
Repayment to related party convertible note payable	(137,500)	-
Borrowings from convertible notes payable	8,041,501	162,500
Repayment to convertible notes payable	(455,000)
Net cash provided by financing activities	8,656,865	2,325,062

Net increase in cash and cash equivalents	261,746	37,774
Cash and cash equivalents at beginning of period	37,774	–
Cash and cash equivalents at end of period	$299,520	$37,774

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing Activities:
Warrants issued in connection with debt	$211,633	$-
Reclass of derivative liability to APIC	$91,519	$27,040
Shares issued for conversion from convertible note payable	$1,040,181	$7,500
Shares issued to settle accounts payable	$471,443	$50,000

See Accompanying Notes to Consolidated Financial Statements.

F-46

Clubhouse Media Group, Inc.

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

NOTE 1 - ORGANIZATION AND OPERATIONS

Clubhouse Media Group, Inc. (formerly known as Tongji Healthcare Group, Inc. or the “Company”) was incorporated under the laws of the State of Nevada on December 19, 2006 by Nanning Tongji Hospital, Inc. (“NTH”). On December 20, 2006, Tongji, Inc., a wholly owned subsidiary of the Company, was incorporated in the State of Colorado. Tongji, Inc. was later dissolved on March 25, 2011.

NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

NTH is a designated hospital for medical insurance in the city of Nanning and Guangxi province. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

On December 27, 2006, Tongji, Inc. acquired 100% of the equity in NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly owned subsidiary of Tongji, Inc. Pursuant to the Agreement and Plan of Merger, the Company issued 15,652,557 shares of common stock to the stockholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the stockholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital until the Company eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, the Company agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in NTH to Placer Petroleum Co., LLC. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co., LLC assuming all assets and liabilities of NTH as of December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered an Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to Nevada Revised Statutes (“NRS”) 78.347(1)(b), pursuant to which Mr. Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347.

On May 23, 2019, Mr. Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Mr. Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019.

On May 29, 2020, Mr. Arcaro, through his ownership of Algonquin Partners Inc. (“Algonquin”), owner 65% of the Company’s common stock, entered into a Stock Purchase Agreement by and among West of Hudson Group, Inc. (“WOHG”), the Company, Algonquin, and Mr. Arcaro. The Stock Purchase Agreement, as subsequently amended, is referred to herein as the “SPA.” Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company. Mr. Arcaro resigned from any and all officer and director positions with the Company.

On July 7, 2020, the Company increased the authorized capital stock of the Company to 550,000,000, comprised of 500,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001.

West of Hudson Group, Inc. (“WOHG”) was incorporated in the State of Delaware on May 19, 2020 and owned 100% of WOH Brands, LLC (“WOH”), Oopsie Daisy Swimwear, LLC (“Oopsie”), and DAK Brands, LLC (“DAK”), which were incorporated in the State of Delaware on May 13, 2020.

F-47

Doiyen LLC (“Doiyen”), formerly known as WHP Entertainment LLC was incorporated in the State of California on January 2, 2020 and renamed to Doiyen LLC in July 7, 2020 and Doiyen is 100% owned by WOHG.

The Company is an entertainment company engaged in the sale of own brand products, e-commerce platform advertising, and promotion for other companies on their social media accounts.

On November 12, 2020, the Company and WOHG entered into the Merger Agreement, and WOHG thereafter became a wholly owned subsidiary of the Company. WOHG was determined to be the accounting acquirer in the Merger based upon the terms of other factors, including: (1) the security holders owned approximately 50.54% of the Company’s issued and outstanding common stock as of immediately after the closing of the Merger. Following the completion of the Merger, the Company changed its name from Tongji Healthcare Group, Inc. to Clubhouse Media Group, Inc. The Merger was accounted for as a reverse-merger and recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. This was a common control transactions so all amounts were based on historical cost and no goodwill was recorded.

In September 2021, the Company launched its own subscription-based site HoneyDrip.com, which provides a digital space for creators to share unique content with their subscribers.

The Company has terminated all leases as of December 31, 2021 and focuses on brand deals, Honeydrip platform, and Magiclytics software.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

F-48

Reverse Merger Accounting

The Merger was accounted for as a reverse-merger and recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG since its inception on January 2, 2020. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG since its inception on January 2, 2020 to the closing date of the merger, and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. In conjunction with the Merger, WOHG received no cash and assumed no liabilities from Clubhouse Media Group, Inc. All members of the Company’s executive management are from WOHG.

Business Combination

The Company applies the provisions of the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, in accounting for its acquisitions. It requires the Company to recognize separately from goodwill the assets acquired and the liabilities assumed, at the acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the acquisition date fair values of the net assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable, its estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits.

Advertising

Advertising costs are expensed when incurred and are included in selling, general, and administrative expense in the accompanying consolidated statements of operations. We incurred advertising expenses of $118,697   and $27,810 for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to  December 31, 2020, respectively.

Accounts Receivable

The Company’s accounts receivable arises from providing services. The Company does not adjust its receivables for the effects of a significant financing component at contract inception if it expects to collect the receivables in one year or less from the time of sale. The Company does not expect to collect receivables greater than one year from the time of sale.

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Amounts determined to be uncollectible are charged or written-off against the reserve. As of December 31, 2021 and 2020, there were $0 and $0 for bad debt allowance for accounts receivable.

F-49

Property and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property, plant and equipment and are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Equipment	3 years

Lease

On January 2, 2020, the Company adopted ASC Topic 842, Leases, or ASC 842, using the modified retrospective transition method with a cumulative effect adjustment to accumulated deficit as of January 1, 2019, and accordingly, modified its policy on accounting for leases as stated below. As described under “Recently Adopted Accounting Pronouncements,” below, the primary impact of adopting ASC 842 for the Company was the recognition in the consolidated balance sheet of certain lease-related assets and liabilities for operating leases with terms longer than 12 months. The Company elected to use the short-term exception and does not record assets/liabilities for short term leases as of December 31, 2021 and 2020.

The Company’s leases primarily consist of facility leases which are classified as operating leases. The Company assesses whether an arrangement contains a lease at inception. The Company recognizes a lease liability to make contractual payments under all leases with terms greater than twelve months and a corresponding right-of-use asset, representing its right to use the underlying asset for the lease term. The lease liability is initially measured at the present value of the lease payments over the lease term using the collateralized incremental borrowing rate since the implicit rate is unknown. Options to extend or terminate a lease are included in the lease term when it is reasonably certain that the Company will exercise such an option. The right-of-use asset is initially measured as the contractual lease liability plus any initial direct costs and prepaid lease payments made, less any lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Leased right-of-use assets are subject to impairment testing as a long-lived asset at the asset-group level. The Company monitors its long-lived assets for indicators of impairment. As the Company’s leased right-of-use assets primarily relate to facility leases, early abandonment of all or part of facility as part of a restructuring plan is typically an indicator of impairment. If impairment indicators are present, the Company tests whether the carrying amount of the leased right-of-use asset is recoverable including consideration of sublease income, and if not recoverable, measures impairment loss for the right-of-use asset or asset group.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation. The Company recognized revenue from providing temporary and permanent staffing solutions and sale of consumer products.

F-50

Managed Services Revenue

The Company generates revenue from its managed services when a marketer (typically a brand, agency or partner) pays the Company to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”).

The Company maintains separate arrangements with each marketer and content creator either in the form of a master agreement or terms of service, which specify the terms of the relationship and access to its platforms, or by statement of work, which specifies the price and the services to be performed, along with other terms. The transaction price is determined based on the fixed fee stated in the statement of work and does not contain variable consideration. Marketers who contract with the Company to manage their advertising campaigns or custom content requests may prepay for services or request credit terms. The agreement typically provides for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by the customer prior to completion of services. Billings in advance of completed services are recorded as a contract liability until earned. The Company assesses collectability   based on a number of factors, including the creditworthiness of the customer and payment and transaction history.

For Managed Services Revenue, the Company enters into an agreement to provide services that may include multiple distinct performance obligations in the form of: (i) an integrated marketing campaign to provide influencer marketing services, which may include the provision of blogs, tweets, photos or videos shared through social network offerings and content promotion, such as click-through advertisements appearing in websites and social media channels; and (ii) custom content items, such as a research or news article, informational material or videos. Marketers typically purchase influencer marketing services for the purpose of providing public awareness or advertising buzz regarding the marketer’s brand and they purchase custom content for internal and external use. The Company may provide one type or a combination of all types of these performance obligations on a statement of work for a lump sum fee. Revenue is accounted for when the performance obligation has been satisfied depending on the type of service provided. The Company views its obligation to deliver influencer marketing services, including management services, as a single performance obligation that is satisfied at the time the customer receives the benefits from the services.

Based on the Company’s evaluations, revenue from Managed Services is reported on a gross basis because the Company has the primary obligation to fulfill the performance obligations and it creates, reviews and controls the services. The Company takes on the risk of payment to any third-party creators and it establishes the contract price directly with its customers based on the services requested in the statement of work. The contract liabilities as of December 31, 2021 and 2020 were $337,500 and $73,648   , respectively.

Subscription-Based Revenue

The Company recognizes subscription-based revenue through Honeydrip.com, its social media website, which allows customers to visit the creator’s personal page over the contract period without taking possession of the products or deliverables. Customers incur costs on either a subscription or consumption basis. Revenue provided on a subscription basis is recognized ratably over the contract period and revenue provided on a consumption basis is recognized when the subscriber paid and received their access to the content. The Company reported the subscription-based revenue at net basis since the Company is acting as an agent solely arranging for the third-party creator or influencer to provide the services directly to the self-service customer through the platform or by posting the requested content.

Software Development Costs

We apply ASC 350-40, Intangibles—Goodwill and Other—Internal Use Software, in review of certain system projects. These system projects generally relate to software we do not intend to sell or otherwise market. In addition, we apply this guidance to our review of development projects related to software used exclusively for our SaaS subscription offerings. In these reviews, all costs incurred during the preliminary project stages are expensed as incurred. Once the projects have been committed to and it is probable that the projects will meet functional requirements, costs are capitalized. These capitalized software costs are amortized on a project-by-project basis over the expected economic life of the underlying product on a straight-line basis, which is five years. Amortization commences when the software is available for its intended use. Amounts capitalized related to development of internal use software are included in property and equipment, net, on our Consolidated Balance sheets and related depreciation is recorded as a component of amortization of intangible assets and depreciation in our consolidated statements of operations. During the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, we capitalized approximately $390,936   and $0, respectively, related to internal use software and recorded $10,791   and $0 in related amortization expense, respectively. Unamortized costs of capitalized internal use software totaled $458,033 and $0 as of December 31, 2021 and 2020, respectively.

F-51

Goodwill Impairment

We test goodwill at least annually for impairment at the reporting unit level. We recognize an impairment charge if the carrying amount of a reporting unit exceeds its fair value. When a portion of a reporting unit is disposed, goodwill is allocated to the gain or loss on disposition based on the relative fair values of the business or businesses disposed and the portion of the reporting unit that will be retained.

For other intangible assets that are not deemed indefinite-lived, cost is generally amortized on a straight-line basis over the asset’s estimated economic life, except for individually significant customer-related intangible assets that are amortized in relation to total related sales. Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. In these circumstances, they are tested for impairment based on undiscounted cash flows and, if impaired, written down to estimated fair value based on either discounted cash flows or appraised values. The Company impaired $0 and $240,000 of goodwill for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, respectively.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of and for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, there were no impairment loss of its long-lived assets.

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations and comprehensive income (loss) as income tax expense.

F-52

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates it is probable a material loss was incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Basic Income (Loss) Per Share

Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. Potential common shares consist of the convertible promissory notes payable as of December 31, 2021 and December 31, 2020. As of December 31, 2021 and December 31, 2020, there were approximately 8,936,529 and 127,922 potential shares issuable upon conversion of convertible notes payable As of December 31, 2021 and December 31, 2020, there were approximately 165,077 and 0 potential shares issuable upon conversion of warrants.

The table below presents the computation of basic and diluted earnings per share for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020:

	For the year ended December 31, 2021	For the period from January 2, 2020 (inception) to December 31, 2020
Numerator:
Net loss	$(22,245,656)	$(2,577,721)
Denominator:
Weighted average common shares outstanding—basic	95,150,297	52,099,680
Dilutive common stock equivalents	-	-
Weighted average common shares outstanding—diluted	95,150,297	52,099,680
Net loss per share:
Basic	$(0.23)	$(0.05)
Diluted	$(0.23)	$(0.05)

F-53

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The Tinderblog and Reinman Agency accounted for 59% and 0% of the Company’s sales for the year ended December 31, 2021 and 2020, respectively. Accounts receivable from this one customer was $125,000 and $0 as of December 31, 2021 and 2020, respectively.

Stock based Compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award) under ASC 718. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurement defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, Fair Value Measurements and Disclosures. ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash, accounts receivable, accounts payable, and accrued expenses and deferred revenue – The carrying amounts reported in the consolidated balance sheets for these items are a reasonable estimate of fair value due to their short term nature.

Convertible notes payable – Convertible promissory notes payable are recorded at amortized cost. The carrying amount approximates their fair value.

The Company uses Level 3 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using the binomial option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The following table presents the Company’s assets and liabilities required to be reflected within the fair value hierarchy as of December 31 30, 2021 and December 31, 2020.

	Fair Value As of	Fair Value Measurements at
	December 31,	December 31, 2021
Description	2021	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Derivative liability	$513,959	$-	$-	$513,959

Total	$513,959	$-	$-	$513,959

F-54

	Fair Value As of	Fair Value Measurements at
	December 31,	December 31, 2020
Description	2020	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Derivative liability	$304,490	$-	$-	$304,490

Total	$304,490	$-	$-	$304,490

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under other (income) expense.

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives under ASC 815. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates  . The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Beneficial Conversion Features

If a conversion features did not meet the definition of derivative liability under ASC 815, the Company evaluates the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note. If the effective conversion price was less than the market value of underlying common stock at the inception of the convertible promissory note, the Company recorded the difference as debt discounts and amortized over the life of the notes using the effective interest method.

Related Parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 related parties include:

a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825– 10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including those interim periods within those fiscal years. We do not expect the adoption of this guidance have a material impact on its consolidated financial statements.

On October 1, 2020, we early adopted ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance was effective beginning January 1, 2021, with early adoption permitted. The adoption of this new standard did not have a material impact on our consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This guidance will be effective for us in the first quarter of 2022 on a full or modified retrospective basis, with early adoption permitted. The Company is currently evaluating the timing, method of adoption and overall impact of this standard on its consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $22,245,656 for the year ended December 31, 2021, negative working capital of $8,288,629 as of December 31, 2021, and stockholder’s deficit of $9,149,864. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – BUSINESS COMBINATIONS

Acquisition of Magiclytics

On February 3, 2021, the Company entered into an Amended and Restated Share Exchange Agreement (the “A&R Share Exchange Agreement”) by and between the Company, Digital Influence Inc., a Wyoming corporation doing business as Magiclytics (“Magiclytics”), each of the shareholders of Magiclytics (the “Magiclytics Shareholders”) and Christian Young, as the representative of the Magiclytics Shareholders (the “Shareholders’ Representative”). Christian Young is the President, Secretary, and a Director of the Company, and is also an officer, director, and significant shareholder of Magiclytics.

The A&R Share Exchange Agreement amended and restated in its entirety the previous Share Exchange Agreement between the same parties, which was executed on December 3, 2020. The A&R Share Exchange Agreement replaces the Share Exchange Agreement in its entirety.

On February 3, 2021 (the “Magiclytics Closing Date”), the parties closed on the transactions contemplated in the A&R Share Exchange Agreement, and the Company agreed to issue 734,689 shares of Company common stock to the Magiclytics Shareholders in exchange for all 5,000 Magiclytics Shares (the “Magiclytics Closing”). On February 3, 2021, pursuant to the closing of the Share Exchange Agreement, we acquired Magiclytics, and Magiclytics thereafter became our wholly owned subsidiary.

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At the Magiclytics Closing, we agreed to issue to Christian Young and Wilfred Man each 330,610 shares of Company Common Stock, representing 45% each, or 90% in total of the Company common stock which we agreed to issue to the Magiclytics Shareholders at the Magiclytics Closing.

The number of shares of the Company common stock issued at the Magiclytics Closing was based on the fair market value of the Company common stock as initially agreed to by the parties, which is $4.76 per share (the “Base Value”). The fair market value was determined based on the volume weighted average closing price of the Company common stock for the twenty (20) trading day period immediately prior to the Magiclytics,. In the event that the initial public offering price per share of the Company common stock in this Offering pursuant to Regulation A is less than the Base Value, then within three (3) business days of the qualification by the SEC of the Offering Statement forming part of this offering circular, the Company will issue to the Magiclytics Shareholders a number of additional shares of Company common stock equal to:

(1)	$3,500,000 divided by the initial public offering price per share of the Company common stock in this Offering pursuant to Regulation A, minus;
(2)	734,689

The resulting number of shares of the Company common stock pursuant to the above calculation will be referred to as the “Additional Shares”, and such Additional Shares will also be issued to the Magiclytics Shareholders pro rata based on their respective ownership of Magiclytics Shares. The Company issued additional 140,311 shares in November 2021 based on the offering price of $4 in the Regulation A offering.

(iv)	Upon the first to occur of (i) Magiclytics actually receiving an additional $500,000 in gross revenue following the Tranche 3 Satisfaction Date; and (ii) Magiclytics having conducted an additional 1,250 Campaigns (subject to certain conditions) following the Tranche 3 Satisfaction Date, the Company will issue to Mr. Young a number of shares of Company Common Stock equal to (i) $393,750, divided by (ii) the VWAP as of the date that the earlier of clause (i) and clause (ii) above have occurred (the “Tranche 4 Satisfaction Date”).

Following the Tranche 4 Satisfaction Date, at the end of each 12 month period following such date while the Consulting Agreement is still in effect, the Company will issue to Mr. Young a number of shares of Company Common Stock equal to (i) 4.5% of the Net Income (as defined below) of Magiclytics during such 12 month period divided by (ii) the VWAP as of the last date of such 12 month period. (For purposes of the Consulting Agreement, “Net Income” means the net income of Magiclytics for the applicable period, as determined in accordance with generally accepted accounting principles in the United States, consistently applied, as determined by the Company’s accountants).

Immediately prior to closing of the Agreement, Chris Young is the President and Director of the Company, and was the Chief Executive Officer, a Director, and a principal shareholder of 45% of outstanding capital stock of Magiclytics at the time of the share exchange. As a result of the common ownership upon closing of the transaction, the acquisition was considered a common-control transaction and was outside the scope of the business combination guidance in ASC 805-10. The entities are deemed to be under common control as of February 27, 2018, which was the date that the majority shareholder acquired control of the Company and, therefore, held control over both companies. The Company recorded the consideration issued to purchase Magiclytics based on the carrying value of the net assets received and $97,761 related party payables assumed per the acquisition agreement as of February 3, 2021 of $(60,697). The financial statements as of December 31, 2021 were adjusted as if the acquisition happened at the beginning of the year as of January 1, 2021.

Acquisition Consideration

The following table summarizes the carrying value of purchase price consideration to acquire Magiclytics:

Description	Amount
Carrying value of purchase consideration:
Common stock issued	$(60,697)
Total purchase price	$(60,697)

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Purchase Price Allocation

The following is an allocation of purchase price as of the February 3, 2021 acquisition closing date based upon an estimate of the carrying value of the assets acquired and the liabilities assumed by the Company in the acquisition (in thousands):

Description	Amount
Purchase price allocation:
Cash	$76
Intangibles	77,889
Related party payable	(97,761)
AP and accrued liabilities	(40,901)
Identifiable net assets acquired	(60,697)
Total purchase price	$(60,697)

NOTE 5 – PREPAID EXPENSE

As of December 31, 2021 and 2020, the Company has prepaid expense of $449,954 and $0, respectively. The prepaid expense mainly consisted of commissions prepaid to influencers of $295,000 and prepaid stock compensation to consultants and employees of $154,954.

NOTE 6 – PROPERTY AND EQUIPMENT

Fixed assets, net consisted of the following:

	December 31, 2021	December 31, 2020	Estimated Useful Life

Equipment	$113,638	$79,737	3 years
Less: accumulated depreciation and amortization	(45,987)	(14,945)
Property, plant, and equipment, net	$67,651	$64,792

Depreciation expense were $31,042 and $14,945 for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to  December 31, 2020, respectively.

NOTE 7 – INTANGIBLES

As of December 31, 2021 and 2020, the Company has intangible assets of $468,824 and $0 from and after the acquisition of Magiclytics in February 2021. It is a platform that internally developed for revenue prediction from influencer collaboration and our digital platform Honeydrip.com.

The following table sets forth the Company’s finite-lived intangible assets resulting from business acquisitions and other purchases, which continue to be amortized:

	Weighted Average	December 31, 2021			December 31, 2020
	Useful Life (in Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
Developed technology -Honeydrip	5	$184,058	$10,791	$173,267	$-	$-	$-
Developed technology - Magiclytics	-	284,766	-	284,766	-	-	-
		$468,824	$10,791	$458,033	$-	$-	$-

Amortization expense were $10,791   and $0 for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to   December 31, 2020, respectively

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NOTE 8 – OTHER ASSETS

As of December 31, 2021 and December 31, 2020, other assets consist of security deposit of $0 and $219,000 for operating leases, respectively. The Company has terminated all leases as of December 31, 2021.

NOTE 9 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accrued liabilities at December 31, 2021 and 2020 consist of the following:

	2021	2020
Accounts payable	$429,160	$146,450
Accrued payroll	520,000	-
Accrued interest	550,285	-
Other	121,216	73,402
	$1,620,661	$219,852

NOTE 10 – CONVERTIBLE NOTES PAYABLE

Convertible Promissory Note – Scott Hoey

On September 10, 2020, the Company entered into a note purchase agreement with Scott Hoey, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Hoey the aggregate principal amount of $7,500 for a purchase price of $7,500 (“Hoey Note”).

The Hoey Note had a maturity date of September 10, 2022 and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Hoey Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Hoey had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price (“VWAP”) during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On December 8, 2020, the Company issued to Mr. Hoey 10,833 shares of Company common stock upon the conversion of the $7,500 convertible promissory note issued to Mr. Hoey at a conversion price of $0.69 per share.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Hoey Note as of December 31, 2021 and 2020 was $0 and $0, respectively.

Convertible Promissory Note – Cary Niu

On September 18, 2020, the Company entered into a note purchase agreement with Cary Niu, pursuant to which, on same date, the Company issued a convertible promissory note to Ms. Niu the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Niu Note”).

The Niu Note has a maturity date of September 18, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Niu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Ms. Niu will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 30% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

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Since the conversion price is based on 30% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Niu Note as of December 31, 2021 and 2020 was $50,000 and $50,000, respectively.

Convertible Promissory Note – Jesus Galen

On October 6, 2020, the Company entered into a note purchase agreement with Jesus Galen, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Galen the aggregate principal amount of $30,000 for a purchase price of $30,000 (“Galen Note”).

The Galen Note has a maturity date of October 6, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Galen Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Galen will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The balance of the Galen Note as of December 31, 2021 and 2020 was $30,000 and $30,000, respectively.

Convertible Promissory Note – Darren Huynh

On October 6, 2020, the Company entered into a note purchase agreement with Darren Huynh, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Huynh the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Huynh Note”).

The Huynh Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Huynh Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Huynh will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

On December 20, 2021, the Company received conversion notice to issue to Mr. Huyng 375,601 shares of Company common stock upon the conversion of the $50,000 principal of his convertible promissory note and $4,789 accrued interest at a conversion price of $0.15 per share   The shares have not been issued as of December 31, 2021 and subsequently issued in January 2022.

The balance of the Huynh Note as of December 31, 2021 and 2020 was $0 and $50,000, respectively.

Convertible Promissory Note – Wayne Wong

On October 6, 2020, the Company entered into a note purchase agreement with Wayne Wong, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Wong the aggregate principal amount of $25,000 for a purchase price of $25,000 (“Wong Note”).

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The Wong Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Wong Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Wong will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

On November 8, 2021, the Company issued to Mr. Wong 47,478 shares of Company common stock upon the conversion of the $25,000 principal of his convertible promissory note and $2,181 accrued interest at a conversion price of $0.57 per share

The balance of the Wong Note as of December 31, 2021 and 2020 was $0 and $25,000, respectively.

Convertible Promissory Note – Matthew Singer

On January 3, 2021, the Company entered into a note purchase agreement with Matthew Singer, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Singer the aggregate principal amount of $13,000 for a purchase price of $13,000 (“Singer Note”).

The Singer Note had a maturity date of January 3, 2023, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Singer Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Singer had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 70% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 70% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

On January 26, 2021, the Company issued to Matthew Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer in the principal amount of $13,000 on January 3, 2021 at a conversion price of $1.59 per share.

The balance of the Singer Note as of December 31, 2021 and 2020 was $0 and $0, respectively.

Convertible Promissory Note – ProActive Capital SPV I, LLC

On January 20, 2021, the Company entered into a securities purchase agreement (the “ProActive Capital SPA”) with ProActive Capital SPV I, LLC, a Delaware limited liability company (“ProActive Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to ProActive Capital the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Capital Note”), and in connection therewith, sold to ProActive Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed ProActive Capital the sum of $10,000 for ProActive Capital’s costs in completing the transaction, which amount ProActive Capital withheld from the total purchase price paid to the Company.

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The ProActive Capital Note has a maturity date of January 20, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the ProActive Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The ProActive Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at ProActive Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by ProActive Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $25,000 original issue discounts, the fair value of 50,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $217,024.

The balance of the ProActive Capital Note as of December 31, 2021 and 2020 was $250,000 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #1

On January 25, 2021, the Company entered into a securities purchase agreement (the “GS Capital #1”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to GS Capital the aggregate principal amount of $288,889 for a purchase price of $260,000, reflecting a $28,889 original issue discount (the “GS Capital Note”), and in connection therewith, sold to GS Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of January 25, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $28,889 original issue discounts, the fair value of 50,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $288,889.

The entire principal balance and interest were converted into 107,301 common shares in the quarter ended June 30, 2021. The balance of the GS Capital #1 as of December 31, 2021 and December 31, 2020 was $0 and $0, respectively.    The Company signed the restructuring agreement below to return the shares for the new GS note #1, as if the initial conversion had not occurred.

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Convertible Promissory Note – New GS Note #1

On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to replacement GS Capital #1 as disclosed above. GS Capital sold to the Company, and the Company redeemed from GS Capital, the 107,301 Converted Shares, and in exchange therefor, the Company issued to GS Capital a new convertible promissory note in the aggregate principal amount of $300,445 (the “New GS Note #1”).

The New GS Note #1 has a maturity date of May 31, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the Maturity Date, other than as specifically set forth in the Note, and there is no prepayment penalty.

The New GS Note #1 provides GS Capital with conversion rights to convert all or any part of the outstanding and unpaid principal amount of the New Note from time to time into fully paid and non-assessable shares of the Company’s common stock, at a conversion price of $1.00, subject to adjustment as provided in the New Note and subject to a 9.99% equity blocker.

The New GS Note #1 contains customary events of default, including, but not limited to, failure to pay principal or interest on the New Note when due. If an event of default occurs and continues uncured, GS Capital may declare all or any portion of the then outstanding principal amount of the New Note, together with all accrued and unpaid interest thereon, due and payable, and the New Note will thereupon become immediately due and payable.

The balance of the New GS Note #1 as of December 31, 2021 and 2020 was $300,445 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #2

On February 19, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #2”), pursuant to which, on same date, the Company issued a convertible promissory note (the “GS Capital #2 Note”) to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital #2 Note has a maturity date of February 19, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital #2 Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital #2 Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the Securities and Exchange Commission (“SEC”) qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended (the “Regulation A Offering”). At such time, the GS Capital #2 Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $57,778 original issue discounts, the fair value of 100,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $577,778.

GS Capital converted $96,484 and $3,515 accrued interest in the quarter ended June 30, 2021.The balance of the GS Capital #2 Note as of September 30, 2021 and December 31, 2020 was $481,294 and $0, respectively. The shares have not been issued as of September 30, 2021.

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On November 26, 2021, the Company entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC to cancel the conversion exercised in the quarter ended June 30, 2021. The balance of the GS Capital #2 Note as of December 31, 2021 and 2020 was $577,778 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #3

On March 16, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #3”), pursuant to which, on same date, the Company issued a convertible promissory note (the “GS Capital #3 Note”) to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital #3 Note has a maturity date of March 22, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital #3 Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital #3 Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned Regulation A Offering. At such time, the GS Capital #3 Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $57,778 original issue discounts, the fair value of 100,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $577,778.

The balance of the GS Capital #3 Note as of December 31, 2021 and 2020 was $577,778 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #4

On April 1, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #4”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount, and in connection therewith, sold to GS Capital 45,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $45, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note #4 has a maturity date of April 1, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #4, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note #4 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned Regulation A Offering. At such time, the GS Capital Note #4 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

F-64

The $50,000 original issue discounts, the fair value of 45,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

The balance of the GS Capital Note #4 as of December 31, 2021 and 2020 were $550,000 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #5

On April 29, 2021, Clubhouse Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GS Capital, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “GS Capital Note #5”) and, in connection therewith, sold to GS Capital 125,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $125, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The April 2021 GS Capital Note #5 has a maturity date of April 29, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #5, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note #5 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company’s Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned Regulation A Offering. At such time, the GS Capital Note #5 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $50,000 original issue discounts, the fair value of 125,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

The balance of the GS Capital Note #5 as of December 31, 2021 and   2020 was $550,000 and $0, respectively.

Convertible Promissory Note – GS Capital Partners #6

On June 3, 2021, Clubhouse Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GS Capital, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “GS Capital Note #6”) and, in connection therewith, sold to GS Capital 85,000 shares of the Company’s Common Stock at a purchase price of $85, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note #6 has a maturity date of June 3, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #6, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note #6 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company’s Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned Regulation A Offering. At such time, the GS Capital Note #6 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

F-65

The $50,000 original issue discounts, the fair value of 85,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

The balance of the GS Capital Note #6 as of December 31, 2021 and 2020 was $550,000 and $0, respectively.

Convertible Promissory Note – Tiger Trout Capital Puerto Rico

On January 29, 2021, the Company entered into a securities purchase agreement (the “Tiger Trout SPA”) with Tiger Trout Capital Puerto Rico, LLC, a Puerto Rico limited liability company (“Tiger Trout”), pursuant to which, on same, date, the Company (i) issued a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 original issue discount (the “Tiger Trout Note”), and (ii) sold to Tiger Trout 220,000 shares Company common stock for a purchase price of $220.00.

The Tiger Trout Note has a maturity date of January 29, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Tiger Trout Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty, provided however, that if the Company does not pay the principal amount and any accrued and unpaid interest by July 2, 2021, an additional $50,000 is required to be paid to Tiger Trout at the time the Tiger Trout Note is repaid, if the Company repays the Tiger Trout Note prior to its maturity date.

If the principal amount and any accrued and unpaid interest under the Tiger Trout Note has not been repaid on or before the maturity date, that will be an event of default under the Tiger Trout Note. If an event of default has occurred and is continuing, Tiger Trout may declare all or any portion of the then-outstanding principal amount and any accrued and unpaid interest under the Tiger Trout Note (the “Indebtedness”) due and payable, and the Indebtedness will become immediately due and payable in cash by the Company. Further, Tiger Trout will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of $0.50 per share, subject to customary adjustments for stock splits, etc. occurring after the issuance date. The Tiger Trout Note contains a customary beneficial ownership limitation of 9.99%, which may be waived by Tiger Trout on 61 days’ notice to the Company.

The $440,000 original issue discounts, the fair value of 220,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $1,540,000.

The balance of the Tiger Trout Note as of December 31, 2021 and December 31, 2020 was $1,590,000 and $0, respectively.

Convertible Promissory Note – Eagle Equities LLC

On April 13, 2021, the Company entered into a securities purchase agreement (the “Eagle SPA”) with Eagle Equities LLC (“Eagle Equities”), pursuant to which, on same date, the Company issued a convertible promissory note to Eagle Equities in the aggregate principal amount of $1,100,000 for a purchase price of $1,000,000, reflecting a $100,000 original issue discount (the “Eagle Equities Note”), and, in connection therewith, sold to Eagle Equities 165,000 shares of Company Common Stock at a purchase price of $165.00, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed Eagle Equities the sum of $10,000 for Eagle Equities’ costs in completing the transaction, which amount Eagle Equities withheld from the total purchase price paid to the Company.

The Eagle Equities Note has a maturity date of April 13, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than upon the circumstances set forth in the Eagle Equities Note – specifically, if (i) the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended; and (ii) the Company receives $3,500,000 in net proceeds from such Regulation A Offering, then Company must repay the principal amount and any accrued and unpaid interest on the Eagle Equities Note within three (3) business days from the date of such occurrence. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

F-66

The Eagle Equities Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at Eagle Equities’ election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by Eagle Equities on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price. Alternatively, if the SEC has not qualified the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933 by October 10, 2021, and Eagle Equities Note has not yet been fully repaid, then Eagle Equities will have the right to convert the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) into restricted shares of Company Common Stock at a conversion price of $6.50 per share (subject to customary adjustments for any stock splits, etc. which occur following the April 13, 2021).

The $100,000 original issue discounts, the fair value of 165,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $1,100,000.

The balance of the Eagle Equities Note as of December 31, 2021 and 2020 was $1,100,000 and $0, respectively.

Convertible Promissory Note – Labrys Fund, LP

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. In addition, the Company issued 125,000 shares of its common stock to Labrys as a commitment fee pursuant to the Labrys SPA. Pursuant to the terms of the Labrys Note, the Company agreed to pay to $1,000,000 (the “Principal Sum”) to Labrys and to pay interest on the principal balance at the rate of 10% per annum. The Labrys Note carries an original issue discount (“OID”) of $100,000. Accordingly, on the Closing Date (as defined in the Labrys SPA), Labrys paid the purchase price of $900,000 in exchange for the Labrys Note. Labrys may convert the Labrys Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Labrys Note) at any time at a conversion price equal to $10.00 per share.

The Company may prepay the Labrys Note at any time prior to the date that an Event of Default (as defined in the Labrys Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Labrys Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Labrys Note or Labrys SPA.

Upon the occurrence of any Event of Default, the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

The $100,000 original issue discounts, the fair value of 125,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $1,000,000.

For the nine months ended September 30, 2021, the Company paid $455,000 cash to reduce the balance of the convertible promissory note from Labrys Fund, LP. The balance of the Labrys Note as of December 31, 2021 and 2020 was $545,000 and $0, respectively.

F-67

Convertible Promissory Note – Chris Etherington

On August 27, 2021, the Company entered into a note purchase agreement (the “Chris Etherington Note Purchase Agreement”) with Chris Etherington, an individual (“Chris Etherington”), with an effective date of August 26, 2021, pursuant to which, on same date, the Company issued a convertible promissory note to Chris Etherington in the aggregate principal amount of $165,000 for a purchase price of $150,000, reflecting a $15,000 original issue discount (the “Chris Etherington Note”) and, in connection therewith, issued to Chris Etherington a Warrant to purchase 37,500 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at an exercise price of $2.00 per share, subject to adjustment (the “Chris Etherington Warrant”). In addition, in connection with the Chris Etherington Note Purchase Agreement, the Company entered into a Security Agreement on same date with Chris Etherington, pursuant to which the Company’s obligations under the Chris Etherington Note were secured by a first priority lien and security interest on all of the assets of the Company (the “Chris Etherington Security Agreement”). While each of the Chris Etherington Warrant, Security Agreement, Note, and Note Purchase Agreement have an effective date and/or effective issue date of August 26, 2021, each was entered into and/or issued on August 27, 2021.

The Chris Etherington Note has a maturity date of August 26, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note #6, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Chris Etherington Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at any time following August 26, 2021 until the note is repaid. The conversion price per share of Common Stock shall initially mean the lesser of (i) $1.00 or (ii) 75% of the lowest daily volume weighted average price of the Common Stock during the twenty (20) Trading Days (as defined in the Chris Etherington Note) immediately preceding the date of the respective conversion. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The $15,000 original issue discounts, the fair value of 37,500 warrants issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $165,000. For the excess amount of derivative liability, the Company recorded accretion expense of $160,538 at the inception date of this note.

The balance of the Chris Etherington Note as of December 31, 2021 and 2020 was $165,000 and $0, respectively.

Convertible Promissory Note – Rui Wu

On August 27, 2021, the Company entered into a note purchase agreement (the “Rui Wu Note Purchase Agreement”) with Rui Wu, an individual (“Rui Wu”), with an effective date of August 26, 2021, pursuant to which, on same date, the Company issued a convertible promissory note to Rui Wu in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “Rui Wu Note”) and, in connection therewith, issued to Rui Wu a Warrant to purchase 125,000 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at an exercise price of $2.00 per share, subject to adjustment (the “Rui Wu Warrant”). In addition, in connection with the Rui Wu Note Purchase Agreement, the Company entered into a Security Agreement on same date with Rui Wu, pursuant to which the Company’s obligations under the Rui Wu Note were secured by a first priority lien and security interest on all of the assets of the Company (the “Rui Wui Security Agreement”). While each of the Rui Wu Warrant, Security Agreement, Note, and Note Purchase Agreement have an effective date and/or effective issue date of August 26, 2021, each was entered into and/or issued on August 27, 2021.

The Rui Wu Note has a maturity date of August 26, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Rui Wu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

F-68

The Rui Wu Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at any time following August 26, 2021 until the note is repaid. The conversion price per share of Common Stock shall initially mean the lesser of (i) $1.00 or (ii) 75% of the lowest daily volume weighted average price of the Common Stock during the twenty (20) Trading Days (as defined in the Rui Wu Note) immediately preceding the date of the respective conversion. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

If an event of default has occurred and is continuing, Rui Wu may declare all or any portion of the then-outstanding principal amount of the Rui Wu Note, together with all accrued and unpaid interest thereon, due and payable, and the Rui Wu Note shall thereupon become immediately due and payable in cash and Rui Wu will also have the right to pursue any other remedies that Rui Wu may have under applicable law. In the event that any amount due under the Rui Wu Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The $50,000 original issue discounts, the fair value of 125,000 warrants issued, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000. For the excess amount of derivative liability, the Company recorded accretion expense of $514,850 at the inception date of this note.

The balance of the Riu Wu Note as of December 31, 2021 and 2020 was $550,000 and $0, respectively.

Convertible Promissory Note – Sixth Street Lending #1

On November 18, 2021, the Company entered into a securities purchase agreement (the “Sixth Street #1 Securities Purchase Agreement”) with Sixth Street Lending LLC (“Sixth Street”), pursuant to which, on the same date, the Company issued a convertible promissory note to Sixth Street in the aggregate principal amount of $224,000 for a purchase price of $203,750, reflecting a $20,250 original issue discount (the “Sixth Street #1 Note”). At closing, the Company reimbursed Sixth Street the sum of $3,750 for Sixth Street’s costs in completing the transaction.

The Sixth Street #1 Note has a maturity date of November 18, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the Maturity Date, other than as specifically set forth in the Note. The Company may not prepay the Note prior to the Maturity Date, other than by way of a conversion initiated by Sixth Street.

The Sixth Street #1 Note provides Sixth Street with conversion rights to convert all or any part of the outstanding and unpaid principal amount of the Note from time to time into fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 (“Common Stock”). Conversion rights are exercisable at any time during the period beginning on May 17, 2022 (180 days from when the Note was issued) and ending on the later of (i) the Maturity Date and (ii) the date of payment of the amounts due upon an uncured event of default. Any principal that Sixth Street elects to convert will convert at the Conversion Price, which is a Common Stock per share price equal to the lesser of a Variable Conversion Price and $1.00. The Variable Conversion Price is 75% of the Market Price, which is the lowest dollar volume-weighted average sale price (“VWAP”) during the 20-trading day period ending on the trading day immediately preceding the conversion date. VWAP is based on trading prices on the principal market for Company Common Stock or, if none, OTC. Currently, the Common Stock trades OTC. In no event is Sixth Street entitle to convert any portion of the Sixth Street #1 Note upon which conversion Sixth Street and its affiliates would beneficially own more than 4.99% of the outstanding shares of Company Common Stock.

The Sixth Street #1 Note contains customary events of default, including, but not limited to: (1) failure to pay principal or interest on the Note when due; (2) failure to issue and transfer Common Stock upon exercise of Sixth Street of its conversion rights; (3) an uncured breach of any of the Company’s other material obligations contained in the Note; and (4) the Company’s breach of any representation or warranty in the Securities Purchase Agreement or other related agreements.

F-69

If an event of default occurs and continues uncured, the Sixth Street #1 Note becomes immediately due and payable. If an event of default occurs because the Company fails to issue shares of Common Stock to Sixth Street within three business days of receiving a notice of conversion from Sixth Street, the Company shall pay an amount equal to 200% of the Default Amount (defined below) in full satisfaction of the Company’s obligations under the Note. If an event of default occurs for any other reason that continues uncured (except in the case of appointment of a receiver, bankruptcy, liquidation, or a similar default), the Company shall pay an amount equal to 150% of the Default Amount (defined below) in full satisfaction of the Company’s obligations under the Sixth Street #1 Note.

The “Default Amount” is equal to the sum of (a) accrued and unpaid interest on the principal amount of the Note to the date of payment plus (b) default interest, which is calculated based on a rate of 22% per year (inclusive of the 10% interest per year that would be due absent an event of default), plus (c) certain other amounts that may be owed under the Note.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The $20,250 original issue discounts, the $3,750 reimbursement, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $173,894.

The balance of the Sixth Street #1 note as of December 31, 2021 and 2020 was $224,000 and $0, respectively.

Convertible Promissory Note – Sixth Street Lending #2

On December 9, 2021, the Company entered into a Securities Purchase Agreement, (the “Sixth Street #2 purchase agreement”) dated December 9, 2021, by and between the Company and Sixth Street Lending LLC (the “Buyer”). Pursuant to the terms of the SPA, the Company agreed to issue and sell, and the Buyer agreed to purchase (the “Purchase”), a convertible note in the aggregate principal amount of $93,500 (the “Sixth Street #2 Note”). The Sixth Street #2 Note has an original issue discount of $8,500, resulting in gross proceeds to the Company of $85,000.

The Sixth Street #2 Note bears interest at a rate of 10% per annum and matures on December 9, 2022. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 22% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following December 9, 2021 and ending on the later of (i) December 9, 2022, and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Sixth Street #2 Note equals the lesser of the Variable Conversion Price (as hereinafter defined) and $1.00. The “Variable Conversion Price” means 75% multiplied by the lowest VWAP (as defined in the Note) for the Company’s common stock during the 20 trading date period ending on the latest complete trading day prior to the conversion date.

Since the conversion price is based on the lesser of (i) $1.00 or (ii) 75% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 12.

The $8,500 original issue discounts, the $3,750 reimbursement, and the conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discount at the inception date of this convertible promissory note were recorded at $79,118.

The balance of the Sixth Street #2 note as of December 31, 2021 and 2020 was $93,500 and $0, respectively.

F-70

Below is the summary of the principal balance and debt discounts as of December 31, 2021.

Convertible Promissory Note Holder	Start Date	End Date	Initial Note Principal Balance	Debt Discounts As of Issuance	Amortization	Debt Discounts As of December 31, 2021
Scott Hoey	9/10/2020	9/10/2022	7,500	7,500	(7,500)	-
Cary Niu	9/18/2020	9/18/2022	50,000	50,000	(32,123)	17,877
Jesus Galen	10/6/2020	10/6/2022	30,000	30,000	(18,535)	11,465
Darren Huynh	10/6/2020	10/6/2022	50,000	50,000	(50,000)	-
Wayne Wong	10/6/2020	10/6/2022	25,000	25,000	(25,000)	-
Matt Singer	1/3/2021	1/3/2023	13,000	13,000	(13,000)	-
ProActive Capital	1/20/2021	1/20/2022	250,000	217,024	(205,132)	11,892
GS Capital #1	1/25/2021	1/25/2022	288,889	288,889	(288,889)	-
GS Capital #1 replacement	11/26/2021	5/31/2022	300,445	-	-	-
Tiger Trout SPA	1/29/2021	1/29/2022	1,540,000	1,540,000	(1,417,644)	122,356
GS Capital #2	2/16/2021	2/16/2022	577,778	577,778	(560,486)	17,292
Labrys Fund, LLP	3/11/2021	3/11/2022	1,000,000	1,000,000	(863,750)	136,250
GS Capital #3	3/16/2021	3/16/2022	577,778	577,778	(459,056)	118,722
GS Capital #4	4/1/2021	4/1/2022	550,000	550,000	(412,877)	137,123
Eagle Equities LLC	4/13/2021	4/13/2022	1,100,000	1,100,000	(789,589)	310,411
GS Capital #5	4/29/2021	4/29/2022	550,000	550,000	(417,397)	132,603
GS Capital #6	6/3/2021	6/3/2022	550,000	550,000	(317,945)	232,055
Chris Etherington	8/26/2021	8/26/2022	165,000	165,000	(57,411)	107,589
Rui Wu	8/26/2021	8/26/2022	550,000	550,000	(191,370)	358,630
Sixth Street Lending #1	11/28/2021	11/28/2022	224,000	173,894	(20,486)	153,408
Sixth Street Lending #2	12/9/2021	12/9/2022	93,500	79,118	(4,769)	74,349
Total					Total	1,942,022
					Remaining note principal balance	7,703,501
					Total convertible promissory notes, net	$5,761,479

Future payments of principal of convertible notes payable at December 31, 2021 are as follows:

Years ending December 31,
2021	$-
2022	7,703,501
2023	–
2024	–
2025	-
Thereafter	–
Total	$7,703,501

Interest expense recorded related to the convertible notes payable for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to  December 31, 2020 were $530,433 and $2,711, respectively.

F-71

The Company amortized $5,932,883 and $26,993 of the discount on the convertible notes payable to interest expense for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, respectively.

NOTE 11 – SHARES TO BE ISSUED - LIABILITY

As of December 31, 2021 and 2020, the Company entered into various consulting agreements with consultants, directors, and convertible debt. The balances of shares to be issued – liability were $1,047,885 and $87,029 and has not been issued as of September 30, 2021 and December 31, 2020, respectively. The Company recorded these consultant and director shares under liability based on the shares will be issued at a fixed monetary amount known at inception under ASC 480.

Shares to be issued - liability is summarized as below:

Beginning Balance, January 1, 2021	$87,029
Shares to be issued	6,415,046
Shares issued	(5,454,190)
Ending Balance, December 31, 2021	$1,047,885

Shares to be issued - liability is summarized as below:

Beginning Balance, January 2, 2020	$-
Shares to be issued	87,029
Shares issued	-
Ending Balance, December 31, 2020	$87,029

NOTE 12 – DERIVATIVE LIABILITY

The derivative liability is derived from the conversion features in note 10 signed for the period ended December 31, 2020. All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of December 31, 2021 and December 31, 2020, the derivative liability was $513,959 and $304,490, respectively. The Company recorded $1,029,530 gain and $61,029 loss from changes in derivative liability during the year ended December 31, 2021 and 2020, respectively. The Binomial model with the following assumption inputs:

December 31, 2021
Annual Dividend Yield	—
Expected Life (Years)	0.6 – 0.8 years
Risk-Free Interest Rate	0.07% - 0.39%
Expected Volatility	145 - 485%

Fair value of the derivative is summarized as below:

Beginning Balance, December 31, 2020	$304,490
Additions	1,343,518
Mark to Market	(1,029,530)
Cancellation of Derivative Liabilities Due to Conversions	-
Reclassification to APIC Due to Conversions	(104,519)
Ending Balance, December 31, 2021	$513,959

December 31, 2020
Annual Dividend Yield	—
Expected Life (Years)	1.6 – 2.0 years
Risk-Free Interest Rate	0.13 – 0.17%
Expected Volatility	318 - 485%

F-72

Fair value of the derivative is summarized as below:

Beginning Balance, January 2, 2020	$-
Additions	270,501
Mark to Market	61,029
Cancellation of Derivative Liabilities Due to Conversions	-
Reclassification to APIC Due to Conversions	(27,040)
Ending Balance, December 31, 2020	$304,490

NOTE 13 – NOTE PAYABLE, RELATED PARTY

For the period ended December 31, 2020, the Company signed a note payable agreement (“Amir 2020 note”) with the Company’s Chief Executive Officer for advances up to $5,000,000 at 0% interest rate. The entire balance is due January 31, 2023. As of December 31, the Company has a balance of $2,162,562 owed to the Chief Executive Officer of the Company. The note payable was subsequently amended on February 2, 2021.

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Amir 2021 Note”) to replace the Amir 2020 note. The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Amir 2021 Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

At the time of the qualification by the SEC of the Company’s Offering Circular, pursuant to Regulation A, $1,000,000 of the Indebtedness shall, automatically and without any further action of the Company or the Holder, be converted into a number of restricted fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the Company equal to (i) $1,000,000 divided by (ii) the price per share of the Common Stock as offered in the Offering Circular.

In accordance with ASC 470-50-40-10 a modification or an exchange of debt that adds or eliminates a substantive conversion option as of the conversion date would always be considered substantial and require extinguishment accounting. We concluded the conversion features of the Amir 2021 note is substantial. As a result, we recorded a loss on the extinguishment of debt in the amount of $297,138 in our consolidated statements of operations and credit as premium on the note payable to the related party. The premium will be amortized over the life of the loan which is expired on February 2, 2024.

The Company’s Regulation A Offering Circular was qualified on June 11, 2021. As a result, the principal balance of $1,000,000 has been converted to common stock and recorded under shares to be issued until it is issued.

The Company amortized $180,084 and $0 of the discount on the convertible notes payable to interest expense for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to December 31, 2020, respectively. The outstanding debt premium as of December 31, 2021 was $117,054.

The balance as of December 31, 2021 and December 31, 2020 were $1,269,864 and $0, respectively.

NOTE 14 – RELATED PARTY TRANSACTIONS

As of December 31, 2020, the Company’s Chief Executive Officer had advanced $2,162,562 to the Company for payment of the Company’s operating expenses. The Company recorded $15,920 and $87,213 as imputed interest and recorded as additional paid in capital for the year ended December 31, 2021 and for the period from January 2, 2020 (inception) to  December 31, 2020, respectively from the loan advanced by the Company’s Chief Executive Officer.

On February 2, 2021  , the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Amir 2021 Note”) to replace the Amir 2020 note with a maturity date of February 2, 2024. The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty. The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

F-73

At the time of the qualification by the SEC of the Company’s Offering Circular, pursuant to Regulation A, $1,000,000 of the Indebtedness shall, automatically and without any further action of the Company or the Holder, be converted into a number of restricted fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the Company equal to (i) $1,000,000 divided by (ii) the price per share of the Common Stock as offered in the Offering Circular.

For the three months ended March 31, 2021, the Board of Directors approved and paid $285,000 cash bonuses to Amir Ben-Yohanan, Chris Young, and Simon Yu.

For the three months ended June 30, 2021, the Board of Directors approved and paid $205,000 cash bonuses to Amir Ben-Yohanan, Chris Young, Harris Tulchin, and Simon Yu.

For the three months ended March 31, 2021, the Company’s Chief Executive Officer advanced an additional $135,000 to the Company to pay the Company’s operating expenses.

For the three and nine months ended September 30, 2021,   the Company paid the Company’s Chief Executive Officer interest of $0 and $67,163,   respectively.

Effective March 4, 2021, the Company entered into three (3) separate director agreements with Amir Ben-Yohanan, Christopher Young, and Simon Yu. The Director Agreements set out terms and conditions of each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s role as a director of the Company. Mr. Young and Yu resigned from their officer and director positions with the Company on October 8, 2021.

Pursuant to the Director Agreements, the Company agreed to compensate each of the Directors as follows:

●	An issuance of 31,821 shares of the Company’s common stock, par value par value $0.001 (“Common Stock”), to be issued on the Effective Date, as compensation for services provided by each of the Directors to the Company prior to the Effective Date; and
●	An issuance of a number of shares of Common Stock having a fair market value (as defined in each of the Director Agreements) of $25,000 at the end of each calendar quarter that the Director serves as a director.

As of December 31, 2021 and December 31, 2020, The Company has a payable balance owed to the sellers of Magiclytics of $97,761 and $0 from the acquisition of Magiclytics on February 3, 2021.

On October 7, 2021, the Board of Directors of the Company appointed Dmitry Kaplun as the Company’s Chief Financial Officer. Pursuant to the terms of the Employment Agreement, the Board entered into a restricted stock award agreement (the “Restricted Stock Agreement”) dated October 7, 2021. Pursuant to the terms of the Restricted Stock Agreement, the Board granted Mr. Kaplun 58,824 shares of restricted common stock on October 7, 2021. 25% of the shares vest on each of the three-month, six-month, nine-month and 12-month anniversaries of the grant date.

On October 8, 2021, each of Christian Young, President, Secretary and Director of the Company, and Simon Yu, Chief Operating Officer and Director of the Company, resigned from all officer and director positions with the Company, effective immediately. Each of Messrs.  Young and Yu will continue to provide consulting services to the Company.

On October 12, 2021, the Board appointed Massimiliano Musina to serve as a member of the Company’s Board of Directors. In connection with Mr. Musina’s appointment, the Company and Mr. Musina entered into an Independent Director Agreement dated October 12, 2021 (the “Director Agreement”). Pursuant to the terms of the Director Agreement, the Company agreed to issue to Mr. Musina each quarter a number of shares of common stock having a fair market value of $25,000, in exchange for Mr. Musina’s service as a member of the Company’s Board of Directors.

NOTE 15 – STOCKHOLDERS’ EQUITY (DEFICIT)

On July 7, 2020, the Company increased the authorized capital stock of the Company to 550,000,000, comprised of 500,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001.

F-74

Preferred Stock

As of December 31, 2021 and December 31, 2020, there was 1 preferred share issued and outstanding.

On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company.

In November 2020, the Company issued and sold to the Company’s Chief Executive Officer 1 share of Series X Preferred Stock, at a purchase price of $1.00. The share of Series X Preferred Stock shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one (1). The Series X Preferred Stock shall vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and shall vote together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series X Preferred Stock is issued and outstanding. The Series X Preferred Stock shall not have the right to vote on any matter as to which solely another class of Preferred Stock of the Company is entitled to vote pursuant to the certificate of designations of such other class of Preferred Stock of the Company.

The Series X Preferred Stock shall not be convertible into shares of any other class of stock of the Company and entitled to receive any dividends paid on any other class of stock of the Company.

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, a merger or consolidation of the Company wherein the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the Series X Preferred Stock shall not be entitled to receive any distribution of any of the assets or surplus funds of the Company and shall not participate with the Common Stock or any other class of stock of the Company therein.

Common Stock

As of December 31, 2021 and December 31, 2020, the Company had 500,000,000 shares of common stock authorized with a par value of $0.001. There were 97,785,107 and 92,682,632 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.

For the year ended December 31, 2021, the Company issued 1,011,720 shares with net proceeds of $963,061 in connection with the initial closing of this Regulation A offering and ELOC.    The Company incurred $79,800 issuance costs from commitment shares issued to Peak One Investment & Peak One Opportunity Fund LP, $9,606 trading fees paid from ELOC, and $185,166 brokerage fees paid from Regulation A offering.

For the year ended December 31, 2021, the Company issued 874,999 shares to acquire Magiclytics,

For the year ended December 31, 2021, the Company issued 1,577,079 shares to consultants and directors at fair value of $6,056,491.

For the year ended December 31, 2021, the Company issued 305,747 shares to settle a conversion of $1,040,181 convertible promissory note and a reclass of derivative liability of $91,519.

For the year ended December 31, 2021, the Company issued 219,850 shares to settle an accounts payable balance of $471,443.

For the year ended December 31, 2021, the Company issued 1,113,080 shares as debt issuance costs for convertible notes payable at fair value of $6,571,530.

For the year ended December 31, 2021, the Company issued warrants at fair value of $15,797 to an non-employee as compensation.

For the year ended December 31, 2021, the Company issued warrants at fair value of $211,633 to a convertible debt holder as financing costs.

F-75

For the year ended December 31, 2021, the Company recorded $51,000 beneficial conversion features related to the conversion features of a convertible promissory note.

On November 12, 2020, pursuant to the terms of the Share Exchange Agreement, the Company issued 46,811,195 shares of common stock to the WOHG Shareholders in exchange for 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG.

For the period from January 2, 2020 (inception) to  December 31, 2020, the Company issued 30,231 shares to a consultant at fair value of $73,582.

For the period from January 2, 2020 (inception) to  December 31, 2020, the Company issued 10,833 shares to settle a conversion of $7,500 convertible promissory note and a reclass of derivative liability of $27,040.

For the period from January 2, 2020 (inception) to December 31, 2020 , the Company issued 18,182 shares to settle an accounts payable balance of $50,000.

For the period from January 2, 2020 (inception) to December 31, 2020,  the Company recorded $46,541 as a forgiveness of debt by the former shareholder.

Warrants

A summary of the Company’s stock warrants activity is as follows:

	Number of Options (in thousands)	Weighted- Average Exercise Price	Weighted- Average Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2020	-	$-
Granted	165,077	2.05
Exercised	-	-
Canceled	-	-
Outstanding at December 31, 2021	165,077	$2.05	4.9	$-
Vested and expected to vest at December 31, 2021	165,077	$2.05	4.9	$-
Exercisable at December 31, 2021	165,077	$2.05	4.9	$-

No stock options were granted by the Company during the year ended December 31, 2020.

The fair values of warrants granted in 2021 were estimated using the Black-Scholes option    pricing model on the grant date using the following assumptions:

December 31,
2021
Weighted-average grant date fair value per share	$8.14
Risk-free interest rate	0.76% - 0.84%
Dividend yield	—%
Expected term (in years)	5
Volatility	368 - 369%

F-76

Equity Purchase Agreement and Registration Rights Agreement

On November 2, 2021, Clubhouse Media Group, Inc (the “Company”) entered into an Equity Purchase Agreement (the “Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P., a Delaware limited Partnership (“Investor”), dated as of October 29, 2021, pursuant to which the Company shall have the right, but not the obligation, to direct Investor, to purchase up to $15,000,000.00 (the “Maximum Commitment Amount”) in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in multiple tranches. Further, under the Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Agreement) from time to time to Investor (i) in a minimum amount not less than $20,000.00 and (ii) in a maximum amount up to the lesser of (a) $400,000.00 or (b) 250% of the Average Daily Trading Value (as defined in the Agreement).

In exchange for Investor entering into the Agreement, the Company agreed, among other things, to (A) issue Investor and Peak One Investments, LLC, an aggregate of 70,000 shares of Common Stock (the “the Commitment Shares”), and (B) file a registration statement registering the Common Stock issued as Commitment Shares or issuable to Investor under the Agreement for resale (the “Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Agreement, as more specifically set forth in the Registration Rights Agreement.

The obligation of Investor to purchase the Company’s Common Stock shall begin on the date of the Agreement, and ending on the earlier of (i) the date on which Investor shall have purchased Common Stock pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the date of the Agreement, (iii) written notice of termination by the Company to Investor (which shall not occur during any Valuation Period or at any time that Investor holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Investor for the Common Stock under the Agreement shall be 95% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Investor.

The Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

For the year ended December 31, 2021, the Company issued 754,090 shares with net proceeds of $117,771   from the equity purchase agreement. The Company incurred $79,800 issuance costs from commitment shares issued to Peak One Investment & Peak One Opportunity Fund LP, $9,606 trading fees paid from ELOC

NOTE 16 – COMMITMENTS AND CONTINGENCIES

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”), and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The Company’s suppliers may decrease production levels based on factory closures and reduced operating hours in those facilities. Likewise, the Company is dependent on its workforce to deliver its products. Developments such as social distancing and shelter-in-place directives may impact the Company’s ability to deploy its workforce effectively. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

F-77

Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. The Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time. If the pandemic continues, it may have a material effect on the Company’s results of future operations, financial position, and liquidity in the next 12 months.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19. The Company did not obtain CARES Act relief financing under the Paycheck Protection Program (“PPP Loans”) for each of its operating subsidiaries.

The Company continues to examine the impact that the CARES Act may have on our business. Currently, management is unable to determine the total impact that the CARES Act will have on our financial condition, results of operations, or liquidity.

NOTE 17 – INCOME TAXES

Income tax provision is summarized as follows:

The actual income tax provision differs from the “expected” tax computed by applying the Federal corporate tax rate of 21% to the loss before income taxes as follows:

	Year Ended December 31,
	2021	2020
“Expected” income tax benefit	$4,826,146	$541,321
Decrease in valuation allowance	(4,826,146)	(541,321)
Income tax provision	$-	$-

The cumulative tax effect at the expected rate of 21% and 21% respectively of significant items comprising our net deferred tax amount is as follows as of December 31, 2021 and 2020:

	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carry forwards	$5,367,467	$541,321
Valuation allowance	(5,367,467)	(541,321)
	-	-

Net deferred tax assets	$-	$-

As of December 31, 2021, we had approximately 5,367,467 in net operating loss carryforwards for federal tax purposes, respectively. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. We consider the scheduled reversal of deferred tax assets, the level of historical taxable income and tax planning strategies in making the assessment of the realizability of deferred tax assets. We have identified the U.S. federal as our “major” tax jurisdiction. With limited exceptions, we remain subject to IRS examination of our income tax returns filed within the last three (3) years.

F-78

NOTE 18 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2021, to assess the need for potential recognition or disclosure in the consolidated financial statements. Such events were evaluated through March 29, 2022, the date and time the consolidated financial statements were issued, and it was determined that no subsequent events, except as follows, occurred that required recognition or disclosure in the consolidated financial statements.

On January 4, 2022, Gary Marenzi, a member of the Board of Directors of the Company, resigned from his position as a Board member, effectively immediately. Mr. Marenzi’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Fast Capital, LLC Convertible Note Payable

On January 13, 2022, the Company entered into a Securities Purchase Agreement, dated as of January 10, 2022, by and between the Company and Fast Capital, LLC. Pursuant to the terms of the SPA, the Company agreed to issue and sell, and Fast Capital, LLC agreed to purchase (the “Purchase”), a 10% convertible note in the aggregate principal amount of $120,000 (the “Fast Capital Note”). The Fast Capital Note has an original issue discount of $10,000, resulting in gross proceeds to the Company of $110,000.

The Note bears interest at a rate of 10% per annum and matures on January 10, 2023. The Note may be prepaid or assigned with the following penalties/premiums:

Prepay Date	Prepay Amount
On or before 30 days	115% of principal plus accrued interest
31 – 60 days	120% of principal plus accrued interest
61 – 90 days	125% of principal plus accrued interest
91 – 120 days	130% of principal plus accrued interest
121 – 150 days	135% of principal plus accrued interest
151 – 180 days	140% of principal plus accrued interest

The Note may not be prepaid after the 180th day.

The Buyer has the right from time to time, and at any time after 180 days to convert all or any part of the outstanding and unpaid principal amount of the Fast Capital Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Fast Capital Note equals 70% of the lowest trading price of the Company’s common stock for the 20 prior trading days, including the day upon which a notice of conversion is delivered.

Sixth Street Lending Convertible Note Payable

On January 12, 2022, the Company entered into a Securities Purchase Agreement, dated January 12, 2022, by and between the Company and Sixth Street Lending LLC. Pursuant to the terms of the SPA, the Company agreed to issue and sell, and Sixth Street Lending LLC agreed to purchase (the “Purchase”), a convertible promissory note in the aggregate principal amount of $70,125 (the “Sixth Street Note #2”). The Note has an original issue discount of $6,375, resulting in gross proceeds to the Company of $63,750.

The Sixth Street Note #2 bears interest at a rate of 10% per annum and matures on January 12, 2023. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 22% per annum. The Note may not be prepaid in whole or in part except as provided in the Note by way of conversion at the option of the Buyer.

The Buyer has the right from time to time, and at any time during the period beginning on the date that is 180 days following January 12, 2022 and ending on the later of (i) January 12, 2023, and (ii) the date of payment of the Default Amount, to convert all or any part of the outstanding and unpaid principal amount of the Note into common stock, subject to a 4.99% equity blocker.

The conversion price of the Sixth Street Note #2 equals the lesser of the Variable Conversion Price (as hereinafter defined) and $1.00. The “Variable Conversion Price” means 75% multiplied by the lowest VWAP for the Company’s common stock during the 20 trading date period ending on the latest complete trading day prior to the conversion date.

F-79

Convertible Promissory Note – Tiger Trout Capital Puerto Rico

On January 28, 2022, the parties to the Tiger Trout Note entered into Amendment No. 1 to Convertible Promissory Note, dated as of January 25, 2022 (the “Note Amendment”). Pursuant to the terms of the Note Amendment, the maturity date of the Tiger Trout Note was extended to August 24, 2022. As consideration for Tiger Trout’s agreement to extend the maturity date, the principal amount of the Tiger Trout Note was increased by $388,378, to be a total of $1,928,378. As of January 25, 2022, the indebtedness under the Tiger Trout Note was $2,083,090, comprised of $1,928,378 of principal and $154,712 of accrued interest. Following January 25, 2022, interest will continue to accrue on the principal amount of $1,928,378 at an interest rate of 10%.

Convertible Promissory Note – ProActive Capital SPV I, LLC

On January 20, 2021, the Company issued to ProActive Capital SPV I, LLC (“ProActive”) a convertible promissory note in the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Note”). The ProActive Note had a maturity date of January 20, 2022.

On February 8, 2022, the parties to the ProActive Note entered into Amendment No. 1 to Convertible Promissory Note, dated as of February 4, 2022 (the “Note Amendment”). Pursuant to the terms of the Note Amendment, the maturity date of the ProActive Note was extended to September 20, 2022. As consideration for ProActive’s agreement to extend the maturity date, the principal amount of the ProActive Note was increased by $50,000, to be a total of $300,000. As of February 4, 2022, the indebtedness under the ProActive Note was $275,000, comprised of $250,000 of principal and $25,000 of accrued interest. Following February 4, 2022, interest will continue to accrue on the principal amount of $300,000 at an interest rate of 10%.

Convertible Promissory Note – ONE44 Note

On February 16, 2022, the Company entered into a Securities Purchase Agreement, (the “ONE44 SPA”) by and between the Company and ONE44 Capital LLC (“ONE44”). Pursuant to the terms of the ONE44 SPA, the Company agreed to issue and sell, and ONE44 agreed to purchase, a convertible promissory note in the aggregate principal amount of $175,500 (the “ONE44 Note”). The ONE44 Note has an original issue discount of $17,500, resulting in gross proceeds to the Company of $158,000. Pursuant to the terms of the ONE44 SPA, the Company also agreed to issue 400,000 shares of restricted common stock to ONE44 as additional consideration for the purchase of the ONE44 Note.

The ONE44 Note bears interest at a rate of 4% per annum and matures on February 16, 2023. Interest must be paid in common stock. The ONE44 Note may be prepaid with the following penalties/premiums:

Prepay Date	Prepay Amount
≤ 60 days	120% of principal plus accrued interest
61-120 days	130% of principal plus accrued interest
121-150 days	140% of principal plus accrued interest
151-180 days	150% of principal plus accrued interest

The ONE44 Note may not be prepaid after the 180th day.

ONE44 is entitled, at its option, at any time after the sixth monthly anniversary of cash payment, to convert all or any amount then outstanding under the ONE44 Note into shares of common stock at a price per share equal to 65% of the average of the three lowest daily VWAPs of the Company’s common stock for the 20 prior trading days, subject to a 4.99% equity blocker and subject to the terms of the ONE44 Note.

If an Event of Default (as defined in the ONE44 Note) occurs, unless cured within five days or waived, ONE44 may consider the ONE44 Note immediately due and payable and interest will accrue at a rate of 24% per annum, in addition to certain other remedies.

For the months ended January 31, 2022, the Company issued 6,377,239 shares to consultants and directors at fair value of $662,471.

For the months ended January 31, 2022, the Company issued 3,351,982 shares with net proceeds of $241,982 from ELOC.

For the months ended January 31, 2022, the Company issued 375,601 shares to settle a conversion of $59,721 convertible promissory note.

For the months ended February 28, 2022, the Company issued 151,281 shares to consultants and directors at fair value of $10,917.

For the months ended February 28, 2022, the Company issued 3,000,000 shares with net proceeds of $179,993 from ELOC.

For the months ended February 28, 2022, the Company issued 400,000 shares as debt issuance costs for convertible notes payable at fair value of $16,390.

For the months ended March 29, 2022, the Company issued 388,211 shares to consultants at fair value of $10,203.

For the months ended March 29, 2022, the Company issued 3,574,265 shares to settle a conversion of $89,364 convertible promissory note and accrued interest payable.

For the months ended March 29, 2022, the Company issued 1,000,000 shares and pending on the net proceeds from the ELOC.

For the months ended March 29, 2022, the Company issued 150,000 shares as commitment shares for convertible notes payable at fair value of $6,525.

F-80

CLUBHOUSE MEDIA GROUP, INC.

32,119,498 Shares of Common Stock for Resale by Selling Securityholders

PROSPECTUS

_____________, 2022

Until ____________, 2022 (the 40th day after the date of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with the registration of the Selling Securityholders’ shares of common stock. All amounts shown are estimates except for the SEC registration fee.

Type	Amount
SEC Registration Fee	$28.29
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	5,000
Printing and engraving expenses	100
Miscellaneous expense	250
Total Expenses	$15,378.29

Item 14.	Indemnification of Directors and Officers.

Our Articles of Incorporation provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15.	Recent Sales of Unregistered Securities.

The following is a summary of transactions by us since inception involving unregistered issuances and redemption of our common equity securities.

On June 18, 2020, pursuant to the terms of the Stock Purchase Agreement, dated May 29, 2020, by and among WOHG, the Company, Algonquin Partners Inc. (“Algonquin”), and Joseph Arcaro, WOHG purchased, and Algonquin sold, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000. Thereafter, WOHG distributed the 30,000,000 shares of common stock among the shareholders of WOHG, consisting of Amir Ben-Yohanan, Chris Young and Simon Yu (the “WOHG Shareholders”).

II-1

On November 12, 2020, pursuant to the terms of the Share Exchange Agreement (“Share Exchange Agreement”), dated August 11, 2020, among (i) WOHG, (ii) WOHG Shareholders and (iii) Mr. Ben-Yohanan as the representative of the WOHG Shareholders, we issued 46,811,195 shares of common stock to the WOHG Shareholders in exchange for 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG.

On November 12, 2020, pursuant to the terms of the Share Exchange Agreement, we issued and sold to Amir Ben-Yohanan one share of Series X Preferred Stock at a purchase price of $1.00.

On December 8, 2020, the Company issued to Scott Hoey 10,833 shares of Company common stock upon the conversion of the convertible promissory note issued to Scott Hoey in the principal amount of $7,500 on September 10, 2020, at a conversion price of $0.69 per share.

On December 8, 2020, the Company issued 18,182 shares of Company common stock to Laura Anthony with a value of $0.001 per share for legal services rendered to the Company.

On December 8, 2020, the Company issued 30,231 shares of Company common stock to Adam Miguest with a value of $2.27 per share as compensation for bringing in brand deals for influencers.

On December 8, 2020, the Company issued 15,050 shares of Company common stock to Adam Miguest with a value of $2.27 per share as compensation for bringing in brand deals for influencers.

On January 13, 2021, the Company issued 15,688 shares of Company common stock to Laura Anthony with a value of $0.001 per share for legal services rendered to the Company.

On January 20, 2021, in connection with the issuance of a convertible promissory note to ProActive Capital SPV I, LLC in the principal amount of $250,000, the Company sold to ProActive Capital SPV I, LLC 50,000 shares of Company common stock at a purchase price of $0.001 per share.

On January 25, 2021, in connection with the issuance of a convertible promissory note to GS Capital Partners, LLC in the principal amount of $288,889, the Company sold to GS Capital Partners, LLC 50,000 shares of Company common stock at a purchase price of $0.001 per share.

On January 26, 2021, the Company issued to Matthew Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer in the principal amount of $13,000 on January 3, 2021, at a conversion price of $1.59 per share.

On February 3, 2021, the Company entered into an Amended and Restated Share Exchange Agreement (“A&R Share Exchange Agreement”) by and between the Company, Digital Influence Inc., doing business as “Magiclytics”, each of the shareholders of Magiclytics and Christian Young, as the representative of the Magiclytics shareholders. The A&R Share Exchange Agreement amended and restated in its entirety the previous Share Exchange Agreement between the same parties, which was executed on December 3, 2020. Pursuant to the terms of the A&R Share Exchange Agreement, the Company agreed to acquire from the Magiclytics shareholders 100% of Magiclytics’ issued and outstanding capital stock, in exchange for the issuance by the Company to the Magiclytics Shareholders of 734,689 shares of the Company’s common stock, to be apportioned between the Magiclytics shareholders pro rata based on their respective ownership of Magiclytics shares. On February 3, 2021, the parties closed on the transactions contemplated in the A&R Share Exchange Agreement, and the Company issued an aggregate of 734,689 shares of Company common stock to the Magiclytics shareholders in exchange for 100% of Magiclytics’ issued and outstanding capital stock. Following the Company’s IPO, an additional 140,310 shares were issued to former Magiclytics shareholders pro rata to reflect an adjustment to the purchase price required by the A&R Share Exchange Agreement.

On February 12, 2021, in connection with the issuance of a convertible promissory note to Tiger Trout Capital Puerto Rico, LLC in the principal amount of $1,540,000, the Company sold to Tiger Trout Capital Puerto Rico, LLC 220,000 shares of Company common stock at a purchase price of $0.001 per share.

On February 17, 2021, the Company issued 3,472 shares of Company common stock to Laura Anthony with a value of $0.001 per share for legal services rendered to the Company.

On February 17, 2021, the Company issued 2,630 shares of Company common stock to Adam Miguest with a value of $6.37 per share as compensation for bringing in brand deals for influencers.

On February 17, 2021, the Company issued Gary Marenzi shares of Company common stock to 54,539 with a value of $0.001 per share as compensation for services as a director to the Company. However, 34,346 of these shares of common stock were inadvertently issued to Mr. Marenzi. Therefore, the Company redeemed 34,346 shares of common stock from Mr. Marenzi for an aggregate purchase price $1.00 on March 16, 2021.

II-2

On February 19, 2021, in connection with the issuance of a second convertible promissory note to GS Capital Partners, LLC in the principal amount of $577,778, the Company sold to GS Capital Partners, LLC 100,000 shares of Company common stock at a purchase price of $0.001 per share.

On February 23, 2021, the Company issued Digital Frontier Holdings, Inc. shares of Company common stock to 330,610 with a value of $4.76 per share as consideration for the share exchange agreement with Magiclytics.

On February 23, 2021, the Company issued 22,041 shares of Company common stock to Robert Cohen with a value of $4.76 per share as consideration for the share exchange agreement with Magiclytics.

On February 23, 2021, the Company issued 330,610 shares of Company common stock to Wilfred Man with a value of $4.76 per share as consideration for the share exchange agreement with Magiclytics.

On February 24, 2021, the Company issued 30,231 shares of Company common stock to Adam Miguest with a value of $2.74 per share as compensation for bringing in brand deals for influencers.

On February 26, 2021, the Company issued 7,944 shares of Company common stock to Lindsay Brewer with a value of $17.62 per share as compensation for services to the Company.

On March 1, 2021, the Company issued 51,428 shares of Company common stock to Sultan Jaber Alsuwaidi with a value of $4.76 per share as consideration for the share exchange agreement with Magiclytics.

On March 3, 2021, the Company issued 5,300 shares of Company common stock to Laura Anthony with a value of $0.001 per share as compensation for legal services rendered to the Company.

On March 4, 2021, the Company issued 2,964 shares of Company common stock to Steven Chang with a value of $0.001 per share as compensation for services to the Company.

On March 5, 2021, the Company issued 667 shares of Company common stock to Wilfred Man with a value of $14.36 per share as compensation for services to the Company.

On March 5, 20201, the Company issued 2,353 shares of Company common stock to Adam Miguest with a value of $14.36 per share as compensation for bringing in brand deals for influencers.

On March 9, 2021, the Company issued 31,821 shares of Company common stock to Amir Ben-Yohanan, Chief Executive Officer of the Company, with a value of $0.001 per share as compensation for services to the Company.

On March 10, 2021, the Company issued 31,821 shares of Company common stock to Simon Yu, Chief Operating Officer of the Company, with a value of $0.001 per share as compensation for services to the Company.

On March 10, 2021, the Company issued 31,821 shares of Company common stock to Christian Young, President of the Company, with a value of $0.001 per share as compensation for services to the Company.

On March 11, 2021, in connection with issuance of a convertible promissory note to Labrys in the principal sum of $1,000,000, the Company issued to Labrys 125,000 shares of its common stock as a commitment fee with a value of $13.40 per share.

On March 16, 2021, the Company issued 25,322 shares of Company common stock to Harris Tulchin, a Director of the Company, with a value of $0.001 per share as compensation for services to the Company.

On March 22, 2021, in connection with the issuance of a third convertible promissory note to GS Capital Partners, LLC in the principal amount of $577,778, the Company sold to GS Capital Partners, LLC 100,000 shares of Company common stock at a purchase price of $0.001 per share.

On March 29, 2021, the Company issued 5,000 shares of Company common stock to Scott Hoey with a value of $11.55 per share as compensation for services to the Company.

II-3

On April 1, 2021, the Company issued 15,000 shares of Company common stock to Anthony Demonte with a value of $0.001 per share as compensation for services to the Company.

On April 1, 2021, the Company issued 11,848 shares of Company common stock to Lindsay Brewer with a value of $0.001 per share as compensation for services to the Company.

On April 1, 2021, in connection with the issuance of a convertible promissory note to Labrys in the principal sum of $1,000,000, the Company issued to Labrys 48,076 shares of its common stock as an additional commitment fee with a value of $9.25 per share.

On April 5, 2021, the Company issued 945 shares of Company common stock to Wilfred Man with a value of $14.36 per share as compensation for services to the Company.

On April 5, 2021, the Company issued 821 shares of Company common stock to Steven Chang with a value of $10.41 per share as compensation for services to the Company.

On April 7, 2021, in connection with the issuance of a fourth convertible promissory note to GS Capital Partners, LLC in the principal amount of $550,000, the Company sold to GS Capital Partners, LLC 45,000 shares of Company common stock at a purchase price of $0.001 per share.

On April 7, 2021, the Company issued 10,584 shares of Company common stock to Laura Anthony with a value of $0.001 per share as compensation for legal services rendered to the Company.

On April 7, 2021, the Company issued 401 shares of Company common stock to Noah Faria da Sa Tucker with a value of $12.88 per share as compensation for services to the Company.

On April 9, 2021, the Company issued 1,851 shares to each of Amir Ben-Yohanan (Chief Executive Officer of the Company), Harris Tulchin (a Director of the Company), Christian Young (President of the Company), Gary Marenzi (a Director of the Company), and Simon Yu (Chief Operating Officer of the Company) with a value of $13.51 per share as compensation for each of their services to the Company.

On April 14, 2021, in connection with the issuance of a convertible promissory note to Eagle Equities LLC in the principal amount of $1,100,000, the Company sold to Eagle Equities LLC 165,000 shares of Company common stock at a purchase price of $0.001 per share.

On April 16, 2021, the Company issued 7,732 shares of Company common stock to John Michael Stommel II with a value of $17.62 per share as compensation for services to the Company.

On April 26, 2021, the Company issued 1,208 shares of Company common stock to Adam Miguest with a value of $10.14 per share as compensation for bringing in brand deals for influencers.

On April 29, 2021, the Company issued 5,684 shares of Company common stock to Lindsay Brewer with a value of $8.80 per share as compensation for services to the Company.

On May 4, 2021, the Company issued 1,124 shares of Company common stock to Wilfred Man with a value of $5.82 per share as compensation for services to the Company.

On May 4, 2021, the Company issued 978 shares of Company common stock to Steven Chang with a value of $5.82 per share as compensation for services to the Company.

On May 4, 2021, the Company issued 4,071 shares of Company common stock to Adam Miguest with a value of $5.82 per share as compensation for bringing in brand deals for influencers.

II-4

On May 6, 2021, in connection with the issuance of a fifth convertible promissory note to GS Capital Partners, LLC in the principal amount of $550,000, the Company sold to GS Capital Partners, LLC 125,000 shares of Company common stock at a purchase price of $0.001 per share.

On May 11, 2021, the Company issued 1,173 shares of Company common stock to Andrew Omori with a value of $0.001 per share as compensation for services to the Company.

On May 11, 2021, the Company issued 701 shares of Company common stock to Arlene G. Todd with a value of $0.001 per share as compensation for services to the Company.

On May 11, 2021, the Company issued 2,348 shares of Company common stock to Andrew Omori with a value of $0.001 per share as compensation for services to the Company.

On May 11, 2021, the Company issued 701 shares of Company common stock to Arlene G. Todd with a value of $0.001 per share as compensation for services to the Company.

On May 12, 2021, the Company issued 5,880 shares of Company common stock to Laura Anthony with a value of $0.001 per share as compensation for legal services rendered to the Company.

On May 13, 2021, the Company issued 8,334 shares of Company common stock to John Michael Stommel II with a value of $0.001 per share as compensation for services to the Company.

On May 13, 2021, the Company issued 55,556 shares of Company common stock to Phoenix Media & Entertainment with a value of $0.001 per share as compensation for services to the Company.

On May 17, 2021, the Company issued 7,732 shares of Company common stock to John Michael Stommel II with a value of $0.001 per share as compensation for services to the Company.

On May 19, 2021, the Company issued 444 shares of Company common stock to Tommy Shek with a value of $9.39 per share as compensation for services to the Company.

On May 25, 2021, the Company issued 444 shares of Company common stock to Victoria Daniel with a value of $9.39 per share as compensation for services to the Company.

On May 25, 2021, the Company issued 444 shares of Company common stock to Lindsey Heppner with a value of $9.39 per share as compensation for services to the Company.

For the three months ended September 30, 2021, the Company issued 509,417 shares to consultants and directors at fair value of $1,573,495.

For the three months ended September 30, 2021, the Company issued 29,920 shares to settle an accounts payable balance of $84,962.

For the three months ended September 30, 2021, the Company issued 257,630 shares with net proceeds of $845,290 in connection with the initial closing of this Regulation A offering.

For the three months ended September 30, 2021, the Company issued 85,000 shares as debt issuance costs for convertible notes payable at fair value of $254,541.

For the three months ended September 30, 2021, the Company issued 357,370 shares for conversion of convertible debt of $1,300,530.

On October 7, 2021, the Board of Directors of the Company, pursuant to the terms of the Restricted Stock Agreement, granted Mr. Kaplun 58,824 shares of restricted common stock on October 7, 2021, with 25% of the shares vesting on each of the three-month, six-month, nine-month and 12-month anniversaries of the grant date.

II-5

On October 12, 2021, in connection with Massimiliano Musina’s appointment as Director, the Board agreed to issue to Mr. Musina each quarter a number of shares of common stock having a fair market value of $25,000, in exchange for Mr. Musina’s service as a member of the Company’s Board of Directors.

In October 2021, the Company issued 404,365 shares of Company common stock to various consultants and the Board of Directors for as stock compensation.

In November 2021, the Company issued 367,298 shares of Company common stock to various consultants and the Board of Directors for their stock compensation and the conversion of the Wong’s note.

On November 18, 2021, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Sixth Street Lending LLC (“Sixth Street”), pursuant to which, on the same date, the Company issued a convertible promissory note to Sixth Street in the aggregate principal amount of $224,000.00 for a purchase price of $203,750.00, reflecting a $20,250.00 original issue discount (the “Note”). At closing, the Company reimbursed Sixth Street the sum of $3,750.00 for Sixth Street’s costs in completing the transaction.

On November 26, 2021, the Company and GS Capital Partners, LLC, a promissory note holder, entered into an Amendment and Restructuring Agreement, which included, among other things, the return of 107,301 shares of Company common stock to correct for a prior issuance made in error.

On December 9, 2021, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Sixth Street Lending LLC (“Sixth Street”), pursuant to which, on the same date, the Company issued a convertible promissory note to Sixth Street in the aggregate principal amount of $93,500 for a purchase price of $85,000, reflecting a $8,500 original issue discount.

For the three months ended December 31, 2021, the Company issued 684,783 shares to consultants and directors at fair value of $823,395.

For the three months ended December 31, 2021, the Company issued 754,090 shares with net proceeds of $117,771 from ELOC.

For the three months ended December 31, 2021, the Company issued 47,480 shares to settle a conversion of $27,181 convertible promissory note.

On January 12, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Sixth Street Lending LLC (“Sixth Street”), pursuant to which, on the same date, the Company issued a convertible promissory note to Sixth Street in the aggregate principal amount of $70,125 for a purchase price of $63,750, reflecting a $6,375 original issue discount.

On January 13, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Fast Capital, LLC (“Fast Capital”), pursuant to which, on the same date, the Company issued a convertible promissory note to Sixth Street in the aggregate principal amount of $120,000 for a purchase price of $110,000, reflecting a $10,000 original issue discount.

For the months ended January 31, 2022, the Company issued 6,377,239 shares to consultants and directors at fair value of $662,471.

For the months ended January 31, 2022, the Company issued 3,351,982 shares with net proceeds of $241,982 from ELOC.

For the months ended January 31, 2022, the Company issued 375,601 shares to settle a conversion of $59,721 convertible promissory note.

On February 16, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with ONE44 Capital LLC (“ONE44”), pursuant to which, on the same date, the Company issued a convertible promissory note to ONE44 in the aggregate principal amount of $175,500 for a purchase price of $158,000, reflecting a $17,500 original issue discount.

II-6

For the months ended February 28, 2022, the Company issued 151,281 shares to consultants and directors at fair value of $10,917.

For the months ended February 28, 2022, the Company issued 3,000,000 shares with net proceeds of $179,993 from ELOC.

For the months ended February 28, 2022, the Company issued 400,000 shares as debt issuance costs for convertible notes payable at fair value of $16,390.

On March 3, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Coventry Enterprises, LLC (“Coventry”), pursuant to which, on the same date, the Company issued a convertible promissory note to Coventry in the aggregate principal amount of $150,000 for a purchase price of $120,000, reflecting a $30,000 original issue discount. Pursuant to the terms of the Securities Purchase Agreement, the Company also agreed to issue 150,000 shares of restricted common stock to Coventry as additional consideration for the purchase of the note.

For the months ended March 29, 2022, the Company issued 388,211 shares to consultants at fair value of $10,203.

For the months ended March 29, 2022, the Company issued 3,574,265 shares to settle a conversion of $89,364 convertible promissory note and accrued interest payable.

For the months ended March 29, 2022, the Company issued 1,000,000 shares pursuant to the ELOC in exchange for proceeds of $13,499.

On April 18, 2022, the Company issued 2,820,000 shares of the Company’s common stock to Amir Ben-Yohanan, who is the Company’s Chief Executive Officer, a member of the Company’s Board of Directors, and a significant stockholder of the Company, at a purchase price per share of $0.025, for a total purchase price of $70,500.

For the months ended April 30, 2022, the Company issued 16,766,000 shares to Labrys for conversion of convertible note payable principal and interest of $413,932.

For the months ended April 30, 2022, the Company issued 2,500,000 with net proceeds of $34,874 in connection with the ELOC.

For the months ended April 30, 2022, the Company issued 928,832 shares to a consultant at fair value of $18,208.

On May 4, the Company issued 1,500,000 shares of the Company’s common stock under the ELOC, for gross proceeds of $10,753.

On May 20, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with ONE44 Capital LLC (“ONE44”), pursuant to which, on the same date, the Company issued a convertible promissory note to ONE44 in the aggregate principal amount of $115,000 for a purchase price of $100,000, reflecting a $10,000 original issue discount and $5,000 in legal fees. Pursuant to the terms of the Securities Purchase Agreement, the Company also agreed to issue 1,155,000 shares of restricted common stock to ONE44 as additional consideration for the purchase of the note.

The issuances were made pursuant to an exemption from registration as set forth in 506 of Regulation D and Section 4(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.
(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

II-7

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-8

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit #	Description

3.1	Articles of Incorporation of the Company. (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 13, 2007).
3.2	Certificate of Amendment to the Company’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2020).
3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2020).
3.4

Certificate of Amendment to Articles of Incorporation filed November 2, 2020 with the Secretary of State of Nevada (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2020).

3.5	Articles of Amendment to the Articles of Incorporation filed with the Nevada Secretary of State on April 19, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2022).
4.1	Form of Series X Preferred Stock Certificate of Designations filed November 12, 2020 with the Secretary of State of Nevada. (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed November 12, 2020).
4.2	Custodian Discharge Order (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 12, 2020).
4.3	Promissory Note issued by West of Hudson Group, Inc., as borrower, to Amir Ben-Yohanan, as Lender, dated January 2, 2020 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed November 12, 2020).
4.4	Waiver Pursuant to Share Exchange Agreement dated November 11, 2020 by and between Tongji Healthcare Group, Inc., West of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young, Simon Yu and Mr. Ben-Yohanan as the representative of the WOHG Shareholders. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed November 12, 2020).

II-9

4.5	Promissory Note issued by the Company to Amir Ben-Yohanan dated February 2, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 8, 2021).
4.6	Convertible Promissory Note issued by the Company to Tiger Trout Capital Puerto Rico, LLC dated January 29, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed February 8, 2021).
4.7	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated January 25, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed February 8, 2021).
4.8	Convertible Promissory Note issued by the Company to ProActive Capital SPV I, LLC dated January 20, 2021 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed February 8, 2021).
4.9	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated February 19, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 25, 2021).
4.10	Secured Convertible Promissory Note between the Company and Rui Wu, issued on August 27, 2021 with an effective issue date of August 26, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2021).
4.11	Secured Convertible Promissory Note between the Company and Chris Etherington, issued on August 27, 2021 with an effective issue date of August 26, 2021 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2021)
4.12	Convertible Promissory Note issued by the Company to Eagle Equities LLC dated April 13, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 15, 2021).
4.13	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated April 29, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 5, 2021).
4.14	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated April 1, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2021).
4.15	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated June 3, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on June 9, 2021).
4.16	Convertible Promissory Note issued by the Company to Labrys Fund, LP dated March 11, 2021 (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed on March 15, 2021).
5.1*	Opinion of Anthony L.G., PLLC.
10.1	Share Exchange Agreement dated August 11, 2020 by and between Tongji Healthcare Group, Inc., West of Hudson Group, Inc., Amir Ben- Yohanan, Chris Young, Simon Yu and Mr. Ben-Yohanan as the representative of the WOHG Shareholders. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2020).
10.2+	Independent Director Agreement by and between the Company and Gary Marenzi dated July 28, 2020 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 30, 2020).
10.3+	Director Agreement by and between the Company and Harris Tulchin dated August 5, 2020 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 11, 2020)
10.4	Lease Agreement dated August 3, 2020 for Not a Content House – Beverly Hills (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 11, 2020)

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10.5	Lease Agreement dated September 6, 2020 for Clubhouse Europe (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed November 12, 2020).
10.6	Exchange Agreement dated July 9, 2020 between the West of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young and Simon Yu (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed November 12, 2020).
10.7	Amended and Restated Share Exchange Agreement dated February 3, 2021 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed February 8, 2021).
10.8+	Consulting Agreement between the Company and Chris Young dated February 3, 2021 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed February 8, 2021).
10.9	Securities Purchase Agreement between the Company and Tiger Trout Capital Puerto Rico, LLC dated January 29, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 8, 2021).
10.10	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated January 25, 2021 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed February 8, 2021).
10.11	Securities Purchase Agreement between the Company and ProActive Capital SPV I, LLC dated January 20, 2021 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed February 8, 2021).
10.12	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated February 19, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 25, 2021).
10.13	Securities Purchase Agreement between the Company and Labrys Fund, LP dated March 11, 2021 (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed on March 15, 2021).
10.14	Joint Services Agreement dated as of July 12, 2021 by and among the registrant, FinTekk AP, LLC, and Rick Ware Racing, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 16, 2021).
10.15	Note Purchase Agreement between the Company and Rui Wu, entered into on August 27, 2021 with an effective date of August 26, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2021).
10.16	Common Stock Purchase Warrant between the Company and Rui Wu, issued on August 27, 2021 with an effective issue date of August 26, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2021).
10.17	Security Agreement between the Company and Rui Wu, entered into on August 27, 2021 with an effective date of August 26, 2021 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2021).
10.18	Note Purchase Agreement between the Company and Chris Etherington, entered into on August 27, 2021 with an effective date of August 26, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2021).
10.19	Common Stock Purchase Warrant between the Company and Chris Etherington, issued on August 27, 2021 with an effective issue date of August 26, 2021 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2021).
10.20	Security Agreement between the Company and Chris Etherington, entered into on August 27, 2021 with an effective date of August 26, 2021 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2021).
10.21	Equity Purchase Agreement Between the Company and Peak One Opportunity Fund, LP with effective date of November 2, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on November 4, 2021)
10.22	Registration Rights Agreement Between the Company and Peak One Opportunity Fund, LP with effective date of November 2, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on November 4, 2021)
10.23+	Executive Employment Agreement, dated October 7, 2021, by and between the registrant and Dmitry Kaplun. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on October 14, 2021)
10.24+	Restricted Stock Agreement, dated October 7, 2021, by and between the registrant and Dmitry Kaplun. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on October 14, 2021)

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10.25+	Independent Director Agreement, dated October 12, 2021, by and between the registrant and Massimiliano Musina. (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on October 14, 2021)
10.26+	Consulting Agreement, dated as of April 2, 2021, by and between the registrant and Andrew Omori (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 6, 2021).
10.27	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated April 1, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2021).
10.28	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated April 1, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2021).
10.29	Securities Purchase Agreement between the Company and Eagle Equities LLC dated April 13, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 15, 2021).
10.30+	Employment Agreement between the Company and Simon Yu, dated April 9, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 15, 2021).
10.31+	Employment Agreement between the Company and Harris Tulchin, dated April 9, 2021 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on April 15, 2021).
10.32+	Employment Agreement between the Company and Christian Young, dated April 11, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on April 15, 2021).
10.33+	Employment Agreement between the Company and Amir Ben-Yohanan, dated April 11, 2021 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on April 15, 2021).
10.34	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated April 29, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 5, 2021).
10.35	Lease Agreement dated March 4, 2021 for Society Las Vegas – Las Vegas (incorporated by reference to Exhibit 6.43 to Amendment No. 3 to the Company’s Offering Circular on Form 1-A/A (File No. 024-11447) filed with the Commission on May 28, 2021).
10.36+	Consulting Agreement, dated as of April 2, 2021, by and between the registrant and Andrew Omori (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 6, 2021).
10.37	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated April 1, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2021).
10.38	Securities Purchase Agreement between the Company and Eagle Equities LLC dated April 13, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 15, 2021).
10.39	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated June 3, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 9, 2021).
10.40+	Equity Plan of Tongji Healthcare Group now known as Clubhouse Media Group (incorporated by reference to Exhibit 10.10 of the Company Registration Statement on Form S-8 filed with the commission January 19, 2021).
10.41	Securities Purchase Agreement between the Company and Sixth Street Lending LLC dated November 18, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).
10.42	Convertible Promissory Note issued by the Company to Sixth Street Lending LLC dated November 18, 2021. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2021).

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10.43	Securities Purchase Agreement, dated December 9, 2021 by and between the registrant and Sixth Street Lending LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2021).
10.44	Convertible Promissory Note, dated December 9, 2021, issued by the registrant to Sixth Street Lending LLC. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2021).
10.45	Securities Purchase Agreement, dated January 10, 2022 and entered into on January 13, 2022, by and between the registrant and Fast Capital, LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 14, 2022).
10.46	10% Convertible Promissory Note, dated January 10, 2022 and executed on January 13, 2022, issued by the registrant to Fast Capital, LLC. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on January 14, 2022).
10.47	Securities Purchase Agreement, dated January 12, 2022, by and between the registrant and Sixth Street Lending LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 18, 2022).
10.48	Convertible Promissory Note, dated January 12, 2022, issued by the registrant to Sixth Street Lending LLC. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on January 18, 2022).
10.49	Amendment No. 1 to Convertible Promissory Note, entered into on January 28, 2022, and dated as of January 25, 2022. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2022).
10.50	Amendment No. 1 to Convertible Promissory Note, entered into on February 8, 2022, and dated as of February 4, 2022. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on February 11, 2022).
10.51	Securities Purchase Agreement, dated February 16, 2022, by and between the registrant and ONE44 Capital LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on February 23, 2022).
10.52	Convertible Promissory Note, dated February 16, 2022, issued by the registrant to ONE44 Capital LLC. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on February 23, 2022).
10.53	Securities Purchase Agreement, March 3, 2022, by and between the registrant and Coventry Enterprises LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on March 9, 2022).
10.54	10% Promissory Note, dated March 3, 2022, issued by the registrant to Coventry Enterprises LLC. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on March 9, 2022).
10.55	Amendment No. 2 to Promissory Note, dated as of March 8, 2022, by and between the registrant and Labrys Fund, LP. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on March 11, 2022).
10.56+	Employment Agreement, dated as of April 1, 2022 and effective April 11, 2022, between the Company and Amir Ben-Yohanan, dated April 11, 2021. incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2022).
10.57+	Clubhouse Media Group, Inc. 2022 Equity Incentive Plan. (incorporated by reference to Exhibit 10.1 of the Company Current Report on Form 8-K filed with the Commission on April 19, 2022).
10.58	Securities Purchase Agreement, dated May 20, 2022, by and between the registrant and ONE44 Capital LLC. (incorporated by reference to Exhibit 10.1 of the Company Current Report on Form 8-K filed with the Commission on May 25, 2022).
10.59	Convertible Promissory Note, dated May 20, 2022, issued by the registrant to ONE44 Capital LLC. (incorporated by reference to Exhibit 10.2 of the Company Current Report on Form 8-K filed with the Commission on May 25, 2022).
10.60	Termination and Release Agreement, dated as of May 27, 2022, by and between the registrant and Dmitry Kaplun. (incorporated by reference to Exhibit 10.1 of the Company Current Report on Form 8-K filed with the Commission on May 27, 2022).
10.61	Redemption Agreement, dated as of May 27, 2022, by and between the registrant and Dmitry Kaplun (incorporated by reference to Exhibit 10.2 of the Company Current Report on Form 8-K filed with the Commission on May 27, 2022).
21.1	List of Subsidiaries.(incorporated by reference to Exhibit 21.1 of the Company’s Registration Statement on Form S-1 filed with the Commission on May 20, 2022).
23.1*	Consent of Fruci & Associates II, PLLC, Independent Registered Public Accounting Firm.
23.2*	Consent of Anthony L.G., PLLC (included on Exhibit 5.1)
24.1	Power of attorney (included on the signature page of the Company’s Registration Statement on Form S-1 filed with the Commission on May 20, 2022).
107	Filing Fee Table (incorporated by reference to Exhibit 107 of the Company’s Registration Statement on Form S-1 filed with the Commission on May 20, 2022).

*	Filed herewith

+	Includes management contracts and compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on May 31, 2022.

CLUBHOUSE MEDIA GROUP, INC.

By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 1 Registration Statement on Form S-1 has been signed by the following persons in the capacities held on May 31, 2022.

Name	Position	Date

/s/ Amir Ben-Yohanan	Chief Executive Officer, President and Director	May 31, 2022
Amir Ben-Yohanan	(Principal Executive Officer)

/s/ Scott Hoey	Chief Financial Officer	May 31, 2022
Scott Hoey	(Principal Financial and Accounting Officer)

*	Chief Business Affairs, Chief Legal Officer and Director	May 31, 2022
Harris Tulchin

*	Director	May 31, 2022
Massimiliano Musina

*By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Attorney-in-fact

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